Exhibit 10.1

EXECUTION VERSION

US$ 970,000,000

TERM LOAN CREDIT AGREEMENT

dated

as of January 2, 2018

by and among

BEACON ROOFING SUPPLY, INC., as the Borrower,

the LENDERS referred to herein,

CITIBANK, N.A.,

as Administrative Agent and Collateral Agent,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Syndication Agent,

CITIGROUP GLOBAL MARKETS INC.,

WELLS FARGO SECURITIES, LLC,

J.P. MORGAN SECURITIES LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

SUNTRUST ROBINSON HUMPHREY, INC.,

each as a Joint Lead Arranger and Joint Bookrunner

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS
SECTION 1.1.	Definitions	1
SECTION 1.2.	Other Definitions and Provisions	42
SECTION 1.3.	Accounting Terms	42
SECTION 1.4.	UCC Terms	42
SECTION 1.5.	Rounding	43
SECTION 1.6.	References to Agreement and Laws	43
SECTION 1.7.	Times of Day	43
SECTION 1.8.	[Reserved]	43
SECTION 1.9.	Guaranty Obligations	43
SECTION 1.10.	Alternative Currency Matters	43
SECTION 1.11.	Pro Forma Calculations	44

ARTICLE II

[RESERVED]

ARTICLE III

[RESERVED]

ARTICLE IV

[RESERVED]

ARTICLE V

TERM LOAN FACILITY

SECTION 5.1.	Initial Term Loan	45
SECTION 5.2.	Procedure for Advance of Term Loan	46
SECTION 5.3.	Repayment of Term Loans	46
SECTION 5.4.	Prepayments of Term Loans	47
SECTION 5.5.	Specified Refinancing Debt	51

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TABLE OF CONTENTS

		Page
SECTION 13.18.	Term of Agreement	138
SECTION 13.19.	USA PATRIOT Act	138
SECTION 13.20.	Independent Effect of Covenants	138
SECTION 13.21.	Inconsistencies with Other Documents	138
SECTION 13.22.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	139

EXHIBITS

Exhibit A	-	Form of Term Loan Note

Exhibit B	-	Form of Notice of Borrowing

Exhibit C	-	[Reserved]

Exhibit D	-	Form of Notice of Prepayment

Exhibit E	-	Form of Notice of Conversion/Continuation

Exhibit F	-	Form of Officer’s Compliance Certificate

Exhibit G	-	Form of Assignment and Assumption

Exhibit H-1	-	Form of Tax Compliance Certificate (Non-Partnership Foreign Lenders)

Exhibit H-2	-	Form of Tax Compliance Certificate (Non-Partnership Foreign Participants)

Exhibit H-3	-	Form of Tax Compliance Certificate (Foreign Participant Partnerships)

Exhibit H-4	-	Form of Tax Compliance Certificate (Foreign Lender Partnerships)

Exhibit I	-	Form of Solvency Certificate

Exhibit J	-	Form of Intercreditor Agreement

SCHEDULES

Schedule 7.3(a)(i)		Certain Owned Real Property

Schedule 7.3(e)	-	Post-Closing Obligations

Schedule 8.1	-	Jurisdictions of Organization and Qualification

Schedule 8.2	-	Subsidiaries and Capitalization

Schedule 8.6	-	Audit Matters

Schedule 8.9	-	ERISA Plans

Schedule 8.12	-	Labor and Collective Bargaining Agreements

Schedule 8.17	-	Real Property

Schedule 10.1	-	Existing Indebtedness

Schedule 10.2	-	Existing Liens

Schedule 10.3	-	Existing Loans, Advances and Investments

Schedule 10.7	-	Transactions with Affiliates

TERM LOAN CREDIT AGREEMENT, dated as of January 2, 2018, by and among BEACON ROOFING SUPPLY, INC., a Delaware corporation, as the Borrower, the lenders who are party to this Agreement and the lenders who may become a party to this Agreement pursuant to the terms hereof, as Lenders, and CITIBANK, N.A., as Administrative Agent for the Lenders.

Statement of Purpose

The Borrower has requested, and subject to the terms and conditions set forth in this Agreement, the Lenders have agreed to extend, credit in the form of Initial Term Loans to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

“2015 Senior Notes” means the 6.375% Senior Notes due 2023 issued by the Borrower on October 1, 2015, in an aggregate outstanding principal amount of $300,000,000 as of the Closing Date.

“2017 Senior Notes” means the 4.875% Senior Notes due 2025 issued by Beacon Escrow Corporation on October 25, 2017 and assumed by the Borrower on the Closing Date, in an aggregate original principal amount of $1,300,000,000.

“ABL Agent” means, as the context may require, Wells Fargo Bank, National Association, in its capacity as agent or collateral agent under the ABL Facility Documentation, such agents collectively or any permitted successor or assignee agent or collateral agent under the ABL Facility Documentation.

“ABL Agreement” means that certain Amended and Restated Credit Agreement dated as of the Closing Date, among the Borrower, the other subsidiaries of the Borrower party thereto, the lenders party thereto and the ABL Agent, as the same may be amended, restated, amended and restated, modified, supplemented, extended, renewed, restructured, refunded, replaced or refinanced from time to time in one or more agreements (in each case in the form of an asset-based credit and letter of credit facility and with the same or new lenders or agents and not in violation of any of the terms of the Intercreditor Agreement).

“ABL Facility Documentation” means the ABL Agreement and all security agreements, guarantees, pledge agreements and other agreements or instruments executed in connection therewith and including all “Loan Documents” (as defined in the ABL Agreement) or similar term, each as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“ABL Facility” means the asset-based revolving credit facility made available to the Borrower and certain of its subsidiaries pursuant to the ABL Agreement.

“ABL Priority Collateral” has the meaning assigned thereto in the Intercreditor Agreement.

“Administrative Agent” means Citi, in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 12.6.

“Administrative Agent’s Office” means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 13.1(c).

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning assigned thereto in Section 13.1(e)(ii).

“Agreement” means this Term Loan Credit Agreement.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Money Laundering Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to money laundering.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and binding orders of arbitrators.

“Applicable Margin” means, with respect to the Initial Term Loans, a percentage per annum equal to (A) in the case of the Initial Term Loans maintained as Base Rate Loans, 1.25%, and (B) in the case of Initial Term Loans maintained as LIBOR Loans, 2.25%.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means (a) Citigroup Global Markets Inc., (b) Wells Fargo Securities, LLC, (c) J.P. Morgan Securities LLC, (d) Merrill Lynch, Pierce, Fenner & Smith Incorporated and (e) Suntrust Robinson Humphrey, Inc., in their respective capacities as joint lead arrangers and joint bookrunners.

“Asset Disposition” means the disposition of any or all of the assets (including, without limitation, any Capital Stock owned thereby) of any Credit Party or any Restricted Subsidiary thereof whether by sale, lease, transfer or otherwise, and any issuance of Capital Stock by any Restricted Subsidiary of the Borrower to any Person that is not a Credit Party or any Restricted Subsidiary thereof. The term “Asset Disposition” shall not include (a) the sale of inventory in the ordinary course of business, (b) the transfer of assets to the Borrower or any Restricted Subsidiary thereof pursuant to any other transaction permitted pursuant to Section 10.4, (c) the write-off, discount, sale or other disposition of defaulted or past-due receivables and similar obligations in the ordinary course of business and not undertaken as part of an accounts receivable financing transaction, (d) the disposition of any Hedge Agreement, (e) dispositions of Investments in cash and Cash Equivalents, (f) the payment in cash of obligations and liabilities and (g) (i) the transfer by any Credit Party of any of its assets to any other Credit Party, (ii) the transfer by any Non-Credit Party of any of its assets to any Credit Party (provided that in connection with any such transfer, such Credit Party shall not pay more than an amount equal to the fair market value of such assets as determined in good faith at the time of such transfer) and (iii) the transfer by any Non-Credit Party of any of its assets to any other Non-Credit Party.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 13.10), and accepted by the Administrative Agent, in substantially the form attached as Exhibit G or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date of determination, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Available Amount” means, as of any time of determination (any such time, the applicable “Reference Time”), an amount equal to, without duplication:

(x) the sum of:

(i) $50,000,000; plus

(ii) 50% of Consolidated Net Income accrued during the period (treated as one accounting period) beginning on January 1, 2018 to the end of the most recent fiscal quarter ending prior to the Reference Time for which consolidated financial statements of the Borrower are available; plus

(iii) the Net Cash Proceeds received by the Borrower (other than from any Subsidiary of the Borrower) from any issuance of Qualified Capital Stock of the Borrower after the Closing Date and prior to the Reference Time; plus

(iv) the Net Cash Proceeds received by the Borrower or a Restricted Subsidiary (other than from the Borrower or any Subsidiary of the Borrower) from any Debt Issuance of the Borrower or a Restricted Subsidiary that has been incurred or issued after the Closing Date and prior to the Reference Time and subsequently exchanged or converted into Qualified Capital Stock of the Borrower; plus

(v) any Declined Amounts; plus

(vi) the aggregate amount of cash and Cash Equivalents received by the Borrower or a Restricted Subsidiary from any sale of any Investment (other than to the Borrower or a Subsidiary of the Borrower) and cash and Cash Equivalents received by the Borrower or a Restricted Subsidiary from dividends, distributions, interest payments, returns of capital or repayments of Investments, in each case (A) solely with respect to Investments made in a Person that is not the Borrower or a Restricted Subsidiary using the Available Amount and (B) to the extent (1) not already included in Consolidated Net Income and (2) not in excess of the original Investment made using the Available Amount; plus

(vii) in the event that the Borrower redesignates any Unrestricted Subsidiary as a Restricted Subsidiary after the Closing Date (which, for purposes hereof, shall be deemed to also include (A) the merger, consolidation, liquidation or similar amalgamation of any Unrestricted Subsidiary into the Borrower or any Restricted Subsidiary, so long as the Borrower or such Restricted Subsidiary is the surviving Person, and (B) the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Borrower or any Restricted Subsidiary), the fair market value of the net Investment of the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation; plus

(viii) the Pre-Closing Accumulated Amount;

minus:

(y) the sum of: (i) Investments made pursuant to Section 10.3(n), (ii) Restricted Payments made pursuant to Section 10.6(f) and (iii) payments, prepayments, redemptions and acquisitions on or of any unsecured or payment subordinated Indebtedness made pursuant to Section 10.9(b)(i), in each case to the extent utilizing the Available Amount.

“Bail-In Action” means, as to any EEA Financial Institution, the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of such EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50%, (c) except during any period of time during which a notice delivered to the Borrower under Section 6.8 shall remain in effect, LIBOR for such day plus 1.00% and (d) solely with respect to Initial Term Loans, 1.00%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or LIBOR.

“Base Rate Loan” means any Term Loan bearing interest at a rate based upon the Base Rate as provided in Section 6.1(a).

“Borrower” means Beacon Roofing Supply, Inc., a Delaware corporation.

“Business Day” means:

(a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York, are open for the conduct of their commercial banking business; and

(b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Asset” means, with respect to the Borrower and its Restricted Subsidiaries, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of the Borrower and its Restricted Subsidiaries.

“Capital Expenditures” means, with respect to the Borrower and its Restricted Subsidiaries for any period, the aggregate cost of all Capital Assets acquired by the Borrower and its Restricted Subsidiaries during such period, as determined in accordance with GAAP, excluding (a) interest capitalized during construction and (b) any expenditure to the extent, for purpose of the definition of Permitted Acquisition, such expenditure is part of the Permitted Acquisition Consideration for any Permitted Acquisition consummated during or prior to such period, net of any Net Cash Proceeds received from (i) any disposition of Capital Assets (to the extent permitted hereunder) that have actually been reinvested during such period in other Capital Assets or (ii) any Insurance and Condemnation Event that have actually been reinvested during such period in other Capital Assets; provided that Capital Expenditures shall not be less than zero.

“Capital Lease” means any lease of any property by the Borrower or any of its Restricted Subsidiaries, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrower and its Restricted Subsidiaries. Notwithstanding the foregoing and Section 13.9, any obligations of a Person under a lease (whether existing now or entered into in the future) that is not (or would not be) a Capital Lease under GAAP as in effect on the Closing Date, shall not be treated as a Capital Lease solely as a result of the adoption of changes in GAAP.

“Capital Stock” means (a) in the case of a corporation, capital stock (including preferred stock), (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock (including preferred stock), (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) any and all warrants, rights or options to purchase any of the foregoing.

“Captive Insurance Subsidiary” means any Subsidiary of the Borrower that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash-Netting Provision” means clause (b) of the definition of Consolidated Total Indebtedness.

“Cash Equivalents” means, collectively, (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such province, territory or state or any public instrumentality thereof, in each case having, as applicable, (i) a long-term rating of at least “AAA”, “AA+”, “AA” or “AA-” from S&P or at least “Aaa”, “Aa1”, “Aa2”, or “Aa3” from Moody’s, (ii) a short-term rating of at least “A-1” from S&P or at least “P-1” from Moody’s or (iii) a municipal bond rating of at least “SP-1” from S&P or at least “MIG 1” or “VMIG 1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 and (e) shares of any United States money market fund that (i) complies with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided that the maturities of all obligations specified in any of clauses (a), (b), (c) and (d) above shall not exceed 365 days.

“Cash Management Agreement” means any agreement to provide cash management service, including treasury, depository, overdraft, credit or debit card (including non-card electronic payables), electronic funds transfer and other cash management arrangements.

“Change in Control” means an event or series of events by which:

(a) (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Capital Stock that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than thirty-five percent (35%) of the Capital Stock of the Borrower entitled to vote in the election of members of the board of directors (or equivalent governing body) of the Borrower or (ii) a majority of the members of the board of directors (or other equivalent governing body) of the Borrower shall not constitute Continuing Directors; or

(b) there shall have occurred under any indenture or other instrument evidencing any Indebtedness or Capital Stock in excess of the Threshold Amount any “change in control” or similar provision (as set forth in the indenture, agreement or other evidence of such Indebtedness or Capital Stock) obligating the Borrower or any of its Restricted Subsidiaries to repurchase, redeem or repay all or any part of the Indebtedness or Capital Stock provided for therein.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Citi” means Citibank, N.A.

“Class” means, with respect to any Initial Term Loan, such Initial Term Loan and the other Initial Term Loans made on the Closing Date, and with respect to any Term Loan issued as an Incremental Term Loan, such Incremental Term Loan and the other Incremental Term Loans issued under the same Incremental Term Facility.

“Closing Date” means the date of this Agreement.

“Closing Date Acquisition” means the acquisition by the Borrower or one of its Wholly-Owned Subsidiaries of all of the outstanding Capital Stock of the Target Company.

“Closing Date Acquisition Agreement” means the Stock Purchase Agreement, dated as of August 24, 2017 (as amended from time to time in a manner that is not material and adverse to the Arrangers or the Lenders) by and among the Borrower, Oldcastle, Inc., a Delaware corporation, and Oldcastle Distribution, Inc., a Delaware corporation, including all schedules, exhibits and annexes thereto.

“Closing Date Acquisition Agreement Material Adverse Effect” means any effect, state of facts, development, event, change, occurrence or circumstance that (x) has had, or is reasonably likely to have, individually or in the aggregate, a material adverse effect upon the financial condition, business, or results of operations of the Group Companies, taken as a whole; provided, however, that any adverse effect, state of facts, development, event, change, occurrence or circumstance arising from or related to (i) conditions generally affecting the economy, credit or financial or capital markets in the United States or elsewhere in the world, including any changes in interest or exchange rates, (ii) any national or international political or social conditions, including acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism, (iii) changes in GAAP, (iv) changes in any laws, rules, regulations, orders, or other binding directives issued by any Governmental Entity, (v) any change that is generally applicable to the industries or markets in which the Group Companies operate, (vi) the public announcement of the transactions contemplated by the Closing Date Acquisition Agreement, (vii) any failure by Seller to meet any projections, forecasts or revenue or earnings predictions (provided that, unless subject to another exclusion set forth in this definition, the underlying cause of any such change may be taken into account in determining whether there has been a Closing Date Acquisition Agreement Material Adverse Effect), (viii) any action required or contemplated by the Closing Date Acquisition Agreement and/or the Ancillary Documents, including the completion of the transactions contemplated thereby, (ix) any action taken by Seller or any of the Group Companies at Borrower’s written request, or (x) any change resulting from the consummation of the transactions contemplated by the Closing Date Acquisition Agreement or the Ancillary Documents, including any such change relating to the identity of, or facts and circumstances relating to, Seller and including any actions taken by the Group Companies’ customers, suppliers or personnel, shall not be taken into account in determining whether a “Closing Date Acquisition Agreement Material Adverse Effect” has occurred; provided, however, that any change or effect referred to in clauses (i), (ii), (iii), (iv) and (v) immediately above may be taken into account in determining whether a Closing Date Acquisition Agreement Material Adverse Effect has occurred to the extent that such change or effect has a materially disproportionate effect on the Group Companies relative to other companies in the industries or markets in which the Group Companies operate or (y) would reasonably be expected to prevent the consummation of the transactions contemplated by the Closing Date Acquisition Agreement. Capitalized terms used in this definition and defined in the Closing Date Acquisition Agreement shall have the meanings ascribed to such terms in the Closing Date Acquisition Agreement, as in effect on August 24, 2017.

“Closing Date Acquisition Agreement Representations” means the representations made by or on behalf of the Target Company in the Closing Date Acquisition Agreement as are material to the interests of the Lenders (in their capacities as such), but only to the extent that the Borrower or any of its Affiliates have the right to terminate its (or their) obligations (or to refuse to consummate the Closing Date Acquisition) under the Closing Date Acquisition Agreement as a result of a breach of any of such representations and warranties in the Closing Date Acquisition Agreement.

“Closing Date Acquisition Common Equity Financing” means the issuance and sale by the Borrower of Common Shares on or prior to the Closing Date.

“Closing Date Acquisition Equity Financing” means, collectively, the Closing Date Acquisition Common Equity Financing and the Closing Date Acquisition Preferred Equity Financing.

“Closing Date Acquisition Investment Agreement” means the Investment Agreement, dated as of August 24, 2017 by and among the Borrower, CD&R Boulder Holdings, L.P. and Clayton, Dubilier & Rice Fund IX, L.P., including all schedules, exhibits and annexes thereto.

“Closing Date Acquisition Preferred Equity Financing” means the issuance and sale by the Borrower of the Series A Preferred Shares in a private placement on or prior to the Closing Date to CD&R Boulder Holdings, L.P. yielding gross proceeds of approximately $400,000,000.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral” means the collateral security for the Secured Obligations pledged or granted pursuant to the Security Documents.

“Collateral Agreement” means the collateral agreement of even date herewith executed by the Credit Parties in favor of the Administrative Agent, for the benefit of the Secured Parties.

“Commitments” means, collectively, as to all Lenders, the Term Loan Commitments of such Lenders.

“Common Shares” means common shares of the Borrower, par value $0.01 per share.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP. The term “Consolidation” has a correlative meaning.

“Consolidated EBITDA” means, for any period, the following determined on a Consolidated basis, without duplication, for the Borrower and its Restricted Subsidiaries in accordance with GAAP: (a) Consolidated Net Income for such period, plus (b) the sum of the following, without duplication, to the extent (except with respect to clauses (b)(xii) and (xiii) below) deducted in determining Consolidated Net Income for such period: (i) provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital (including penalties and interest, if any); (ii) Consolidated Interest Expense; (iii) depreciation; (iv) amortization (including amortization of goodwill and intangibles and amortization and write-off of financing costs); (v) any non-cash charge, write-down, expense or loss; (vi) any expenses or charges related to any Asset Disposition, Equity Issuance, Indebtedness or Investment, in each case permitted by this Agreement (whether or not consummated or incurred, and including any offering or sale of Capital Stock to the extent the proceeds thereof were intended to be contributed to the equity capital of the Borrower or its Restricted Subsidiaries); (vii) the amount of any loss attributable to non-controlling interests; (viii) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness or any Hedge Agreement or other derivative instruments; (ix) payments by (or allocations to) the Target Company for shared services, corporate overhead and related expenses, in each case paid to (or allocated by) any of CRH plc and its Affiliates on or prior to the Closing Date; (x) the amount of any restructuring charge or reserve or non-recurring integration charges or reserves (including severance costs, costs associated with office, facility and branch openings, closings and consolidations (in the case of openings, incurred in connection with acquisitions and Investments) and relocation costs); (xi) any costs or expenses incurred by the Borrower or any Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Capital Stock of the Borrower (other than Disqualified Capital Stock); (xii) proceeds from business interruption insurance (to the extent such proceeds are not reflected as revenue or income in computing Consolidated Net Income and only to the extent the losses or other reduction of net income to which such proceeds are attributable are not otherwise added back in computing Consolidated Net Income); and (xiii) the amount of “run-rate” cost savings projected by the Borrower in good faith to be realized as the result of (I) the Transactions or (II) actions taken or to be taken on or prior to the date that is 24 months after the consummation of any operational change, and in each case prior to or during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period; it being understood that “run-rate” means the full recurring benefit for a period that is associated with any action taken or committed to be taken), net of the amount of actual benefits realized during such period from such actions; provided that (A) a duly completed certificate signed by a Responsible Officer of the Borrower shall be delivered to the Administrative Agent together with the Officer’s Compliance Certificate required to be delivered pursuant to Section 9.2(a), certifying that such cost savings are reasonably anticipated to be realized as a result of the Transactions or within 24 months after the consummation of any operational change, as applicable, and are factually supportable as determined in good faith by the Borrower, and (B) no cost savings shall be added pursuant to this clause (xiii) to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income, whether through a pro forma adjustment or otherwise, for such period and (C) projected amounts (not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to subclause (II) of this clause (xiii) to the extent occurring more than eight full fiscal quarters after the specified action taken in order to realize such projected cost savings. For purposes of this Agreement, Consolidated EBITDA shall be calculated in accordance with Section 1.11, as applicable.

“Consolidated Interest Expense” means, for any period, (i) the total interest expense of the Borrower and its Restricted Subsidiaries to the extent deducted in calculating Consolidated Net Income, net of any interest income of the Borrower and its Restricted Subsidiaries, including any such interest expense consisting of (A) interest expense attributable to Capital Leases, (B) amortization of debt discount, (C) interest in respect of Indebtedness of any other Person that has been guaranteed by the Borrower or any Restricted Subsidiary, but only to the extent that such interest is actually paid by the Borrower or any Restricted Subsidiary, (D) non-cash interest expense, (E) the interest portion of any deferred payment obligation and (F) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, plus (ii) preferred stock dividends paid in cash in respect of Disqualified Capital Stock of the Borrower held by Persons other than the Borrower or a Restricted Subsidiary, and minus (iii) to the extent otherwise included in such interest expense referred to in clause (i) above, amortization or write-off of financing costs, in each case under clauses (i) through (iii) above as determined on a Consolidated basis in accordance with GAAP; provided that gross interest expense shall be determined after giving effect to any net payments made or received by the Borrower and its Restricted Subsidiaries with respect to any interest rate protection agreement, future agreement, option agreement, swap agreement, cap agreement, collar agreement, hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements).

“Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower and its Restricted Subsidiaries for such period, determined on a Consolidated basis, without duplication, in accordance with GAAP and before any reduction in respect of preferred stock dividends; provided, that in calculating Consolidated Net Income of the Borrower and its Restricted Subsidiaries for any period, there shall be excluded (a) any net income (loss) of any Person if such Person is not the

Borrower or a Restricted Subsidiary, except that (i) the Borrower’s or any Restricted Subsidiary’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Borrower or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b) below) and (ii) the Borrower’s or any Restricted Subsidiary’s equity in the net loss of such Person shall be included to the extent of the aggregate Investment of the Borrower or any of its Restricted Subsidiaries in such Person; (b) solely for purposes of Sections 10.3(n), 10.6(f) and 10.9(b)(i), any net income (loss) of any Restricted Subsidiary that is not a Subsidiary Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to the Borrower by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to this Agreement and (z) restrictions in effect on the Closing Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the Administrative Agent and the Lenders hereunder than such restrictions in effect on the Closing Date as determined by the Borrower in good faith), except that (i) the Borrower’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that could have been made by such Restricted Subsidiary during such period to the Borrower or another Restricted Subsidiary (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause (b)) and (ii) the net loss of such Restricted Subsidiary shall be included to the extent of the aggregate Investment of the Borrower or any of its other Restricted Subsidiaries in such Restricted Subsidiary; (c) (x) any gain or loss realized upon the sale, abandonment or other disposition of any asset of the Borrower or any Restricted Subsidiary (including pursuant to any sale/leaseback transaction) that is not sold, abandoned or otherwise disposed of in the ordinary course of business (as determined in good faith by the board of directors of the Borrower) and (y) any gain or loss realized upon the disposal, abandonment or discontinuation of operations of the Borrower or any Restricted Subsidiary, and any income (loss) from disposed, abandoned or discontinued operations, including in each case any closure of any branch; (d) (x) any extraordinary, unusual or nonrecurring gain, loss or charge and (y) any fees, expenses and charges associated with the Transactions and any other acquisition, disposition, merger or consolidation; (e) the cumulative effect of a change in accounting principles or a change as a result of the adoption or modification of accounting policies; (f) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness or Hedge Agreements or other derivative instruments; (g) any unrealized gains or losses in respect of Hedge Agreements; (h) any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person; (i) any non-cash compensation charge arising from any grant of stock, stock options or other equity-

based awards, or any vesting or acceleration thereof; (j) to the extent otherwise included in Consolidated Net Income, any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Borrower or any Restricted Subsidiary owing to the Borrower or any Restricted Subsidiary; (k) any non-cash charge, expense or other impact attributable to application of the purchase or recapitalization method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase or recapitalization accounting adjustments); (l) expenses related to the conversion or modification of various employee benefit programs, and non-cash compensation related expenses; (m) any fees, expenses, charges, premiums or other payments, or any amortization thereof, in connection with the incurrence of Indebtedness (including such fees, expenses or charges related to the offering and issuance of debt securities, the syndication and incurrence of any Term Loan Facility or the ABL Facility), Equity Issuances, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Existing Senior Notes and other securities and any Term Loan Facility or the ABL Facility) and including, in each case, any such transaction consummated on or prior to the Closing Date and any such transaction undertaken but not completed, and any charges or non-recurring costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated; (n) any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period); and (o) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities and investments recorded using the equity method or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP.

In the case of any unusual or nonrecurring gain, loss or charge not included in Consolidated Net Income pursuant to clause (d)(x) above in any determination thereof, the Borrower will deliver a duly completed certificate signed by a Responsible Officer to the Administrative Agent promptly after the date on which Consolidated Net Income is so determined, setting forth the nature and amount of such unusual or nonrecurring gain, loss or charge.

“Consolidated Secured Indebtedness” means, with respect to the Borrower and its Restricted Subsidiaries as of any date of determination on a Consolidated basis without duplication, Consolidated Senior Indebtedness that is secured by a Lien on any asset or property of the Borrower or any Restricted Subsidiary.

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Secured Indebtedness on such date to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters of the Borrower ending on or immediately prior to such date.

“Consolidated Senior Indebtedness” means, with respect to the Borrower and its Restricted Subsidiaries as of any date of determination on a Consolidated basis without duplication, the sum of (a) all Consolidated Total Indebtedness of the Borrower and its Restricted Subsidiaries minus (b) all Subordinated Indebtedness of the Borrower and its Restricted Subsidiaries.

“Consolidated Total Assets” means, as of any date of determination, all assets of the Borrower and its Restricted Subsidiaries that would, in accordance with GAAP, be classified as assets on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries.

“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to (a) the aggregate principal amount of outstanding Indebtedness of the Borrower and its Restricted Subsidiaries as of such date consisting of (without duplication): Indebtedness for borrowed money (including purchase money indebtedness and unreimbursed outstanding drawn amounts under letters of credit); obligations in respect of Capital Leases; debt obligations evidenced by bonds, debentures, notes or similar instruments; and Disqualified Capital Stock of the Borrower and its Restricted Subsidiaries, in each case determined on a Consolidated basis in accordance with GAAP (excluding, for the avoidance of doubt, items eliminated in Consolidation and obligations under Hedge Agreements) minus (b) any unrestricted cash and Cash Equivalents and any cash and Cash Equivalents restricted in favor of the Secured Parties, in each case in this clause (b) held by the Borrower or any of its Restricted Subsidiaries as of the end of the most recent fiscal quarter ending prior to the date of determination for which consolidated financial statements of the Borrower are available.

“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness on such date to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters of the Borrower ending on or immediately prior to such date.

“Continuing Directors” means (a) the directors of the Borrower on the Closing Date (after giving effect to the Transactions) and (b) each other director of the Borrower, if either (i) such other director’s nomination for the election to the board of directors (or equivalent governing body) of the Borrower is recommended by or (ii) such other director’s election to the board of directors (or equivalent governing body) of the Borrower is approved for purposes of this Agreement by, in either case, at least fifty-one percent (51%) of the then Continuing Directors.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Parties” means, collectively, the Borrower and the Subsidiary Guarantors.

“Credit Party Materials” has the meaning assigned thereto in Section 9.2(e).

“Current Assets” means, at any time, the Consolidated current assets (other than cash and Cash Equivalents) of the Borrower and its Consolidated Restricted Subsidiaries at such time, but excluding the current portion of deferred tax assets.

“Current Liabilities” means, at any time, the Consolidated current liabilities of the Borrower and its Consolidated Restricted Subsidiaries at such time, but excluding, without duplication, (a) the current portion of any long-term Indebtedness, (b) outstanding Indebtedness under revolving or asset-based credit facilities and outstanding letters of credit, (c) the current portion of interest and (d) the current portion of current and deferred income taxes.

“Debt Issuance” means the issuance or incurrence of any Indebtedness for borrowed money by any Credit Party or any of its Restricted Subsidiaries.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Declined Amount” has the meaning assigned thereto in Section 5.4(c)(vii).

“Default” means any of the events specified in Section 11.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

“Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Term Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Capital Stock) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Term Loans and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provides for the scheduled payment of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is ninety-one (91) days after the Term Loan Maturity Date; provided, that (x) if such Capital Stock is issued pursuant to a plan for the benefit of the Borrower or its Restricted Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Borrower or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations and (y) the Series A Preferred Shares shall not constitute Disqualified Capital Stock.

“Disqualified Institutions” means those Persons that are competitors of the Borrower and its Subsidiaries that are identified in writing by the Borrower to the Administrative Agent (and any such competitors’ Affiliates that are either identified in writing by the Borrower to the Administrative Agent or that are clearly identifiable as an Affiliate of any such competitor based on such Affiliate’s name (in each case other than Affiliates that are bona fide debt funds or fixed income investors that are engaged in making or purchasing commercial loans in the ordinary course of business)) in each case as being excluded from the definition of “Eligible Assignee” hereunder. The identification of any Person as a Disqualified Institution after the date hereof shall be effective only as of the time of such identification and any such identification shall have no retroactive effect of any kind, including to disqualify any Person that theretofore shall have become a Lender. Notwithstanding the foregoing, each Credit Party and the Lenders acknowledge and agree that the Administrative Agent will not have any responsibility or obligation of any kind to determine whether any Lender or potential Lender is a Disqualified Institution and the Administrative Agent will have no liability with respect to any assignment made to a Disqualified Institution. The Borrower shall confirm, upon the written request of the Administrative Agent or any Lender, whether a particular Person is a Disqualified Institution.

“Dollar Amount” has the meaning assigned thereto in Section 1.10(b).

“Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States.

“ECF Period” means (a) in respect of the Fiscal Year ending on or about September 30, 2018, the period of two (2) consecutive fiscal quarters of the Borrower ending on or about September 30, 2018 and (b) in respect of any subsequent Fiscal Year, the four (4) consecutive fiscal quarter period represented by such Fiscal Year.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person (other than a Disqualified Institution) that meets the requirements to be an assignee under Section 13.10(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 13.10(b)(iii)).

“Employee Benefit Plan” means (a) any employee benefit plan within the meaning of Section 3(3) of ERISA that is subject to ERISA and maintained for employees of any Credit Party or any Restricted Subsidiary thereof (but not including any Multiemployer Plan) or (b) any Pension Plan that has at any time within the preceding seven (7) years been maintained, funded or administered for the employees of any Credit Party or any current or former Restricted Subsidiary thereof to which any Credit Party has any current or contingent liability (including any contingent liability on account of an ERISA Affiliate).

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, written accusations or allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third-party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims for enforcement by Governmental Authorities, alleged injury or threat of injury to human health or the environment, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials.

“Environmental Laws” means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, standards and regulations, permits, licenses, approvals, binding interpretations and orders of courts or Governmental Authorities, relating to occupational health and safety, or to the protection of human health (in respect of exposure to Hazardous Materials) or the environment, in each case including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of or exposure to Hazardous Materials.

“Equity Issuance” means (a) any issuance by the Borrower of shares of its Capital Stock to any Person that is not a Credit Party or any Restricted Subsidiary thereof (including, without limitation, in connection with the exercise of options or warrants or the conversion of any debt securities to equity) and (b) any capital contribution from any Person that is not a Credit Party into any Credit Party or any Restricted Subsidiary thereof. The term “Equity Issuance” shall not include (A) any Asset Disposition or (B) any Debt Issuance.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder.

“ERISA Affiliate” means any Person who together with any Credit Party or any of its Restricted Subsidiaries is treated as a single employer within the meaning of Section 414(b) or (c) of the Code or Section 4001(b) of ERISA or, for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar Reserve Percentage” means, for any day, the percentage (expressed as a decimal) which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining reserve requirements (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Event of Default” means any of the events specified in Section 11.1; provided that any requirement specified therein for passage of time, giving of notice, or any other condition, has been satisfied.

“Excess Cash Flow” means, for any ECF Period of the Borrower, the excess of (a) the sum, without duplication, of (i) Consolidated EBITDA for such ECF Period and (ii) reductions to noncash working capital of the Borrower and its Restricted Subsidiaries for such ECF Period (i.e., the absolute value of the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such ECF Period; provided that increases or decreases in working capital shall exclude (A) any changes in Current Assets or Current Liabilities solely as a result of acquisitions or dispositions by the Borrower and its Restricted Subsidiaries during the applicable period and (B) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent) over (b) the sum, without duplication, of (i) the amount of any Taxes payable in cash by the Borrower and its Restricted Subsidiaries with respect to such ECF Period, (ii) Consolidated Interest Expense for such ECF Period paid in cash, (iii) Capital Expenditures made in cash during such ECF Period, except to the extent financed with the proceeds of Indebtedness, equity issuances, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated EBITDA, (iv) permanent repayments of Indebtedness (other than optional prepayments of Term Loans pursuant to Section 5.4(a)) made in cash by the Borrower or any of its Restricted Subsidiaries during such ECF Period, but only to the extent that the Indebtedness so prepaid by its terms cannot be reborrowed or redrawn and such prepayments do not occur in connection with a refinancing of all or any portion of such Indebtedness, (v) additions to noncash working capital for such ECF Period (i.e., the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such ECF Period; provided that increases or decreases in working capital shall exclude (A) any changes in Current Assets or Current Liabilities solely as a result of acquisitions or dispositions by the Borrower and its Restricted Subsidiaries during the applicable period and (B) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent), (vi) cash consideration paid during such ECF Period by the Borrower or any of its Restricted Subsidiaries to make Permitted Acquisitions or other Investments in third parties (other than any Restricted Subsidiary) permitted under Section 10.3 (except to the extent funded with the proceeds of Indebtedness, equity issuances, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated EBITDA) and (vii) all other amounts added back to Consolidated Net Income for the purposes of calculating Consolidated EBITDA to the extent paid in cash during such ECF Period.

“Excess Cash Flow Percentage” means (i) if the Consolidated Secured Leverage Ratio as of the last day of the applicable Fiscal Year is greater than 2.75 to 1.00, 50%, (ii) if the Consolidated Secured Leverage Ratio as of the last day of the applicable Fiscal Year is equal to or less than 2.75 to 1.00 but greater than 2.25 to 1.00, 25% or (iii) if the Consolidated Secured Leverage Ratio as of the last day of the applicable Fiscal Year is equal to or less than 2.25 to 1.00, 0%.

“Exchange Act” means the Securities Exchange Act of 1934.

“Existing Credit Agreement” means that certain Term Loan Credit Agreement, dated as of October 1, 2015, among the Borrower, Citi, as administrative agent and collateral agent, and the other lenders, agents and other parties party thereto from time to time (as amended, amended and restated, supplemented or otherwise modified prior to the Closing Date).

“Excluded Subsidiary” means any Subsidiary (a) which is a non-Wholly-Owned Subsidiary that is prohibited from guaranteeing any of the Obligations by the organizational or related shareholder documents of such Subsidiary, (b) which is prohibited from guaranteeing any of the Obligations by (or such guarantee would constitute a default under) any contract or agreement to which such Subsidiary is a party as of the date hereof (or in the case of a Subsidiary formed or acquired after the date hereof, as of the date of such formation or acquisition), (c) which is prohibited by Applicable Law from guaranteeing the Obligations, or which would require governmental approval, consent, license or authorization to provide such a guarantee, unless such approval, consent, license or authorization has been received, (d) which is a Foreign Subsidiary or a Subsidiary of a Foreign Subsidiary, (e) which is a Captive Insurance Subsidiary, (f) which is an Unrestricted Subsidiary or (g) which is an Immaterial Subsidiary; provided, that, in the case of each of clause (f) and (g), such Subsidiary does not guarantee any Indebtedness of the Borrower or any US Subsidiary with an aggregate principal amount in excess of the Threshold Amount.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, US federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Term Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Term Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 6.12(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 6.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Term Loan or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 6.11(g) and (d) any US federal withholding Taxes imposed under FATCA.

“Existing Senior Notes” means the 2015 Senior Notes and the 2017 Senior Notes.

“Extensions of Credit” means, as to any Lender at any time, an amount equal to the aggregate principal amount of the Term Loans made by such Lender then outstanding.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1.00%) charged to Citibank on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means any and all separate fee letter agreements dated September 6, 2017 among the Borrower, the Administrative Agent and/or any Arranger (or affiliates of the foregoing), as the same may be amended or modified in accordance with the terms thereof.

“Fiscal Year” means the fiscal year of the Borrower and its Subsidiaries ending on September 30.

“Flood Hazard Property” means a parcel of real property subject to a Mortgage that is located in an area designated by the Federal Emergency Management Agency (or any successor agency) as having special flood or mudslide hazards.

“Flood Laws” means all Applicable Laws relating to policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statue thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto and any and all official rulings and interpretation thereunder or thereof.

“Foreign Lender” means a Lender that is not a US Person.

“Foreign Subsidiary” means (a) any Subsidiary that is treated as a corporation for US federal income Tax purposes and organized under the laws of a jurisdiction other than any US state or the District of Columbia and (b) any Subsidiary substantially all of the assets of which are Capital Stock of one or more Subsidiaries described in clause (a).

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranty Obligation” means, with respect to the Borrower and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means any substances or materials (a) which are or become defined or regulated as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties or (f) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other similar master agreement.

“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s).

“Immaterial Subsidiary” means, at any date, any Restricted Subsidiary that, together with such Restricted Subsidiary’s Consolidated Subsidiaries, (a) does not, as of the end of the most recently ended fiscal quarter of the Borrower, have assets in excess of 2.5% of Consolidated Total Assets and (b) did not, for the most recently ended fiscal quarter of the Borrower, have revenues exceeding 2.5% of the total revenues of the Borrower and its Restricted Subsidiaries on a Consolidated basis; provided that the aggregate assets or revenues of all Immaterial Subsidiaries, as of the end of or for any fiscal quarter of the Borrower, may not exceed 2.5% of Consolidated Total Assets or Consolidated revenues, respectively, of the Borrower and its Restricted Subsidiaries (and the Borrower shall designate in writing to the Administrative Agent from time to time as necessary the Restricted Subsidiaries that will cease to be “Immaterial Subsidiaries” in order to comply with the foregoing limitation).

“Increased Amount Date” has the meaning assigned thereto in Section 6.13(a).

“Incremental Equivalent Notes” has the meaning assigned thereto in Section 10.1(s).

“Incremental Lender” has the meaning assigned thereto in Section 6.13(a).

“Incremental Term Increase” has the meaning assigned thereto in Section 6.13(a)(i).

“Incremental Term Loan” has the meaning assigned thereto in Section 6.13(a)(ii).

“Incremental Term Loan Commitment” has the meaning assigned thereto in Section 6.13(a).

“Incremental Term Facility” has the meaning assigned thereto in Section 6.13(a)(ii).

“Incremental Term Loan Increase” has the meaning assigned thereto in Section 6.13(a)(i).

“Indebtedness” means, with respect to any Person at any date and without duplication, the sum of the following:

(a) all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person;

(b) all obligations to pay the deferred purchase price of property or services of any such Person (including, without limitation, all obligations under non-competition, earn-out or similar agreements), except trade payables arising in the ordinary course of business not more than ninety (90) days past due, or that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person;

(c) the Attributable Indebtedness of such Person with respect to such Person’s obligations in respect of Capital Leases and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP);

(d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

(e) all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements except trade payable arising in the ordinary course of business), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including, without limitation, any reimbursement obligation arising upon a drawing thereof, and banker’s acceptances issued for the account of any such Person;

(g) all obligations, contingent or otherwise, of surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation) other than those entered into in the ordinary course of business;

(h) all obligations of any such Person in respect of Disqualified Capital Stock; and

(i) all Guaranty Obligations of any such Person with respect to any of the foregoing.

For all purposes hereof, (A) the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person and (B) the items in each of clauses (a) through (i) above shall constitute Indebtedness of such Person solely to the extent, directly or indirectly, (1) such Person is liable for any part of any such item, (2) any such item is secured by a Lien on such Person’s property or (3) any other Person has a right, contingent or otherwise, to cause such Person to become liable for any part of any such item or to grant such a Lien; provided that “earn-outs” and similar payment obligations shall be valued based upon the amount thereof required to be recorded on a balance sheet prepared in accordance with GAAP.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning assigned thereto in Section 13.3(b).

“Initial Term Loan” means the term loan made, or to be made, to the Borrower by the Term Loan Lenders pursuant to Section 5.1.

“Insurance and Condemnation Event” means the receipt by any Credit Party or any of its Restricted Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective Property.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Closing Date among the Administrative Agent, the ABL Agent and the Credit Parties, substantially in the form attached as Exhibit J.

“Interest Period” has the meaning assigned thereto in Section 6.1(b).

“Interpolated Screen Rate” means (a) with respect to any LIBOR Rate Loan for any Interest Period, a rate per annum which results from interpolating on a linear basis between (i) the applicable Screen Rate for the longest maturity for which a Screen Rate is available that is shorter than such Interest Period and (ii) the applicable Screen Rate for the shortest maturity for which a Screen Rate is available that is longer than such Interest Period, in each case as of 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period and (b) with respect to any Base Rate Loan for any day, a rate per annum which results from interpolating on a linear basis between (x) the applicable Screen Rate for the longest maturity for which a Screen Rate is available that is shorter than one month and (y) the applicable Screen Rate for the shortest maturity for which a Screen Rate is available that is longer than one month, in each case as of 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day.

“Investments” has the meaning assigned thereto in Section 10.3.

“IRS” means the United States Internal Revenue Service.

“Lender” means each Person party to this Agreement as a Lender on the Closing Date and any other Person that shall have become a party to this Agreement as a Lender pursuant to an Assignment and Assumption or other Loan Document, other than any Person that ceases to be a party hereto as a Lender pursuant to an Assignment and Assumption or other Loan Document.

“Lender Joinder Agreement” means a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent delivered in connection with Section 6.13.

“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Extensions of Credit.

“LIBOR” means:

(a) for any interest rate calculation with respect to a LIBOR Rate Loan and for any Interest Period, the rate per annum equal to the ICE Benchmark Administration Limited LIBOR Rate (“ICE LIBOR”) or, if ICE LIBOR for Dollar deposits does not exist at such time, such other interbank rate set forth by any authorized service selected by the Administrative Agent and approved by the Required Lenders that reflects an alternative index rate widely recognized in the institutional term loan “B” market as the successor to ICE LIBOR, in each case as published by Reuters (or another commercially available source providing quotations of ICE LIBOR or such other interbank rate, as applicable, as designated by the Administrative Agent and approved by the Required Lenders from time to time) (“Screen Rate”) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available for such Interest Period at such time for any reason, then LIBOR with respect to a LIBOR Rate Loan for such Interest Period shall be a rate per annum equal to the Interpolated Screen Rate; and

(b) for any interest rate calculation with respect to a Base Rate Loan and for any day, the rate per annum equal to the Screen Rate at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day, for Dollar deposits for a period equal to one month (commencing on such date of determination or, if applicable, the immediately preceding Business Day). If such rate is not available for such period at such time for any reason, then LIBOR with respect to a Base Rate Loan for such day shall be a rate per annum equal to the Interpolated Screen Rate.

Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

“LIBOR Rate” means, for any Interest Period, a rate per annum determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR

1.00-Eurodollar Reserve Percentage

; provided that the LIBOR Rate shall not be less than 0.00% per annum with respect to any Initial Term Loans.

“LIBOR Rate Loan” means any Term Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 6.1(a).

“Lien” means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

“Limited Condition Acquisition” means any Permitted Acquisition the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.

“Loan Documents” means, collectively, this Agreement, each Term Loan Note, the Security Documents, the Fee Letter, and each other document, instrument, certificate and agreement executed and delivered by the Credit Parties or, if applicable, any of their respective Subsidiaries in favor of or provided to the Administrative Agent or any Secured Party in connection with this Agreement or otherwise referred to herein or contemplated hereby.

“Market Intercreditor Agreement” means an intercreditor agreement the terms of which are consistent with market terms governing security arrangements for the sharing and/or subordination of liens or arrangements relating to the distribution of proceeds of collateral, as applicable, at the time the intercreditor agreement is proposed to be established in light of the types of Indebtedness subject thereto.

“Material Adverse Effect” means, with respect to the Borrower and its Restricted Subsidiaries, (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of such Persons, taken as a whole, (b) a material impairment of the ability of the Credit Parties to perform their obligations under the Loan Documents to which they are a party, taken as a whole, (c) a material impairment of the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents or (d) a material adverse effect upon the legality, validity, binding effect or enforceability against the Credit Parties of any Loan Document to which they are party.

“Maximum Incremental Amount” means, at any time, the greater of (i) the excess, if any, of (a) $675,000,000 over (b) the aggregate amount of all Incremental Term Loan Commitments established prior to such time pursuant to Section 6.13 and all Incremental Equivalent Notes issued prior to such time pursuant to Section 10.1(s) and (ii) such other amount, so long as, after giving pro forma effect to the incurrence of any such Incremental Term Loans and/or issuance of any Incremental Equivalent Notes, as applicable, and the pro forma adjustments described in Section 1.11, the Consolidated

Secured Leverage Ratio (calculated as if any Incremental Term Loan Commitment being established were fully drawn) is equal to or less than 3.50 to 1.00; provided that, in connection with any Incremental Term Loan Commitment or Incremental Equivalent Notes, the proceeds of which are, substantially concurrently with receipt thereof, to be used by the Borrower to finance, in whole or in part, a Limited Condition Acquisition, the calculation of the Consolidated Secured Leverage Ratio in this clause (ii) may be made, at the election of the Borrower, at the time of either (x) the execution of the definitive agreement with respect to such Limited Condition Acquisition (such time of execution, the “LCA Test Time”, and the Borrower’s election pursuant to this subclause (x), an “LCA Election”) or (y) the consummation of the Limited Condition Acquisition and related incurrence of Indebtedness and Liens, in each case, after giving pro forma effect to the relevant Limited Condition Acquisition and related incurrence of Indebtedness and Liens.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” means the collective reference to each mortgage, deed of trust, deed of hypothec or other real property security document, encumbering any real property now or hereafter owned by any Credit Party, in each case, in form and substance reasonably satisfactory to the Administrative Agent and executed by such Credit Party in favor of the Administrative Agent, for the benefit of the Secured Parties, as any such document may be amended, restated, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Credit Party or any Restricted Subsidiary thereof is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding seven (7) years to which any Credit Party or any Restricted Subsidiary thereof has any current or contingent liability (including any contingent liability on account of an ERISA Affiliate).

“Net Cash Proceeds” means, as applicable, (a) with respect to any Asset Disposition or Insurance and Condemnation Event, the gross proceeds received by any Credit Party or any of its Restricted Subsidiaries therefrom in cash or Cash Equivalents, as and when received, less the sum of (i) all income taxes and other taxes assessed (or reasonably estimated to be assessed within two (2) years of the date of the relevant transaction) by a Governmental Authority as a result of such transaction or event, (ii) all reasonable and customary out-of-pocket fees and expenses incurred in connection with such transaction or event and (iii) the principal amount of, premium, if any, and interest on any Indebtedness (other than Indebtedness under this Agreement or the ABL Agreement) secured by a Lien on the applicable asset (other than a Lien ranking pari passu with, or expressly subordinated to, the Lien securing the Indebtedness under this Agreement), to the extent such Indebtedness is required to be repaid in connection with such transaction or event, and (b) with respect to any Debt Issuance or issuance of Qualified Capital Stock, the gross cash proceeds received by the Borrower or, in the case of any Debt Issuance, any of its Restricted Subsidiaries therefrom less all reasonable and customary out-of-pocket legal, underwriting, advisory, brokerage, investment banking and other fees, expenses, discounts, costs and commissions incurred in connection therewith.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver, amendment, modification or termination that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 13.2 and (b) has been approved by the Required Lenders.

“Non-Credit Party” means, any Restricted Subsidiary of the Borrower that is not Credit Party.

“Notice of Borrowing” means a written notice substantially in the form of Exhibit B.

“Notice of Conversion/Continuation” has the meaning assigned thereto in Section 6.2.

“Notice of Prepayment” means a written notice substantially in the form of Exhibit D.

“Obligations” means, collectively, whether now in existence or hereafter arising: (a) the due and punctual payment by the Borrower of the principal of and interest on (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) the Term Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (b) the due and punctual payment or performance, as the case may be, of all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Credit Parties to the Lenders, the Arrangers or the Administrative Agent or any other Secured Party, in each case under any Loan Document, and of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the US Department of the Treasury’s Office of Foreign Assets Control.

“Officer’s Compliance Certificate” means a certificate of the chief financial officer or the treasurer of the Borrower substantially in the form attached as Exhibit F.

“Operating Lease” means, as to any Person as determined in accordance with GAAP, any lease of Property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.

“Other Applicable Indebtedness” has the meaning specified in Section 5.4(c)(iii).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 6.12).

“Participant” has the meaning assigned thereto in Section 13.10(d).

“Participant Register” has the meaning assigned thereto in Section 13.10(d).

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained, funded or administered for the employees of any Credit Party or any Restricted Subsidiary thereof or (b) has at any time within the preceding seven (7) years been maintained, funded or administered for the employees of any Credit Party or any current or former Restricted Subsidiaries to which any Credit Party has any current or contingent liability (including any contingent liability on account of an ERISA Affiliate).

“Permitted Acquisition” means any acquisition by the Borrower or any Restricted Subsidiary thereof in the form of an acquisition of all or substantially all of the business or a line of business (whether by the acquisition of Capital Stock, assets or any combination thereof) of any other Person if such acquisition meets all of the following requirements:

(a) no less than ten (10) Business Days prior to the proposed closing date of such acquisition, the Borrower shall have delivered written notice of such acquisition to the Administrative Agent, which notice shall include the anticipated closing date of such acquisition;

(b) the Borrower shall have certified on or before the closing date of such acquisition, in writing and in a form reasonably acceptable to the Administrative Agent, that such acquisition has been approved by the board of directors (or equivalent governing body) of the Person to be acquired;

(c) the Person or business to be acquired shall be in a line of business permitted pursuant to Section 10.11;

(d) if such transaction is a merger, amalgamation or consolidation involving a Credit Party, the Borrower or a Subsidiary Guarantor shall be the surviving Person and no Change in Control shall have been effected thereby;

(e) the Borrower shall have delivered to the Administrative Agent all documents required to be delivered pursuant to, and in accordance with, Section 9.13;

(f) no later than five (5) Business Days prior to the anticipated closing date of such acquisition, the Borrower, to the extent requested by the Administrative Agent, shall have delivered to the Administrative Agent promptly upon the finalization thereof copies of substantially final Permitted Acquisition Documents;

(g) no Default or Event of Default shall have occurred and be continuing at the time the definitive documentation for such acquisition is executed and delivered; and

(h) the Borrower shall have (i) delivered to the Administrative Agent a certificate of a Responsible Officer certifying that all of the requirements set forth above have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition and (ii) provided such other documents and other information as may be reasonably requested by the Administrative Agent in connection with such purchase or other acquisition.

“Permitted Acquisition Consideration” means the aggregate amount of the purchase price, including, but not limited to, any assumed debt, earn-outs (valued at the maximum amount payable thereunder), deferred payments, or Capital Stock of the Borrower, to be paid on a singular basis in connection with any applicable Permitted Acquisition as set forth in the applicable Permitted Acquisition Documents executed by the Borrower or any of its Restricted Subsidiaries in order to consummate the applicable Permitted Acquisition.

“Permitted Acquisition Documents” means with respect to any acquisition proposed by the Borrower or any Restricted Subsidiary thereof, final copies or substantially final drafts if not executed at the required time of delivery of the purchase agreement, sale agreement, merger agreement or other agreement evidencing such acquisition, including, without limitation, all legal opinions and each other material document executed, delivered, contemplated by or prepared in connection therewith and any amendment, modification or supplement to any of the foregoing.

“Permitted Investment” has the meaning assigned thereto in Section 10.3.

“Permitted Liens” means the Liens permitted pursuant to Section 10.2.

“Permitted Surviving Debt” means (a) Indebtedness incurred under the ABL Facility (and guaranties thereof), (b) Indebtedness of the Target Company permitted to remain outstanding under the Closing Date Acquisition Agreement, (c) ordinary course capital leases, purchase money indebtedness, equipment financings, letters of credit and surety bonds, (d) Indebtedness owing by any Credit Party to another Credit Party, (e) the Existing Senior Notes (and guaranties thereof) and (f) Indebtedness set forth on Schedule 10.1 hereto.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Platform” has the meaning assigned thereto in Section 9.2(e).

“Pre-Closing Accumulated Amount” means the unused amount available to the Borrower through and as of January 1, 2018 to make Restricted Payments pursuant to Section 10.6(f)(iii) of the Existing Credit Agreement.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Public Lenders” has the meaning assigned thereto in Section 9.2(e).

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Recipient” means the Administrative Agent and any Lender, as applicable.

“Refinanced Obligations” has the meaning assigned thereto in the definition of “Refinancing Indebtedness”.

“Refinancing Amendment” means an amendment to this Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and the Lenders providing the applicable Specified Refinancing Debt, effecting the incurrence of such Specified Refinancing Debt in accordance with Section 5.5.

“Refinancing Indebtedness” means, with respect to any Person, Indebtedness of such Person arising after the Closing Date issued in exchange for, or the proceeds of which are used to extend, refinance, replace or substitute for any Indebtedness of such Person (such extended, refinanced, replaced or substituted Indebtedness, the “Refinanced Obligations”); provided, that: (a) the Administrative Agent shall have received not less than ten (10) Business Days’ (or such shorter period as is acceptable to the Administrative Agent) prior written notice of the intention to incur such Indebtedness, which notice shall set forth in reasonable detail the amount of such Indebtedness, the schedule of repayments and maturity date with respect thereto and such other information with respect thereto as the Administrative Agent may reasonably request; (b) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness shall not exceed the principal amount (or accreted value, if applicable) of the Refinanced Obligations (plus the amount of reasonable refinancing fees and expenses incurred in connection therewith), any prepayment premiums and any accrued interest on account thereof; (c) such Refinancing Indebtedness shall have a final stated maturity that is no earlier than the final stated maturity of the Refinanced Obligations; (d) such Refinancing Indebtedness shall have a Weighted Average Life to Maturity not less than the then remaining Weighted Average Life to Maturity of the Refinanced Obligations; (e) at the time such Refinancing Indebtedness is incurred, no Event of Default shall have occurred and be continuing; (f) if the Refinanced Obligations are subordinated in right of payment to the Obligations, such Refinancing Indebtedness shall be subordinated to the Obligations on terms no less favorable to the Administrative Agent and Lenders than the Refinanced Obligations; (g) if the Refinanced Obligations or any guarantees thereof are unsecured, such Refinancing Indebtedness and any guarantees thereof shall be unsecured; (h) if the Refinanced Obligations or any guarantees thereof are secured, such Refinancing Indebtedness and any guarantees thereof shall be unsecured or secured in all material respects by substantially the same or less collateral as secured such Refinanced Obligations or any guarantees thereof; (i) if the Refinanced Obligations or any guarantees thereof are secured, any Liens to secure such Refinancing Indebtedness shall not have a priority more senior than the Liens securing the Refinanced Obligations and if the Liens securing the Refinanced Obligations are subordinated to any other Liens on such property securing the Obligations, any Liens securing such Refinancing Indebtedness shall be subordinated to the Administrative Agent’s Liens on terms and conditions no less favorable; (j) the obligors in respect of the Refinanced Obligations immediately prior to such refinancing, refunding, extending, renewing or replacing thereof shall be the only obligors on such Refinancing Indebtedness; and (k) the terms and conditions (excluding as to pricing, premiums and optional prepayment or redemption provisions) of any such Refinancing Indebtedness, taken as a whole, are not more restrictive in any material respect with respect to the Borrower and its Restricted Subsidiaries than the terms and conditions of the Refinanced Obligations.

“Register” has the meaning assigned thereto in Section 13.10(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Repricing Event” has the meaning assigned thereto in Section 5.4(b).

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than fifty percent (50%) of the Total Credit Exposures of all Lenders.

“Resignation Effective Date” has the meaning assigned thereto in Section 12.6(a).

“Responsible Officer” means, as to any Person, the chief executive officer, president, chief financial officer, chief accounting officer, general counsel, controller, treasurer or assistant treasurer of such Person or any other officer of such Person reasonably acceptable to the Administrative Agent. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

“Restricted Group Reconciliation Statement” means, with respect to any Consolidated balance sheet or statement of income of the Borrower and its Subsidiaries, such financial statement (in substantially the same form) prepared on the basis of consolidating the accounts of the Borrower and its Restricted Subsidiaries and treating Subsidiaries other than Restricted Subsidiaries as if they were not consolidated with the Borrower and otherwise eliminating all accounts of Subsidiaries other than Restricted Subsidiaries, together with an explanation of reconciliation adjustments in reasonable detail.

“Restricted Payment” has the meaning assigned thereto in Section 10.6.

“Restricted Subsidiary” means each Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc.

“Sale and Leaseback Transaction” means, with respect to any Person (the “obligor”), any contractual obligation or other arrangement with any other Person (the “counterparty”) consisting of a lease by such obligor of any property that, directly or indirectly, has been or is to be sold by the obligor to such counterparty or to any other Person to whom funds have been advanced by such counterparty based on a Lien on, or an assignment of, such property or any obligations of such obligor under such lease.

“Sanctioned Country” means a country, region or territory which is itself subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time (at the time of this Agreement, the Crimea Region of the Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means (a) any Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time or (b) (i) an agency of the government of a Sanctioned Country, (ii) any Person operating, organized or resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC or (iii) any Person controlled by a Sanctioned Country or by Persons described in the foregoing clauses (a) and (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United States government, including those administered by OFAC or the United States Department of State.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Obligations” means the Obligations.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 12.5, any other holder from time to time of any Secured Obligations and, in each case, their respective successors and permitted assigns.

“Security Documents” means the collective reference to (a) the Intercreditor Agreement, (b) the Collateral Agreement, (c) the Mortgages, (d) the Subsidiary Guaranty Agreement and (e) each other agreement or writing pursuant to which any Credit Party purports to pledge or grant a security interest in any Property or assets securing any of the Secured Obligations or any such Person purports to guaranty the payment and/or performance of any of the Secured Obligations.

“Senior Unsecured Indebtedness” means the collective reference to any unsecured Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries that ranks pari passu in right of payment with the Obligations, the terms and conditions of which (and terms and conditions of the documents governing such Indebtedness) shall be market terms and conditions that are, taken as a whole, no more restrictive than the corresponding terms and conditions of this Agreement and the other Loan Documents (other than with respect to pricing and optional prepayment premiums) and shall be approved by the Administrative Agent (such approval not to be unreasonably withheld) and, in any event, such terms and conditions shall include, without limitation, such unsecured Indebtedness (a) not having a scheduled maturity or any required scheduled repayment or prepayment of principal, amortization, mandatory redemption or sinking fund obligation, in each case, prior to the date that is six (6) months after the final maturity date applicable to the Term Loan Facility (including, if applicable, any Incremental Term Loan) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Term Loans and all other Obligations that are accrued and payable and the termination of the Commitments) and (b) having no restrictions, limitations or encumbrances on the ability of the Borrower or any of its Restricted Subsidiaries to incur Liens to secure the Obligations. The Existing Senior Notes issued on or prior to the Closing Date are Senior Unsecured Indebtedness.

“Series A Certificate of Designation” means the certificate of designation for the Series A Preferred Shares, filed by the Borrower with the Secretary of the State of the State of Delaware on or prior to the Closing Date.

“Series A Preferred Shares” means the Borrower’s Series A Cumulative Convertible Participating Preferred Stock, par value $0.01 per share, with terms reasonably satisfactory to the Arrangers (it being understood that the terms thereof set forth in the Closing Date Acquisition Investment Agreement and the Series A Certificate of Designation identified in Section 7.1(i) are satisfactory to the Arrangers).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Refinancing Debt” has the meaning set forth in Section 5.5(a).

“Specified Representations” means the representations set forth in Sections 8.1, 8.3, 8.4(b), 8.10, 8.11 and 8.16, the last two sentences of Section 8.19 and Section 3.1 of the Collateral Agreement (as it relates to the creation, validity, perfection and priority (subject to Permitted Liens) of the security interests granted in the Collateral, and as to perfection only to the extent required by Section 7.1(c) of this Agreement).

“Specified Transactions” means (a) the Closing Date Acquisition, (b) any Investment that results in a Person becoming a Restricted Subsidiary of the Borrower, (c) any designation of a Subsidiary as a Restricted Subsidiary or as an Unrestricted Subsidiary, (d) any Permitted Acquisition, (e) any Asset Disposition that results in a Restricted Subsidiary of the Borrower ceasing to be a Restricted Subsidiary of the Borrower, (f) any disposition of a business unit, line of business or division of the Borrower or any of its Restricted Subsidiaries, in each case whether by merger, consolidation, amalgamation or otherwise and (g) any other transaction that by the terms of this Agreement requires any financial ratio or test to be determined on a “pro forma basis” or to be given “pro forma effect”.

“Subject Proceeds” has the meaning specified in Section 5.4(c)(iii).

“Subordinated Indebtedness” means the collective reference to any Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries that is subordinated in right and time of payment to the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent, which terms and conditions shall be market terms and conditions that are, taken as a whole, no more restrictive than the corresponding terms and conditions of this Agreement and the other Loan Documents (other than with respect to pricing and optional prepayment premiums) and, in any event, such terms and conditions shall include, without limitation, such Subordinated Indebtedness (a) not having a scheduled maturity or any required scheduled repayment or prepayment of principal, amortization, mandatory redemption or sinking fund obligation, in each case, prior to the date that is six (6) months after the final maturity date applicable to the Term Loan Facility (including, if applicable, any Incremental Term Loan) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Term Loans and all other Obligations that are accrued and payable and the termination of the Commitments) and (b) having no restrictions, limitations or encumbrances on the ability of the Borrower or any of its Restricted Subsidiaries to incur Liens to secure the Obligations.

“Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) or the management is otherwise controlled by (directly or indirectly) such Person (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of the Borrower.

“Subsidiary Guarantors” means, collectively, all direct and indirect Restricted Subsidiaries of the Borrower party to the Subsidiary Guaranty Agreement.

“Subsidiary Guaranty Agreement” means the unconditional guaranty agreement of even date herewith executed by the Subsidiary Guarantors as of such date in favor of the Administrative Agent, for the benefit of the Secured Parties.

“Subsidiary Redesignation” has the meaning assigned thereto in the definition of “Unrestricted Subsidiary”.

“Syndication Agent” means Wells Fargo.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP.

“Target Company” means, collectively, Allied Building Products Corp., a New Jersey corporation, and Kapalama Kilgos Acquisition Corp., a Delaware corporation, and their respective Subsidiaries.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Compliance Certificate” has the meaning assigned thereto in Section 6.11(g).

“Term Loan Commitment” means (a) as to any Lender, the obligation of such Lender to make a portion of the Initial Term Loan and/or Incremental Term Loans, as applicable, to the account of the Borrower hereunder on the Closing Date (in the case of the Initial Term Loan) or the applicable borrowing date (in the case of any Incremental Term Loan) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on the Register, as such amount may be increased, reduced or otherwise modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate commitment of all Lenders to make such Term Loans. The aggregate Term Loan Commitment with respect to the Initial Term Loan of all Lenders on the Closing Date shall be $970,000,000.

“Term Loan Facility” means the term loan facility established pursuant to Article V (and any new term loan facility established pursuant to Section 6.13).

“Term Loan Lender” means any Lender with a Term Loan Commitment and/or outstanding Term Loans.

“Term Loan Maturity Date” means the first to occur of (a) January 2, 2025 or (b) the date of acceleration of the Term Loans pursuant to Section 11.2(a).

“Term Loan Note” means a promissory note made by the Borrower in favor of a Term Loan Lender evidencing the portion of the Term Loans made by such Term Loan Lender, substantially in the form attached as Exhibit A, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Term Loan Percentage” means, with respect to any Term Loan Lender at any time, the percentage of the total outstanding principal balance of the Term Loans represented by the outstanding principal balance of such Term Loan Lender’s Term Loans.

“Term Loans” means the Initial Term Loans and, if applicable, the Incremental Term Loans and “Term Loan” means any of such Term Loans.

“Termination Event” means the occurrence of any of the following which, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect: (a) a “reportable event” described in Section 4043 of ERISA with respect to any Pension Plan for which the thirty (30) day notice requirement has not been waived by the PBGC, or (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Pension Plan under Section 4063 of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, in each case, if the plan assets are not sufficient to pay all plan liabilities, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would reasonably constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to Section 430(k) of the Code or Section 303(k) of ERISA, or (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or in endangered or critical status within the meaning of Sections 430, 431 or 432 of the Code or Sections 303, 304 or 305 of ERISA or (h) the partial or complete withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted by such plan, or (i) any event or condition which results in the insolvency of a Multiemployer Plan under Section 4245 of ERISA, or (j) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA or (k) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Credit Party or any ERISA Affiliate.

“Test Period” has the meaning specified in Section 1.11(b).

“Threshold Amount” means $30,000,000.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and outstanding Term Loans of such Lender at such time.

“Transaction Costs” means all transaction fees, costs, expenses, charges and other amounts related to the Transactions (including, without limitation, any financing fees, merger and acquisition fees, legal fees and expenses, due diligence fees, debt prepayment premiums, if any, or any other fees and expenses in connection therewith).

“Transactions” means, collectively, (a) the consummation of the Closing Date Acquisition and the other transactions contemplated by the Closing Date Acquisition Agreement, (b) the execution, delivery and performance by each Credit Party and any Restricted Subsidiary thereof of the ABL Facility Documentation, (c) the execution, delivery and issuance by Beacon Escrow Corporation (and the assumption by the Borrower on the Closing Date) of the 2017 Senior Notes, (d) the consummation of the Closing Date Acquisition Equity Financing, (e) the execution, delivery and performance by the Credit Parties of the Loan Documents to which they are a party, the incurrence of the Term Loans on the Closing Date and the use of proceeds thereof, (f) the repayment in full of all outstanding Indebtedness for borrowed money of the Target Company and the Borrower and its Subsidiaries, and the termination of all commitments and release of Liens with respect thereto, other than Permitted Surviving Debt and Permitted Liens, respectively, (g) the merger of Allied Building Products Corp. with and into one or more newly formed Delaware limited liability company Subsidiaries of Borrower and (h) the payment of all Transaction Costs incurred or payable by the Borrower or any of its Restricted Subsidiaries in connection with the foregoing.

“UCC” means the Uniform Commercial Code enacted in the State of New York, as amended from time to time; provided that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority of a security interest is governed by the personal property security laws of any jurisdiction other than New York, “UCC” means those personal property security laws as in effect in such other jurisdiction for the purposes of the provisions hereof relating to such perfection or priority and for the definitions related to such provisions.

“United States” or “US” means the United States of America.

“Unrestricted Subsidiary” means any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided, that, in each case, the Borrower shall only be permitted to so designate a Subsidiary as an Unrestricted Subsidiary if each of the following conditions is satisfied: (a) as of the date of any such designation and after giving effect thereto, no Default or Event of Default exists or has occurred and is continuing, (b) each Subsidiary to be designated as an “Unrestricted Subsidiary” and its Subsidiaries has not at the time of designation, and does not thereafter unless redesignated as a Restricted Subsidiary, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any debt pursuant to which a lender or any other Person has recourse to any Credit Party or any Restricted Subsidiary or any of the assets of any Credit Party or any Restricted Subsidiary, (c) the fair market value of, and investments in, such Subsidiary constitute Permitted Investments at the time of its designation as an Unrestricted Subsidiary, (d) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary or if, immediately after such designation, it will be a “restricted subsidiary” for purposes of any other Indebtedness, (e) the Administrative Agent shall have received satisfactory written evidence that the Consolidated Total Leverage Ratio is no greater than 5.00:1.00, in each case based on the financial statements most recently delivered pursuant to Section 9.1(a) or Section 9.1(b), as applicable, both before and after giving effect on a pro forma basis to such designation and (f) the Administrative Agent shall have received an officer’s certificate executed by a Responsible Officer of the Borrower, certifying compliance with the requirements of the preceding clauses (a) through (e). The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided, that, (i) as of the date thereof, and after giving effect thereto, no Default or Event of Default exists or has occurred and is continuing, (ii) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time (and such Subsidiary Redesignation shall be permitted only if such Indebtedness or Liens are then permitted to be incurred under Sections 10.1 and 10.2), (iii) the Administrative Agent shall have received satisfactory written evidence that the Consolidated Total Leverage Ratio is no greater than 5.00:1.00, in each case based on the financial statements most recently delivered pursuant to Section 9.1(a) or Section 9.1(b), as applicable, both before and after giving effect on a pro forma basis to such Subsidiary Redesignation and (iv) the Administrative Agent shall have received an officer’s certificate executed by a Responsible Officer of the Borrower, certifying compliance with the requirements of preceding clauses (i) and (iii).

“US Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“US Subsidiary” means any Subsidiary of the Borrower that is not a Foreign Subsidiary.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years (and/or portion thereof) obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the date scheduled for the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.

“Wholly-Owned” means, with respect to a Subsidiary, that all of the shares of Capital Stock of such Subsidiary are, directly or indirectly, owned or controlled by the Borrower and/or one or more of its Wholly-Owned Subsidiaries (except for directors’ qualifying shares or other shares required by Applicable Law to be owned by a Person other than the Borrower and/or one or more of its Wholly-Owned Subsidiaries).

“Withholding Agent” means any Credit Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.2. Other Definitions and Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (i) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form and (j) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”.

SECTION 1.3. Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 9.1(a), except as otherwise specifically prescribed herein (including, without limitation, as prescribed by Section 13.9 or the definition of “Capital Lease”). Notwithstanding the foregoing, for purposes of determining compliance with any covenant contained herein, Indebtedness of the Borrower and its Restricted Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

SECTION 1.4. UCC Terms. Terms defined in the UCC and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

SECTION 1.5. Rounding. Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.6. References to Agreement and Laws. Unless otherwise expressly provided herein, (a) any definition or reference to formation documents, governing documents, agreements (including the Loan Documents) and other contractual documents or instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document and (b) any definition or reference to any Applicable Law, including, without limitation, the Code, the Debtor Relief Laws, ERISA, the Exchange Act, the PATRIOT Act, the Securities Act of 1933, the UCC, the Investment Company Act of 1940, the Interstate Commerce Act, the Trading with the Enemy Act of the United States or any of the foreign assets control regulations of the United States Treasury Department, shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

SECTION 1.7. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.8. [Reserved].

SECTION 1.9. Guaranty Obligations. Unless otherwise specified, the amount of any Guaranty Obligation shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation.

SECTION 1.10. Alternative Currency Matters. (a) Covenant Compliance Generally. For purposes of determining compliance under Sections 10.1, 10.2, 10.3, 10.5 and 10.6, any amount in a currency other than Dollars will be converted to Dollars based upon the Dollar Amount thereof. Notwithstanding the foregoing, for purposes of determining compliance with Sections 10.1, 10.2 and 10.3, with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no breach of any basket contained in such sections shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that for the avoidance of doubt, the foregoing provisions of this Section 1.10 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.

(b) Definition. For purposes of this Section 1.10, “Dollar Amount” means the amount of Dollars which is equivalent to the amount so expressed in the applicable currency at the most favorable spot exchange rate reasonably determined by the Administrative Agent to be available to it at the relevant time.

SECTION 1.11. Pro Forma Calculations. (a) Notwithstanding anything to the contrary herein, any leverage ratio provided for herein and Consolidated Total Assets shall be calculated in the manner prescribed by this Section 1.11; provided that when calculating any leverage ratio for the purpose of the definition of Excess Cash Flow Percentage, the events set forth in clauses (b), (c) and (d) below that occurred subsequent to the end of the applicable four fiscal quarter period shall not be given pro forma effect.

(b) For purposes of calculating any leverage ratio provided for herein, all Specified Transactions (and the incurrence or repayment of any Indebtedness and the granting or terminating of any Liens in connection therewith) that have been consummated (i) during the applicable period of four consecutive fiscal quarters for which such leverage ratio is being determined (the “Test Period”) or (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period; provided that any such calculation of a leverage ratio in connection with an incurrence of Indebtedness shall not include the proceeds of such incurrence in the Cash-Netting Provision. For purposes of calculating Consolidated Total Assets, all Specified Transactions that have been consummated subsequent to the last day of the most recently completed fiscal quarter of the Borrower and prior to or simultaneously with the event for which the calculation of Consolidated Total Assets is made shall be calculated on a pro forma basis assuming that all such Specified Transactions had occurred on the last day of the most recently completed fiscal quarter of the Borrower.

(c) If pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by the chief financial officer of the Borrower and include only those adjustments that would be permitted or required by Regulation S-X of the federal securities laws together with those adjustments that (i) have been certified by the chief financial officer of the Borrower as having been prepared in good faith based upon reasonable assumptions and (ii) are (A) directly attributable to the Specified Transactions with respect to which such adjustments are to be made, (B) expected to have a continuing impact on the Borrower and its Restricted Subsidiaries, (C) factually supportable and reasonably identifiable and (D) based on reasonably detailed written assumptions. For the avoidance of doubt, all pro forma adjustments shall be consistent with, and subject to, the caps and limits set forth in the applicable definitions herein.

(d) In the event that the Borrower or any of its Restricted Subsidiaries incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included directly or indirectly in the calculation of any leverage ratio provided for herein (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such leverage ratio shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period.

(e) If the Borrower has made an LCA Election, then, in connection with any unrelated calculation of any ratio or test at or following the relevant LCA Test Time, and prior to the earlier of (x) the date on which such Limited Condition Acquisition is consummated or (y) the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or test shall be calculated on (A) a pro forma basis assuming such Limited Condition Acquisition and any transactions in connection therewith (including any incurrence of Indebtedness, Liens and the use of proceeds thereof) has been consummated, and also on (B) a standalone basis without giving effect to such Limited Condition Acquisition or any such transactions in connection therewith.

ARTICLE II

[RESERVED]

ARTICLE III

[RESERVED]

ARTICLE IV

[RESERVED]

ARTICLE V

TERM LOAN FACILITY

SECTION 5.1. Initial Term Loan. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Term Loan Lender severally agrees to make the Initial Term Loan to the Borrower on the Closing Date in a principal amount equal to such Lender’s Term Loan Commitment as of the Closing Date. Notwithstanding the foregoing, if the total Term Loan Commitment as of the Closing Date is not drawn on the Closing Date, the undrawn amount shall automatically be cancelled.

SECTION 5.2. Procedure for Advance of Term Loan. (a) Initial Term Loan. The Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing prior to 12:00 noon, New York City time, on the Closing Date requesting that the Term Loan Lenders make the Initial Term Loan as a Base Rate Loan on such date (provided that the Borrower may request, no later than three (3) Business Days prior to the Closing Date, that the Lenders make the Initial Term Loan as a LIBOR Rate Loan if the Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 6.9 of this Agreement). Upon receipt of such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 2:00 p.m. on the Closing Date, each Term Loan Lender will make available to the Administrative Agent for the account of the Borrower, at the Administrative Agent’s Office in immediately available funds, the amount of such Initial Term Loan to be made by such Term Loan Lender on the Closing Date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of the Initial Term Loan in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrower in writing.

(b) Incremental Term Loans. Any Incremental Term Loans shall be borrowed pursuant to, and in accordance with Section 6.13.

SECTION 5.3. Repayment of Term Loans. (a) Initial Term Loan. The Borrower shall repay the aggregate outstanding principal amount of the Initial Term Loan in consecutive quarterly installments on the payment dates listed in the table below, commencing June 30, 2018, in the amounts set forth below, except as the amounts of individual installments may be adjusted pursuant to Section 5.4 or Section 6.13 hereof, as applicable:

FISCAL YEAR	PAYMENT DATE	PRINCIPAL INSTALLMENT
2018	June 30	$2,425,000
	September 30	$2,425,000
	December 31	$2,425,000
2019	March 31	$2,425,000
	June 30	$2,425,000
	September 30	$2,425,000
	December 31	$2,425,000
2020	March 31	$2,425,000
	June 30	$2,425,000
	September 30	$2,425,000
	December 31	$2,425,000
2021	March 31	$2,425,000
	June 30	$2,425,000
	September 30	$2,425,000
	December 31	$2,425,000
2022	March 31	$2,425,000
	June 30	$2,425,000

FISCAL YEAR	PAYMENT DATE	PRINCIPAL INSTALLMENT
	September 30	$2,425,000
	December 31	$2,425,000
2023	March 31	$2,425,000
	June 30	$2,425,000
	September 30	$2,425,000
	December 31	$2,425,000
2024	March 31	$2,425,000
	June 30	$2,425,000
	September 30	$2,425,000
	December 31	$2,425,000
2025	Term Loan Maturity Date	Remaining Outstanding Principal Amount

In addition, the aggregate outstanding principal amount of the Initial Term Loan, as of the Term Loan Maturity Date, shall be paid in full, together with accrued interest thereon, on the Term Loan Maturity Date.

(b) Incremental Term Loans. The Borrower shall repay the aggregate outstanding principal amount of each Incremental Term Loan (if any) as determined pursuant to, and in accordance with, Section 6.13.

SECTION 5.4. Prepayments of Term Loans. (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time, without premium or penalty (except as provided in Section 5.4(b) below), to prepay the Term Loans, in whole or in part, upon delivery to the Administrative Agent of a Notice of Prepayment not later than 12:00 noon (A) at least one (1) Business Day before the prepayment (in the case of a prepayment of a Base Rate Loan) and (B) at least three (3) Business Days before the prepayment (in the case of a prepayment of a LIBOR Rate Loan), specifying the date and amount of repayment, whether the repayment is of LIBOR Rate Loans or Base Rate Loans or a combination thereof, and if a combination thereof, the amount allocable to each and whether the repayment is of the Initial Term Loan, an Incremental Term Loan or a combination thereof, and if a combination thereof, the amount allocable to each. Each partial optional prepayment of the Term Loans hereunder shall be in an aggregate principal amount of at least $2,500,000 or any whole multiple of $1,000,000 in excess thereof and shall be applied to the outstanding principal installments of the Term Loans being prepaid as directed by the Borrower. Notwithstanding anything to the contrary, each such repayment shall be accompanied by any amount required to be paid pursuant to Section 6.9 and, if applicable, Section 5.4(b) hereof. A Notice of Prepayment received after 12:00 noon shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the applicable Term Loan Lenders of each Notice of Prepayment. Notwithstanding anything to the contrary, the Borrower may state that any Notice of Prepayment delivered under this Section 5.4(a) is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied.

(b) Repricing Event. In the event that (other than in connection with a refinancing of all Initial Term Loans in connection with a Change in Control) prior to the date that is six months after the Closing Date, (i) all or any portion of the Initial Term Loans are prepaid or repaid from the proceeds of an issuance or incurrence of Indebtedness by the Borrower or any of its Restricted Subsidiaries (including any Specified Refinancing Debt, Incremental Term Loan or Incremental Equivalent Notes) and the effective yield (in each case, to be determined in the reasonable discretion of the Administrative Agent consistent with generally accepted financial practices, after giving effect to margins and any applicable interest rate “floors”, recurring fees and all other upfront or similar fees or original issue discount (amortized over the shorter of (A) the weighted average life of such new or replacement Indebtedness and (B) four years), but excluding the effect of any bona fide arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders thereof) is, or upon satisfaction of specified conditions could be, lower than the effective yield in respect of the Initial Term Loans (as determined on the same basis) or (ii) a Lender is a Non-Consenting Lender and must assign its Initial Term Loans pursuant to Section 6.12(b) in connection with any waiver, amendment or modification that would reduce the effective yield in effect with respect to such Initial Term Loans (each of clauses (i) and (ii), a “Repricing Event”), then in each case the aggregate principal amount so prepaid or repaid or assigned will be subject to a fee payable by the Borrower equal to 1.00% of the principal amount of Initial Term Loans prepaid or repaid or assigned in connection with such Repricing Event, on the date of such Repricing Event. Such fee shall be paid by the Borrower to the Administrative Agent, for the account of the Lenders or such Non-Consenting Lenders (as the case may be), on the date of such Repricing Event.

(c) Mandatory Prepayments. (i) Excess Cash Flow. No later than three Business Days after the date on which the financial statements with respect to each Fiscal Year are required to be delivered pursuant to Section 9.1(a) (commencing with the Fiscal Year ending on or about September 30, 2018), the Borrower shall prepay outstanding Term Loans in the manner set forth in clause (v) below in an aggregate principal amount equal to the excess, if any, of (A) the Excess Cash Flow Percentage of Excess Cash Flow for the ECF Period in respect of such Fiscal Year then ended minus (B) any optional prepayments of Term Loans pursuant to Section 5.4(a) made during such ECF Period, or in the following ECF Period but before the making of any prepayment required in respect of such ECF Period pursuant to this Section 5.4(c)(i), but only to the extent that (1) such prepayments do not occur in connection with a refinancing of all or any portion of such Term Loans and (2) such prepayment was not previously applied to reduce the amount of any prepayment required by this Section 5.4(c)(i) in respect of a prior ECF Period.

(ii) Certain Debt Issuances. In the event that the Borrower or any of its Restricted Subsidiaries shall receive Net Cash Proceeds from the issuance or incurrence of any Indebtedness for borrowed money of the Borrower or any of its Restricted Subsidiaries (other than any cash proceeds from the issuance of Indebtedness for borrowed money permitted under this Agreement), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by the Borrower or any such Restricted Subsidiary, apply an amount equal to one hundred percent (100%) of such Net Cash Proceeds to prepay outstanding Term Loans in the manner set forth in clause (v) below.

(iii) Asset Dispositions. Within three (3) Business Days after the date of receipt of Net Cash Proceeds of any Asset Disposition by the Borrower or any of its Restricted Subsidiaries (other than any Asset Disposition permitted pursuant to, and in accordance with, clauses (a) through (e) of Section 10.5), which proceeds are, in each case, in excess of $3,000,000, the Borrower shall apply one hundred percent (100%) of the aggregate Net Cash Proceeds received in respect of such Asset Disposition (the “Subject Proceeds”) to prepay outstanding Term Loans in the manner set forth in clause (v) below; provided that, if, at the time that any such prepayment would be required hereunder, the Borrower or any of its Restricted Subsidiaries is required (pursuant to the terms of the documentation governing other Indebtedness) to apply the Subject Proceeds to repay or repurchase any such other Indebtedness (or offer to repay or repurchase such Indebtedness) that is secured pursuant to an intercreditor agreement on a pari passu basis with the Obligations (such Indebtedness required to be so repaid or repurchased (or offered to be repaid or repurchased), the “Other Applicable Indebtedness”), then the Borrower or any such Restricted Subsidiary, as applicable, may apply the Subject Proceeds on a pro rata basis to the prepayment of the Term Loans and to the repurchase or repayment of the Other Applicable Indebtedness (with pro rata being determined on the basis of the aggregate outstanding principal amount of the Term Loans and the Other Applicable Indebtedness (or accreted amount if such Other Applicable Indebtedness is issued with more than de minimis original issue discount) at such time); it being understood that (1) subject to the foregoing, the portion of the Subject Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of the Subject Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof (and the remaining amount, if any, of the Subject Proceeds shall be allocated to the Term Loans in accordance with the terms hereof) and (2) to the extent the holders of the Other Applicable Indebtedness decline to have such Indebtedness prepaid or repurchased, the declined amount shall promptly (and in any event within three (3) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof. Notwithstanding the foregoing, (A) so long as no Default or Event of Default has occurred and is continuing, no prepayment shall be required under this Section 5.4(c)(iii) to the extent that such Net Cash Proceeds are reinvested in assets used or useful in the business of the Borrower and its Restricted Subsidiaries within twelve (12) months after receipt of such Net Cash Proceeds (or, if such Credit Party or such Restricted Subsidiary has contractually committed within twelve (12) months after receipt of such Net Cash Proceeds to so reinvest such Net Cash Proceeds, then within eighteen (18) months after receipt of such Net Cash Proceeds) by such Credit Party or such Restricted Subsidiary (it being agreed that any portion of such Net Cash Proceeds not actually reinvested within such twelve (12) month period (or, if applicable, eighteen (18) month period) shall be prepaid in accordance with this Section 5.4(c)(iii) on or before the last day of such twelve (12) month period (or, if applicable, eighteen (18) month period)) and (B) no such prepayment shall be required in respect of Net Cash Proceeds attributable to ABL Priority Collateral to the extent the Borrower applies such Net Cash Proceeds to prepay Indebtedness under the ABL Facility.

(iv) Insurance and Condemnation Events. The Borrower shall prepay outstanding Term Loans in the manner set forth in clause (v) below in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Insurance and Condemnation Event to the extent that the aggregate amount of such Net Cash Proceeds exceed $10,000,000 during the term of this Agreement. Such prepayments shall be made within three (3) Business Days after the date of receipt of Net Cash Proceeds of any such Insurance and Condemnation Event by any Credit Party or any of its Restricted Subsidiaries; provided that (A) so long as no Default or Event of Default has occurred and is continuing, no prepayment shall be required under this Section 5.4(c)(iv) to the extent that such Net Cash Proceeds are reinvested in assets used or useful in the business of the Borrower and its Restricted Subsidiaries within twelve (12) months after receipt of such Net Cash Proceeds (or, if such Credit Party or such Restricted Subsidiary has contractually committed within twelve (12) months after receipt of such Net Cash Proceeds to so reinvest such Net Cash Proceeds, then within eighteen (18) months after receipt of such Net Cash Proceeds) by such Credit Party or such Restricted Subsidiary (it being agreed that any portion of the Net Cash Proceeds not actually reinvested within such twelve (12) month period (or, if applicable, eighteen (18) month period) shall be prepaid in accordance with this Section 5.4(c)(iv) on or before the last day of such twelve (12) month period (or, if applicable, eighteen (18) month period)) and (B) no such prepayment shall be required in respect of Net Cash Proceeds attributable to ABL Priority Collateral to the extent the Borrower applies such Net Cash Proceeds to prepay Indebtedness under the ABL Facility.

(v) Notice; Manner of Payment. Upon the occurrence of any event triggering the prepayment requirement under clauses (i) through (iv) above, the Borrower shall promptly deliver a Notice of Prepayment to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders. Each optional prepayment of Term Loans under Section 5.4(a) shall be applied to reduce the remaining scheduled principal installments of the Initial Term Loans and/or any Incremental Term Loans provided for under Section 5.3 as directed by the Borrower. Each mandatory prepayment of the Term Loans under Section 5.4(c) shall be applied to reduce on a pro rata basis the remaining scheduled principal installments of the Initial Term Loans and any Incremental Term Loans provided for under Section 5.3.

(vi) No Reborrowings. Amounts prepaid under the Term Loan Facility pursuant to this Section 5.4 may not be reborrowed. Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 6.9.

(vii) Notwithstanding anything to the contrary contained in this Section 5.4, if any Lender shall notify the Administrative Agent on the date of any prepayment that it wishes to decline its share of any prepayment required to be made pursuant to any of clauses (i), (iii) or (iv) of this Section 5.4(c), such declined share (the “Declined Amount”) may be retained by the Borrower.

SECTION 5.5. Specified Refinancing Debt. (a) The Borrower may, from time to time, and subject to the consent of the Administrative Agent, add one or more new term loan facilities to this Agreement (“Specified Refinancing Debt”) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower, to refinance all or any portion of the Term Loans then outstanding under this Agreement pursuant to a Refinancing Amendment; provided that such Specified Refinancing Debt: (i) shall rank pari passu in right of payment with the other Term Loans hereunder; (ii) shall not be guaranteed by any Person that is not a Subsidiary Guarantor; (iii) shall be secured by the Collateral on an equal and ratable basis with the Obligations; (iv) shall have such pricing and optional prepayment terms as may be agreed by the Borrower and the applicable lenders thereof; (v) shall have a scheduled maturity date that is not prior to the scheduled Term Loan Maturity Date, and shall have a Weighted Average Life to Maturity that is not shorter than the Weighted Average Life to Maturity, of the Term Loans being refinanced; (vi) subject to clauses (iv) and (v) above, shall have terms and conditions (other than pricing) that are substantially identical to, or less favorable to the lenders providing such Specified Refinancing Debt than, the terms and conditions of the Term Loans being refinanced (unless such terms are acceptable to the Administrative Agent) and (vii) the Net Cash Proceeds of such Specified Refinancing Debt shall be applied, substantially concurrently with the receipt thereof, to the pro rata prepayment of outstanding Term Loans being so refinanced (and in the case of a partial refinancing, to reduce the remaining scheduled principal installments thereof as directed by the Borrower); provided, however, that such Specified Refinancing Debt (x) may provide for any additional or different financial or other covenants or other provisions that are agreed among the Borrower and the lenders thereof and applicable only during periods after the latest scheduled maturity date of any of the Term Loans that remain outstanding after giving effect to the application of the proceeds of such Specified Refinancing Debt or the date on which all non-refinanced Obligations are paid in full and (y) shall not have a principal or commitment amount (or accreted value) greater than the Term Loans being refinanced (plus accrued interest, fees, discounts, premiums or expenses payable in connection therewith).

(b) The Borrower shall make any request for Specified Refinancing Debt pursuant to a written notice to the Administrative Agent specifying in reasonable detail the proposed terms thereof. No Lender shall have any obligation hereunder to provide Specified Refinancing Debt. To achieve the full amount of a requested issuance of Specified Refinancing Debt, and subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld), the Borrower may invite additional Eligible Assignees to become Lenders in respect of such Specified Refinancing Debt.

(c) The effectiveness of any Refinancing Amendment shall be subject to (i) the representations and warranties contained in this Agreement and the other Loan Documents being true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of such date of effectiveness with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall have been true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall have been true and correct in all respects as of such earlier date), (ii) no Default or Event of Default having occurred and continuing on such date or after giving effect to the Specified Refinancing Debt to be incurred on such date, (iii) receipt by the Administrative Agent of a Notice of Borrowing from the Borrower and (iv) to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements, including any supplements or amendments to the Security Documents providing for such Specified Refinancing Debt to be secured thereby, consistent with those delivered on the Closing Date under Section 7.1. The Lenders hereby authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new tranches of Specified Refinancing Debt and to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches, in each case on terms consistent with this Section 5.5.

(d) Each class of Specified Refinancing Debt incurred under this Section 5.5 shall be in an aggregate principal amount that is (x) not less than $25,000,000 and (y) an integral multiple of $1,000,000 in excess thereof.

(e) Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Specified Refinancing Debt incurred pursuant thereto (including the addition of such Specified Refinancing Debt as a separate “Term Loan Facility” hereunder and treated in a manner consistent with the Term Loan Facility being refinanced, including for purposes of prepayments and voting). Any Refinancing Amendment may, without the consent of any Person other than the Borrower, the Administrative Agent and the Lenders providing such Specified Refinancing Debt, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 5.5.

ARTICLE VI

GENERAL LOAN PROVISIONS

SECTION 6.1. Interest. (a) Interest Rate Options. Subject to the provisions of this Section 6.1, at the election of the Borrower, Term Loans shall bear interest at (i) the Base Rate plus the Applicable Margin or (ii) the LIBOR Rate for the applicable Interest Period plus the Applicable Margin (provided that the LIBOR Rate shall not be available until two (2) Business Days after the Closing Date unless the Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 6.9 of this Agreement). Any Term Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan. Any LIBOR Rate Loan or any portion thereof as to which the Borrower has not duly specified an Interest Period as provided herein shall be deemed a LIBOR Rate Loan with an Interest Period of one (1) month.

(b) Interest Periods. In connection with each LIBOR Rate Loan, the Borrower, by giving notice at the times described in Section 6.2, shall elect an interest period (each, an “Interest Period”) to be applicable to such Term Loan, which Interest Period shall be a period of one (1), two (2), three (3) or six (6) months (or such other period as is acceptable to all Lenders); provided that:

(i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(iii) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(iv) no Interest Period shall extend beyond the Term Loan Maturity Date, and Interest Periods shall be selected by the Borrower so as to permit the Borrower to make the quarterly principal installment payments pursuant to Section 5.3 without payment of any amounts pursuant to Section 6.9; and

(v) there shall be no more than ten (10) Interest Periods in effect at any time.

(c) Default Rate. Subject to Section 11.3, (i) immediately upon the occurrence and during the continuance of an Event of Default under Section 11.1(a), (b), (h) or (i), or (ii) at the election of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, (A) the Borrower shall no longer have the option to request LIBOR Rate Loans, (B) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans, (C) all outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans or such other Obligations arising hereunder or under any other Loan Document and (D) all accrued and unpaid interest shall be due and payable on demand of the Administrative Agent. Interest shall continue to accrue on the Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any Debtor Relief Law.

(d) Interest Payment and Computation. Interest on each Base Rate Loan shall be due and payable in arrears on the last Business Day of each calendar quarter occurring after the Closing Date and on the Term Loan Maturity Date, and interest on each LIBOR Rate Loan shall be due and payable on the last day of each Interest Period applicable thereto and on the Term Loan Maturity Date, and if such Interest Period is longer than three (3) months, at the end of each three (3) month interval during such Interest Period. All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year).

(e) Maximum Rate. (i) In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law, which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest permissible rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations on a pro rata basis. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

SECTION 6.2. Notice and Manner of Conversion or Continuation of Term Loans. Provided that no Default or Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time following the third Business Day after the Closing Date all or any portion of any outstanding Base Rate Loans in a principal amount equal to $2,500,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof into Base Rate Loans or (ii) continue LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Term Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a “Notice of Conversion/Continuation”) not later than 12:00 noon three (3)

Business Days before the day on which a proposed conversion or continuation of such Term Loan is to be effective specifying (A) the Term Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Term Loans to be converted or continued and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the affected Lenders of such Notice of Conversion/Continuation.

SECTION 6.3. Fees. The Borrower shall pay to the Arrangers and the Administrative Agent (or their applicable Affiliate) for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing by the Borrower in the amounts and at the times so specified.

SECTION 6.4. Manner of Payment. (a) Term Loan Payments. Each payment by the Borrower on account of the principal of or interest on the Term Loans or of any fee, commission or other amounts payable to the Lenders under this Agreement shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the Lenders entitled to such payment in Dollars, in immediately available funds and shall be made without any set off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. on such day shall be deemed a payment on such date for the purposes of Section 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes.

(b) General Payment Provisions. Upon receipt by the Administrative Agent of each payment specified in Section 6.4(a), the Administrative Agent shall distribute to each applicable Lender at its address for notices set forth herein its Term Loan Percentage in respect of the Term Loan Facility (or other applicable share as provided herein) of such payment and shall wire advice of the amount of such credit to each such Lender. Each payment to the Administrative Agent of Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Section 6.9, 6.10, 6.11 or 13.3 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to Section 6.1(b)(ii), if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

SECTION 6.5. Evidence of Indebtedness. The Extensions of Credit made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent demonstrable error of the amount of the Extensions of Credit made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of demonstrable error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Term Loan Note which shall evidence such Lender’s Term Loans in addition to such accounts or records. Each Lender may attach schedules to its Term Loan Note and endorse thereon the date, amount and maturity of its Term Loans and payments with respect thereto.

SECTION 6.6. Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Term Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Term Loans and accrued interest thereon or other such obligations (other than pursuant to Section 6.9, 6.10, 6.11 or 13.3) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the Term Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans and other amounts owing them; provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement.

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

SECTION 6.7. Administrative Agent’s Clawback. (a) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender (i) in the case of Base Rate Loans, not later than 12:00 noon on the date of any proposed borrowing and (ii) otherwise, prior to the proposed date of any borrowing that such Lender will not make available to the

Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 5.2 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of (x) the daily average Federal Funds Rate and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Term Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b) Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(c) Nature of Obligations of Lenders Regarding Extensions of Credit. The obligations of the Lenders under this Agreement to make the Term Loans are several and are not joint or joint and several. The failure of any Lender to make available its Term Loan Percentage of any Term Loan requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Term Loan Percentage of such Term Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Term Loan Percentage of such Term Loan available on the borrowing date.

SECTION 6.8. Changed Circumstances. (a) Circumstances Affecting LIBOR Rate Availability. If in connection with any request for a LIBOR Rate Loan or a Base Rate Loan, as applicable, as to which the interest rate is determined with reference to LIBOR or a conversion to or continuation thereof, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such Term Loan, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining the LIBOR Rate for such Interest Period with respect to a proposed LIBOR Rate Loan or any Base Rate Loan as to which the interest rate is determined with reference to LIBOR or (iii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Term Loans during such Interest Period, then the Administrative Agent shall promptly give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Term Loan to or continue any Term Loan as a LIBOR Rate Loan shall be suspended, and (x) in the case of LIBOR Rate Loans, the Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan made to it together with accrued interest thereon (subject to Section 6.1(d)), on the last day of the then current Interest Period applicable to such LIBOR Rate Loan; or (B) convert the then outstanding principal amount of each such LIBOR Rate Loan made to it to a Base Rate Loan, as applicable, as to which the interest rate is not determined by reference to LIBOR as of the last day of such Interest Period; or (y) in the case of Base Rate Loans, the interest rate shall cease to be determined by reference to LIBOR as of the last day of such Interest Period.

(b) Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency made or issued after the date hereof, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans or Base Rate Loans as to which the interest rate is determined by reference to LIBOR, and the right of the Borrower to convert any Term Loan to a LIBOR Rate Loan or continue any Term Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans as to which the interest rate is not determined by reference to LIBOR hereunder, (ii) all Base Rate Loans shall cease to be determined by reference to LIBOR and (iii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto, the applicable Term Loan shall immediately be converted to a Base Rate Loan as to which the interest rate is not determined by reference to LIBOR for the remainder of such Interest Period.

SECTION 6.9. Indemnity. The Borrower hereby indemnifies each of the Lenders against any loss or expense (including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain a LIBOR Rate Loan made to the Borrower or from fees payable to terminate the deposits from which such funds were obtained, but excluding loss of profit) which may arise or be attributable to each Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Term Loan to the Borrower (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow, continue or convert into a LIBOR Rate Loan on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan made to the Borrower on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender’s sole discretion, based upon the assumption that such Lender funded its Term Loan Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for demonstrable error.

SECTION 6.10. Increased Costs. (a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate);

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or LIBOR Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting, continuing or maintaining any Term Loan (or of maintaining its obligation to make any such Term Loan), or to reduce the amount of any sum received or receivable by such Lender, or other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender or other Recipient, the Borrower shall pay to any such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Term Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time upon written request of such Lender, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or such other Recipient setting forth the amount or amounts necessary to compensate such Lender, such other Recipient or any of their respective holding companies, as the case may be, as specified in paragraph (a) or (b) of this Section 6.10 and delivered to the Borrower, shall be conclusive absent demonstrable error. The Borrower shall pay such Lender or such other Recipient, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or such other Recipient to demand compensation pursuant to this Section 6.10 shall not constitute a waiver of such Lender’s or such other Recipient’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender or any other Recipient pursuant to this Section 6.10 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or such other Recipient, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or such other Recipient’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 6.11. Taxes.

(a) [Reserved].

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding

Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 6.11), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Credit Parties. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Credit Parties. The Credit Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 6.11) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent demonstrable error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.10(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent demonstrable error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 6.11, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 6.11(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing:

(A) Any Lender that is a US Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from US federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN, or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, US federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, US federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, W-8BEN or W-8BEN-E, as applicable, a Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in US federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to US federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to Section 6.10 or this Section 6.11 (including by the payment of additional amounts pursuant to this Section 6.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under Section 6.10 or this Section 6.11 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph (h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 6.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 6.12. Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. If any Lender delivers a notice under Section 6.8(b), requests compensation under Section 6.10, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 6.11, then such Lender shall, at the request of the Borrower, use reasonable efforts to designate a different lending office for funding or booking its Term Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would permit the withdrawal of the notice under Section 6.8(b) or (ii) would eliminate or reduce amounts payable pursuant to Section 6.10 or Section 6.11, as the case may be, in the future, and in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender delivers a notice under Section 6.8(b), requests compensation under Section 6.10, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 6.11, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 6.12(a), or if any Lender is a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 13.10), all of its interests, rights (other than its existing rights to payments pursuant to Section 6.10 or Section 6.11) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 13.10;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Term Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.4(b) and Section 6.9) from (x) the assignee (to the extent of such outstanding principal), (y) the assignee and/or, with the Borrower’s prior consent, the Borrower (to the extent of such outstanding accrued interest and fees) or (z) the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 6.10 or payments required to be made pursuant to Section 6.11, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with Applicable Law; and

(v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

(c) Each party hereto agrees that an assignment and delegation required pursuant to clause (b) above may, at the Administrative Agent’s request and notwithstanding anything in Section 13.10 or elsewhere herein to the contrary, be effected pursuant to an assignment and assumption agreement (or any other written instrument), in each case, in a form acceptable to the Administrative Agent, executed by the Borrower, the Administrative Agent and the assignee, and that the Lender required to make such assignment and delegation need not be a party thereto.

No Lender shall be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 6.13. Incremental Term Loans. (a) At any time after the Closing Date, the Borrower may by written notice to the Administrative Agent elect to request the establishment of one or more incremental term loan commitments (any such incremental term loan commitment, an “Incremental Term Loan Commitment”) to make one or more incremental term loans under (i) the Term Loan Facility (each such loan, an “Incremental Term Increase”) or (ii) a newly established tranche of term loans (each newly established tranche, an “Incremental Term Facility”, and, together with each Incremental Term Increase, the “Incremental Term Loans”); provided that (1) the total aggregate principal amount for all such Incremental Term Loan Commitments (and any Incremental Equivalent Notes issued concurrently therewith) shall not (as of any date of incurrence thereof (or, in the case of an LCA Election, as of the LCA Test Time)) exceed the Maximum Incremental Amount at such time and (2) the total aggregate amount for each Incremental Term Loan Commitment (and the Incremental Term Loans made thereunder) shall not be less than a minimum principal amount of $50,000,000 or, if less, the remaining amount permitted pursuant to the foregoing clause (1). Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that any Incremental Term Loan Commitment shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to Administrative Agent (or such earlier date after such notice is delivered as is acceptable to the Administrative Agent). The Borrower may invite any Lender, any Affiliate of any Lender and/or any Approved Fund, and/or any other Person reasonably satisfactory to the Administrative Agent, to provide an Incremental Term Loan Commitment (any such Person, an “Incremental Lender”). Any proposed Incremental Lender offered or approached to provide all or a portion of any Incremental Term Loan Commitment may elect or decline, in its sole discretion, to provide such Incremental Term Loan Commitment. Any Incremental Term Loan Commitment shall become effective as of such Increased Amount Date; provided that:

(A) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to (1) such Incremental Term Loan Commitment and (2) the making of any Incremental Term Loans pursuant thereto; provided that, in connection with any Incremental Term Loan Commitment, the proceeds of which are, substantially concurrently with receipt thereof, to be used by the Borrower to finance, in whole or in part, a Permitted Acquisition, then the conditions set forth in subclause (1) and (2) above must only be satisfied at the time the acquisition agreement for such Permitted Acquisition is entered into;

(B) if the Incremental Term Loan Commitment is proposed to be established pursuant to clause (ii) of the definition of “Maximum Incremental Amount”, the Administrative Agent shall have received from the Borrower a duly completed certificate signed by a Responsible Officer of the Borrower demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, that the proposed Incremental Term Loan Commitment will not exceed the limitation set forth in said clause (ii) of the definition of “Maximum Incremental Amount”;

(C) each of the representations and warranties contained in Article VIII of this Agreement and each other Loan Document shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects) immediately before and after giving effect to such Incremental Term Loan Commitment and the making of the Incremental Term Loans pursuant thereto with the same effect as if made on and as of such time (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall have been true and correct as of such earlier date); provided that, in connection with any Incremental Term Loan Commitment, the proceeds of which are, substantially concurrently with the receipt thereof, to be used by the Borrower to finance, in whole or in part, a Permitted Acquisition, then the only representations and warranties that will be required to be true and correct as of the funding of the Incremental Term Loans thereunder shall be (x) the Specified Representations and (y) such of the representations and warranties made by or on behalf of the applicable acquired company or business (or the seller thereof) in the applicable acquisition agreement as are material to the interests of the Lenders, but only to the extent that the Borrower (or any of its Subsidiaries) has the right to terminate or elect not to perform its obligations under such acquisition agreement as a result of the inaccuracy of any such representations or warranties in such acquisition agreement);

(D) (i) the terms of any Incremental Term Increase shall be on the same terms thereafter applicable to the Initial Term Loans (including mandatory and voluntary prepayment provisions); and (ii) the terms of any Incremental Term Facility (except as otherwise specifically addressed in this Section 6.13) shall otherwise be reasonably satisfactory to the Administrative Agent;

(E) each Incremental Term Loan Commitment (and the Incremental Term Loans made thereunder) shall (x) constitute Obligations and shall be secured and guaranteed with the other Extensions of Credit on a pari passu basis and (y) be permitted to be so secured under the Intercreditor Agreement;

(F) in the case of each Incremental Term Facility:

(x) the Incremental Term Loans thereunder will mature and amortize in a manner reasonably acceptable to the Incremental Lenders making such Incremental Term Loan and the Borrower, but will not in any event have a shorter Weighted Average Life to Maturity than the remaining Weighted Average Life to Maturity of the Initial Term Loans or a scheduled maturity date earlier than the Term Loan Maturity Date;

(y) (i) the Applicable Margin and pricing grid, if applicable, for such Incremental Term Loan shall be determined by the applicable Incremental Lenders and the Borrower; and (ii) the “effective yield” on the Incremental Term Loans thereunder (which shall be deemed to take account of interest rate benchmark floors, recurring fees and all upfront or similar fees or original issue discount (amortized over the shorter of (A) the Weighted Average Life to Maturity of such Incremental Term Loans and (B) four years) payable to all Incremental Lenders providing such Incremental Term Loans, but exclusive of any arrangement, structuring or other fees payable in connection therewith that are not shared with all Incremental Lenders providing such Incremental Term Loans) may exceed the then “effective yield” on the Initial Term Loans (determined on the same basis as provided above), if the “effective yield” on the Initial Term Loans (determined on the same basis as provided above) is increased to be not less than 0.50% lower than the “effective yield” on such Incremental Term Loans; and

(z) except as provided above, all other terms and conditions applicable to any Incremental Term Loan thereunder, to the extent not consistent with the terms and conditions applicable to the Initial Term Loan, shall be reasonably satisfactory to the Administrative Agent and the Borrower;

(G) each Incremental Term Loan shall receive proceeds of mandatory prepayments on the same basis as the Initial Term Loans (such prepayments to be shared pro rata on the basis of the outstanding amount thereof among the Initial Term Loans and the applicable Incremental Term Loans);

(H) such Incremental Term Loan Commitments shall be effected pursuant to one or more Lender Joinder Agreements executed and delivered by the Borrower, the Administrative Agent and the applicable Incremental Lenders (which Lender Joinder Agreement may, without the consent of any other Lenders and notwithstanding anything to the contrary in Section 13.2, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 6.13); and

(I) the Borrower shall deliver or cause to be delivered any customary legal opinions or other documents (including, without limitation, a resolution duly adopted by the board of directors (or equivalent governing body) of each Credit Party authorizing such Incremental Term Loan and/or Incremental Term Loan Commitment) reasonably requested by Administrative Agent in connection with any such transaction.

(b) (i) Each Incremental Term Loan shall be deemed to be a Term Loan for all purposes of the Loan Documents; provided that any Incremental Term Loan under an Incremental Term Facility shall be designated as a separate Class of Term Loans for all purposes of the Loan Documents.

(ii) The Incremental Lenders shall be included in any determination of the Required Lenders, as applicable, and, subject to the last proviso to the first paragraph of Section 13.2, the Incremental Lenders will not constitute a separate voting class for any purposes under the Loan Documents.

(c) On any Increased Amount Date on which any Incremental Term Loan Commitment becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Term Loan Commitment shall make an Incremental Term Loan to the Borrower in an amount equal to its Incremental Term Loan Commitment and shall become a Term Loan Lender hereunder with respect to such Incremental Term Loan Commitment and the Incremental Term Loan made pursuant thereto.

ARTICLE VII

CONDITIONS OF CLOSING AND BORROWING

SECTION 7.1. Conditions to Closing and Initial Extensions of Credit. The obligation of the Lenders to make the Initial Term Loans is subject to the satisfaction of each of the following conditions:

(a) Executed Loan Documents. This Agreement, a Term Loan Note in favor of each Term Loan Lender requesting a Term Loan Note and the Security Documents (other than those described in clause (c) and (e) of the definition thereof), shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto and shall be in full force and effect.

(b) Closing Certificates; Etc. The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

(i) Officer’s Certificate. A certificate from a Responsible Officer of the Borrower to the effect that each of the conditions set forth in this Section 7.1 has been satisfied.

(ii) Certificate of Secretary of each Credit Party. A certificate of a Responsible Officer of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation (or equivalent), as applicable, of such Credit Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, (B) the bylaws or other governing document of such Credit Party as in effect on the Closing Date, (C) resolutions duly adopted by the board of directors (or other governing body) of such Credit Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (D) each certificate required to be delivered pursuant to Section 7.1(b)(iii).

(iii) Certificates of Good Standing. Certificates as of a recent date of the good standing of each Credit Party under the laws of its jurisdiction of incorporation, organization or formation (or equivalent), as applicable.

(iv) Opinions of Counsel. Favorable opinions of counsel to the Credit Parties addressed to the Administrative Agent and the Lenders with respect to the Credit Parties, the Loan Documents and such other matters as the Administrative Agent shall request (which such opinions shall expressly permit reliance by permitted successors and assigns of the addressees thereof).

(c) Collateral. (i) Filings and Recordings. All (A) UCC filings and recordations and (B) filings and recordations of short form security agreements with the United States Patent and Trademark Office or the United States Copyright Office, in each case, that are necessary or advisable to perfect the security interests of the Administrative Agent, on behalf of the Secured Parties, in any Collateral will have been executed and/or delivered, and, to the extent applicable, be in the proper form for filing.

(ii) Pledged Collateral. The Administrative Agent shall have received (A) original stock certificates or other certificates evidencing the Capital Stock pledged pursuant to the Security Documents, if issued (other than certificates of “branch” subsidiaries of the Target Company that are lost or misplaced or otherwise cannot be delivered on the Closing Date and cannot be reissued prior to the Closing Date after the Borrower’s use of commercially reasonable efforts), together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) each original promissory note pledged pursuant to the Security Documents together with an undated endorsement for each such promissory note duly executed in blank by the holder thereof.

(iii) Perfection Certificate. The Administrative Agent shall have received a perfection certificate with respect to the Credit Parties dated the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent, and duly executed by a Responsible Officer of the Borrower.

(iv) Lien Search. To the extent requested at least ten (10) Business Days prior to the Closing Date, the Administrative Agent shall have received the results of a Lien search (including, to the extent requested by the Administrative Agent, a search as to judgments, pending litigation, bankruptcy, tax and intellectual property matters), in form and substance reasonably satisfactory thereto, made against the Credit Parties under the UCC (or applicable judicial docket), as applicable, as in effect in each jurisdiction in which filings or recordations under the UCC (or applicable judicial docket), as applicable, should be made to evidence or perfect security interests in all assets of such Credit Party.

(d) Financial Matters. (i) Financial Statements. The Arrangers shall have received (A)(x) audited Consolidated balance sheets and related statements of income and cash flows of the Borrower and its consolidated Subsidiaries for the three most recently completed fiscal years ended at least 60 days prior to the Closing Date (it being acknowledged that the Arrangers have previously received such financial statements for the fiscal years ended September 30, 2015 and 2016) and (y) unaudited Consolidated balance sheets and related statements of income and cash flows of the Borrower and its consolidated Subsidiaries for each fiscal quarter (other than any fourth fiscal quarter) ended after the most recent audited financial statements delivered pursuant to the foregoing subclause (A)(x) and at least 45 days prior to the Closing Date (if any) and (B) (x) audited combined balance sheets and related statements of income and cash flows of the Target Company for the three most recently completed fiscal years ended at least 90 days prior to the Closing Date (it being acknowledged that the Arrangers have previously received such financial statements for the fiscal years ended December 27, 2014, January 2, 2016 and December 31, 2016), and (y) unaudited combined balance sheets and related statements of income and cash flows of the Target Company for each fiscal quarter ended after the most recent audited financial statements delivered pursuant to the foregoing subclause (B)(x) and at least 45 days prior to the Closing Date (it being acknowledged that the Arrangers have previously received such financial statements through and including the fiscal quarter ended July 1, 2017).

(ii) Pro Forma Financial Statements. The Arrangers shall have received a pro forma Consolidated balance sheet and related pro forma Consolidated statement of income of the Borrower as of, and for the twelve-month period ending on, the last day of the most recently completed four-fiscal quarter period for which financial statements of the Borrower pursuant to Section 7.1(d)(i)(A) above has been delivered, in each case prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such income statement).

(iii) Solvency Certificate. The Borrower shall have delivered to the Administrative Agent a solvency certificate, in the form attached as Exhibit I.

(iv) Payment at Closing. The Borrower shall have paid (A) to the Administrative Agent, the Arrangers and the Lenders the fees set forth or referenced in Section 6.3, (B) all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) and (C) all other out-of-pocket expenses of the Administrative Agent and Arrangers required to be paid or reimbursed by the Borrower under the commitment letter agreement entered into in connection with the Fee Letter, in each case under subclauses (B) and (C) to the extent invoiced at least three days prior to the Closing Date.

(e) Miscellaneous. (i) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing from the Borrower in accordance with Section 5.2.

(ii) Existing Indebtedness. On the Closing Date and after giving effect to the consummation of the Transactions, none of the Borrower or any of its Subsidiaries (including, without limitation, the Target Company) shall have (or guarantee or provide collateral security for) any Indebtedness for borrowed money owed to, or preferred equity issued to, a Person other than the Borrower or its Subsidiaries, except for (a) Indebtedness pursuant to or in respect of the Loan Documents, (b) Permitted Surviving Debt and (c) the Series A Preferred Shares issued as part of the Closing Date Acquisition Preferred Equity Financing.

(iii) PATRIOT Act, etc. Each of the Arrangers shall have received, at least five Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, that such Arranger has requested at least eleven (11) Business Days prior to the Closing Date.

(f) Consummation of Closing Date Acquisition; Financing Transactions; etc. The Closing Date Acquisition shall be consummated substantially contemporaneously with the initial funding of the Initial Term Loans and the ABL Facility in accordance with the terms described in the Closing Date Acquisition Agreement (without any amendment, modification, supplement or waiver thereof or any consent thereunder that is material and adverse to the Arrangers or the Lenders without the prior written consent of the Arrangers, which consent shall not be unreasonably withheld, conditioned or delayed (it being understood and agreed that (x) any decrease in the purchase price of less than 15% shall not be deemed to be material and adverse to the Lenders or the Arrangers if the amounts to be funded under the this Agreement and the ABL Agreement are reduced by the full amount of such decrease with such decrease to be allocated among such credit facilities as determined by the Arrangers, (y) any decrease in the purchase price of 15% or greater shall be deemed to be material and adverse to the Lenders and Arrangers and (z) any increase in the purchase price of less than 15% shall not be deemed to be material and adverse to the Lenders or the Arrangers if the amount of such increase is funded with proceeds of additional equity)). The Closing Date Acquisition Agreement shall be in form and substance reasonably satisfactory to the Arrangers; provided that the Closing Date Acquisition Agreement provided to Citi and Wells Fargo on August 23, 2017 at 5:15 p.m. Eastern Time is satisfactory in form and substance to the Arrangers.

(g) Closing Date Acquisition Agreement Representations. The Closing Date Acquisition Agreement Representations shall be true and correct, and the Specified Representations shall be true and correct in all material respects (or in all respects, if qualified by materiality).

(h) No Material Adverse Effect. Except as set forth in clause (iii) of Schedule 3.16 to the Closing Date Acquisition Agreement (or as set forth in any other schedule to the Closing Date Acquisition Agreement to the extent that the relevance of any fact or item or contents set forth therein is reasonably apparent), since December 31, 2016, no Group Company (as defined in the Closing Date Acquisition Agreement) has suffered a Closing Date Acquisition Agreement Material Adverse Effect and no effect, development, event, change, state of facts, circumstance or occurrence exists that has had or is reasonably expected to have a Closing Date Acquisition Agreement Material Adverse Effect.

(i) Closing Date Acquisition Equity Financing. The Borrower shall have received gross proceeds from the Closing Date Acquisition Equity Financing in an amount not less than $498,000,000. The Closing Date Acquisition Preferred Equity Financing shall be consummated substantially contemporaneously with the initial funding of the Initial Term Loans and the ABL Facility in accordance with the terms described in the Closing Date Acquisition Investment Agreement and the Series A Certificate of Designation, in each case provided to Wells Fargo and Citi on August 23, 2017 at 6:03 p.m. Eastern Time (each without any amendment, modification, supplement or waiver thereof or any consent thereunder that is material and adverse to the Lenders or the Arrangers without the prior written consent of the Arrangers, which consent shall not be unreasonably withheld, conditioned or delayed), it being acknowledged and agreed by the Arrangers that such Investment Agreement and Series A Certificate of Designation, and the terms of the Series A Preferred Shares set forth therein, are satisfactory in form and substance to the Arrangers.

Without limiting the generality of the provisions of the last paragraph of Section 12.3, for purposes of determining compliance with the conditions specified in this Section 7.1, the Administrative Agent and each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the making of the Initial Term Loans to the Borrower on the Closing Date specifying its objection thereto.

SECTION 7.2. [Reserved].

SECTION 7.3. Post-Closing Requirements. (a) Within ninety (90) days after the Closing Date (or such later date as the Administrative Agent shall reasonably approve), the Administrative Agent shall have received:

(i) Mortgages. A Mortgage, duly authorized, executed, acknowledged and delivered by the applicable Credit Party, with respect to each parcel of real property owned by such Credit Party as of the Closing Date with an individual fair market value greater than $3,000,000, which parcels shall be listed on Schedule 7.3(a)(i), in form and substance reasonably acceptable to the Administrative Agent; provided, however, that no Mortgage shall be executed and delivered until at least twenty (20) days (or such shorter period as is acceptable to the Administrative Agent) after the Administrative Agent has been provided a life of loan flood zone determination and such other documents for each Flood Hazard Property as it may reasonably request to complete its flood insurance diligence (including, as applicable, the flood insurance documents described in Section 7.3(a)(iv) below).

(ii) Title Insurance. A policy of title insurance, in form and substance reasonably satisfactory to the Administrative Agent, insuring the first priority Liens of the Secured Parties and showing no Liens prior to the Liens of the Secured Parties other than for ad valorem taxes not yet due and payable and Permitted Liens, with title insurance companies reasonably acceptable to the Administrative Agent, on each property subject to a Mortgage.

(iii) Title Exceptions. Copies of all documents creating exceptions to the title policy referred to in Section 7.3(a)(ii).

(iv) Matters Relating to Flood Hazard Properties. To the extent not otherwise provided on or prior to the Closing Date, with respect to each parcel of real property subject to a Mortgage, a determination (in form complying in all respects with all Applicable Laws) as to whether such property is located in a special flood hazard area and, in the case of each Flood Hazard Property, copies of insurance policies of the applicable Credit Party evidencing flood insurance reasonably satisfactory to the Administrative Agent (but in any event, meeting in all respects all requirements under all applicable Flood Laws) and naming the Administrative Agent as lender’s loss payee on behalf of the Secured Parties. Borrower shall provide such further information as may be reasonably requested by the Administrative Agent to permit the Lenders to comply with all Flood Laws, including, if and to the extent required under Flood Laws, GPS coordinates of all structures and improvements located in special flood hazard areas.

(v) Opinion of Counsel. Favorable opinions of counsel to the Credit Parties addressed to the Administrative Agent and the Lenders with respect to the Credit Parties, the Mortgages and such other matters as the Administrative Agent shall reasonably request (which such opinions shall expressly permit reliance by permitted successors and assigns of the addressees thereof).

(vi) Other Real Property Information. The Administrative Agent shall have received such other certificates, documents, agreements, surveys, insurance policies and information as it reasonably requests, other than appraisals and environmental reports, each in form and substance reasonably satisfactory to the Administrative Agent.

(b) Within ninety (90) days after the Closing Date (or such later date as the Administrative Agent shall approve), the Administrative Agent shall have received control agreements, in form and substance reasonably satisfactory to the Administrative Agent, duly executed by, inter alia, the applicable Credit Party, the Administrative Agent and each depository bank or Securities Intermediary (as defined in the Collateral Agreement), as applicable, at which a Deposit Account (as defined in the Collateral Agreement) that is not a Specified Deposit Account (as defined in the Collateral Agreement) or a Securities Account (as defined in the Collateral Agreement) that is not Specified Investment Property (as defined in the Collateral Agreement), as the case may be, is maintained, which shall be sufficient to, amongst other things, establish Control (as defined in the applicable UCC) over such Deposit Account or such Securities Account.

(c) Within ten (10) Business Days after the Closing Date (or such later date as the Administrative Agent shall reasonably approve), the Administrative Agent shall have received copies of insurance certificates and endorsements of insurance meeting the requirements set forth in this Agreement or the Security Documents (and subject to the Intercreditor Agreement), in each case in form and substance reasonably satisfactory to the Administrative Agent.

(d) Within ten (10) Business Days after the Closing Date (or such later date as the Administrative Agent shall reasonably approve), the Administrative Agent shall have received any certificates of “branch” subsidiaries of the Target Company that were not delivered at Closing pursuant to Section 7.1(c)(ii).

(e) The Borrower shall deliver or cause to be delivered all documents and perform or cause to be performed all actions set forth on Schedule 7.3(e) within the time periods specified on Schedule 7.3(e) (or within such other time periods as the Administrative Agent shall approve in its discretion).

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES

To induce the Administrative Agent to enter into this Agreement and to induce the Lenders to become Lenders under this Agreement and to make Extensions of Credit, the Credit Parties hereby represent and warrant to the Administrative Agent and the Lenders both before and after giving effect to the transactions contemplated hereunder, which representations and warranties shall be made on the Closing Date that:

SECTION 8.1. Organization; Power; Qualification. Each Credit Party and each Restricted Subsidiary thereof (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (b) has the power and authority to own its Properties and to carry on its business as now being and hereafter proposed to be conducted and (c) is duly qualified and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification and authorization except in jurisdictions where the failure to be so qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect. The jurisdictions in which each Credit Party and each Restricted Subsidiary thereof is organized and qualified to do business as of the Closing Date are described on Schedule 8.1.

SECTION 8.2. Ownership. Each Subsidiary of each Credit Party as of the Closing Date is listed on Schedule 8.2. As of the Closing Date, the capitalization of each Credit Party and its Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 8.2. As of the Closing Date, all outstanding shares of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and not subject to any preemptive or similar rights, except as described in Schedule 8.2. The shareholders or other owners, as applicable, of each Credit Party (other than the Borrower) and each Subsidiary of a Credit Party and the number of shares owned by each as of the Closing Date are described on Schedule 8.2. As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or require the issuance of Capital Stock of any Credit Party (other than the Borrower) or any Subsidiary of a Credit Party, except as described on Schedule 8.2.

SECTION 8.3. Authorization; Enforceability. Each Credit Party has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Credit Party that is a party thereto, and each such document constitutes the legal, valid and binding obligation of each Credit Party that is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

SECTION 8.4. Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by each Credit Party of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the Extensions of Credit hereunder and the transactions contemplated hereby or thereby do not and will not, by the passage of time, the giving of notice or otherwise, (a) require any Governmental Approval or violate any Applicable Law relating to any Credit Party where the failure to obtain such Governmental Approval or such violation could reasonably be expected to have a Material Adverse Effect, (b) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Credit Party, (c) conflict with, result in a breach of or constitute a default under (x) the ABL Facility Documentation or (y) any other indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, which, in the case of clause (y), could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (d) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Permitted Liens or (e) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement other than (i) consents, authorizations, filings or other acts or consents for which the failure to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) consents or filings under the UCC, (iii) filings with the United States Copyright Office and the United States Patent and Trademark Office, (iv) Mortgages and (v) consents or filings made or obtained and in full force and effect.

SECTION 8.5. Compliance with Law; Governmental Approvals. Each Credit Party and each Restricted Subsidiary thereof (a) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to its knowledge, threatened attack by direct or collateral proceeding, (b) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties and (c) has timely filed all material reports, documents and other materials required to be filed by it under all Applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under Applicable Law, except in the case of each of clauses (a), (b) or (c) where the failure to have, comply, file or retain could not reasonably be expected to have a Material Adverse Effect.

SECTION 8.6. Tax Returns and Payments. Each Credit Party and each Restricted Subsidiary thereof has duly filed or caused to be filed all federal and state income Tax returns and all other material federal, state, provincial, territorial, local and other Tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal and state income Taxes and all other material federal, state, local and other Taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Credit Party or Restricted Subsidiary). Such returns accurately reflect in all material respects all liability for all applicable Taxes of the related Credit Party or Restricted Subsidiary thereof for the periods covered thereby. As of the Closing Date, there is no ongoing audit or examination or, to its knowledge, other investigation by any Governmental Authority of the Tax liability of any Credit Party or any Restricted Subsidiary thereof other than those set forth on Schedule 8.6. No Governmental Authority has asserted any Lien or other claim against any Credit Party or any Restricted Subsidiary thereof with respect to unpaid Taxes which has not been discharged or resolved (other than (a) any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Credit Party and (b) Permitted Liens). As of the Closing Date, the charges, accruals and reserves on the books of each Credit Party and each Restricted Subsidiary thereof in respect of federal, state, local and other Taxes for all Fiscal Years and portions thereof since the organization of any Credit Party or any Restricted Subsidiary thereof and ended prior to the Closing Date are in the judgment of the Credit Parties adequate, and the Credit Parties do not anticipate any additional Taxes or assessments for any of such years.

SECTION 8.7. Intellectual Property Matters. Each Credit Party and each Restricted Subsidiary thereof owns or possesses rights to use all material franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, service mark, service mark rights, trade names, trade name rights, copyrights, designs and other rights with respect to the foregoing which are reasonably necessary to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and no Credit Party nor any Restricted Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations, except in each case as could not reasonably be expected to have a Material Adverse Effect.

SECTION 8.8. Environmental Matters. (a) Except where the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the properties owned, leased or operated by each Credit Party and each Restricted Subsidiary thereof now or in the past do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which constitute or constituted a violation of applicable Environmental Laws.

(b) Except where the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Credit Party and each Restricted Subsidiary thereof and such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there are no Hazardous Materials at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof.

(c) No Credit Party nor any Restricted Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws that could reasonably be expected to be adversely determined and, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(d) Except where the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, Hazardous Materials have not been transported or disposed of to or from the properties owned, leased or operated by any Credit Party or any Restricted Subsidiary thereof in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Laws.

(e) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of any Credit Party, threatened, under any Environmental Law to which any Credit Party or any Restricted Subsidiary thereof is or will be named as a potentially responsible party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Credit Party, any Restricted Subsidiary thereof or such properties or such operations that, in each of the foregoing cases, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(f) There has been no release, or to the knowledge of any Credit Party, threat of release, of Hazardous Materials at or from properties owned, leased or operated by any Credit Party or any Restricted Subsidiary, now or in the past, nor has there been any exposure to Hazardous Materials associated with any properties, products or operations of any Credit Party or Restricted Subsidiary, in each case, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws and that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

SECTION 8.9. Employee Benefit Matters. (a) As of the Closing Date, no Credit Party nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Pension Plans or Multiemployer Plans other than those identified on Schedule 8.9.

(b) With respect to all Employee Benefit Plans, each Credit Party and each ERISA Affiliate is in compliance with, and, with respect to all Multiemployer Plans, to the knowledge of each Credit Party, each Credit Party and each ERISA Affiliate is in compliance with, all applicable provisions of ERISA and the Code, except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired and except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, each Employee Benefit Plan and, to the knowledge of each Credit Party, each Multiemployer Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified or is the subject of a favorable opinion letter from the IRS, and each trust related to such Employee Benefit Plan and, to the knowledge of each Credit Party, each trust related to such Multiemployer Plan is exempt under Section 501(a) of the Code except for such plans that have not yet received determination letters but for which the remedial amendment period for submitting a determination letter has not yet expired. No liability has been incurred by any Credit Party or any ERISA Affiliate which remains unsatisfied for any taxes or penalties assessed with respect to any Employee Benefit Plan or any Multiemployer Plan except for an outstanding liability that could not reasonably be expected to have a Material Adverse Effect.

(c) As of the Closing Date, no Pension Plan has been terminated, nor has any Pension Plan become subject to funding based benefit restrictions under Section 436 of the Code nor has any funding waiver from the IRS been received or requested with respect to any Pension Plan, nor has any Credit Party or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Sections 412 or 430 of the Code or Section 302 of ERISA or the terms of any Pension Plan on or prior to the due dates of such contributions under Sections 412 or 430 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan other than as set forth on Schedule 8.9.

(d) Except where the failure of any of the following representations to be correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no Credit Party nor, with respect to clauses (ii), (iii), and (iv) hereof, any ERISA Affiliate has: (i) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan or (iv) failed to make a required installment or other required payment under Sections 412 or 430 of the Code.

(e) No Termination Event has occurred or is reasonably expected to occur.

(f) Except where the failure of any of the following representations to be correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to its knowledge, threatened concerning or involving (i) any employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any Credit Party or any ERISA Affiliate, (ii) any Pension Plan or (iii) to the knowledge of any Credit Party, any Multiemployer Plan.

SECTION 8.10. Margin Stock. No Credit Party nor any Subsidiary thereof is engaged in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Term Loans will be used for purchasing or carrying margin stock in contravention of, or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors. Following the application of the proceeds of the Term Loans, not more than twenty-five percent (25%) of the value of the assets of the Borrower and its Subsidiaries on a Consolidated basis subject to the provisions of Section 10.2 or Section 10.5 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness in excess of the Threshold Amount will be “margin stock”.

SECTION 8.11. Investment Company. No Credit Party nor any Restricted Subsidiary thereof is an “investment company” or a company “controlled” by an “investment company” (as each such term is defined or used in the Investment Company Act of 1940).

SECTION 8.12. Employee Relations. As of the Closing Date, no Credit Party or any Restricted Subsidiary thereof is party to any collective bargaining agreement, nor has any labor union been recognized as the representative of its employees except as set forth on Schedule 8.12. No Credit Party knows of any pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Restricted Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 8.13. Burdensome Provisions. The Credit Parties and their respective Restricted Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect. No Restricted Subsidiary (other than an Excluded Subsidiary) is party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Capital Stock to the Borrower or its Restricted Subsidiaries or to transfer any of its assets or properties to the Borrower or its Restricted Subsidiaries, in each case, other than existing under or by reason of the Loan Documents or Applicable Law.

SECTION 8.14. Financial Statements. The audited and unaudited financial statements delivered pursuant to Section 7.1(d)(i) are complete and correct and fairly present in all material respects, on a Consolidated basis, the assets, liabilities and financial position of the Borrower and its Subsidiaries or the Target Company, as the case may be, as at such dates, and the results of the operations and changes of financial position for the periods then ended (other than customary year-end adjustments for unaudited financial statements and the absence of footnotes from unaudited financial statements). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. Such financial statements show all material indebtedness and other material liabilities, direct or contingent, of the Borrower and its Subsidiaries or the Target Company, as the case may be, as of the date thereof, including material liabilities for taxes, material commitments, and Indebtedness, in each case, to the extent required to be disclosed under GAAP. The pro forma financial statements delivered pursuant to Section 7.1(d)(ii) were prepared in good faith on the basis of the assumptions stated therein, which assumptions are believed to be reasonable in light of then existing conditions except that such financial projections and statements shall be subject to normal year-end closing and audit adjustments.

SECTION 8.15. No Material Adverse Change. Since September 30, 2017, there has been no material adverse change in the properties, business, operations or condition (financial or otherwise) of the Borrower and its Restricted Subsidiaries and no event has occurred or condition arisen, either individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect.

SECTION 8.16. Solvency. After giving effect to the Transactions, the Borrower is Solvent and the Credit Parties and their respective Restricted Subsidiaries, on a Consolidated basis, are Solvent.

SECTION 8.17. Titles to Properties. As of the Closing Date, the real property listed on Schedule 8.17 constitutes all of the real property that is owned, leased, subleased or used by any Credit Party or any of its Restricted Subsidiaries. Each Credit Party and each Restricted Subsidiary thereof has good title to the real property owned or leased by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 8.18. Litigation. There are no actions, suits or proceedings pending nor, to its knowledge, threatened against or in any other way relating adversely to or affecting any Credit Party or any Restricted Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

SECTION 8.19. Anti-Terrorism; Anti-Money Laundering. No Credit Party nor any of its Subsidiaries (a) is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), (b) is in violation of (i) the Trading with the Enemy Act or

(ii) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto or (c) is a Sanctioned Person. The Borrower has implemented and maintains in effect policies and procedures designed to provide for compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and directors and to the knowledge of the Borrower its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. No Credit Party nor any of its Subsidiaries is in violation of the PATRIOT Act. No Credit Party knows, or has reason to know, that any part of the proceeds of any Extension of Credit hereunder will be used (x) to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country in violation of Applicable Law, (y) to fund any operations, finance any investments or activities in or make any payments in violation of Anti-Money Laundering Laws or (z) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the U.S. Foreign Corrupt Practices Act of 1977.

SECTION 8.20. Absence of Defaults. No event has occurred or is continuing (a) which constitutes a Default or an Event of Default, or (b) which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by any Credit Party or any Subsidiary thereof under any judgment, decree or order to which any Credit Party or any Subsidiary thereof is a party or by which any Credit Party or any Subsidiary thereof or any of their respective properties may be bound or which would require any Credit Party or any Subsidiary thereof to make any payment thereunder prior to the scheduled maturity date therefore that, in any case under this clause (b), could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 8.21. Senior Indebtedness Status. The Obligations of each Credit Party under this Agreement and each of the other Loan Documents ranks and shall continue to rank at least senior in priority of payment to all Subordinated Indebtedness of each such Person and is designated as “Senior Indebtedness” under all instruments and documents, now or in the future, relating to all Subordinated Indebtedness of such Person.

SECTION 8.22. [Reserved.]

SECTION 8.23. Disclosure. No financial statement, material report, material certificate or other material information furnished (whether in writing or orally) by or on behalf of any Credit Party or any Subsidiary thereof to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken together as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, pro forma financial information, estimated financial information and other projected or estimated information, such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

ARTICLE IX

AFFIRMATIVE COVENANTS

Until all of the Obligations (other than contingent indemnification obligations not then due) have been paid and satisfied in full in cash and the Commitments terminated, each Credit Party will, and will cause each of its Restricted Subsidiaries to:

SECTION 9.1. Financial Statements and Budgets. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a) Annual Financial Statements. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year (commencing with the Fiscal Year ended September 30, 2018), (i) an audited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year and (ii) if applicable, the related Restricted Group Reconciliation Statement. Such annual financial statements under clause (i) above shall be audited by an independent certified public accounting firm of recognized national standing reasonably acceptable to the Administrative Agent, and accompanied by a report and opinion thereon by such certified public accountants prepared in accordance with generally accepted auditing standards that is not subject to any “going concern” or similar qualification or exception or any qualification as to the scope of such audit.

(b) Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days after the end of the first three fiscal quarters of each Fiscal Year (commencing with the fiscal quarter ended March 31, 2018), an unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income, retained earnings and cash flows and a report containing management’s discussion and analysis of such financial statements for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries on a Consolidated basis as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year-end adjustments and the absence of footnotes (and, if applicable, the related Restricted Group Reconciliation Statement).

(c) Annual Business Plan and Budget. As soon as practicable and in any event within forty-five (45) days after the end of each Fiscal Year (commencing with the Fiscal Year ended September 30, 2018), a business plan and operating and capital budget of the Borrower and its Subsidiaries for the ensuing four (4) fiscal quarters, such plan to be prepared in accordance with GAAP and to include, on a quarterly basis, the following: a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet, accompanied by a certificate from a Responsible Officer of the Borrower to the effect that such budget contains good faith estimates (utilizing assumptions believed to be reasonable at the time of delivery of such budget) of the financial condition and operations of the Borrower and its Subsidiaries for such period.

SECTION 9.2. Certificates; Other Reports. Deliver to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a) at each time financial statements are delivered pursuant to Sections 9.1(a) or (b) and at such other times as the Administrative Agent shall reasonably request, a duly completed Officer’s Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower;

(b) promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Credit Party or any Restricted Subsidiary thereof with any Environmental Law that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any Property described in the Mortgages to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law;

(c) promptly, and in any event within five (5) Business Days after receipt thereof by any Credit Party or any Restricted Subsidiary thereof, copies of each notice or other correspondence (other than comment letters and similar correspondence) received from the SEC (or comparable agency in any applicable non-US jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Credit Party or any Restricted Subsidiary thereof;

(d) promptly upon the request thereof, such other information and documentation required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including, without limitation, the PATRIOT Act), as from time to time reasonably requested by the Administrative Agent or any Lender; and

(e) such other information regarding the operations, business affairs and financial condition of any Credit Party or any Restricted Subsidiary thereof as the Administrative Agent or any Lender (acting through the Administrative Agent) may reasonably request.

Documents required to be delivered pursuant to Section 9.1(a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on its website on the Internet; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (x) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests it to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (y) the Borrower shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions of such documents. Except for such Officer’s Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Credit Party Materials”) by posting the Credit Party Materials on Debt Domain, IntraLinks, SyndTrak Online or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower, its Affiliates or their respective securities) (each, a “Public Lender”). The Borrower hereby agrees that so long as it is the issuer of any outstanding debt or equity securities that are registered under the Securities Act of 1933 or were issued pursuant to an exemption therefrom or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Credit Party Materials that may be distributed to the Public Lenders and that (w) all such Credit Party Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Credit Party Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Credit Party Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower, its Affiliates or their respective securities for purposes of United States Federal and state securities laws (provided that to the extent such Credit Party Materials constitute

Information, they shall be treated as set forth in Section 13.11); (y) all Credit Party Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Credit Party Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Credit Party Materials “PUBLIC”.

SECTION 9.3. Notice of Litigation and Other Matters. Promptly (but in no event later than ten (10) days after any Responsible Officer of any Credit Party or any Restricted Subsidiary thereof obtains knowledge thereof) notify the Administrative Agent in writing of (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a) the occurrence of any Default or Event of Default;

(b) the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or before any arbitrator against or involving any Credit Party or any Restricted Subsidiary thereof or any of their respective properties, assets or businesses in each case that could reasonably be expected to be adversely determined and, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) any notice of any violation of law received by any Credit Party or any Restricted Subsidiary thereof from any Governmental Authority, including, without limitation, any notice of violation of or liability under Environmental Laws, which in any such case could reasonably be expected to have a Material Adverse Effect;

(d) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Credit Party or any Restricted Subsidiary thereof which could reasonably be expected to have a Material Adverse Effect;

(e) any attachment, judgment, lien, levy or order, in each case as issued by a Governmental Authority, exceeding the Threshold Amount that may be assessed against any Credit Party or any Restricted Subsidiary thereof;

(f) (i) any unfavorable determination letter from the IRS, or with respect to a Multiemployer Plan, any notice from a Multiemployer Plan regarding any unfavorable determination letter from the IRS, regarding the qualification of an Employee Benefit Plan or Multiemployer Plan under Section 401(a) of the Code (along with a copy thereof), (ii) any notice received by any Credit Party or any ERISA Affiliate of the PBGC’s intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) any notice received by any Credit Party or any ERISA Affiliate from a Multiemployer Plan sponsor evidencing the imposition of material withdrawal liability pursuant to Section 4202 of ERISA or any other Applicable Law and (iv) any notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA is filed with the PBGC by any Credit Party or any ERISA Affiliate or otherwise received by any Credit Party or any ERISA Affiliate; and

(g) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice pursuant to Section 9.3 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 9.3(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

SECTION 9.4. Preservation of Corporate Existence and Related Matters. Except as permitted by Section 10.4, preserve and maintain its separate corporate existence and all material rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation or other entity and authorized to do business in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

SECTION 9.5. Maintenance of Property and Licenses. (a) In addition to the requirements of any of the Security Documents, (i) protect and preserve all Properties necessary in and material to its business, including copyrights, patents, trade names, service marks and trademarks; (ii) maintain in good working order and condition, ordinary wear and tear excepted, all buildings, equipment and other tangible real and personal property and (iii) from time to time make or cause to be made all repairs, renewals and replacements thereof and additions to such Property necessary for the conduct of its business, so that the business carried on in connection therewith may be conducted in a commercially reasonable manner, in the case of each of the foregoing clauses (i), (ii) and (iii), except as such action or inaction would not reasonably be expected to result in a Material Adverse Effect.

(b) Maintain, in full force and effect in all material respects, each and every license, permit, certification, qualification, approval or franchise issued by any Governmental Authority required for each of them to conduct their respective businesses as presently conducted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 9.6. Insurance. Maintain insurance with financially sound and reputable insurance companies against at least such risks and in at least such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law and as are required by any Security Documents (including, without limitation, hazard and business interruption insurance). Subject to Section 7.3, all such insurance shall (a) provide that no cancellation thereof shall be effective until at least thirty (30) days after receipt by the Administrative Agent of written notice thereof, (b) name the

Administrative Agent as an additional insured party thereunder, (c) in the case of each casualty insurance policy, name the Administrative Agent as lender’s loss payee and (d) in the case of each Flood Hazard Property, copies of insurance policies (or such other evidence of insurance as the Administrative Agent shall accept) of the applicable Credit Party evidencing flood insurance reasonably satisfactory to the Administrative Agent and naming the Administrative Agent as lender’s loss payee. On the Closing Date and from time to time thereafter, deliver to the Administrative Agent upon its request information in reasonable detail as to the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby, including any endorsements required pursuant to the foregoing requirements of this Section 9.6.

SECTION 9.7. Accounting Methods and Financial Records. Maintain a system of accounting, and keep proper books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in material compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its Properties.

SECTION 9.8. Payment of Taxes and Other Obligations. Pay and perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its Property and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices, except where the failure to pay or perform such items described in clauses (a) or (b) of this Section 9.8 could not reasonably be expected to have a Material Adverse Effect.

SECTION 9.9. Compliance with Laws and Approvals. Observe and remain in compliance, and enforce policies and procedures designed to provide for compliance, with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 9.10. Environmental Laws. In addition to and without limiting the generality of Section 9.9, (a) in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, comply with, and ensure such compliance by all tenants and subtenants with all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants, if any, obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, (b) except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the presence of Hazardous Materials, or the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or any such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor, as determined by a court of competent jurisdiction by final nonappealable judgment.

SECTION 9.11. Compliance with ERISA. In addition to and without limiting the generality of Section 9.9, (a) except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) comply with applicable provisions of ERISA and the Code with respect to all Employee Benefit Plans, (ii) not take any action or fail to take action the result of which could reasonably be expected to result in a liability to the PBGC or to a Multiemployer Plan (other than liability for premiums to the PBGC that are due but not delinquent or benefit accruals) made in the ordinary course of business and (iii) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code and (b) furnish to the Administrative Agent upon the Administrative Agent’s request, such additional information about any Employee Benefit Plan and, to the extent available to any Credit Party or ERISA Affiliate, any Multiemployer Plan, as may be reasonably requested, with respect to the manner and content, by the Administrative Agent.

SECTION 9.12. Visits and Inspections. Permit representatives of the Administrative Agent (who may be accompanied by representatives of any Lender), from time to time upon prior reasonable notice and at such times during normal business hours, all at the expense of the Borrower, to visit and inspect any Credit Party’s properties; inspect, audit and make extracts from any Credit Party’s books, records and files, including, but not limited to, management letters prepared by independent accountants, to the extent consented to by such independent accountants; and discuss with any Credit Party’s principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects; provided that, excluding any such visits and inspections during the continuation of an Event of Default, the Administrative Agent (and any accompanying Lenders) shall not exercise such rights more often than once during any calendar year at the expense of the Borrower; provided further that upon the occurrence and during the continuance of an Event of Default, the Administrative Agent or any Lender may do any of the foregoing at the expense of the Borrower at any time without advance notice. Upon the request of the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, upon the request of the Required Lenders, participate in a meeting of the Administrative Agent and Lenders once during each Fiscal Year, which meeting will be held at the corporate offices of the Borrower (or such other location as may be agreed to by the Borrower and the Administrative Agent) at such time as may be agreed by the Borrower and the Administrative Agent.

SECTION 9.13. Additional Subsidiaries and Real Property. (a) Additional US Subsidiaries. Notify the Administrative Agent prior to the creation or acquisition of any US Subsidiary (other than any Excluded Subsidiary) (provided that any Subsidiary Redesignation resulting in an Unrestricted Subsidiary that is a US Subsidiary becoming a Restricted Subsidiary shall be deemed to constitute the acquisition of a US Subsidiary for all purposes of this Section 9.13) and promptly thereafter (and in any event within thirty (30) days after such creation or acquisition, as such time period may be extended by the Administrative Agent in its sole discretion) cause such US Subsidiary (other than any Excluded Subsidiary) to (A) become a Subsidiary Guarantor by delivering to the Administrative Agent a duly executed supplement to the Subsidiary Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, (B) grant a security interest in all Collateral (subject to the exceptions specified in the Collateral Agreement) owned by such US Subsidiary by delivering to the Administrative Agent a duly executed supplement to each Security Document or such other document as the Administrative Agent shall deem appropriate for such purpose and comply with the terms of each Security Document, (C) deliver to the Administrative Agent such opinions, documents and certificates referred to in Section 7.1 as may be reasonably requested by the Administrative Agent, (D) deliver to the Administrative Agent (i) any original Capital Stock or other certificates and stock or other transfer powers evidencing the Capital Stock of such Person and (ii) subject to the Intercreditor Agreement, any original promissory notes together with transfer powers for such promissory notes, (E) deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with respect to such Person, and (F) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(b) Additional Foreign Subsidiaries. Notify the Administrative Agent at the time that any Person becomes a direct Foreign Subsidiary of a Credit Party, and at the request of the Administrative Agent, promptly thereafter (and in any event within forty-five (45) days after such request, as such time period may be extended by the Administrative Agent in its sole discretion), cause (i) the applicable Credit Party to deliver to the Administrative Agent Security Documents pledging as security for the Secured Obligations, sixty-five percent (65%) of the total outstanding voting Capital Stock and one hundred percent (100%) of the non-voting Capital Stock of any such Foreign Subsidiary and a consent thereto executed by such Foreign Subsidiary (including, without limitation, if applicable, original stock certificates (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) evidencing the Capital Stock of such Foreign Subsidiary, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof), (ii) such Person to deliver to the Administrative Agent such opinions, documents and certificates referred to in Section 7.1 as may be reasonably requested by the Administrative Agent, (iii) such Person to deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with regard to such Person and (iv) such Person to deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(c) Real Property Collateral. (i) Within ten (10) days after the acquisition of any real property consummated after the Closing Date, in each case having an individual fair market value greater than $3,000,000, owned by any Credit Party that is not subject to the existing Security Documents (as such time period may be extended by the Administrative Agent in its sole discretion) notify the Administrative Agent;

(ii) Within sixty (60) days of such acquisition of any real property consummated after the Closing Date, in each case having an individual fair market value greater than $3,000,000, owned by any Credit Party that is not subject to the existing Security Documents (as such time period may be extended by the Administrative Agent, in its sole discretion), to the extent required by the Administrative Agent, in its reasonable discretion, deliver such Mortgages, title insurance policies and other documents (other than appraisals, surveys and environmental reports, but including, without limitation, in the case of each Flood Hazard Property, copies of insurance policies or certificates of insurance of the applicable Credit Party evidencing flood insurance reasonably satisfactory to the Administrative Agent (but in any event, meeting in all respects requirements under all applicable Flood Laws) and naming the Administrative Agent as lender’s loss payee) reasonably requested by the Administrative Agent in connection with granting and perfecting a first priority Lien, other than Permitted Liens, on such real property in favor of the Administrative Agent, for the benefit of the Secured Parties, as applicable, all in form and substance acceptable to the Administrative Agent; provided, however, that no Mortgage shall be executed and delivered until at least twenty (20) days (or such shorter period as is acceptable to the Administrative Agent) after the Administrative Agent has been provided a life of loan flood zone determination and such other documents for each Flood Hazard Property as it may reasonably request to complete its flood insurance diligence (including, as applicable, the flood insurance documents described herein); and

(iii) If, at any time after an Event of Default has occurred and is continuing, the Administrative Agent, in its sole discretion or at the direction of the Required Lenders, requests appraisals, surveys and environmental reports with respect to any real property owned by any Credit Party, then as promptly as possible but in no event more than sixty (60) days of such request (as such time period may be extended by the Administrative Agent, in its sole discretion) provide such appraisals, surveys or environmental reports.

(d) Merger Subsidiaries. Notwithstanding the foregoing, to the extent any new Subsidiary is created solely for the purpose of consummating a merger transaction pursuant to a Permitted Acquisition, and such new Subsidiary at no time holds any assets or liabilities other than de minimis capital and any merger consideration contributed to it contemporaneously with the closing of such merger transaction, such new Subsidiary shall not be required to take the actions set forth in Section 9.13(a) or (b), as applicable, until the consummation of such Permitted Acquisition (at which time, the surviving entity of the respective merger transaction shall be required to so comply with Section 9.13(a) or (b), as applicable, within thirty (30) days of the consummation of such Permitted Acquisition (as such time period may be extended by the Administrative Agent, in its sole discretion)).

(e) Guarantors of Other Indebtedness. Notify the Administrative Agent at any time that (i) any Restricted Subsidiary that is not a Subsidiary Guarantor becomes a guarantor of or otherwise provides credit support for any Subordinated Indebtedness, Senior Unsecured Indebtedness or any Indebtedness in respect of the ABL Facility Documentation, in each case, with an aggregate principal amount in excess of the Threshold Amount and where the primary obligor of such Indebtedness is not a Foreign Subsidiary or (ii) any Excluded Subsidiary becomes a guarantor of or otherwise provides credit support for any Indebtedness of the Borrower or any US Subsidiary with an aggregate principal amount in excess of the Threshold Amount, and concurrently with such Restricted Subsidiary or such Excluded Subsidiary, as applicable, becoming a guarantor thereunder or providing credit support therefor, cause such Person, if such Person is a US Subsidiary (or, if such Person is not a US Subsidiary but such Person nevertheless becomes a guarantor of or otherwise provides credit support for any Subordinated Indebtedness, Senior Unsecured Indebtedness or Indebtedness in respect of the ABL Facility Documentation, in each case, where the primary obligor of such Indebtedness is not a Foreign Subsidiary), to take all of the actions required pursuant to (1) clauses (A) through (F) of subsection (a) of this Section 9.13 and (2) if applicable, clause (c) of this Section 9.13.

(f) Exclusions. The provisions of this Section 9.13 shall not apply to assets as to which the Administrative Agent and the Borrower shall reasonably determine that the costs and burdens of obtaining a security interest therein or perfection thereof outweigh the value of the security afforded thereby.

SECTION 9.14. Use of Proceeds. (a) Use the proceeds of the Initial Term Loan to (i) finance the Transactions and/or (ii) pay fees, commissions and expenses in connection with the Transactions.

(b) The Borrower will not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of the Term Loans (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(c) Use the proceeds of any Incremental Term Loan as permitted pursuant to Section 6.13, as applicable.

SECTION 9.15. Further Assurances. (a) Maintain the security interest created by the Security Documents in accordance with the terms of the Collateral Agreement, subject to the rights of the Credit Parties to dispose of the Collateral pursuant to the Loan Documents; and make, execute and deliver all such additional and further acts, things, deeds, instruments and documents as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably require for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of renewing the rights of the Secured Parties with respect to the Collateral as to which the Administrative Agent, for the benefit of the Secured Parties, has a perfected Lien pursuant hereto or thereto, including, without limitation, filing any financing or continuation statements or similar forms of application under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby or by the other Loan Documents.

(b) If requested by the Administrative Agent or any Lender (through the Administrative Agent), promptly furnish to the Administrative Agent and each Lender a statement in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable.

SECTION 9.16. Maintenance of Ratings. Use commercially reasonable efforts to cause the Term Loan Facility to be continuously and publicly rated (but not any specific rating) by S&P and Moody’s and use commercially reasonable efforts to maintain a public corporate rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from Moody’s.

ARTICLE X

NEGATIVE COVENANTS

Until all of the Obligations (other than contingent, indemnification obligations not then due) have been paid and satisfied in full in cash, the Credit Parties will not, and will not permit any of their respective Restricted Subsidiaries to:

SECTION 10.1. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness except:

(a) the Obligations, and any unsecured Refinancing Indebtedness with respect thereto;

(b) Indebtedness and obligations owing under Cash Management Agreements entered into in the ordinary course of business;

(c) Indebtedness existing on the Closing Date and listed on Schedule 10.1, and any Refinancing Indebtedness with respect thereto;

(d) (x) Indebtedness incurred in connection with Capital Leases (other than with respect to a lease entered into as part of a Sale and Leaseback Transaction) and purchase money Indebtedness incurred (i) on or prior to the Closing Date and listed on Schedule 10.1 and (ii) after the Closing Date in an aggregate principal amount, when taken together with the aggregate principal amount of Refinancing Indebtedness outstanding pursuant to clause (y) below, not to exceed the greater of (1) $300,000,000 and (2) four and one-half percent (4.5%) of Consolidated Total Assets at such time, at any time outstanding and (y) any Refinancing Indebtedness with respect thereto;

(e) (x) Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary or assets were acquired from such Person in connection with an Investment permitted pursuant to Section 10.3, to the extent that (i) such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or the acquisition of such assets, (ii) neither the Borrower nor any Restricted Subsidiary thereof (other than such Person or any other Person that such Person merges with or that acquires the assets of such Person) shall have any liability or other obligation with respect to such Indebtedness and (iii) the aggregate outstanding principal amount of such Indebtedness, when taken together with the aggregate principal amount of Refinancing Indebtedness outstanding pursuant to clause (y) below, does not exceed $100,000,000 at any time outstanding and (y) any Refinancing Indebtedness with respect thereto;

(f) Guaranty Obligations with respect to Indebtedness permitted pursuant to this Section 10.1 (other than subsections (g) and (i) of this Section 10.1);

(g) unsecured intercompany Indebtedness:

(i) owed or guaranteed by any Credit Party to another Credit Party;

(ii) owed or guaranteed by any Credit Party to any Non-Credit Party; provided that such Indebtedness shall be subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent;

(iii) owed or guaranteed by any Non-Credit Party to any other Non-Credit Party; and

(iv) owed or guaranteed by any Non-Credit Party to any Credit Party to the extent permitted pursuant to Section 10.3(a)(vi);

(h) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business;

(i) Subordinated Indebtedness and Senior Unsecured Indebtedness of the Credit Parties and Guaranty Obligations of the Credit Parties with respect to such Subordinated Indebtedness or such Senior Unsecured Indebtedness; provided, that in the case of each incurrence of such Subordinated Indebtedness or

Senior Unsecured Indebtedness, (i) no Default or Event of Default shall have occurred and be continuing or would be caused by the incurrence of such Indebtedness, (ii) the Administrative Agent shall have received satisfactory written evidence that the Consolidated Total Leverage Ratio is no greater than 5.00:1.00, in each case based on the financial statements most recently delivered pursuant to Section 9.1(a) or Section 9.1(b), as applicable, after giving effect on a pro forma basis to (1) the incurrence of such Indebtedness, and (2) any Permitted Acquisition consummated in connection therewith, and (iii) no Credit Party shall guarantee any Subordinated Indebtedness unless such Guaranty Obligation is subordinated to the Obligations on terms no less favorable to the Administrative Agent and the Lenders than the terms of the Subordinated Indebtedness to which such Guaranty Obligation relates;

(j) Indebtedness under performance bonds, surety bonds, release, appeal and similar bonds, statutory obligations or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business, and reimbursement obligations in respect of any of the foregoing;

(k) Indebtedness arising from agreements by the Borrower or any of its Restricted Subsidiaries providing for indemnification, earn-out obligations, adjustment of purchase price or similar obligations, in each case, incurred in connection with a Permitted Acquisition, an Investment permitted under Section 10.3, a disposition of assets that is not an Asset Disposition or any transaction permitted under Sections 10.4 or 10.5 hereof;

(l) Indebtedness consisting of promissory notes issued to current or former officers, directors and employees (or their respective family members, estates or trusts or other entities for the benefit of any of the foregoing) of the Borrower or its Restricted Subsidiaries to purchase or redeem Capital Stock or options of the Borrower permitted pursuant to Section 10.6(d); provided that the aggregate principal amount of all such Indebtedness shall not exceed $10,000,000 at any time outstanding;

(m) Indebtedness incurred in connection with Capital Leases arising under Sale and Leaseback Transactions permitted hereunder in reliance upon Section 10.5(c)(ii);

(n) Indebtedness of any Credit Party under or in respect of the Existing Senior Notes outstanding as of the Closing Date and any Refinancing Indebtedness with respect thereto;

(o) (i) Indebtedness incurred under the ABL Agreement in an aggregate principal amount, when taken together with the aggregate principal amount of Refinancing Indebtedness outstanding pursuant to clause (ii) below, not to exceed $1,900,000,000 and (ii) any Refinancing Indebtedness with respect thereto (so long as, if secured, the terms and provisions thereof shall be subject to the Intercreditor Agreement);

(p) (i) Indebtedness of any Credit Party or any Restricted Subsidiary thereof not otherwise permitted pursuant to this Section 10.1 in an aggregate principal amount not to exceed, when taken together with the aggregate principal amount of Refinancing Indebtedness outstanding pursuant to clause (ii) below, the greater of (1) $300,000,000 and (2) four and one-half percent (4.5%) of Consolidated Total Assets as such time, at any time outstanding and (ii) any Refinancing Indebtedness in respect thereof;

(q) (i) additional Indebtedness of Subsidiaries that are not Credit Parties in an aggregate principal amount not to exceed, when taken together with the aggregate principal amount of Refinancing Indebtedness outstanding pursuant to clause (ii) below, $50,000,000 at any time outstanding and (ii) any Refinancing Indebtedness in respect thereof; provided that, in each case, such Indebtedness is unsecured or secured only by Liens permitted by Section 10.2(q);

(r) (i) Indebtedness in respect of commercial paper facilities in an aggregate outstanding principal amount not to exceed, when taken together with the aggregate principal amount of Refinancing Indebtedness outstanding pursuant to clause (ii) below, $50,000,000 at any time outstanding and (ii) any Refinancing Indebtedness in respect thereof; and

(s) (x) Indebtedness in respect of one or more series of senior secured notes issued by the Borrower that are secured by Liens on the Collateral ranking pari passu with the Liens securing the Obligations, in each case issued in a Rule 144A offering or other private placement; provided, that (i) the total aggregate principal amount of all such notes (and any Incremental Term Loan Commitments incurred concurrently therewith) shall not (as of any date of incurrence thereof (or, in the case of an LCA Election, as of the LCA Test Time)) exceed the Maximum Incremental Amount at such time; (ii) no Default or Event of Default shall exist before or after giving effect to the issuance of such notes; (iii) such notes shall be subject to a Market Intercreditor Agreement reasonably satisfactory to the Administrative Agent; (iv) if such notes are proposed to be issued under this clause (s) pursuant to clause (ii) of the definition of “Maximum Incremental Amount”, the Administrative Agent shall have received from the Borrower a duly completed certificate signed by a Responsible Officer of the Borrower demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, that the proposed issuance of such notes will not exceed the limitation set forth in said clause (ii) of the definition of “Maximum Incremental Amount”; (v) such notes shall not have a scheduled maturity or any required scheduled repayment or prepayment of principal, amortization, mandatory redemption or sinking fund obligation, in each case, prior to the final maturity date of the Initial Term Loans (except customary change of control or asset sale provisions); (vi) such notes shall have pricing (including interest, fees and premiums) and optional redemption terms as may be agreed to by the Borrower and the prospective noteholders; (vii) such notes may not have (x) obligors that are not obligors under this Agreement and the other Loan Documents or (y) security in any case more extensive than that securing the

Obligations (including, for the avoidance of doubt, that such notes may not have security on any assets that do not constitute Collateral); (viii) the covenants and events of default applicable to such notes shall not be, when taken as a whole, materially more favorable to the holders of such notes than those applicable to any Term Loans (except for covenants or other provisions applicable only to periods after the final maturity date of the Initial Term Loans) (any such notes, “Incremental Equivalent Notes”) and (y) Refinancing Indebtedness in respect thereof.

SECTION 10.2. Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its Property, whether now owned or hereafter acquired, except:

(a) Liens created pursuant to the Loan Documents;

(b) Liens in existence on the Closing Date and described on Schedule 10.2, and the replacement, renewal or extension thereof (including Liens incurred, assumed or suffered to exist in connection with any refinancing, refunding, renewal or extension of Indebtedness pursuant to Section 10.1(c) (solely to the extent that such Liens were in existence on the Closing Date and described on Schedule 10.2)); provided that the scope of any such Lien shall not be increased, or otherwise expanded, to cover any additional property or type of asset, as applicable, beyond that in existence on the Closing Date, except for products and proceeds of the foregoing;

(c) Liens for taxes, assessments and other governmental charges or levies (i) not yet due or as to which the period of grace, if any, related thereto has not expired, (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP or (iii) which are, in the aggregate, immaterial to the Credit Parties;

(d) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which (i) other than claims which are, in the aggregate, immaterial to the Borrower and its Restricted Subsidiaries, are not overdue for a period of more than thirty (30) days, or if more than thirty (30) days overdue, no action has been taken to enforce such Liens and such Liens are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP and (ii) do not, individually or in the aggregate, materially impair the use thereof in the operation of the business of the Borrower or any of its Restricted Subsidiaries;

(e) deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance and other types of social security or similar legislation, or to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(f) encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business;

(g) Liens arising from the filing of precautionary UCC financing statements or similar forms of application relating solely to personal property leased pursuant to Operating Leases entered into in the ordinary course of business of the Borrower and its Restricted Subsidiaries;

(h) Liens securing Indebtedness incurred under Section 10.1(d); provided that (i) such Liens shall be created substantially simultaneously with the acquisition, repair, improvement or lease, as applicable, of the related Property, (ii) such Liens do not at any time encumber any property other than the Property financed by such Indebtedness and (iii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the original price for the purchase, repair improvement or lease amount (as applicable) of such Property at the time of purchase, repair, improvement or lease (as applicable);

(i) Liens securing judgments for the payment of money not constituting an Event of Default under Section 11.1(l) or securing appeal or other surety bonds relating to such judgments;

(j) Liens on Property (i) of any Restricted Subsidiary which are in existence at the time that such Restricted Subsidiary is acquired pursuant to a Permitted Acquisition and (ii) of the Borrower or any of its Restricted Subsidiaries existing at the time such tangible property or tangible assets are purchased or otherwise acquired by the Borrower or such Restricted Subsidiary thereof pursuant to a transaction permitted pursuant to this Agreement; provided that, with respect to each of the foregoing clauses (i) and (ii), (A) such Liens are not incurred in connection with, or in anticipation of, such Permitted Acquisition, purchase or other acquisition, (B) such Liens are applicable only to specific Property, (C) such Liens are not “blanket” or all asset Liens, (D) such Liens do not attach to any other Property of the Borrower or any of its Restricted Subsidiaries and (E) the Indebtedness secured by such Liens is incurred under Section 10.1(e) of this Agreement);

(k) (i) Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the UCC in effect in the relevant jurisdiction and (ii) Liens of any depositary bank in connection with statutory, common law and contractual rights of set-off and recoupment with respect to any deposit account of the Borrower or any Restricted Subsidiary thereof;

(l) (i) contractual or statutory Liens of landlords to the extent relating to the property and assets relating to any lease agreements with such landlord and (ii) contractual Liens of suppliers (including sellers of goods) or customers granted in the ordinary course of business to the extent limited to the property or assets relating to such contract;

(m) any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any assets under any license or lease agreement entered into in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower or its Restricted Subsidiaries or materially detract from the value of the relevant assets of the Borrower or its Restricted Subsidiaries or (ii) secure any Indebtedness;

(n) Liens not otherwise permitted hereunder securing (x) Indebtedness or other obligations in an aggregate principal amount not to exceed, when taken together with the aggregate principal amount of Refinancing Indebtedness secured pursuant to subclause (y) below, the greater of (i) $150,000,000 and (ii) three percent (3.0%) of Consolidated Total Assets at such time, at any time outstanding and (y) any Refinancing Indebtedness in respect of Indebtedness or other obligations secured pursuant to subclause (x) above;

(o) Liens created pursuant to the ABL Facility Documentation or otherwise securing (i) Indebtedness incurred pursuant to Section 10.1(o) and (ii) obligations under Hedge Agreements (or guaranties thereof) entered into in the ordinary course of business and not for speculative purposes and that are secured on a pari passu basis with the Indebtedness described in subclause (i) (except with regard to control of remedies); provided that, in each case, such Liens are subject to the Intercreditor Agreement;

(p) any Lien securing Indebtedness incurred pursuant to Section 10.1(q) on (i) assets of Restricted Subsidiaries that are not Subsidiary Guarantors or (ii) the Equity Interests of the non-Credit Party incurring such Indebtedness; and

(q) Liens on property constituting Collateral securing Incremental Equivalent Notes incurred pursuant to Section 10.1(s) and any Refinancing Indebtedness in respect thereof; provided, that such Indebtedness is subject to a Market Intercreditor Agreement reasonably satisfactory to the Administrative Agent.

SECTION 10.3. Investments. Purchase, own, invest in or otherwise acquire (in one transaction or a series of transactions), directly or indirectly, any Capital Stock, interests in any partnership or joint venture (including, without limitation, the creation or capitalization of any Subsidiary), evidence of Indebtedness or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of Property in, any Person (all the foregoing, “Investments”), except the following (each, a “Permitted Investment”):

(a) (i) Investments existing on the Closing Date in Restricted Subsidiaries existing on the Closing Date;

(ii) Investments existing on the Closing Date (other than Investments in Restricted Subsidiaries existing on the Closing Date) and described on Schedule 10.3;

(iii) Investments made after the Closing Date by any Credit Party in any other Credit Party;

(iv) Investments made after the Closing Date by any Non-Credit Party in any other Non-Credit Party;

(v) Investments made after the Closing Date by any Non-Credit Party in, or to, any Credit Party; provided that any loans and advances made by any Non-Credit Party to any Credit Party shall be subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent; and

(vi) Investments made after the Closing Date by any Credit Party in any Non-Credit Party in an amount not to exceed at any time:

(A) the greater of (1) $350,000,000 and (2) five percent (5%) of Consolidated Total Assets at such time; less

(B) the amount of Investments made pursuant to Section 10.3(g)(ii) at such time; less

(C) the amount of Investments made pursuant to Section 10.3(k) at such time;

provided that any Investments in the form of loans or advances made by any Credit Party to any Non-Credit Party pursuant to this clause (vi) shall be evidenced by a demand note in form and substance reasonably satisfactory to the Administrative Agent and shall be pledged and delivered to the Administrative Agent pursuant to the Security Documents;

(b) Investments in cash and Cash Equivalents;

(c) Investments by the Borrower or any of its Restricted Subsidiaries consisting of Capital Expenditures permitted by this Agreement;

(d) deposits made in the ordinary course of business to secure the performance of leases or other obligations as permitted by Section 10.2;

(e) Hedge Agreements permitted pursuant to Section 10.14;

(f) purchases of assets in the ordinary course of business;

(g) Investments by the Borrower or any of its Restricted Subsidiaries:

(i) consisting of Permitted Acquisitions to the extent that any Person or Property acquired in such acquisition becomes a part of the Borrower or a Subsidiary Guarantor or becomes (whether or not such Person is a Wholly-Owned Subsidiary) a Subsidiary Guarantor in the manner contemplated by Section 9.13; and

(ii) consisting of Permitted Acquisitions to the extent that any Person or Property acquired in such acquisition does not become a Subsidiary Guarantor or a part of the Borrower or a Subsidiary Guarantor in an aggregate amount not to exceed at any time:

(A) the greater of (1) $475,000,000 and (2) seven and one-half percent (7.5%) of Consolidated Total Assets at such time; less

(B) the amount of Investments made pursuant to Section 10.3(a)(vi) at such time; less

(C) the amount of Investments made pursuant to Section 10.3(k) at such time;

(h) Investments in the form of loans and advances to officers, directors and employees in the ordinary course of business in an aggregate amount not to exceed at any time outstanding $10,000,000 (determined without regard to any write-downs or write-offs of such loans or advances);

(i) Investments in the form of Restricted Payments permitted pursuant to Section 10.6;

(j) Guaranty Obligations permitted pursuant to Section 10.1;

(k) Investments in joint ventures or Unrestricted Subsidiaries; provided that the aggregate amount of all such Investments shall not exceed at any time:

(i) the greater of (1) $200,000,000 and (2) three percent (3%) of Consolidated Total Assets at such time; less

(ii) the amount of Investments made pursuant to Section 10.3(a)(vi) at such time; less

(iii) the amount of Investments made pursuant to Section 10.3(g)(ii) at such time;

(l) the Closing Date Acquisition and the other transactions contemplated by the Closing Date Acquisition Agreement;

(m) Investments not otherwise permitted pursuant to this Section 10.3 in an aggregate amount not to exceed the greater of (1) $100,000,000 and (2) one and one-half percent (1.5%) of Consolidated Total Assets at such time, at any time outstanding; provided that, immediately before and immediately after giving pro forma effect to any such Investments at the time made, no Default or Event of Default shall have occurred and be continuing;

(n) Investments not otherwise permitted pursuant to this Section 10.3, provided that (i) no Default or Event of Default exists and is continuing at the time of any such Investment or would result therefrom and (ii) the aggregate amount of all such Investments shall not exceed, without duplication, the Available Amount at the time any such Investment is made; and

(o) Investments in the form of intercompany loans by a Credit Party to Beacon Roofing Supply Canada Company from time to time in the ordinary course of business to be used for working capital; provided that the aggregate amount of such loans outstanding at any time shall not exceed $10,000,000; and provided, further that such loans shall be permitted under this subclause (o) only if Beacon Roofing Supply Canada Company is a Restricted Subsidiary.

For purposes of determining the amount of any Investment outstanding for purposes of this Section 10.3, such amount shall be deemed to be the amount of such Investment when made, purchased, acquired or incurred (without adjustment for subsequent increases or decreases in the value of such Investment), less any amount realized in respect of such Investment upon the sale, collection, return of capital or loan or advance repayment (not to exceed the original amount invested).

SECTION 10.4. Fundamental Changes. Merge, consolidate, amalgamate or enter into any similar combination with, or enter into any Asset Disposition of all or substantially all of its assets (whether in a single transaction or a series of transactions) with, any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

(a) (i) any Restricted Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into, or be liquidated into, the Borrower (provided that the Borrower shall be the continuing or surviving entity), (ii) any Restricted Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into, or be liquidated into, any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving entity or simultaneously with such transaction, the continuing or surviving entity shall become a Subsidiary Guarantor and the Borrower shall comply with Section 9.13 in connection therewith) and (iii) any Wholly-Owned Subsidiary of the Borrower formed to issue the 2017 Senior Notes prior to the Closing Date may be merged, amalgamated or consolidated with or into the Borrower on the Closing Date;

(b) any Non-Credit Party may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Non-Credit Party;

(c) any Restricted Subsidiary may dispose of all or substantially all of its assets (by sale or transfer or upon voluntary liquidation, dissolution, winding up or otherwise) to the Borrower or any Subsidiary Guarantor (provided that the consideration for such disposition shall not exceed the fair value of such assets);

(d) any Non-Credit Party may dispose of all or substantially all of its assets (by sale or transfer or upon voluntary liquidation, dissolution, winding up or otherwise) to any other Non-Credit Party;

(e) any Wholly-Owned Subsidiary of the Borrower formed to effect any acquisition permitted hereunder may merge, amalgamate or consolidate with or into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with such acquisition (including, without limitation, any Permitted Acquisition permitted pursuant to Section 10.3(g)); provided that in the case of any merger involving a Wholly-Owned Subsidiary that is a Credit Party, (A) a Subsidiary Guarantor shall be the continuing or surviving entity or (B) simultaneously with such transaction, the continuing or surviving entity shall become a Subsidiary Guarantor and the Borrower shall comply with Section 9.13 in connection therewith;

(f) any Person (other than the Restricted Subsidiaries of the Borrower) may merge, amalgamate or consolidate into the Borrower or any of its Wholly-Owned Subsidiaries in connection with a Permitted Acquisition permitted pursuant to Section 10.3(g); provided that in the case of a merger, amalgamation or consolidation involving the Borrower or a Subsidiary Guarantor, as applicable, the continuing or surviving Person shall be the Borrower or such Subsidiary Guarantor, as applicable, and the continuing or surviving Person shall be the Borrower or a Wholly-Owned Subsidiary thereof;

(g) any Asset Disposition permitted under Section 10.5 (other than Asset Dispositions consisting of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries), but only to the extent that such transaction was permitted without reference to this clause (g); and

(h) any merger, amalgamation or consolidation necessary to consummate the Transactions.

SECTION 10.5. Asset Dispositions. Make any Asset Disposition except:

(a) the sale of obsolete, worn-out or surplus assets no longer used or usable in the business of the Borrower or any of its Restricted Subsidiaries;

(b) non-exclusive licenses and sublicenses of intellectual property rights in the ordinary course of business;

(c) (i) leases, subleases, licenses or sublicenses of real or personal property granted by the Borrower or any of its Restricted Subsidiaries to others (A) in the ordinary course of business or (B) that, in the reasonable business judgment of the Borrower or any of its Restricted Subsidiaries, would not detract from the value of such real or personal property nor interfere in any material respect with the business of the Borrower or any of its Restricted Subsidiaries and (ii) a sale of property pursuant to a Sale and Leaseback Transaction (provided that the aggregate fair market value (measured at the time of the applicable sale) of all property covered by any outstanding Sale and Leaseback Transaction at any time shall not exceed $30,000,000);

(d) Asset Dispositions in connection with Insurance and Condemnation Events; provided that the requirements of Section 5.4(c) are complied with in connection therewith;

(e) Asset Dispositions permitted in connection with transactions permitted by Sections 10.3, 10.4 or 10.6, but only to the extent that such transaction was permitted without reference to this clause (e);

(f) Asset Dispositions (other than as a part of a Sale and Leaseback Transaction) not otherwise permitted pursuant to this Section 10.5; provided that (i) at the time of such Asset Disposition, no Default or Event of Default shall exist or would result from such Asset Disposition, (ii) such Asset Disposition is made for fair market value and the consideration received shall be no less than seventy-five percent (75%) in cash and (iii) the requirements of Section 5.4(c) are complied with in connection therewith; and

(g) Asset Dispositions of any Unrestricted Subsidiary.

SECTION 10.6. Restricted Payments. Declare or pay any dividend on, or make any payment or other distribution on account of, or purchase, redeem, retire or otherwise acquire (directly or indirectly), or set apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any class of Capital Stock of any Credit Party or any Restricted Subsidiary thereof, or make any distribution of cash, property or assets to the holders of shares of any Capital Stock of any Credit Party or any Restricted Subsidiary thereof (all of the foregoing, the “Restricted Payments”); provided that:

(a) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower or any of its Restricted Subsidiaries may declare and make Restricted Payments in shares of its own Qualified Capital Stock;

(b) any Restricted Subsidiary of the Borrower may declare and make Restricted Payments to the Borrower or any other Restricted Subsidiary (and, if applicable, to other holders of its outstanding Capital Stock on a ratable basis);

(c) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may declare and pay cash dividends on the Series A Preferred Shares in accordance with the per annum rate and other terms set forth in the Series A Certificate of Designation as in effect on the Closing Date and, in any event, in an aggregate amount not to exceed $40,000,000 in any Fiscal Year;

(d) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may redeem, retire or otherwise acquire shares of its Capital Stock or options or other equity or phantom equity in respect of its Capital Stock from present or former officers, employees, directors or consultants (or their family members or trusts or other entities for the benefit of any of the foregoing) or make severance payments to such Persons in connection with the death, disability or termination of employment or consultancy of any such officer, employee, director or consultant (A) to the extent that such purchase is made with the net cash proceeds of any offering of equity securities of or capital contributions to the Borrower after the Closing Date or (B) otherwise in an aggregate amount not to exceed $10,000,000;

(e) the Borrower may declare and make Restricted Payments, and each Restricted Subsidiary of the Borrower may declare and make Restricted Payments to enable the Borrower to do the same (it being agreed that any Restricted Payment which is declared and made from any Restricted Subsidiary to the Borrower and further declared and made by the Borrower shall constitute a single Restricted Payment), in an aggregate amount, together with the aggregate amount of all payments, prepayments, redemptions and acquisitions made pursuant to Section 10.9(b)(vi), not to exceed $150,000,000 during the term of this Agreement; provided that no Default or Event of Default exists and is continuing at the time of any such Restricted Payment or would result therefrom;

(f) the Borrower may declare and make additional Restricted Payments; provided that:

(i) no Default or Event of Default exists and is continuing at the time of any such Restricted Payment or would result therefrom;

(ii) prior to the making of any such additional Restricted Payment, the Administrative Agent shall have received satisfactory written evidence that, based on the financial statements most recently delivered pursuant to Section 9.1(a) or 9.1(b), as applicable, both before and after giving pro forma effect to such Restricted Payment and the incurrence of any Indebtedness in connection therewith, the Consolidated Total Leverage Ratio is less than or equal to 4.50 to 1.00; and

(iii) the aggregate amount of such additional Restricted Payments shall not exceed, without duplication, the Available Amount at the time any such Restricted Payment is made;

(g) the Borrower and its Subsidiaries may consummate the Closing Date Acquisition and the other transactions contemplated by the Closing Date Acquisition Agreement; and

(h) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may purchase, redeem, retire or otherwise acquire the Series A Preferred Shares in exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the issuance or sale of, Qualified Capital Stock of the Borrower.

SECTION 10.7. Transactions with Affiliates. Directly or indirectly enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with (a) any officer, director or other Affiliate of the Borrower or any of its Restricted Subsidiaries or (b) any Affiliate of any such officer or director, other than:

(i) transactions permitted by Sections 10.1, 10.3, 10.4, 10.5, 10.6 and 10.12;

(ii) (1) transactions existing on the Closing Date and described on Schedule 10.7 and (2) the Transactions;

(iii) transactions among Credit Parties and/or any Restricted Subsidiaries;

(iv) any transaction in the ordinary course of business on terms that are fair to the Borrower and its Restricted Subsidiaries in the reasonable determination of the board of directors or senior management of the Borrower, or are not materially less favorable to the Borrower or the relevant Restricted Subsidiary than those that could be obtained at the time in a transaction with a Person who is not an Affiliate of the Borrower;

(v) the payment of salaries and benefits to, and employment and severance arrangements (including equity incentive plans and employee benefit plans and arrangements) with, their respective officers and employees in the ordinary course of business; and

(vi) payment of customary fees and reasonable out of pocket costs to, and indemnities for the benefit of, directors, officers and employees of the Borrower and its Restricted Subsidiaries in the ordinary course of business.

SECTION 10.8. Accounting Changes; Organizational Documents. (a) Change its Fiscal Year end, or make (without the consent of the Administrative Agent which consent shall not be unreasonably withheld) any material change in its accounting treatment and reporting practices except as required or permitted by GAAP.

(b) Amend, modify or change its articles of incorporation (or corporate charter or other similar organizational documents) or amend, modify or change its bylaws (or other similar documents) in each case in any manner materially adverse to the rights or interests of the Lenders.

SECTION 10.9. Payments and Modifications of Subordinated and Unsecured Indebtedness and Preferred Stock. (a) Amend, modify, waive or supplement (or permit the modification, amendment, waiver or supplement of) any of the terms or provisions of any unsecured or payment subordinated Indebtedness of the Borrower or any of its Restricted Subsidiaries or of any preferred stock of the Borrower (including the Series A Preferred Shares) or any of its Restricted Subsidiaries (other than Wholly-Owned Subsidiary Guarantors), in each case the aggregate principal amount, or liquidation preference amount, as the case may be, of which is in excess of the Threshold Amount in any manner materially adverse to the rights or interests of the Administrative Agent and Lenders.

(b) Make any payment or prepayment on, or redeem or acquire for value (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due), in each case prior to the date that is 90 days prior to the scheduled maturity thereof, any unsecured or payment subordinated Indebtedness of the Borrower or any of its Restricted Subsidiaries the aggregate principal amount of which is in excess of the Threshold Amount, except:

(i) any payments, prepayments, redemptions or acquisitions on or of such Indebtedness, so long as on the date thereof and after giving effect thereto, (x) no Event of Default has occurred and is continuing, (y) prior to the making of any such payment, prepayment, redemption or acquisition, the Administrative Agent shall have received satisfactory written evidence that, based on the financial statements most recently delivered pursuant to Section 9.1(a) or 9.1(b), as applicable, both before and after giving pro forma effect to such payment, prepayment, redemption or acquisition, the Consolidated Total Leverage Ratio is less than or equal to 4.50 to 1.00 and (z) the aggregate amount of all such payments, prepayments, redemptions and acquisitions shall not exceed, without duplication, the Available Amount at the time of such payment, prepayment, redemption or acquisition;

(ii) any payments, prepayments, redemptions or acquisitions on or of any such Indebtedness with the proceeds of Refinancing Indebtedness with respect thereto that is incurred in compliance with Section 10.1 hereof; provided, that, in the case of any payment, prepayment, redemption or acquisition of the 2015 Senior Notes outstanding on the Closing Date with the proceeds of Indebtedness, for purposes of this clause only, such Indebtedness shall qualify as “Refinancing Indebtedness” if it satisfies solely the criteria set forth in clauses (a) through (e) of the definition of Refinancing Indebtedness;

(iii) the payment of regularly scheduled interest and principal in respect of such Indebtedness;

(iv) the payment of regularly scheduled fees, expenses and indemnities in respect of payment subordinated Indebtedness incurred under Section 10.1(c), (g)(iii), (i) and (p) (other than any such payments prohibited by any subordination provisions applicable thereto) or any senior unsecured Indebtedness incurred under Section 10.1(i) or (n);

(v) any “catch-up” payments on any applicable high yield discount obligations (AHYDO) issued after the Closing Date; and

(vi) any payments, prepayments, redemptions or acquisitions on or of such Indebtedness in an aggregate amount, together with the aggregate amount of all Restricted Payments made pursuant to Section 10.6(e), not to exceed $150,000,000.

SECTION 10.10. No Further Negative Pledges; Restrictive Agreements. (a) Enter into, assume or be subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation (other than with respect to an Excluded Subsidiary), except (i) (x) pursuant to this Agreement and the other Loan Documents and (y) customary restrictions in any document or instrument governing any Incremental Equivalent Notes, (ii) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 10.1(d) or (e) (provided that any such restriction contained therein relates only to the asset or assets financed thereby), (iii) customary restrictions in connection with any Permitted Lien or any document or instrument governing any Permitted Lien (provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien), (iv) pursuant to the ABL Facility Documentation and any Refinancing Indebtedness with respect thereto and (v) negative pledges and restrictions on Liens in favor of any holder of Indebtedness for borrowed money permitted under Section 10.1 but only if such negative pledge or restriction expressly permits Liens on the Collateral for the benefit of the Administrative Agent and the Lenders with respect to the Obligations on a senior basis and without a requirement that such holders of such Indebtedness be secured by such Liens equally and ratably or on a junior basis;

(b) Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Credit Party or any Restricted Subsidiary thereof (other than an Excluded Subsidiary) to (i) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to any Credit Party or (iii) make loans or advances to any Credit

Party, except in each case for such encumbrances or restrictions existing under or by reason of (A) this Agreement and the other Loan Documents, (B) the ABL Facility Documentation (on terms no more restrictive than the terms set forth in the ABL Facility Documentation as of the date hereof), (C) the Existing Senior Notes, (D) any document or instrument governing Indebtedness incurred pursuant to Section 10.1(d), (e) (provided that any such restriction contained therein relates only to the asset or assets acquired in connection therewith), (i), (p), (q) or (s), in each case to the extent such encumbrances or restrictions are no more restrictive in any material respect to the Borrower and the Restricted Subsidiaries than the covenants contained in this Agreement, (E) any Refinancing Indebtedness with respect to the foregoing and (F) Applicable Law.

(c) Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Credit Party or any Restricted Subsidiary thereof (other than an Excluded Subsidiary) to (i) sell, lease or transfer any of its properties or assets to any Credit Party or (ii) act as a Credit Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except in each case for such encumbrances or restrictions existing under or by reason of (A) this Agreement and the other Loan Documents, (B) the ABL Facility Documentation (on terms no more restrictive than the terms set forth in the ABL Facility Documentation as of the date hereof), (C) the Existing Senior Notes, (D) any document or instrument governing Indebtedness incurred pursuant to Section 10.1(d), (e) (provided that any such restriction contained therein relates only to the asset or assets acquired in connection therewith), (i), (p), (q) or (s), in each case to the extent such encumbrances or restrictions are no more restrictive in any material respect to the Borrower and the Restricted Subsidiaries than the covenants contained in this Agreement, (E) any Refinancing Indebtedness with respect to the foregoing, (F) Applicable Law, (G) any Permitted Lien or any document or instrument governing any Permitted Lien (provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien), (H) obligations that are binding on a Restricted Subsidiary at the time such Subsidiary first becomes a Restricted Subsidiary of the Borrower, so long as such obligations are not entered into in contemplation of such Person becoming a Restricted Subsidiary, (I) customary restrictions contained in an agreement related to the sale of Property (to the extent such sale is not prohibited pursuant to Section 10.5) that limit the transfer of such Property pending the consummation of such sale, (J) customary restrictions in leases, subleases, licenses and sublicenses or asset sale agreements otherwise permitted by this Agreement so long as such restrictions relate only to the assets subject thereto and (K) customary provisions restricting assignment of any agreement entered into in the ordinary course of business.

SECTION 10.11. Nature of Business. Engage in any business other than the business conducted by the Borrower and its Subsidiaries as of the Closing Date (after taking into account the Closing Date Acquisition) and business activities reasonably related or ancillary thereto or that are reasonable extensions thereof.

SECTION 10.12. Sale Leasebacks. Except as otherwise permitted pursuant to Section 10.5(c)(ii), directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease or a Capital Lease, of any Property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which any Credit Party or any Restricted Subsidiary thereof has sold or transferred or is to sell or transfer to a Person which is not another Credit Party or Restricted Subsidiary thereof or (b) which any Credit Party or any Restricted Subsidiary thereof intends to use for substantially the same purpose as any other Property that has been sold or is to be sold or transferred by such Credit Party or such Restricted Subsidiary to another Person which is not another Credit Party or Restricted Subsidiary thereof in connection with such lease.

SECTION 10.13. Disposal of Subsidiary Interests. Permit any Wholly-Owned US Subsidiary that is a Restricted Subsidiary to be a non-Wholly-Owned Subsidiary except as a result of or in connection with a dissolution, merger, amalgamation, consolidation or disposition permitted by Section 10.4 or 10.5.

SECTION 10.14. Hedge Agreements. Create, incur, assume or suffer to exist obligations under any Hedge Agreement other than any Hedge Agreement entered into in the ordinary course of business in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes.

ARTICLE XI

DEFAULT AND REMEDIES

SECTION 11.1. Events of Default. Each of the following shall constitute an Event of Default:

(a) Default in Payment of Principal of Term Loans. The Borrower shall default in any payment of principal of any Term Loan when and as due (whether at maturity, by reason of acceleration or otherwise).

(b) Other Payment Default. The Borrower or any other Credit Party shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Term Loan or the payment of any other Obligation, and such default shall continue for a period of five (5) Business Days.

(c) Misrepresentation. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party or any Restricted Subsidiary thereof in this Agreement, in any other Loan Document, or in any document delivered in connection herewith or therewith that is subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any respect when made or deemed made or any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party or any Restricted Subsidiary thereof in this Agreement, any other Loan Document, or in any document delivered in connection herewith or therewith that is not subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any material respect when made or deemed made.

(d) Default in Performance of Certain Covenants. Any Credit Party or any Restricted Subsidiary thereof shall default in the performance or observance of any covenant or agreement contained in Sections 7.3, 9.2(a), 9.3(a), 9.4, 9.12, 9.13 or 9.14 or Article X.

(e) Default in Performance of Other Covenants and Conditions. Any Credit Party or any Restricted Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for in subsection (a), (b), (c) or (d) of this Section 11.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after the earlier of (i) the Administrative Agent’s delivery of written notice thereof to the Borrower and (ii) a Responsible Officer of any Credit Party having obtained knowledge thereof.

(f) Cross-Default. Any Credit Party or any Restricted Subsidiary thereof shall (i) default in the payment of any Indebtedness (other than the Term Loans) the aggregate principal amount of which is in excess of the Threshold Amount beyond the period of grace if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Term Loans) the aggregate principal amount of which is in excess of the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice and/or lapse of time, if required, such Indebtedness in an aggregate principal amount greater than the Threshold Amount to become due prior to its stated maturity (any applicable grace period having expired); provided that a default by a Credit Party or any Restricted Subsidiary thereof under any financial maintenance covenant included in the ABL Agreement shall not constitute an Event of Default under this Section 11.1(f)(ii) unless the ABL Agent or the requisite lenders thereunder shall have terminated the lending commitments under the ABL Agreement and declared all outstanding borrowings thereunder to be immediately due and payable or (iii) there occurs under any Hedge Agreement an early termination date resulting from (A) any default or event of default under such Hedge Agreement as to which any Credit Party or any Restricted Subsidiary is the defaulting party or (B) any termination event under such Hedge Agreement as to which any Credit Party or any Restricted Subsidiary is an affected party and, in either event, the Hedge Termination Value owed by such Credit Party or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount.

(g) Change in Control. Any Change in Control shall occur.

(h) Voluntary Bankruptcy Proceeding. Any Credit Party or any Restricted Subsidiary thereof shall (i) commence a voluntary case under any Debtor Relief Laws, (ii) file a petition seeking, as a debtor or debtor-in-possession, to take advantage of any Debtor Relief Laws, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under any Debtor

Relief Laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, interim receiver, receiver and manager, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

(i) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced (including the filing of any notice of intention in respect thereof) against any Credit Party or any Restricted Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under any Debtor Relief Laws or (ii) the appointment of a trustee, receiver, interim receiver, receiver and manager, custodian, liquidator or the like for any Credit Party or any Restricted Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under any Debtor Relief Laws) shall be entered.

(j) Failure of Agreements. Any material provision of this Agreement or any material provision of any other Loan Document shall for any reason cease to be valid and binding on any Credit Party or any Restricted Subsidiary thereof party thereto or any such Person shall so state in writing, or any Loan Document shall for any reason cease to create a valid and perfected Lien (subject to Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

(k) ERISA Events. The occurrence of any of the following events: (i) any Credit Party or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or any Multiemployer Plan or Sections 412, 430, 431 or 432 of the Code, any Credit Party or any ERISA Affiliate is required to pay as contributions thereto and such unpaid amounts are in excess of the Threshold Amount or (ii) a Termination Event.

(l) Judgment. A judgment or order for the payment of money which causes the aggregate amount of all such judgments or orders (net of any amounts paid or fully covered by independent third-party insurance as to which the relevant insurance company does not dispute coverage) to exceed the Threshold Amount shall be entered against any Credit Party or any Restricted Subsidiary thereof by any court and such judgment or order shall continue without having been discharged, vacated or stayed for a period of thirty (30) consecutive days after the entry thereof.

SECTION 11.2. Remedies. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower:

(a) Acceleration; Termination of Term Loan Facility. Terminate any Commitment and declare the principal of and interest on the Term Loans at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or the other Loan Documents to the contrary notwithstanding; provided, that upon the occurrence of an Event of Default specified in Section 11.1(h) or (i) with respect to the Borrower, any Commitments shall be automatically terminated and all Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

(b) General Remedies. Exercise on behalf of the Secured Parties all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Secured Obligations.

SECTION 11.3. Rights and Remedies Cumulative; Non-Waiver; etc. (a)The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

(b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 11.2 for the benefit of all the Lenders; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any Lender from exercising setoff rights in accordance with Section 13.4 (subject to the terms of Section 6.6) or (iii) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit

Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 11.2 and (y) in addition to the matters set forth in clauses (ii) and (iii) of the preceding proviso and subject to Section 6.6, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

SECTION 11.4. Crediting of Payments and Proceeds. In the event that the Obligations have been accelerated pursuant to Section 11.2 or the Administrative Agent or any Lender has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received by the Lenders upon the Secured Obligations and all net proceeds from the enforcement of the Secured Obligations shall be applied as follows:

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Secured Obligations, to be shared on a pro rata basis, constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Secured Obligations, to be shared on a pro rata basis, constituting accrued and unpaid interest on the Term Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Secured Obligations, to be shared on a pro rata basis, constituting unpaid principal of the Term Loans, ratably among the Lenders, in proportion to the respective amounts described in this clause Fourth payable to them; and

Last, the balance, if any, after all of the Secured Obligations have been paid in full, to the Borrower or as otherwise required by Applicable Law.

SECTION 11.5. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 6.3 and 13.3) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, interim receiver, receiver and manager, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 6.3 and 13.3.

SECTION 11.6. Credit Bidding. (a) Based upon the instruction of the Required Lenders, the Administrative Agent, on behalf of itself and the Lenders, shall have the right (but not the obligation) to credit bid and purchase for the benefit of the Administrative Agent and the Lenders all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code (or any other Debtor Relief Law), including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with Applicable Law.

(b) Each Lender hereby agrees that, except as otherwise provided in any Loan Documents or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.

SECTION 11.7. Judgment Currency. (a) The obligation of the Borrower to make payments of the principal of and interest on the Term Loans and the obligation of any such Person to make payments of any other amounts payable hereunder or pursuant to any other Loan Document in the currency specified for such payment shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency, except to the extent that such tender or recovery shall result in the actual receipt by each of the Administrative Agent and the Lenders of the full amount of the applicable currency expressed to be payable pursuant to the applicable Loan Document. The Administrative Agent shall, using all amounts obtained or received from the Borrower pursuant to any such tender or recovery in payment of principal of and interest on the Obligations, promptly purchase the applicable currency at the most favorable spot exchange rate determined by the Administrative Agent to be available to it. The obligation of the Borrower to make payments in the applicable currency shall be enforceable as an alternative or additional cause of action solely for the purpose of recovering in the applicable currency the amount, if any, by which such actual receipt shall fall short of the full amount of the currency expressed to be payable pursuant to the applicable Loan Document.

(b) Without limiting Section 11.7(a), the Borrower shall indemnify and hold harmless the Administrative Agent and the Lenders, as applicable, against any loss incurred by the Administrative Agent or any Lender as a result of any payment or recovery described in Section 11.7(a) and as a result of any variation having occurred in rates of exchange between the date of any such amount becoming due under this Agreement or any other Loan Document and the date of actual payment thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Borrower and shall continue in full force and effect notwithstanding any such payment or recovery.

ARTICLE XII

ADMINISTRATIVE AGENT

SECTION 12.1. Appointment and Authority. (a) Each of the Lenders hereby irrevocably appoints Citi to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except to the extent expressly provided in Section 12.6, the provisions of this Article XII are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any Subsidiary thereof shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto (including, without limitation, to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the Secured Parties). In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Article XII for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of Articles XII and XIII (including Section 13.3, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

SECTION 12.2. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 12.3. Exculpatory Provisions. (a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law; and

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, or any of its Subsidiaries or Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 13.2 and Section 11.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower, or a Lender.

(c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article VII or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 12.4. Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Term Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Term Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 12.5. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article XII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Term Loan Facility as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 12.6. Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right (subject to, unless an Event of Default has occurred and is continuing at such time, the consent of the Borrower, which such consent shall not be unreasonably withheld or delayed) to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) [Reserved].

(c) With effect from the Resignation Effective Date, (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article XII and Section 13.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

SECTION 12.7. Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to become a Lender under this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 12.8. No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, arrangers or bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, “collateral agent” or a Lender hereunder.

SECTION 12.9. Collateral and Guaranty Matters.

(a) Each of the Lenders irrevocably authorizes the Administrative Agent, at its option and in its discretion:

(i) to release any Lien on any Collateral granted to or held by the Administrative Agent, for the benefit of the Secured Parties under any Loan Document (A) upon the termination of any Commitment and payment in full of all Secured Obligations (other than contingent indemnification obligations), (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents, or (C) if approved, authorized or ratified in writing in accordance with Section 13.2;

(ii) to subordinate any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Permitted Lien under Section 10.2(h); and

(iii) to release any Subsidiary Guarantor from its obligations under any Loan Documents (and to release any Lien on the Collateral granted by such Person) if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under any Loan Document (and to release any Lien on the Collateral granted by such Subsidiary Guarantor) pursuant to this Section 12.9. In each case as specified in this Section 12.9, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Subsidiary Guarantor from its obligations under any Loan Document, in each case in accordance with the terms of the Loan Documents and this Section 12.9. In the case of any such sale, transfer or disposal of any property constituting Collateral in a transaction constituting an Asset Disposition permitted pursuant to Section 10.5 or which is not an Asset Disposition by virtue of the last sentence of the definition thereof and is not otherwise prohibited under the Loan Documents, the Liens created by any of the Security Documents on such property shall be automatically released without need for further action by any Person.

(b) The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

SECTION 12.10. Intercreditor Agreement. The Administrative Agent is authorized to enter into the Intercreditor Agreement or any other intercreditor agreement contemplated hereby (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, and extensions, restructuring, renewals, replacements of, such agreements in connection with the incurrence by any Credit Party of any Indebtedness that is secured by the Collateral (to the extent such Indebtedness and security is permitted by the Loan Documents), in order to permit such Indebtedness to be secured by a valid, perfected Lien (with such priority as may be designated by the Borrower, to the extent such priority is permitted by the Loan Documents)), and the parties hereto acknowledge that the Intercreditor Agreement is (and any other intercreditor agreement contemplated hereby (if entered into) will be) binding upon them. Each Lender (a) understands, acknowledges and agrees that Liens shall be created on the Collateral pursuant to the ABL Facility Documentation, which Liens shall be subject to the terms and conditions of the Intercreditor Agreement, (b) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement or any other intercreditor agreement contemplated hereby (if entered into) and (c) hereby authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement or any other intercreditor agreement contemplated hereby (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by any Credit Party of any Indebtedness that is secured by the Collateral (to the extent such Indebtedness and security is permitted by the Loan Documents), in order to permit such Indebtedness to be secured by a valid, perfected Lien (with such priority as may be designated by the Borrower, to the extent such priority is permitted by the Loan Documents)), and to subject the Liens on the Collateral securing the Obligations to the provisions thereof.

ARTICLE XIII

MISCELLANEOUS

SECTION 13.1. Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

If to the Borrower:

Beacon Roofing Supply, Inc.

505 Huntmar Park Drive, Suite 300

Herndon, VA 20170

Attention of: Joseph M. Nowicki, Executive Vice President and Chief Financial Officer

Telephone No.: (571) 323-3940

Facsimile No.: (703) 437-1919

If to Citi as Administrative Agent:

1615 Brett Road, Ops III

New Castle, DE 19720

Attention: Global Loans/Agency

Email: glagentofficeops@citi.com

Telephone No.: (302) 894-6010

Facsimile No.: (646) 274-5080

If to any Lender:

To the address set forth on the Register

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided, further, that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or other communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. Notwithstanding any provision in this Agreement or any other Loan Document providing for the delivery of any electronic communication by any other means, the Credit Parties shall deliver all electronic communications to the Administrative Agent by properly transmitting such electronic communications in an electronic soft medium in a format reasonably acceptable to the Administrative Agent to glagentofficeops@citi.com or such other electronic mail address (or similar means of electronic delivery) as the Administrative Agent may notify the Borrower. Nothing in the immediately preceding sentence shall prejudice the right of the Administrative Agent or any Lender to deliver any electronic communication to any Credit Party in any manner authorized in this Agreement or to request that the Borrower effect delivery in such manner.

(c) Administrative Agent’s Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Term Loans will be disbursed.

(d) Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(e) Platform.

(i) Each Credit Party agrees that the Administrative Agent may, but shall not be obligated to, make the Credit Party Materials available to Lenders by posting them on the Platform.

(ii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the accuracy or completeness of the

Credit Party Materials or the adequacy of the Platform, and expressly disclaim liability for errors or omissions in the Credit Party Materials. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Credit Party Materials or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Credit Party, any Lender or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of communications through the Internet (including, without limitation, the Platform), except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to any Credit Party, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages, losses or expenses (as opposed to actual damages, losses or expenses).

(f) Private Side Designation. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Applicable Laws, to make reference to Credit Party Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Credit Parties or their respective securities for purposes of United States Federal or state securities Applicable Laws.

SECTION 13.2. Amendments, Waivers and Consents. Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; provided, that no amendment, waiver or consent shall:

(a) [reserved];

(b) increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 11.2) or the amount of Term Loans of any Lender, in any case, without the written consent of such Lender;

(c) waive, extend or postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Term Loan, or (subject to clause (ii) of the proviso set forth in the paragraph below) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the rate set forth in Section 6.1(c) during the continuance of an Event of Default;

(e) change Section 6.6 or Section 11.4 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby;

(f) change Section 5.4(c)(v) in a manner that would alter the order of application of amounts prepaid pursuant thereto without the written consent of each Lender directly and adversely affected thereby;

(g) except as otherwise permitted by this Section 13.2, change any provision of this Section 13.2 or reduce the percentages specified in the definition of “Required Lenders,” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;

(h) consent to the assignment or transfer by any Credit Party of such Credit Party’s rights and obligations under any Loan Document to which it is a party (except as permitted pursuant to Section 10.4), in each case, without the written consent of each Lender;

(i) release (i) all of the Subsidiary Guarantors or (ii) Subsidiary Guarantors comprising substantially all of the credit support for the Secured Obligations, without the written consent of each Lender; or

(j) release all or substantially all of the Collateral (other than as authorized in Section 12.9 or as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the written consent of each Lender;

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (iii) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Term Loans of a particular Class (but not the Lenders holding Term Loans of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section 13.2 if such Class of Lenders were the only Class of Lenders hereunder at the time and (vi) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision.

Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent, to enter into amendments or modifications to this Agreement (including, without limitation, amendments to this Section 13.2) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Sections 5.5 and 6.13 (including, without limitation, as applicable, (1) to permit the Specified Refinancing Debt and/or Incremental Term Loans to share ratably in the benefits of this Agreement and the other Loan Documents and (2) to include the Incremental Term Loan Commitments or outstanding Specified Refinancing Debt and/or Incremental Term Loans in any determination of (i) Required Lenders or (ii) similar required lender terms applicable thereto); provided that no amendment or modification shall result in any increase in the amount of any Lender’s Commitment or any increase in any Lender’s Term Loan Percentage, in each case, without the written consent of such affected Lender.

SECTION 13.3. Expenses; Indemnity.

(a) Costs and Expenses. The Borrower and each other Credit Party, jointly and severally, shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the Term Loan Facility, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 13.3 or (B) in connection with the Term Loans made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Term Loans.

(b) Indemnification. The Borrower and each other Credit Party, jointly and severally, shall indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including, without limitation, any Environmental Claims), damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Credit Party), other than such Indemnitee and its Related Parties, arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including, without limitation, the Transactions), (ii) any Term Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Credit Party or any Subsidiary thereof, or any Environmental Claim related in any way to any Credit Party or any Subsidiary thereof, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto or (v) any claim (including, without limitation, any Environmental Claims), investigation, litigation or other proceeding (whether or not the Administrative Agent, any Arranger or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Term Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including, without limitation, reasonable attorneys and consultant’s fees; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (B) result from a claim brought by any Credit Party or any Subsidiary thereof against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Credit Party or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 13.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc., arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section 13.3 to be paid by it to the Administrative Agent (or any sub-agent thereof), any Arranger or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Arranger or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time, or if the Total Credit Exposure has been reduced to zero, then based on such Lender’s share of the Total Credit Exposure immediately prior to such reduction) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or such Arranger in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such Arranger in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 6.7.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Term Loan or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems as provided in and in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section 13.3 shall be payable promptly after demand therefor.

(f) Survival. Each party’s obligations under this Section 13.3 shall survive the termination of the Loan Documents and payment of the obligations hereunder.

SECTION 13.4. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or any of its Affiliates, irrespective of whether or not such Lender or any such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender or such Affiliate different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Lender and its Affiliates under this Section 13.4 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 13.5. Governing Law; Jurisdiction, Etc.

(a) Governing Law. This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b) Submission to Jurisdiction. The Borrower and each other Credit Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Credit Party or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. The Borrower and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 13.5. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 13.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

SECTION 13.6. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED

ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.6.

SECTION 13.7. Reversal of Payments. To the extent any Credit Party makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the Collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, other Applicable Law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

SECTION 13.8. Injunctive Relief. The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders’ option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

SECTION 13.9. Accounting Matters. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

SECTION 13.10. Successors and Assigns; Participations.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section 13.10, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section 13.10 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section 13.10 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section 13.10 and, to the extent expressly contemplated hereby, the Indemnitees and the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of Commitment and the Term Loans at the time owing to it); provided that, in each case with respect to any Term Loan Facility, any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Term Loans at the time owing to it (in each case with respect to any Term Loan Facility) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section 13.10 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in paragraph (b)(i)(A) of this Section 13.10, the aggregate amount of the Commitment (which for this purpose includes Term Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have given its consent ten (10) Business Days after the date written notice thereof (specifying the time period within which the Borrower may respond) has been delivered to the Borrower by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower on or before such tenth (10th) Business Day;

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Term Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes on a non pro rata basis;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section 13.10 and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof (specifying the time period within which the Borrower may respond); and

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments of Terms Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment; provided that (A) only one such fee will be payable in connection with simultaneous assignments to two or more related Approved Funds by a Lender and (B) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any Subsidiaries or Affiliates of the Borrower or (B) any Disqualified Institution.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section 13.10, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 6.8, 6.9, 6.10, 6.11 and 13.3 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 13.10.

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption and each Lender Joinder Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of (and stated interest on) the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent demonstrable error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrower or the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Term Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement;

provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in the first proviso to Section 13.2 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 6.9, 6.10 and 6.11 (subject to the requirements and limitations therein, including the requirements under Section 6.11(g) (it being understood that the documentation required under Section 6.11(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 13.10; provided that such Participant (A) agrees to be subject to the provisions of Section 6.12 as if it were an assignee under paragraph (b) of this Section 13.10 and (B) shall not be entitled to receive any greater payment under Sections 6.10 or 6.11, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 6.12(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.4 as though it were a Lender; provided that such Participant agrees to be subject to Section 6.6 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments or loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent demonstrable error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest or grant a hypothec in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee or beneficiary for such Lender as a party hereto.

SECTION 13.11. Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by, or required to be disclosed to, any rating agency, or regulatory or similar authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations, by any order of a court or administrative agency, to establish any appropriate defenses or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement or under any other Loan Document, or any action or proceeding relating to this Agreement or any other Loan Document, or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 13.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the Term Loan Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Term Loan Facility, (h) with the consent of the Borrower, (i) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 13.11 or (ii) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (k) to governmental regulatory authorities in connection with any regulatory examination of the Administrative Agent or any Lender or in accordance with the Administrative Agent’s or any Lender’s regulatory compliance policy if the Administrative Agent or such Lender deems necessary for the mitigation of claims by those authorities against the Administrative Agent or such Lender or any of its subsidiaries or affiliates. For purposes of this Section 13.11, “Information” means all information received from any Credit Party or any Subsidiary thereof relating to any Credit Party or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Credit Party or any Subsidiary thereof; provided that, in the case of information received from a Credit Party or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 13.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 13.12. Performance of Duties. Each of the Credit Party’s obligations under this Agreement and each of the other Loan Documents shall be performed by such Credit Party at its sole cost and expense.

SECTION 13.13. All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Term Loan Facility has not been terminated.

SECTION 13.14. Survival. (a) All representations and warranties set forth in Article VIII and all representations and warranties contained in any certificate, or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

(b) Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XIII and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

SECTION 13.15. Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement or any other Loan Document are for convenience only, and neither limit nor amplify the provisions of this Agreement or such other Loan Document.

SECTION 13.16. Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 13.17. Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent and/or the Arrangers, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 7.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto as of the Closing Date. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 13.18. Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than contingent indemnification obligations not then due) arising hereunder or under any other Loan Document shall have been paid and satisfied in full and any Commitment has been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

SECTION 13.19. USA PATRIOT Act. The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, each of them is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the PATRIOT Act.

SECTION 13.20. Independent Effect of Covenants. The Borrower expressly acknowledges and agrees that each covenant contained in Articles IX or X hereof shall be given independent effect. Accordingly, the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles IX or X, before or after giving effect to such transaction or act, the Borrower shall or would be in breach of any other covenant contained in Articles IX or X.

SECTION 13.21. Inconsistencies with Other Documents. In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control (unless such other Loan Document is the Intercreditor Agreement, in which case the terms of the Intercreditor Agreement shall control); provided that any provision of the Security Documents which imposes additional burdens on the Borrower or any of its Subsidiaries or further restricts the rights of the Borrower or any of its Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

SECTION 13.22. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto or to any other Loan Document, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document, or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.

BEACON ROOFING SUPPLY, INC., as the Borrower

By:	/s/ Joseph M. Nowicki
Name:	Joseph M. Nowicki
Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Term Loan Credit Agreement]

AGENTS AND LENDERS:

CITIBANK, N.A., as Administrative Agent and Lender

By:	/s/ Matthew Bashaw
Name:	Matthew Bashaw
Title:	Vice President

[Signature Page to Term Loan Credit Agreement]

EXHIBIT A

to

Term Loan Credit Agreement

dated as of January 2, 2018

by and among

Beacon Roofing Supply, Inc.,

as Borrower,

the lenders party thereto,

as Lenders,

and

Citibank, N.A.,

as Administrative Agent and Collateral Agent

FORM OF TERM LOAN NOTE

TERM LOAN NOTE

$___________	___________, 20___

FOR VALUE RECEIVED, the undersigned, BEACON ROOFING SUPPLY, INC., a Delaware corporation (the “Borrower”), promises to pay to _____________________ (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the principal sum of _____________ DOLLARS ($___________) or, if less, the unpaid principal amount of all Term Loans made by the Lender pursuant to that certain Term Loan Credit Agreement, dated as of January 2, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders party thereto and Citibank, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Term Loan Note from time to time outstanding is payable as provided in the Credit Agreement and shall bear interest as provided in Section 6.1 of the Credit Agreement. All payments of principal and interest on this Term Loan Note shall be payable in Dollars in immediately available funds as provided in the Credit Agreement.

This Term Loan Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Term Loan Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Term Loan Note and on which such Obligations may be declared to be immediately due and payable.

THIS TERM LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

The Indebtedness evidenced by this Term Loan Note is senior in right of payment to all Subordinated Indebtedness referred to in the Credit Agreement.

The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Term Loan Note.

IN WITNESS WHEREOF, the undersigned has executed this Term Loan Note as of the day and year first above written.

BEACON ROOFING SUPPLY, INC.,

By:
Name: Title:

EXHIBIT B

to

Term Loan Credit Agreement

dated as of January 2, 2018

by and among

Beacon Roofing Supply, Inc.,

as Borrower,

the lenders party thereto,

as Lenders,

and

Citibank, N.A.,

as Administrative Agent and Collateral Agent

FORM OF NOTICE OF BORROWING

NOTICE OF BORROWING

Dated as of: _____________

Citibank, N.A.,

as Administrative Agent

1615 Brett Road, Ops III

New Castle, DE 19720

Attention: Global Loans/Agency

Email: glagentofficeops@citi.com

Telephone No.: (302) 894-6010

Facsimile No.: (646) 274-5080

Ladies and Gentlemen:

This irrevocable Notice of Borrowing is delivered to you pursuant to Section [5.2] [6.13] of the Term Loan Credit Agreement dated as of January 2, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Beacon Roofing Supply, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and Citibank N.A., as Administrative Agent and Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1. The Borrower hereby requests that the Lenders make [the Initial Term Loan] [an Incremental Term Loan] to the Borrower in the aggregate principal amount of $ ________. (Complete with an amount in accordance with Section 5.2 or Section 6.13, as applicable, of the Credit Agreement.)

2. The Borrower hereby requests that such Term Loan(s) be made on the following Business Day: ___________________. (Complete with a Business Day in accordance with Section 5.2(a) of the Credit Agreement for the Initial Term Loan or Section 6.13 of the Credit Agreement for an Incremental Term Loan).

3. The Borrower hereby requests that such Term Loan(s) bear interest at the following interest rate, plus the Applicable Margin, as set forth below:

Component of Term Loan[1]	Interest Rate	Interest Period (LIBOR Rate Only)
[Base Rate or LIBOR Rate]

4. The aggregate principal amount of all Term Loans outstanding as of the date hereof (including the Term Loan(s) requested herein) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

[1]	Complete with the Dollar amount of that portion of the overall Term Loan requested that is to bear interest at the selected interest rate and/or Interest Period (e.g., for a $20,000,000 loan, $5,000,000 may be requested at Base Rate, $8,000,000 may be requested at LIBOR with an interest period of three months and $7,000,000 may be requested at LIBOR with an interest period of one month).

5. All of the conditions applicable to the Term Loan(s) requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Term Loan.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing as of the day and year first written above.

BEACON ROOFING SUPPLY, INC.

By:
Name: Title:

EXHIBIT C

to

Term Loan Credit Agreement

dated as of January 2, 2018

by and among

Beacon Roofing Supply, Inc.,

as Borrower,

the lenders party thereto,

as Lenders,

and

Citibank, N.A.,

as Administrative Agent and Collateral Agent

[RESERVED]

EXHIBIT D

to

Term Loan Credit Agreement

dated as of January 2, 2018

by and among

Beacon Roofing Supply, Inc.,

as Borrower,

the lenders party thereto,

as Lenders,

and

Citibank, N.A.,

as Administrative Agent and Collateral Agent

FORM OF NOTICE OF PREPAYMENT

NOTICE OF PREPAYMENT

Dated as of: _____________

Citibank, N.A.,

as Administrative Agent

1615 Brett Road, Ops III

New Castle, DE 19720

Attention: Global Loans/Agency

Email: glagentofficeops@citi.com

Telephone No.: (302) 894-6010

Facsimile No.: (646) 274-5080

Ladies and Gentlemen:

This Notice of Prepayment is delivered to you pursuant to Section 5.4(a) of the Term Loan Credit Agreement dated as of January 2, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Beacon Roofing Supply, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and Citibank, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1. The Borrower hereby provides notice to the Administrative Agent that it will repay the following [Base Rate Loans] and/or [LIBOR Rate Loans] in the amount of: _______________. (Complete with an amount in accordance with Section 5.4 of the Credit Agreement.)

2. The Term Loan(s) to be prepaid consist of: [check each applicable box]

•	the Initial Term Loan

•	an Incremental Term Loan

3. The Borrower will repay the above-referenced Term Loans on the following Business Day: _____________. (Complete with a date no earlier than (i) one (1) Business Day subsequent to the date of this Notice of Prepayment with respect to any Base Rate Loan and (ii) three (3) Business Days subsequent to date of this Notice of Prepayment with respect to any LIBOR Rate Loan.)

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment as of the day and year first written above.

BEACON ROOFING SUPPLY, INC.

By:
Name: Title:

EXHIBIT E

to

Term Loan Credit Agreement

dated as of January 2, 2018

by and among

Beacon Roofing Supply, Inc.,

as Borrower,

the lenders party thereto,

as Lenders,

and

Citibank, N.A.,

as Administrative Agent and Collateral Agent

FORM OF NOTICE OF CONVERSION/CONTINUATION

NOTICE OF CONVERSION/CONTINUATION

Dated as of: _____________

Citibank, N.A.,

as Administrative Agent

1615 Brett Road, Ops III

New Castle, DE 19720

Attention: Global Loans/Agency

Email: glagentofficeops@citi.com

Telephone No.: (302) 894-6010

Facsimile No.: (646) 274-5080

Ladies and Gentlemen:

This irrevocable Notice of Conversion/Continuation (this “Notice”) is delivered to you pursuant to Section 6.2 of the Term Loan Credit Agreement dated as of January 2, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Beacon Roofing Supply, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and Citibank, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1. The Term Loan to which this Notice relates is [the Initial Term Loan] [an Incremental Term Loan]. (Delete as applicable.)

2. This Notice is submitted for the purpose of: (Check one and complete applicable information in accordance with the Credit Agreement.)

•	Converting all or a portion of a Base Rate Loan into a LIBOR Rate Loan

Outstanding principal balance:	$	_______________________

Principal amount to be converted:	$	_______________________

Requested effective date of conversion:		_______________________

Requested new Interest Period:		_______________________

•	Converting all or a portion of a LIBOR Rate Loan into a Base Rate Loan

Outstanding principal balance:	$	_______________________

Principal amount to be converted:	$	_______________________

Last day of the current Interest Period:		_______________________

Requested effective date of conversion:	_______________________

•	Continuing all or a portion of a LIBOR Rate Loan as a LIBOR Rate Loan

Outstanding principal balance:	$	_______________________

Principal amount to be converted:	$	_______________________

Last day of the current Interest Period:		_______________________

Requested effective date of conversion:		_______________________

Requested new Interest Period:		_______________________

3. The aggregate principal amount of all Term Loans outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice Conversion/Continuation as of the day and year first written above.

BEACON ROOFING SUPPLY, INC.

By:
Name: Title:

EXHIBIT F

to

Term Loan Credit Agreement

dated as of January 2, 2018

by and among

Beacon Roofing Supply, Inc.,

as Borrower,

the lenders party thereto,

as Lenders,

and

Citibank, N.A.,

as Administrative Agent and Collateral Agent

FORM OF OFFICER’S COMPLIANCE CERTIFICATE

OFFICER’S COMPLIANCE CERTIFICATE

Dated as of: _____________

The undersigned, on behalf of Beacon Roofing Supply, Inc., a Delaware corporation (the “Borrower”), hereby certifies to the Administrative Agent and the Lenders, each as defined in the Credit Agreement referred to below, as follows:

1. This certificate is delivered to you pursuant to Section 9.2 of the Term Loan Credit Agreement dated as of January 2, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders party thereto and Citibank, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

2. I have reviewed the financial statements of the Borrower and its Subsidiaries dated as of ______________ and for the _______________ period[s] then ended and such statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and cash flows for the period[s] indicated.

3. I have reviewed the terms of the Credit Agreement, and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this certificate [except, if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto].

4. As of the date of this certificate, the Borrower and its Subsidiaries are in compliance with the covenants and restrictions contained in the Credit Agreement.

[Signature Page Follows]

WITNESS the following signature as of the day and year first written above.

By:
Name: Title:

Schedule 1

to

Officer’s Compliance Certificate

	Consolidated EBITDA	Quarter 1 ended __/__/__	Quarter 2 ended __/__/__	Quarter 3 ended __/__/__	Quarter 4 ended __/__/__	Total (Quarters 1-4)
(1)	Consolidated Net Income for such period

(2)	The following amounts, without duplication, to the extent (except with respect to clauses (l) and (m) below) deducted in determining Consolidated Net Income for such period:

(a) provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital (including penalties and interest, if any)

(b) Consolidated Interest Expense

(c) depreciation

(d) amortization (including amortization of goodwill and intangibles and amortization and write-off of financing costs)

(e) any non-cash charge, write-down, expense or loss

(f)     any expenses or charges related to any Asset Disposition, Equity Issuance, Indebtedness or Investment, in each case permitted by this Agreement (whether or not consummated or incurred, and including any offering or sale of Capital Stock to the extent the proceeds thereof were intended to be contributed to the equity capital of the Borrower or its Restricted Subsidiaries)

.

(g) the amount of any loss attributable to non-controlling interests

Consolidated EBITDA	Quarter 1 ended __/__/__	Quarter 2 ended __/__/__	Quarter 3 ended __/__/__	Quarter 4 ended __/__/__	Total (Quarters 1-4)
(h) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness or any Hedge Agreement or other derivative instruments

(i)     payments by (or allocations to) the Target Company for shared services, corporate overhead and related expenses, in each case paid to (or allocated by) any of CRH plc and its Affiliates on or prior to the Closing Date

(j)     the amount of any restructuring charge or reserve or non-recurring integration charges or reserves (including severance costs, costs associated with office, facility and branch openings, closings and consolidations (in the case of openings, incurred in connection with acquisitions and Investments) and relocation costs)

(k)    any costs or expenses incurred by the Borrower or any Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Capital Stock of the Borrower (other than Disqualified Capital Stock)

(l)     proceeds from business interruption insurance (to the extent such proceeds are not reflected as revenue or income in computing Consolidated Net Income and only to the extent the losses or other reduction of net income to which such proceeds are attributable are not otherwise added back in computing Consolidated Net Income)

Consolidated EBITDA	Quarter 1 ended __/__/__	Quarter 2 ended __/__/__	Quarter 3 ended __/__/__	Quarter 4 ended __/__/__	Total (Quarters 1-4)

(m)   the amount of “run-rate” cost savings projected by the Borrower in good faith to be realized as the result of (I) the Transactions or (II) actions taken or to be taken on or prior to the date that is 24 months after the consummation of any operational change and, in each case, prior to or during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period; it being understood that “run-rate” means the full recurring benefit for a period that is associated with any action taken or committed to be taken), net of the amount of actual benefits realized during such period from such actions; provided that (A) a duly completed certificate signed by a Responsible Officer of the Borrower shall be delivered to the Administrative Agent together with the Officer’s Compliance Certificate required to be delivered pursuant to Section 9.2(a) of the Credit Agreement, certifying that such cost savings are reasonably anticipated to be realized as a result of the Transactions or within 24 months after the consummation of any operational change, as applicable, and are factually supportable as determined in good faith by the Borrower, and (B) no cost savings shall be added pursuant to this clause (m) to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income, whether through a pro forma adjustment or otherwise, for such period and (C) projected amounts (not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to subclause (II) of this clause (m) to the extent occurring more than eight full fiscal quarters after the specified action taken in order to realize such projected cost savings

	Consolidated EBITDA	Quarter 1 ended __/__/__	Quarter 2 ended __/__/__	Quarter 3 ended __/__/__	Quarter 4 ended __/__/__	Total (Quarters 1-4)

(3)	Line (2)(a) plus Line (2)(b) plus Line (2)(c) plus Line (2)(d) plus Line (2)(e) plus Line (2)(f) plus Line (2)(g) plus Line (2)(h) plus Line 2(i) plus Line 2(j) plus Line (2)(k) plus Line (2)(l) plus Line (2)(m)

(4)	Pro Forma Calculations to Consolidated EBITDA, if applicable, calculated in accordance with Section 1.11 of the Credit Agreement

(5)	Totals (Line (1) plus Line (3) plus or minus, as applicable, Line (4))

Schedule 2

to

Officer’s Compliance Certificate1

	Excess Cash Flow	ECF Period ended __9/30/__
(1)	Consolidated EBITDA for such ECF Period

(2)	reductions to noncash working capital of the Borrower and its Restricted Subsidiaries for such ECF Period (i.e., the absolute value of the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such ECF Period; provided that increases or decreases in working capital shall exclude: any changes in Current Assets or Current Liabilities solely as a result of acquisitions or dispositions by the Borrower and its Restricted Subsidiaries during the applicable period and any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent)

(3)	Line (1) plus Line (2)

(4)	The following amounts, without duplication

(a) the amount of any Taxes payable in cash by the Borrower and its Restricted Subsidiaries with respect to such ECF Period

(b) Consolidated Interest Expense for such ECF Period paid in cash

(c)    Capital Expenditures made in cash during such ECF Period, except to the extent financed with the proceeds of Indebtedness, equity issuances, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated EBITDA

(d)    permanent repayments of Indebtedness (other than optional prepayments of Term Loans pursuant to Section 5.4(a) of the Credit Agreement) made in cash by the Borrower or any of its Restricted Subsidiaries during such ECF Period, but only to the extent that the Indebtedness so prepaid by its terms cannot be reborrowed or redrawn and such prepayments do not occur in connection with a refinancing of all or any portion of such Indebtedness

(e)    additions to noncash working capital for such ECF Period (i.e., the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such ECF Period; provided that increases or decreases in working capital shall exclude any changes in Current Assets or Current Liabilities solely as a result of acquisitions or dispositions by the Borrower and its Restricted Subsidiaries during the applicable period and any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent)

[1]	This Schedule 2 to the Officer’s Compliance Certificate is to be delivered annually in connection with the delivery of the Borrower’s audited financial statements pursuant to Section 9.1(a) of the Credit Agreement.

	Excess Cash Flow	ECF Period ended __9/30/__

(f)     cash consideration paid during such ECF Period by the Borrower or any of its Restricted Subsidiaries to make Permitted Acquisitions or other Investments in third parties (other than any Restricted Subsidiary) permitted under Section 10.3 of the Credit Agreement (except to the extent funded with the proceeds of Indebtedness, equity issuances, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated EBITDA)

(g) all other amounts added back to Consolidated Net Income for the purposes of calculating Consolidated EBITDA to the extent paid in cash during such ECF Period

(5)	Line (4)(a) plus Line (4)(b) plus Line (4)(c) plus Line (4)(d) plus Line (4)(e) plus Line (4)(f) plus Line (4)(g)

(6)	Excess Cash Flow (Line (3) minus Line (5))

EXHIBIT G

to

Term Loan Credit Agreement

dated as of January 2, 2018

by and among

Beacon Roofing Supply, Inc.,

as Borrower,

the lenders party thereto,

as Lenders,

and

Citibank, N.A.,

as Administrative Agent and Collateral Agent

FORM OF ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the “Assignor”) and the parties identified on the Schedules hereto and [the] [each]1 Assignee identified on the Schedules hereto as “Assignee” or as “Assignees” (collectively, the “Assignees” and each, an “Assignee”). [It is understood and agreed that the rights and obligations of the Assignee[s]2 hereunder are several and not joint.]3 Capitalized terms used but not defined herein shall have the meanings given to them in the Term Loan Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the [Assignee] [respective Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned to [the] [any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as, [the] [an] “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	[INSERT NAME OF ASSIGNOR]

2.	Assignee(s):	See Schedules attached hereto

3.	Borrower:	Beacon Roofing Supply, Inc.

[1]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
[2]	Select as appropriate.
[3]	Include bracketed language if there are multiple Assignees.

4.	Administrative Agent:	Citibank, N.A., as the Administrative Agent under the Credit Agreement

5.	Credit Agreement:	The Term Loan Credit Agreement dated as of January 2, 2018 among Beacon Roofing Supply, Inc., a Delaware corporation, as the Borrower, the Lenders party thereto and Citibank, N.A., as Administrative Agent and Collateral Agent (as amended, restated, amended and restated, supplemented or otherwise modified)

6.	Assigned Interest:	See Schedules attached hereto

[7.	Trade Date:	______________________][4]

[Remainder of Page Intentionally Left Blank]

[4]	To be completed if the Assignor and the Assignees intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date: ___________ ___ , 2____ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Name: Title:

ASSIGNEES

See Schedules attached hereto

[Consented to and]5 Accepted:

CITIBANK, N.A., as Administrative Agent

By
Name: Title:

[Consented to:

BEACON ROOFING SUPPLY, INC., as Borrower][6]

By:
Name: Title:

[5]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement. May also use a Master Consent.
[6]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement. May also use a Master Consent.

SCHEDULE 1

To Assignment and Assumption

By its execution of this Schedule, the Assignee identified on the signature block below agrees to the terms set forth in the attached Assignment and Assumption.

Assigned Interests:

Facility Assigned[1]	Aggregate Amount of Commitment/ Term Loans for all Lenders[2]	Amount of Commitment/ Term Loans Assigned[3]	Percentage Assigned of Commitment/ Term Loans[4]		CUSIP Number
	$	$		%
	$	$		%
	$	$		%

[NAME OF ASSIGNEE][5] [and is an Affiliate/Approved Fund of [identify Lender]6]

By:
Title

[1]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Agreement (e.g. “Term Loan Commitment,” etc.)
[2]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[3]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[4]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Term Loans of all Lenders thereunder.
[5]	Add additional signature blocks, as needed.
[6]	Select as appropriate.

ANNEX 1

to Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [the relevant] Assigned Interest, (ii) [the] [such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee[s]. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements of an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 13.10(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the] [such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to [Section 7.1] [Section 9.1] thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT H-1

to

Term Loan Credit Agreement

dated as of January 2, 2018

by and among

Beacon Roofing Supply, Inc.,

as Borrower,

the lenders party thereto,

as Lenders,

and

Citibank, N.A.,

as Administrative Agent and Collateral Agent

FORM OF US TAX COMPLIANCE CERTIFICATE

(NON-PARTNERSHIP FOREIGN LENDERS)

US TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For US Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement dated as of January 2, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Beacon Roofing Supply, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and Citibank, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 6.11 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Term Loan(s) (as well as any Term Loan Note(s) evidencing such Term Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent (10%) shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-US Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (b) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF LENDER]

By:
Name: Title:

Date: ________ __, 20__

EXHIBIT H-2

to

Term Loan Credit Agreement

dated as of January 2, 2018

by and among

Beacon Roofing Supply, Inc.,

as Borrower,

the lenders party thereto,

as Lenders,

and

Citibank, N.A.,

as Administrative Agent and Collateral Agent

FORM OF US TAX COMPLIANCE CERTIFICATE

(NON-PARTNERSHIP FOREIGN PARTICIPANTS)

US TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For US Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement dated as of January 2, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Beacon Roofing Supply, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and Citibank, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 6.11 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record, and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent (10%) shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-US Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name: Title:

Date: ________ __, 20__

EXHIBIT H-3

to

Term Loan Credit Agreement

dated as of January 2, 2018

by and among

Beacon Roofing Supply, Inc.,

as Borrower,

the lenders party thereto,

as Lenders,

and

Citibank, N.A.,

as Administrative Agent and Collateral Agent

FORM OF US TAX COMPLIANCE CERTIFICATE

(FOREIGN PARTICIPANT PARTNERSHIPS)

US TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For US Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement dated as of January 2, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Beacon Roofing Supply, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and Citibank, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 6.11 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent (10%) shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name: Title:

Date: ________ __, 20__

EXHIBIT H-4

to

Term Loan Credit Agreement

dated as of January 2, 2018

by and among

Beacon Roofing Supply, Inc.,

as Borrower,

the lenders party thereto,

as Lenders,

and

Citibank, N.A.,

as Administrative Agent and Collateral Agent

FORM OF US TAX COMPLIANCE CERTIFICATE

(FOREIGN LENDER PARTNERSHIPS)

US TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For US Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement dated as of January 2, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Beacon Roofing Supply, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and Citibank, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 6.11 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Term Loan(s) (as well as any Term Loan Note(s) evidencing such Term Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Term Loan(s) (as well as any Term Loan Note(s) evidencing such Term Loan(s)), (c) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent (10%) shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (ii) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF LENDER]

By:
Name: Title:

Date: ________ __, 20__

EXHIBIT I

to

Term Loan Credit Agreement

dated as of January 2, 2018

by and among

Beacon Roofing Supply, Inc.,

as Borrower,

the lenders party thereto,

as Lenders,

and

Citibank, N.A.,

as Administrative Agent and Collateral Agent

FORM OF SOLVENCY CERTIFICATE

SOLVENCY CERTIFICATE

[_______], 201[_]

This Solvency Certificate (this “Certificate”) is furnished to the Administrative Agent and the Lenders pursuant to Section 7.1(d)(iii) of the Term Loan Credit Agreement, dated as of January 2, 2018 by and among Beacon Roofing Supply, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and Citibank, N.A., as Administrative Agent and Collateral Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

I, [            ], the Chief Financial Officer of the Borrower (after giving effect to the Transactions), in that capacity only and not in my individual capacity (and without personal liability), DO HEREBY CERTIFY on behalf of the Borrower that as of the date hereof, after giving effect to the consummation of the Transactions (including the consummation of the Closing Date Acquisition and the other transactions contemplated by the Closing Date Acquisition Agreement, the execution and delivery of the ABL Facility Documentation, the 2017 Senior Notes and the Loan Documents, the making of the Term Loans and the use of proceeds of such Term Loans on the date hereof):

1. The sum of the liabilities (including contingent liabilities) of the Borrower and its Subsidiaries, on a Consolidated basis, does not exceed the fair value of the present assets of the Borrower and its Subsidiaries, on a Consolidated basis.

2. The present fair saleable value of the assets of the Borrower and its Subsidiaries, on a Consolidated basis, is greater than the total amount that will be required to pay the probable liabilities (including contingent liabilities) of the Borrower and its Subsidiaries as they become absolute and matured.

3. The capital of the Borrower and its Subsidiaries, on a Consolidated basis, is not unreasonably small in relation to their business as contemplated on the date hereof.

4. The Borrower and its Subsidiaries, on a Consolidated basis, have not incurred and do not intend to incur, or believe that they will incur, debts or other liabilities, including current obligations, beyond their ability to pay such debts or other liabilities as they become due (whether at maturity or otherwise).

5. The Borrower and its Subsidiaries, on a Consolidated basis, are “solvent” within the meaning given to that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.

6. For purposes of this Certificate, the amount of any contingent liability has been computed as the amount that, in light of all of the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability.

7. In reaching the conclusions set forth in this Certificate, the undersigned has (i) reviewed the Credit Agreement and other Loan Documents referred to therein and such other documents deemed relevant, (ii) reviewed the financial statements (including the pro forma financial statements) referred to in Section 7.1(d) of the Credit Agreement and (iii) made such other investigations and inquiries as the undersigned has deemed appropriate.

8. The financial information and assumptions which underlie and form the basis for the representations made in this Certificate were fair and reasonable when made and were made in good faith and continue to be fair and reasonable as of the date hereof.

9. The undersigned confirms and acknowledges that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate in connection with the Commitments and Term Loans under the Credit Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, I have executed this Certificate this as of the date first written above.

By:
Name:

Title: Chief Financial Officer

EXHIBIT J

to

Term Loan Credit Agreement

dated as of January 2, 2018

by and among

Beacon Roofing Supply, Inc.,

as Borrower,

the lenders party thereto,

as Lenders,

and

Citibank, N.A.,

as Administrative Agent and Collateral Agent

FORM OF INTERCREDITOR AGREEMENT

[Execution]

INTERCREDITOR AGREEMENT

dated as of

January 2, 2018

between

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as ABL Agent

and

CITIBANK, N.A.,

as Term Loan Agent

(i)

6.8	Certain Waivers as to Section 1111(b)(2) of Bankruptcy Code	33
6.9	Avoidance Issues	33
6.10	Other Bankruptcy Laws	33
6.11	Post-Petition Claims	34
6.12	Plan Support	34

Section 7. Term Loan Lenders’ Purchase Option		34

7.1	Exercise of Option	34
7.2	Pro Rata Offer	34
7.3	Purchase and Sale	35
7.4	Payment of Purchase Price	35
7.5	Representations Upon Purchase and Sale	36
7.6	Notice from ABL Agent Prior to Enforcement Action	36

Section 8. ABL Lenders’ Purchase Option		36

8.1	Exercise of Option	36
8.2	Pro Rata Offer	37
8.3	Purchase and Sale	37
8.4	Payment of Purchase Price	37
8.5	Representations Upon Purchase and Sale	38
8.6	Notice from Term Loan Agent Prior to Enforcement Action	38

Section 9. Access and Use of Term Loan Priority Collateral		38

9.1	Access and Use Rights of ABL Agent	38
9.2	Responsibilities of ABL Secured Parties	40
9.3	Grantor Consent	40

Section 10. Reliance; Waivers; Etc.		40

10.1	Reliance	40
10.2	No Warranties or Liability	41
10.3	No Waiver of Lien Priorities	42
10.4	Obligations Unconditional	42
10.5	Amendments to ABL Documents	43
10.6	Amendments to Term Loan Documents	43

(ii)

Section 11. Miscellaneous		44

11.1	Conflicts	44
11.2	Continuing Nature of this Agreement; Severability	44
11.3	Refinancing	45
11.4	Amendments; Waivers	46
11.5	Subrogation	46
11.6	Notices	46
11.7	Further Assurances	47
11.8	Consent to Jurisdiction; Waiver of Jury Trial	48
11.9	Governing Law	48
11.10	Binding on Successors and Assigns	48
11.11	Specific Performance	48
11.12	Section Titles	49
11.13	Counterparts	49
11.14	Authorization	49
11.15	No Third Party Beneficiaries	49
11.16	Additional Grantors	49

(iii)

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT, dated as of January 2, 2018, is by and between Wells Fargo Bank, National Association, in its capacity as ABL Agent (as hereinafter defined) pursuant to the ABL Agreement (as hereinafter defined) acting for and on behalf of the ABL Secured Parties (as hereinafter defined), and Citibank, N.A., in its capacity as Term Loan Agent (as hereinafter defined) pursuant to the Term Loan Agreement (as hereinafter defined) acting for and on behalf of the Term Loan Secured Parties (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, Beacon Roofing Supply, Inc., a Delaware corporation (“Holdings”), and the subsidiaries of Holdings set forth on Exhibit A hereto, as borrowers, have entered into a secured revolving credit facility with ABL Agent and the lenders and other parties for whom it is acting as agent as set forth in the ABL Agreement (as hereinafter defined) pursuant to which such lenders have made and from time to time may make loans and provide other financial accommodations to such borrowers, which are guaranteed by Holdings and certain other subsidiaries of Holdings and secured by certain of the assets of the Grantors (as hereinafter defined);

WHEREAS, Holdings, as borrower, and the other Grantors, as guarantors, have entered into a secured term loan facility with Term Loan Agent and the lenders and other parties for whom it is acting as agent as set forth in the Term Loan Agreement (as hereinafter defined) pursuant to which such lenders have made term loans to Holdings, which are guaranteed by the other Grantors and secured by certain of the assets of Grantors; and

WHEREAS, ABL Agent, for itself and on behalf of the other ABL Secured Parties, and Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, desire to enter into this Agreement (as hereinafter defined) to (i) confirm the relative priority of the security interests of ABL Agent and Term Loan Agent in the assets and properties of Grantors, (ii) provide for the orderly sharing among the ABL Secured Parties and the Term Loan Secured Parties, in accordance with such priorities, of proceeds of such assets and properties upon any foreclosure thereon or other disposition thereof and (iii) address related matters.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions; Interpretation

1.1 Definitions. All terms defined in the UCC and not defined in this Agreement have the meanings specified in the UCC. As used in this Agreement, the following terms have the meanings specified below:

“ABL Agent” shall mean Wells Fargo Bank, National Association, in its capacity as administrative and collateral agent pursuant to the ABL Documents acting for and on behalf of the other ABL Secured Parties, and any successor or permitted replacement agent.

“ABL Agreement” shall mean the Amended and Restated Credit Agreement, dated of even date herewith, by and among Grantors, ABL Agent and ABL Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced or otherwise replaced in accordance with the terms of this Agreement.

“ABL Bank Products” shall mean any one or more of the following financial products or accommodations extended to a Grantor by an ABL Bank Product Provider: (a) credit cards (including commercial cards (and so-called “purchase cards”, “procurement cards” or “p-cards”)), (b) credit card processing services, (c) debit cards, (d) stored value cards, (e) any cash management or related services, including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements or (f) transactions under Hedge Agreements.

“ABL Bank Product Agreement” shall mean those agreements entered into from time to time by any Grantor with an ABL Bank Product Provider in connection with the obtaining of any of the ABL Bank Products.

“ABL Bank Product Obligations” shall mean all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by any Grantor to an ABL Bank Product Provider pursuant to or evidenced by the ABL Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that any Grantor is obligated to reimburse to an ABL Bank Product Provider as a result of such Person purchasing participations or executing indemnities or reimbursement obligations with respect to the ABL Bank Products provided to any Grantor pursuant to the ABL Bank Product Agreements.

“ABL Bank Product Provider” shall mean a “Bank Product Provider” as such term is defined in the ABL Agreement as in effect on the date hereof.

“ABL Cap” shall mean $1,900,000,000; provided, that, if an ABL DIP Financing is provided in accordance with the terms of Section 6.2(a), the ABL Cap shall be $2,090,000,000.

“ABL Cash Collateral” shall have the meaning set forth in Section 6.2(a) hereof.

“ABL Debt” shall mean all “Obligations” as such term is defined in the ABL Agreement, including obligations, liabilities and indebtedness of every kind, nature and description owing by any Grantor to any ABL Secured Party, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under any of the ABL Documents, ABL Bank Product Obligations and ABL Hedge Obligations, in each case whether now existing or hereafter arising, whether arising

2

before, during or after the initial or any renewal or replacement term of the ABL Documents or after the commencement of any case with respect to any Grantor under the Bankruptcy Code or any other Bankruptcy Law or any other Insolvency Proceeding (and including, any principal, interest, fees, costs, expenses and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured; provided, that, Excess ABL Debt shall not constitute ABL Debt.

“ABL DIP Financing” shall have the meaning set forth in Section 6.2(a) hereof.

“ABL Documents” shall mean, collectively, the ABL Agreement and all agreements, documents and instruments at any time executed and/or delivered by any Grantor or any other Person to, with or in favor of any ABL Secured Party in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders, or agent of any such other lender or group of lenders, that at any time refinances, replaces or succeeds to all or any portion of the ABL Debt) in accordance with the terms of this Agreement.

“ABL Event of Default” shall mean any “Event of Default” as such term is defined in the ABL Agreement.

“ABL Hedge Obligations” shall mean the due and punctual payment and performance of all obligations of each Grantor under each Hedge Agreement (other than any Excluded Swap Obligations) that is entered into with any ABL Hedge Provider if Holdings designates such ABL Hedge Provider as an ABL Secured Party with respect to such Hedge Agreement in a written notice to ABL Agent at the time or promptly after such Hedge Agreement is entered into (or, with respect to any such Hedge Agreement in effect on the date hereof, on or prior to the date hereof).

“ABL Hedge Provider” shall mean a “Hedge Provider” as such term is defined in the ABL Agreement as in effect on the date hereof.

“ABL Lenders” shall mean, collectively, any person party to any ABL Document as lender (and including any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the ABL Debt or is otherwise party to any ABL Document as a lender); sometimes being referred to herein individually as an “ABL Lender”.

“ABL Priority Collateral” shall mean the Collateral described on Annex A hereto.

“ABL Purchase Event” shall have the meaning set forth in Section 8.1 hereof.

“ABL Secured Parties” shall mean, collectively, (a) ABL Agent, (b) the ABL Lenders, (c) the issuing bank or banks of letters of credit or similar or related instruments under the ABL Agreement, (d) each other person to whom any of the ABL Debt (including ABL Debt constituting ABL Bank Product Obligations owing to any ABL Bank Product Provider or ABL Hedge Obligations owing to any ABL Hedge Provider) is owed and (e) the successors, replacements and assigns of each of the foregoing; sometimes being referred to herein individually as an “ABL Secured Party”.

3

“Access Period” shall have the meaning set forth in Section 9.1(b) hereof.

“Additional Term Debt” shall have the meaning set forth in Section 11.4(b) hereof.

“Agents” shall mean, collectively, ABL Agent and Term Loan Agent, sometimes being referred to herein individually as an “Agent”.

“Agreement” shall mean this Intercreditor Agreement, as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated or replaced from time to time in accordance with the terms hereof.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, being Title 11 of the United States Code, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented.

“Bankruptcy Law” shall mean the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Winding-Up and Restructuring Act (Canada), the Companies’ Creditor Arrangement Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, Canada or other applicable jurisdictions from time to time in effect.

“Borrowers” shall mean, collectively, (a) for purposes of Term Loan Debt, Holdings, (b) for purposes of ABL Debt, the Subsidiaries of Holdings set forth on Exhibit A hereto, (c) any other person that at any time after the date hereof becomes a party to the ABL Agreement or the Term Loan Agreement as a borrower thereunder, and (d) their respective successors and assigns; sometimes being referred to herein individually as a “Borrower”.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close.

“Capital Stock” shall mean (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) any and all warrants, rights or options to purchase any of the foregoing.

“Collateral” shall mean all of the property and interests in property, real or personal, tangible or intangible, now owned or hereafter acquired by any Grantor in or upon which a Lien has been granted (or has been purported to be granted) to secure any ABL Debt, Excess ABL Debt, Term Loan Debt or Excess Term Loan Debt.

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“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.) and any successor statute, and any rule, regulation or order promulgated thereunder, in each case as amended from time to time.

“Discharge of ABL Debt” shall mean, subject to Sections 6.9 and 11.3 hereof:

(a) the payment in full in cash of the principal and interest (including any interest which would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case) constituting ABL Debt;

(b) the payment in full in cash of all other ABL Debt that is due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including any such amounts which would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case), other than obligations described in clause (c) below;

(c) (i) the delivery to ABL Agent, or at ABL Agent’s option, each Issuing Bank (as such term is defined in the ABL Agreement) of cash collateral, or at ABL Agent’s option, the delivery to ABL Agent (or at its option, each Issuing Bank) of a letter of credit payable to ABL Agent (or at ABL Agent’s option, such Issuing Bank) issued by a bank reasonably acceptable to ABL Agent (or if issued to such Issuing Bank, a bank reasonably acceptable to such Issuing Bank) in form and substance reasonably satisfactory to ABL Agent (or if issued to such Issuing Bank, in form and substance reasonably acceptable to such Issuing Bank), in either case in respect of letters of credit, banker’s acceptances or similar or related instruments issued under the ABL Documents (in such amount as required by the ABL Documents but not to exceed one hundred five percent (105%) of the amount of such letters of credit, banker’s acceptances or similar or related instruments), (ii) the delivery of cash collateral in respect of ABL Bank Product Obligations or ABL Hedge Obligations owing to any ABL Secured Party (or, at the option of the ABL Secured Party with respect to such ABL Bank Product Obligations or ABL Hedge Obligations, the termination of the applicable Hedge Agreements, ABL Bank Product Agreement or cash management or other arrangements and the payment in full in cash of the ABL Debt due and payable in connection with such termination or the execution and implementation of alternative arrangements satisfactory to the applicable ABL Secured Party), and (iii) the delivery of cash collateral to ABL Agent, or at ABL Agent’s option, the delivery to ABL Agent of a letter of credit payable to ABL Agent issued by a bank reasonably acceptable to ABL Agent in form and substance reasonably satisfactory to ABL Agent, in respect of continuing obligations of ABL Agent and ABL Lenders under control agreements and other contingent ABL Debt for which a claim or demand for payment has been made at such time or in respect of matters or circumstances known to an ABL Secured Party at the time, of which such ABL Secured Party has informed ABL Agent and which are reasonably expected to result in any loss, cost, damage or expense (including attorneys’ fees and legal expenses) to any ABL Secured Party for which such ABL Secured Party is entitled to indemnification by any Grantor; and

(d) the termination of the commitments of the ABL Lenders and the financing arrangements provided by ABL Agent and the ABL Lenders to Grantors under the ABL Documents.

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“Discharge of Term Loan Debt” shall mean, subject to Sections 6.9 and 11.3 hereof:

(a) the payment in full in cash of the principal and interest (including any interest which would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case) constituting Term Loan Debt;

(b) the payment in full in cash of all other Term Loan Debt that is due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including any such amounts which would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case), other than obligations described in clause (c) below;

(c) the delivery to Term Loan Agent of cash collateral, or at Term Loan Agent’s option, the delivery to Term Loan Agent of a letter of credit payable to Term Loan Agent issued by a bank reasonably acceptable to Term Loan Agent and in form and substance reasonably satisfactory to Term Loan Agent, in either case in respect of contingent Term Loan Debt for which a claim or demand for payment has been made at such time or in respect of matters or circumstances known to a Term Loan Secured Party at the time, of which such Term Loan Secured Party has informed Term Loan Agent and which are reasonably expected to result in any loss, cost, damage or expense (including attorneys’ fees and legal expenses) to any Term Loan Secured Party for which such Term Loan Secured Party is entitled to indemnification by any Grantor; and

(d) the termination of the commitments of the Term Loan Lenders and the financing arrangements provided by Term Loan Agent and the Term Loan Lenders to Grantors under the Term Loan Documents.

“Disposition” or “Dispose” shall mean the sale, transfer or other disposition of any Property of any Person (including any sale and leaseback transaction, the sale of any Capital Stock owned by such Person and any issuance of Capital Stock by any subsidiary of such Person to any other Person).

“Enforcement Expenses” shall mean all costs, expenses or fees (including fees incurred by any Agent or any attorneys or other agents or consultants retained by such Agent) that any Agent or any other Secured Party (to the extent such costs, expenses or fees are reimbursable under the terms of the ABL Agreement or the Term Loan Agreement, as applicable) may suffer or incur after the occurrence of an Event of Default on account or in connection with (a) the repossession, storage, repair, appraisal, insuring, completion of the manufacture of, preparing for sale, advertising for sale, selling, collecting or otherwise preserving or realizing upon any Collateral, (b) the settlement or satisfaction of any prior Lien or other encumbrance upon any Collateral or (c) the enforcement of any of the ABL Documents or the Term Loan Documents, as the case may be.

“Event of Default” shall mean, an ABL Event of Default or a Term Loan Event of Default, as the case may be.

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“Excess ABL Debt” shall mean the amount equal to: (a) the sum of: (i) the portion of the principal amount of the loans outstanding under the ABL Agreement, plus (ii) the undrawn amount of all outstanding letters of credit issued pursuant to the ABL Agreement, plus (iii) the unreimbursed amount of all draws under such letters of credit that, in the aggregate for amounts described in clauses (i), (ii) and (iii), is in excess of the ABL Cap, plus (b) without duplication, the portion of accrued and unpaid interest and fees on account of such portion of the loans and letters of credit described in clause (a); provided, that, interest, fees, costs and expenses (excluding the interest and fees described in clause (b) above but including Enforcement Expenses) shall not constitute Excess ABL Debt regardless of whether such amounts are added to the principal balance of the loans pursuant to the ABL Documents and in no event shall the term Excess ABL Debt be construed to include ABL Bank Product Obligations or ABL Hedge Obligations.

“Excess Term Loan Debt” shall mean the amount equal to (a) the portion of the principal amount of the loans outstanding under the Term Loan Agreement that is in excess of the Term Loan Cap, plus (b) without duplication, the portion of accrued and unpaid interest and fees on account of such portion of the loans described in clause (a); provided, that, interest, fees, costs and expenses (excluding the interest and fees described in clause (b), but including Enforcement Expenses) shall not constitute Excess Term Loan Debt regardless of whether such amounts are added to the principal balance of the loans pursuant to the Term Loan Documents.

“Excluded Assets” shall mean (a) with respect to any Term Loan Priority Collateral, any “Excluded Assets” as such term is defined in the Term Loan Documents as in effect on the date hereof or (b) with respect to any ABL Priority Collateral, any “Excluded Assets” as such term is defined in the ABL Documents as in effect on the date hereof.

“Excluded Swap Obligation” shall mean, with respect to any Grantor, any Swap Obligation if, and to the extent that, any guarantee by such Grantor of, or the grant by such Grantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) under any ABL Document is or becomes unlawful under the Commodity Exchange Act or any rule or regulation promulgated thereunder (or the application or official interpretation of any provision thereof) by virtue of such Grantor’s failure for any reason not to constitute an “eligible contract participant” as such term is defined in the Commodity Exchange Act at the time any such ABL Document becomes effective with respect to such related Swap Obligation.

“Exigent Circumstance” shall mean an event or circumstance that materially and imminently threatens the ability of ABL Agent or Term Loan Agent, as the case may be, to realize upon all or a material portion of the ABL Priority Collateral or the Term Loan Priority Collateral, as the case may be, including fraudulent removal, concealment, destruction (other than to the extent covered by insurance), material waste or abscondment thereof.

“Foreign Grantor” shall mean any Grantor that is organized under the laws of a jurisdiction other than any U.S. state or the District of Columbia.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

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“Grantors” shall mean, collectively, Holdings and each Subsidiary of Holdings that shall have granted a Lien on any of its assets to secure any ABL Debt or Term Loan Debt, together with their respective successors and assigns; sometimes being referred to herein individually as a “Grantor”.

“Guarantors” shall mean (a) with respect to Term Loan Debt, (i) the Subsidiaries of Holdings set forth on Exhibit B hereto under the caption “Term Loan Facility Guarantors” and (ii) any other person that at any time after the date hereof becomes a guarantor in favor of Term Loan Agent or the other Term Loan Secured Parties in respect of any of the Term Loan Debt, (b) with respect to ABL Debt, (i) Holdings and the Subsidiaries of Holdings set forth on Exhibit B hereto under the caption “ABL Facility Guarantors” and (ii) any other person that at any time after the date hereof becomes a guarantor in favor of ABL Agent or the other ABL Secured Parties in respect of any of the ABL Debt and (c) their respective successors and assigns; sometimes being referred to herein individually as a “Guarantor”.

“Hedge Agreement” shall mean any “Hedge Agreement” as such term is defined in the ABL Agreement as in effect on the date hereof.

“Holdings” shall have the meaning set forth in the introductory statements hereto.

“Insolvency Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, restructuring, power of sale, moratorium, relief of debtors, marshaling of assets, composition or other similar case or proceeding with respect to any Grantor or with respect to any of their respective assets, (c) any proceeding seeking the appointment of any trustee, Receiver, custodian or other insolvency official with similar powers with respect to any Grantor or any or all of its assets or properties, (d) any liquidation, dissolution, reorganization or winding up of any Grantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (e) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Lien” shall mean, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“PPSA” shall have the meaning specified in the definition of “UCC”.

“Person” or “person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

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“Pledged Collateral” shall have the meaning set forth in Section 5.1(a) hereof.

“Proceeds” or “proceeds” shall mean all “proceeds” as defined in Article 9 of the UCC, and in any event, shall include, (a) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary and (b) any payment or distribution made in respect of Collateral in an Insolvency Proceeding.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Purchasing ABL Secured Parties” shall have the meaning set forth in Section 8.1 hereof.

“Purchasing Term Loan Secured Parties” shall have the meaning set forth in Section 7.1 hereof.

“Receiver” shall mean a receiver, interim receiver, receiver and manager, liquidator, trustee in bankruptcy or similar Person.

“Recovery” shall have the meaning set forth in Section 6.9 hereof.

“Refinance” or “refinance” shall mean, in respect of any of indebtedness, to refinance, replace, refund or repay, or to issue other indebtedness or enter into alternative financing arrangements, in exchange or replacement for, such indebtedness in whole or in part, including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including, in each case, after the original instrument giving rise to such indebtedness has been terminated. “Refinanced” or “refinanced” and “Refinancing” or “refinancing” shall have correlative meanings.

“Secured Parties” shall mean, collectively, the ABL Secured Parties and the Term Loan Secured Parties; sometimes being referred to herein individually as a “Secured Party”.

“Subsidiary” shall mean, as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) or the management is otherwise controlled by (directly or indirectly) such Person (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of Holdings.

“Swap Obligation” shall mean, with respect to any Grantor, any obligation to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

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“Term Loan Agent” shall mean Citibank, N.A., in its capacity as administrative and collateral agent pursuant to the Term Loan Documents acting for and on behalf of the other Term Loan Secured Parties and any successor or permitted replacement agent.

“Term Loan Agreement” shall mean the Term Loan Credit Agreement, dated of even date herewith, by and among Holdings, Term Loan Agent and Term Loan Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced or otherwise replaced in accordance with the terms of this Agreement.

“Term Loan Cap” shall mean $970,000,000 plus the “Maximum Incremental Amount” as such term is defined in the Term Loan Agreement on the date hereof except for this purpose substituting “$742,500,000” for the “$675,000,000” set forth in clause (i)(a) therein (or, in the event that the Term Loan Agreement is hereafter amended, modified, supplemented, extended, renewed, restated, refinanced or otherwise replaced, such other comparable term contained in such Term Loan Agreement, so long as the amount under such comparable term does not exceed the amount that would have been the “Maximum Incremental Amount” (as such term is defined in the Term Loan Agreement on the date hereof and taking into account the substitution provided for above) determined in accordance with such definition as of the date of the applicable incurrence); provided, that, if a Term Loan DIP Financing is provided in accordance with the terms of Section 6.2(b), the Term Loan Cap shall be “$171,250,000” greater than the amount otherwise provided above.

“Term Loan Cash Collateral” shall have the meaning set forth in Section 6.2(b) hereof.

“Term Loan Debt” shall mean all “Obligations” as such term is defined in the Term Loan Agreement, including obligations, liabilities and indebtedness of every kind, nature and description owing by any Grantor to any Term Loan Secured Party, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under any of the Term Loan Documents, in each case whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal or replacement term of the Term Loan Documents or after the commencement of any case with respect to any Grantor under the Bankruptcy Code or any other Bankruptcy Law or any other Insolvency Proceeding (and including, any principal, interest, fees, costs, expenses and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured; provided, that, Excess Term Loan Debt shall not constitute Term Loan Debt.

“Term Loan DIP Financing” shall have the meaning set forth in Section 6.2(b) hereof.

“Term Loan Documents” shall mean, collectively, the Term Loan Agreement and all agreements, documents and instruments at any time executed and/or delivered by any Grantor or any other Person to, with or in favor of any Term Loan Secured Party in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders, or agent of any such other lender or group of lenders, that at any time refinances, replaces or succeeds to all or any portion of the Term Loan Debt) in accordance with the terms of this Agreement.

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“Term Loan Event of Default” shall mean any “Event of Default” as such term is defined in the Term Loan Agreement.

“Term Loan Grantors” shall mean, collectively, Holdings and each Subsidiary of Holdings that shall have granted a Lien on any of its assets to secure any Term Loan Debt, together with their respective successors and assigns; sometimes being referred to herein individually as a “Term Loan Grantor”.

“Term Loan Lenders” shall mean, collectively, any person party to any Term Loan Document as lender (and including any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Term Loan Debt or is otherwise party to any Term Loan Document as a lender); sometimes being referred to herein individually as a “Term Loan Lender”.

“Term Loan Priority Collateral” shall mean the Collateral described on Annex B hereto.

“Term Loan Priority Collateral Pledged Account” shall mean an account of the Term Loan Grantors subject to a control agreement in favor of Term Loan Agent and ABL Agent, which is intended to exclusively contain the identifiable proceeds of Term Loan Priority Collateral.

“Term Loan Purchase Event” shall have the meaning set forth in Section 7.1 hereof.

“Term Loan Secured Parties” shall mean, collectively, (a) Term Loan Agent, (b) the Term Loan Lenders, (c) each other person to whom any of the Term Loan Debt is owed and (d) the successors, replacements and assigns of each of the foregoing; sometimes being referred to herein individually as a “Term Loan Secured Party”.

“Third Party Purchaser” shall have the meaning set forth in Section 9.1 hereof.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be. For the purposes hereof, as to Property for which the Personal Property Security Act and regulations thereunder, as in effect from time to time, of any jurisdiction (“PPSA”) shall govern the attachment, perfection or priority of any Lien or any remedies, UCC shall include the PPSA.

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1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, subject to any limitations thereon set forth herein, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, and as to any Borrower, any Guarantor or any other Grantor shall be deemed to include a receiver, trustee or debtor-in-possession on behalf of any of such person or on behalf of any such successor or assign, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 2. Lien Priorities

2.1 Acknowledgment of Liens.

(a) ABL Agent, on behalf of itself and each other ABL Secured Party, hereby acknowledges that Term Loan Agent, acting for and on behalf of itself and the other Term Loan Secured Parties, has been granted Liens upon all of the Collateral of the Term Loan Grantors pursuant to the Term Loan Documents to secure the Term Loan Debt and the Excess Term Loan Debt. As of the date hereof, Term Loan Agent has not been granted any Liens on the assets of any Foreign Grantors or any Capital Stock owned by Holdings or any Subsidiary of Holdings issued by a Foreign Grantor.

(b) Term Loan Agent, on behalf of itself and each other Term Loan Secured Party, hereby acknowledges that ABL Agent, acting for and on behalf of itself and the other ABL Secured Parties, has been granted Liens upon all of the Collateral of the Grantors pursuant to the ABL Documents to secure the ABL Debt and the Excess ABL Debt.

2.2 Relative Priorities.

(a) Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens granted to ABL Agent or the other ABL Secured Parties or Term Loan Agent or the other Term Loan Secured Parties and notwithstanding any provision of the UCC, or any applicable law or any provisions of the ABL Documents or the Term Loan Documents or any defect or deficiencies in, or failure to grant or perfect, any Liens or the failure of such Liens to attach or any other circumstance whatsoever, Term Loan Agent, on behalf of itself and the other Term Loan Secured Parties, and ABL Agent, on behalf of itself and the other ABL Secured Parties, hereby agree that:

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(i) subject to clauses (iii) and (v), any Lien on the ABL Priority Collateral securing the ABL Debt now or hereafter held by or for the benefit or on behalf of any ABL Secured Party or any agent or trustee therefor shall be senior in right, priority, operation, effect and in all other respects to any Lien on the ABL Priority Collateral securing the Term Loan Debt or the Excess Term Loan Debt now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent or trustee therefor and any Lien on the ABL Priority Collateral securing any of the Term Loan Debt or the Excess Term Loan Debt now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the ABL Priority Collateral securing any ABL Debt;

(ii) subject to clauses (iv) and (vi), any Lien on the Term Loan Priority Collateral securing the Term Loan Debt now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent or trustee therefor shall be senior in right, priority, operation, effect and in all other respects to any Lien on the Term Loan Priority Collateral securing the ABL Debt or the Excess ABL Debt now or hereafter held by or for the benefit or on behalf of any ABL Secured Party or any agent or trustee therefor and any Lien on the Term Loan Priority Collateral securing any of the ABL Debt or the Excess ABL Debt now or hereafter held by or for the benefit or on behalf of any ABL Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Term Loan Priority Collateral securing any Term Loan Debt;

(iii) any Lien on the ABL Priority Collateral securing Excess ABL Debt now or hereafter held by or for the benefit or on behalf of any ABL Secured Party or any agent or trustee therefor shall be junior and subordinate in right, priority, operation, effect and in all other respects to any Lien on the ABL Priority Collateral securing Term Loan Debt now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent or trustee therefor and any Lien on the ABL Priority Collateral securing any of the Term Loan Debt now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be senior in all respects to all Liens on the ABL Priority Collateral securing any Excess ABL Debt;

(iv) any Lien on the Term Loan Priority Collateral securing Excess Term Loan Debt now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent or trustee therefor shall be junior and subordinate in right, priority, operation, effect and in all other respects to any Lien on the Term Loan Priority Collateral securing ABL Debt now or hereafter held by or for the benefit or on behalf of any ABL Secured Party or any agent or trustee therefor and any Lien on the Term Loan Priority Collateral securing any of the ABL Debt now or hereafter held by or for the benefit or on behalf of any ABL Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be senior in all respects to all Liens on the Term Loan Priority Collateral securing any Excess Term Loan Debt;

(v) any Lien on the ABL Priority Collateral securing Excess ABL Debt now or hereafter held by or for the benefit or on behalf of any ABL Secured Party or any agent or trustee therefor shall be senior in right, priority, operation, effect and in all other respects to any Lien on

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the ABL Priority Collateral securing Excess Term Loan Debt now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent or trustee therefor and any Lien on the ABL Priority Collateral securing any of the Excess Term Loan Debt now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the ABL Priority Collateral securing any Excess ABL Debt now or hereafter held by or for the benefit or on behalf of any ABL Secured Party or any agent or trustee therefor; and

(vi) any Lien on the Term Loan Priority Collateral securing Excess Term Loan Debt now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent or trustee therefor shall be senior in right, priority, operation, effect and in all other respects to any Lien on the Term Loan Priority Collateral securing Excess ABL Debt now or hereafter held by or for the benefit or on behalf of any ABL Secured Party or any agent or trustee therefor and any Lien on the Term Loan Priority Collateral securing any of the Excess ABL Debt now or hereafter held by or for the benefit or on behalf of any ABL Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Term Loan Priority Collateral securing any Excess Term Loan Debt now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent or trustee therefor.

(b) As between ABL Secured Parties and Term Loan Secured Parties, the terms of this Agreement, including the priorities set forth above, shall govern even if part or all of the ABL Debt or Term Loan Debt or the Liens securing payment and performance thereof are not perfected or are subordinated, avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

2.3 Prohibition on Contesting Liens. Each of ABL Agent, for itself and on behalf of the other ABL Secured Parties, and Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the perfection, priority, validity or enforceability of a Lien held, or purported to be held, by or for the benefit or on behalf of any Term Loan Secured Party in any Collateral or by or on behalf of any ABL Secured Party in any Collateral, as the case may be; provided, that, nothing in this Agreement shall be construed to prevent or impair the rights of any ABL Secured Party or Term Loan Secured Party to enforce this Agreement.

2.4 New Liens. The parties hereto agree that it is their intention that the Collateral of the Term Loan Grantors securing the Term Loan Debt and the ABL Debt be identical. For the avoidance of doubt, the Collateral of a Foreign Grantor that is a CFC or a Grantor that is a FSHCO may secure all or any portion of the ABL Debt and not the Term Loan Debt (but in any event subject to the requirements set forth in the Term Loan Agreement). For purposes of this Section 2.4, the term “CFC” means a Foreign Grantor that is treated as a corporation for U.S. federal income tax purposes and the term “FSHCO” means any Grantor substantially all of the assets of which are Capital Stock of one or more CFCs. In furtherance of the foregoing, the parties hereto agree, subject to the other provisions of this Agreement, upon request by ABL Agent or Term Loan Agent, to cooperate in good faith (and to direct their counsel to cooperate in

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good faith) from time to time in order to determine the specific items of Collateral of the Term Loan Grantors included in the ABL Priority Collateral and the Term Loan Priority Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Term Loan Documents and the ABL Documents.

Section 3. Enforcement

3.1 Exercise of Rights and Remedies.

(a) So long as the Discharge of ABL Debt has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties:

(i) will not enforce or exercise, or seek to enforce or exercise, any rights or remedies (including any right of setoff, other than for the avoidance of doubt, with respect to the Term Loan Priority Collateral Pledged Account, or notification of account debtors) with respect to any ABL Priority Collateral (including the enforcement of any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or any similar agreement or arrangement, in each case relating to ABL Priority Collateral, to which Term Loan Agent or any other Term Loan Secured Party is a party) or commence or join with any Person (other than ABL Agent with its consent) in commencing, or filing a petition for, any action or proceeding with respect to such rights or remedies (including any foreclosure action, provided, that, Term Loan Agent or any other Term Loan Secured Party may commence or join with any Person in commencing, or filing, a petition for any Insolvency Proceeding);

(ii) will not contest, protest or object to any foreclosure action or proceeding brought by ABL Agent or any other ABL Secured Party, or any other enforcement or exercise by any ABL Secured Party of any rights or remedies relating solely to the ABL Priority Collateral, so long as the Liens of Term Loan Agent attach to the Proceeds thereof subject to the relative priorities set forth in Section 2.1 and such actions or proceedings are being pursued in good faith;

(iii) will not object to the forbearance by ABL Agent or the other ABL Secured Parties from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to any of the ABL Priority Collateral;

(iv) will not, except for actions permitted under Section 3.1(a)(i), take or receive any ABL Priority Collateral, or any Proceeds thereof or payment with respect thereto, in connection with the exercise of any right or remedy (including any right of setoff) with respect to any ABL Priority Collateral (it being understood and agreed that payments made by any Grantor in respect of the Term Loan Debt with proceeds of loans or advances under the ABL Documents shall not constitute a breach of this Section 3.1(a)(iv));

(v) agrees that no covenant, agreement or restriction contained in any Term Loan Document shall be deemed to restrict in any way the rights and remedies of ABL Agent or the other ABL Secured Parties with respect to the ABL Priority Collateral as set forth in this Agreement and the ABL Documents;

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(vi) will not object to the manner in which ABL Agent or any other ABL Secured Party may seek to enforce or collect the ABL Debt or the Liens of such ABL Secured Party on any ABL Priority Collateral, regardless of whether any action or failure to act by or on behalf of ABL Agent or any other ABL Secured Party is, or could be, adverse to the interests of the Term Loan Secured Parties, and will not assert, and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the ABL Priority Collateral or any other rights a junior secured creditor may have under applicable law with respect to the matters described in this clause (vi); and

(vii) will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity or enforceability of any ABL Debt or any Lien of ABL Agent or this Agreement, or the validity or enforceability of the priorities, rights or obligations established by this Agreement.

(b) So long as the Discharge of Term Loan Debt has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, ABL Agent, for itself and on behalf of the other ABL Secured Parties:

(i) will not enforce or exercise, or seek to enforce or exercise, any rights or remedies (including any right of setoff with respect to the Term Loan Priority Collateral Pledged Account) with respect to any Term Loan Priority Collateral (including the enforcement of any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or any similar agreement or arrangement, in each case relating to Term Loan Priority Collateral, to which ABL Agent or any other ABL Secured Party is a party) or commence or join with any Person (other than Term Loan Agent with its consent) in commencing, or filing a petition for, any action or proceeding with respect to such rights or remedies (including any foreclosure action, provided, that, ABL Agent or any other ABL Secured Party may commence or join with any Person in commencing, or filing, a petition for any Insolvency Proceeding);

(ii) will not contest, protest or object to any foreclosure action or proceeding brought by Term Loan Agent or any other Term Loan Secured Party, or any other enforcement or exercise by any Term Loan Secured Party of any rights or remedies relating solely to the Term Loan Priority Collateral, so long as the Liens of ABL Agent attach to the Proceeds thereof subject to the relative priorities set forth in Section 2.1 and such actions or proceedings are being pursued in good faith;

(iii) will not object to the forbearance by Term Loan Agent or the other Term Loan Secured Parties from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to any of the Term Loan Priority Collateral;

(iv) will not, except for actions permitted under Section 3.1(b)(i), take or receive any Term Loan Priority Collateral, or any Proceeds thereof or payment with respect thereto, in connection with the exercise of any right or remedy (including any right of setoff) with respect to any Term Loan Priority Collateral (it being understood and agreed that payments made by any Grantor in respect of the ABL Debt with proceeds of loans or advances under the Term Loan Documents shall not constitute a breach of this Section 3.1(b)(iv));

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(v) agrees that no covenant, agreement or restriction contained in any ABL Document shall be deemed to restrict in any way the rights and remedies of Term Loan Agent or the other Term Loan Secured Parties with respect to the Term Loan Priority Collateral as set forth in this Agreement and the Term Loan Documents;

(vi) will not object to the manner in which Term Loan Agent or any other Term Loan Secured Party may seek to enforce or collect the Term Loan Debt or the Liens of such Term Loan Secured Party on any Term Loan Priority Collateral, regardless of whether any action or failure to act by or on behalf of Term Loan Agent or any other Term Loan Secured Party is, or could be, adverse to the interests of the ABL Secured Parties, and will not assert, and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Term Loan Priority Collateral or any other rights a junior secured creditor may have under applicable law with respect to the matters described in this clause (vi); and

(vii) will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity or enforceability of any Term Loan Debt or any Lien of Term Loan Agent or this Agreement, or the validity or enforceability of the priorities, rights or obligations established by this Agreement.

(c) Until the Discharge of ABL Debt has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, subject to Section 3.1(a)(i) hereof, the ABL Secured Parties shall have the exclusive right to commence, and maintain the exercise of their rights and remedies with respect to the ABL Priority Collateral, including the exclusive right, to the extent provided for in the ABL Documents or under applicable law, to appoint an administrator, receiver or trustee in respect of the ABL Priority Collateral, to take or retake control or possession of such Collateral and to hold, prepare for sale, process, and sell, lease, dispose of, or liquidate such ABL Priority Collateral, without any consultation with or the consent of any Term Loan Secured Party; provided, that, the Lien securing the Term Loan Debt shall continue as to the Proceeds of such Collateral released or disposed of subject to the relative priorities described in Section 2 hereof. In exercising enforcement rights and remedies with respect to the ABL Priority Collateral, the ABL Secured Parties may enforce the provisions of the ABL Documents with respect to the ABL Priority Collateral and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise realize on or dispose of any ABL Priority Collateral upon foreclosure, to incur expenses in connection with such sale or other realization or disposition, and to exercise all of the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction. Term Loan Secured Parties shall not have any right to direct any ABL Secured Party to exercise any right, remedy or power with respect to the ABL Priority Collateral and each Term Loan Secured Party shall have no right to consent to any exercise of remedies under the ABL Documents or applicable law in respect of any of the ABL Priority Collateral.

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(d) Until the Discharge of Term Loan Debt has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, subject to Section 3.1(b)(i) hereof, the Term Loan Secured Parties shall have the exclusive right to commence, and maintain the exercise of their rights and remedies with respect to the Term Loan Priority Collateral, including the exclusive right, to the extent provided for in the Term Loan Documents or under applicable law, to appoint an administrator, receiver or trustee in respect of the Term Loan Priority Collateral, to take or retake control or possession of such Collateral and to hold, prepare for sale, process, and sell, lease, dispose of, or liquidate such Term Loan Priority Collateral, without any consultation with or the consent of any ABL Secured Party; provided, that, the Lien securing the ABL Debt shall continue as to the Proceeds of such Collateral released or disposed of subject to the relative priorities described in Section 2 hereof. In exercising enforcement rights and remedies with respect to the Term Loan Priority Collateral, the Term Loan Secured Parties may enforce the provisions of the Term Loan Documents with respect to the Term Loan Priority Collateral and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise realize on or dispose of any Term Loan Priority Collateral upon foreclosure, to incur expenses in connection with such sale or other realization or disposition, and to exercise all of the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction. ABL Secured Parties shall not have any right to direct any Term Loan Secured Party to exercise any right, remedy or power with respect to the Term Loan Priority Collateral and each ABL Secured Party shall have no right to consent to any exercise of remedies under the Term Loan Documents or applicable law in respect of any of the Term Loan Priority Collateral.

(e) Notwithstanding the foregoing, each of Term Loan Agent and ABL Agent may:

(i) file a claim or statement of interest with respect to the ABL Debt, Excess ABL Debt, Term Loan Debt or Excess Term Loan Debt, as the case may be, in an Insolvency Proceeding that has been commenced by or against any Grantor;

(ii) in the case of Term Loan Agent, take any action in order to create, perfect, preserve or protect (but not, prior to the Discharge of ABL Debt, enforce) its Lien on any of the ABL Priority Collateral, and in the case of ABL Agent, take any action in order to create, perfect, preserve or protect (but not, prior to the Discharge of Term Loan Debt, enforce) its Lien on any of the Term Loan Priority Collateral;

(iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the ABL Secured Parties or Term Loan Secured Parties, including any claims secured by the Collateral, if any, or otherwise make any agreements or file any motions or objections pertaining to the claims of such Secured Parties, in each case in accordance with the terms of this Agreement;

(iv) file any pleadings, objections, motions or agreements which assert rights or interests that are available to unsecured creditors of the Grantors, including, the commencement of an Insolvency Proceeding against any Grantor, in each case, in accordance with applicable law and in a manner not inconsistent with the terms of this Agreement (including any of the provisions of Section 6 hereof); and

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(v) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, not inconsistent with the terms of this Agreement.

3.2 Release of Second Priority Liens.

(a) If the Agent with the senior Lien on any Collateral releases its Liens on any part of such Collateral in connection with either any Disposition of any Collateral permitted under the terms of the ABL Documents and the terms of the Term Loan Documents or the exercise by the Agent with the senior Lien on any Collateral of its enforcement remedies in respect of such Collateral, and including any Disposition of such Collateral by or on behalf of any Grantor that is approved or consented to by the Agent with the senior Lien therein at any time after an ABL Event of Default, in the case of ABL Priority Collateral, or a Term Loan Event of Default, in the case of Term Loan Priority Collateral, has occurred and is continuing, then effective upon the consummation of any such Disposition or exercise of enforcement remedies, the Agent with the junior Lien on any such Collateral shall:

(i) be deemed to have automatically and without further action released and terminated any Liens it may have on such Collateral; provided, that, (A) the Liens of the Agent with such senior Lien on the Collateral so sold or disposed of are released at the same time, and (B) such junior Lien shall remain in place with respect to any Proceeds of such sale, transfer or other disposition under this clause (a)(i) that are not applied to the repayment of ABL Debt (in the case of ABL Priority Collateral) or the repayment of Term Loan Debt (in the case of Term Loan Priority Collateral);

(ii) be deemed to have authorized the Agent (including, if applicable, any Receiver appointed by such Agent) with the senior Lien on such Collateral to file UCC amendments and terminations and mortgage releases (as applicable) covering the Collateral so sold or otherwise disposed of with respect to the UCC financing statements and mortgage releases (as applicable) in respect of such Collateral in favor of the Agent with the junior Lien thereon to evidence such release and termination; and

(iii) promptly upon the request of the Agent with the senior Lien thereon, execute and deliver such other release documents and confirmations of the authorization to file UCC amendments and terminations and mortgage releases (as applicable) provided for herein, in each case as the Agent with the senior Lien thereon may reasonably require in connection with such sale or other Disposition by such Agent, such Agent’s agents or any Grantor with the consent of such Agent to evidence and effectuate such termination and release; provided, that, any such release or UCC amendment or termination by or on behalf of the Agent with the junior Lien thereon shall not extend to or otherwise affect any of the rights, if any, of such Agent with the junior Lien to the Proceeds from any such sale or other Disposition of Collateral that are not applied to the repayment of ABL Debt (in the case of ABL Priority Collateral) or the repayment of Term Loan Debt (in the case of Term Loan Priority Collateral).

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(b) Each Agent, for itself and on behalf of the other Secured Parties for whom such Agent is acting, hereby irrevocably constitutes and appoints the other Agent and any officer or agent of such Agent (including, if applicable, any Receiver appointed by such Agent), with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Agent with the junior Lien or such holder or in the Agent’s own name, from time to time in such Agent’s (holding the senior Lien) discretion, for the purpose of carrying out the terms of this Section 3.2, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 3.2, including any termination statements, endorsements or other instruments of transfer or release. Nothing contained in this Agreement shall be construed to modify the obligation of the Agent with the senior Lien to act in a commercially reasonable manner in the exercise of its rights to sell, lease, license, exchange, transfer or otherwise dispose of any Collateral.

3.3 Insurance and Condemnation Awards.

(a) So long as the Discharge of ABL Debt has not occurred, ABL Agent and the other ABL Secured Parties shall have the sole and exclusive right, subject to the rights of Grantors under the ABL Documents, to settle and adjust claims in respect of the ABL Priority Collateral under policies of insurance and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation in respect of the ABL Priority Collateral. So long as the Discharge of ABL Debt has not occurred, all Proceeds of any such policy and any such award, or any payments with respect to such a deed in lieu of condemnation, shall (i) first, up to an amount not to exceed the ABL Debt, be paid to ABL Agent for the benefit of the ABL Secured Parties to the extent required under the ABL Documents, (ii) second, up to an amount not to exceed the Term Loan Debt, be paid to Term Loan Agent for the benefit of the Term Loan Secured Parties to the extent required under the applicable Term Loan Documents, (iii) third, up to an amount not to exceed the Excess ABL Debt, be paid to ABL Agent for the benefit of the ABL Secured Parties to the extent required under the ABL Documents, (iv) fourth, up to an amount not to exceed the Excess Term Loan Debt, be paid to Term Loan Agent for the benefit of the Term Loan Secured Parties to the extent required under the applicable Term Loan Documents and (v) fifth, if no Excess Term Loan Debt is outstanding, be paid to the owner of the subject property or as a court of competent jurisdiction may otherwise direct or may otherwise be required by applicable law. Until the Discharge of ABL Debt, if Term Loan Agent or any other Term Loan Secured Party shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment in respect of the ABL Priority Collateral, it shall pay such Proceeds over to ABL Agent in accordance with the terms of Section 4.2.

(b) So long as the Discharge of Term Loan Debt has not occurred, Term Loan Agent and the other Term Loan Secured Parties shall have the sole and exclusive right, subject to the rights of Grantors under the Term Loan Documents, to settle and adjust claims in respect of the Term Loan Priority Collateral under policies of insurance and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation in respect of the Term Loan Priority Collateral. So long as the Discharge of Term Loan Debt has not occurred, all Proceeds of any such policy and any such award, or any payments with respect to such a deed in lieu of condemnation, shall (i) first, up to an amount not to exceed the Term Loan Debt, be

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paid to Term Loan Agent for the benefit of the Term Loan Secured Parties to the extent required under the Term Loan Documents, (ii) second, up to an amount not to exceed the ABL Debt, be paid to ABL Agent for the benefit of the ABL Secured Parties to the extent required under the applicable ABL Documents, (iii) third, up to an amount not to exceed the Excess Term Loan Debt, be paid to Term Loan Agent for the benefit of the Term Loan Secured Parties to the extent required under the Term Loan Documents, (iv) fourth, up to an amount not to exceed the Excess ABL Debt, be paid to ABL Agent for the benefit of the ABL Secured Parties to the extent required under the applicable ABL Documents and (v) fifth, if no Excess ABL Debt is outstanding, be paid to the owner of the subject property or as a court of competent jurisdiction may otherwise direct or may otherwise be required by applicable law. Until the Discharge of Term Loan Debt, if ABL Agent or any other ABL Secured Party shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment in respect of the Term Loan Priority Collateral, it shall pay such Proceeds over to Term Loan Agent in accordance with the terms of Section 4.2.

Section 4. Payments

4.1 Application of Proceeds.

(a) So long as the Discharge of ABL Debt and the repayment in full in cash of the Excess ABL Debt has not occurred, the ABL Priority Collateral or Proceeds thereof received in connection with any Disposition of, or collection on, such ABL Priority Collateral shall be applied in the following order of priority:

(i) first, to the ABL Debt in accordance with the ABL Documents until the Discharge of ABL Debt has occurred;

(ii) second, to the Term Loan Debt in accordance with the Term Loan Documents until the Discharge of Term Loan Debt has occurred;

(iii) third, to the Excess ABL Debt in accordance with the ABL Documents until such obligations are paid in full in cash;

(iv) fourth, to the Excess Term Loan Debt in accordance with the Term Loan Documents until such obligations are paid in full in cash; and

(v) fifth, to the applicable Grantor or as otherwise required by applicable law.

(b) So long as the Discharge of Term Loan Debt and the repayment in full in cash of the Excess Term Loan Debt has not occurred, the Term Loan Priority Collateral or Proceeds thereof received in connection with any Disposition of, or collection on, such Term Loan Priority Collateral shall be applied in the following order of priority:

(i) first, to the Term Loan Debt in accordance with the Term Loan Documents until the Discharge of Term Loan Debt has occurred;

(ii) second, to the ABL Debt in accordance with the ABL Documents until the Discharge of ABL Debt has occurred;

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(iii) third, to the Excess Term Loan Debt in accordance with the Term Loan Documents until such obligations are paid in full in cash;

(iv) fourth, to the Excess ABL Debt in accordance with the ABL Documents until such obligations are paid in full in cash; and

(v) fifth, to the applicable Grantor or as otherwise required by applicable law.

(c) The provisions of this Section 4.1 are intended solely to govern the respective Lien priorities as between Term Loan Agent and ABL Agent and shall not impose on any Agent or any other Secured Party any obligations in respect of the disposition of Proceeds of foreclosure on any Collateral which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law.

4.2 Payments Over.

(a) At all times (i) prior to the Discharge of ABL Debt or (ii) after both the Discharge of ABL Debt and the Discharge of Term Loan Debt, but prior to the payment in full in cash of the Excess ABL Debt, in any case, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, Term Loan Agent agrees, for itself and on behalf of the other Term Loan Secured Parties, that any ABL Priority Collateral or Proceeds thereof (including any ABL Priority Collateral or Proceeds thereof subject to Liens that have been avoided or otherwise invalidated, but excluding cash proceeds of Term Loan Priority Collateral) or payment with respect thereto received by Term Loan Agent or any other Term Loan Secured Party (including any right of set-off), and including in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), shall be segregated and held in trust and promptly transferred or paid over to ABL Agent for the benefit of the ABL Secured Parties in the same form as received, with any necessary endorsements or assignments or as a court of competent jurisdiction may otherwise direct. ABL Agent is hereby authorized to make any such endorsements or assignments as agent for Term Loan Agent. This authorization is coupled with an interest and is irrevocable. Any payments made by Grantors in respect of the Term Loan Debt with proceeds of loans or advances under the ABL Documents shall not be required to be transferred or paid over to ABL Agent for the benefit of the ABL Secured Parties.

(b) At all times (i) prior to the Discharge of Term Loan Debt or (ii) after both the Discharge of ABL Debt and the Discharge of Term Loan Debt, but prior to the payment in full in cash of the Excess Term Loan Debt, in any case, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, ABL Agent agrees, for itself and on behalf of the other ABL Secured Parties, that any Term Loan Priority Collateral or Proceeds thereof (including any Term Loan Priority Collateral or Proceeds thereof subject to Liens that have been avoided or otherwise invalidated, but excluding cash proceeds of ABL Priority Collateral) or payment with respect thereto received by ABL Agent or any other ABL Secured Party (including any right of set-off), and including in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), shall be segregated and held in trust and promptly transferred or paid over to Term Loan Agent for the benefit of the Term Loan Secured Parties in the same form as received, with any necessary endorsements or assignments or as a court of competent jurisdiction may otherwise direct. Term Loan Agent is hereby authorized to make any such endorsements or assignments as agent for ABL Agent. This authorization is coupled with an interest and is irrevocable.

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Section 5. Bailee for Perfection

5.1 Each Agent as Bailee.

(a) Each Agent agrees to hold any Collateral of a Term Loan Grantor that is in the possession or control of such Agent (or its agents or bailees), to the extent that possession or control thereof is effective to perfect a Lien thereon under the Uniform Commercial Code (such Collateral being referred to herein as the “Pledged Collateral”), as bailee and agent for and on behalf of the other Agent solely for the purpose of perfecting the Lien granted to the other Agent in such Pledged Collateral (including as to any securities or any deposit accounts or securities accounts, if any, for purposes of satisfying the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) pursuant to the ABL Documents or Term Loan Documents, as applicable, subject to the terms and conditions of this Section 5.

(b) Until the Discharge of ABL Debt has occurred, ABL Agent shall be entitled to deal with the Pledged Collateral constituting ABL Priority Collateral in accordance with the terms of the ABL Documents. The rights of Term Loan Agent to such Pledged Collateral shall at all times be subject to the terms of this Agreement and to ABL Agent’s and each Grantor’s respective rights under the ABL Documents. Until the Discharge of Term Loan Debt has occurred, Term Loan Agent shall be entitled to deal with the Pledged Collateral constituting Term Loan Priority Collateral in accordance with the terms of the Term Loan Documents. The rights of ABL Agent to such Pledged Collateral shall at all times be subject to the terms of this Agreement and to Term Loan Agent’s and each Grantor’s respective rights under the Term Loan Documents.

(c) Each Agent shall have no obligation whatsoever to the other Agent or any other Secured Party to assure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5. The duties or responsibilities of each Agent under this Section 5 shall be limited solely to holding the Pledged Collateral as gratuitous bailee and agent for and on behalf of the other Agent for purposes of perfecting the Lien held by the other Agent.

(d) Each Agent shall not have by reason of the ABL Documents, the Term Loan Documents or this Agreement or any other document or otherwise in connection with the transactions contemplated by this Agreement, the ABL Documents and the Term Loan Documents a fiduciary relationship in respect of the other Agent or any of the other Secured Parties and shall not have any liability to the other Agent or any other Secured Party in connection with its holding the Pledged Collateral. Each Agent hereby waives any claims against the other Agent for any breach or alleged breach of fiduciary duty.

5.2 Transfer of Pledged Collateral.

(a) Upon the Discharge of ABL Debt, to the extent permitted under applicable law:

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(i) ABL Agent shall, without recourse or warranty, transfer the possession and control of the Pledged Collateral, if any, then in its possession or control to Term Loan Agent, except in the event and to the extent (A) ABL Agent or any other ABL Secured Party has retained or otherwise acquired such Collateral in full or partial satisfaction of any of the ABL Debt, (B) such Collateral is sold or otherwise disposed of by ABL Agent or any other ABL Secured Party or by a Grantor as provided herein or in the ABL Documents or (C) it is otherwise required by any order of any court or other governmental authority.

(ii) In connection with any transfer described herein to Term Loan Agent, ABL Agent agrees to take reasonable actions in its power (with all reasonable and documented costs and expenses in connection therewith to be for the account of Term Loan Agent and to be paid by the Grantors in accordance with the terms of the Term Loan Documents) as shall be reasonably requested by Term Loan Agent to permit Term Loan Agent to obtain, for the benefit of the Term Loan Secured Parties, a first priority security interest in such Pledged Collateral, including in connection with the terms of any Collateral Access Agreement (as such term is defined in the ABL Agreement) relating to such Pledged Collateral, whether with a landlord, processor, warehouse or other third party or any Control Agreement (as such term is defined in the ABL Agreement), with respect to any such agreement delivered on or after the date hereof, ABL Agent shall notify the other parties thereto that it is no longer the “Secured Party Representative”, “Agent Representative”, “Lender Representative” or otherwise entitled to act under such agreement and shall confirm to such parties that Term Loan Agent is thereafter the “Secured Party Representative”, “Agent Representative”, “Lender Representative” as any of such terms are used in any such agreement and is otherwise entitled to the rights of the secured party under such agreement.

(iii) The foregoing provision shall not impose on ABL Agent or any other ABL Secured Party any obligations which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law.

(b) Upon the Discharge of Term Loan Debt, to the extent permitted under applicable law:

(i) Term Loan Agent shall, without recourse or warranty, transfer the possession and control of the Pledged Collateral, if any, then in its possession or control to ABL Agent, except in the event and to the extent (A) Term Loan Agent or any other Term Loan Secured Party has retained or otherwise acquired such Collateral in full or partial satisfaction of any of the Term Loan Debt, (B) such Collateral is sold or otherwise disposed of by Term Loan Agent or any other Term Loan Secured Party or by a Grantor as provided herein or in the Term Loan Documents or (C) it is otherwise required by any order of any court or other governmental authority;

(ii) in connection with any transfer described herein to ABL Agent, Term Loan Agent agrees to take reasonable actions in its power (with all reasonable and documented costs and expenses in connection therewith to be for the account of ABL Agent and to be paid by Grantors in accordance with the terms of the ABL Documents) as shall be reasonably requested by ABL Agent to permit ABL Agent to obtain, for the benefit of the ABL Secured Parties, a first priority security interest in the Pledged Collateral; and

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(iii) the foregoing provision shall not impose on Term Loan Agent or any other Term Loan Secured Party any obligations which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law.

(c) After both the Discharge of ABL Debt and the Discharge of Term Loan Debt, but prior to the payment in full in cash of the Excess ABL Debt, Term Loan Agent shall take the same actions set out in Section 5.2(a) above to be taken by ABL Agent upon the Discharge of ABL Debt so as to transfer the possession and control and related rights to the Pledged Collateral constituting ABL Priority Collateral back to ABL Agent. After the payment in full in cash of the Excess ABL Debt, but prior to the payment in full in cash of the Excess Term Loan Debt, ABL Agent shall take the same actions set out in Section 5.2(a) above to be taken by ABL Agent upon the Discharge of ABL Debt so as to transfer the possession and control and related rights to the Pledged Collateral back to Term Loan Agent.

(d) After both the Discharge of Term Loan Debt and the Discharge of ABL Debt, but prior to the payment in full in cash of the Excess Term Loan Debt, ABL Agent shall take the same actions set out in Section 5.2(b) above to be taken by Term Loan Agent upon the Discharge of Term Loan Debt so as to transfer the possession and control and related rights to the Pledged Collateral constituting Term Loan Priority Collateral back to Term Loan Agent. After the payment in full in cash of the Excess Term Loan Debt, but prior to the payment in full in cash of the Excess ABL Debt, Term Loan Agent shall take the same actions set out in Section 5.2(b) above to be taken by Term Loan Agent upon the Discharge of Term Loan Debt so as to transfer the possession and control and related rights to the Pledged Collateral back to ABL Agent.

(e) Each Grantor acknowledges and agrees to the delivery or transfer of control by ABL Agent to Term Loan Agent, and by Term Loan Agent to ABL Agent, of any such Collateral and waives and releases ABL Agent and the other ABL Secured Parties, and Term Loan Agent and the other Term Loan Secured Parties, from any liability as a result of such action, except to the extent resulting from such Agent’s own gross negligence or willful misconduct as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. Each Grantor shall take such further actions as are reasonably required to effectuate the transfer contemplated in this Section 5.2 and shall indemnify the Agent having the senior priority Lien prior to such transfer for loss or damage suffered by such Agent as a result of such transfer, except to the extent resulting from such Agent’s own gross negligence or willful misconduct as determined pursuant to a final, non-appealable order of a court of competent jurisdiction.

Section 6. Insolvency Proceedings

6.1 General Applicability. This Agreement shall be applicable both before and after the institution of any Insolvency Proceeding involving any Grantor, including the filing of any petition by or against any Grantor under the Bankruptcy Code or under any other Bankruptcy Law and all converted or subsequent cases in respect thereof, and all references herein to any

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Grantor shall be deemed to apply to the trustee for such Grantor and such Grantor as debtor-in-possession. The relative rights of the ABL Secured Parties and the Term Loan Secured Parties in or to any distributions from or in respect of any Collateral or Proceeds shall continue after the commencement of any Insolvency Proceeding involving any Grantor, including the filing of any petition by or against any Grantor under the Bankruptcy Code or under any other Bankruptcy Law and all converted cases and subsequent cases, on the same basis as prior to the date of such commencement. This Agreement shall constitute a subordination agreement for the purposes of Section 510(a) of the Bankruptcy Code and other Bankruptcy Laws and shall be enforceable in any Insolvency Proceeding in accordance with its terms.

6.2 Use of Cash Collateral; Bankruptcy Financing.

(a) If any Grantor becomes subject to any Insolvency Proceeding, and if ABL Agent or the ABL Secured Parties shall seek to provide a Grantor with, or consent to a third party providing, any post-petition financing under Section 364 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (an “ABL DIP Financing”) (it being agreed that ABL Agent and the ABL Secured Parties shall not propose or consent to any ABL DIP Financing that purports to be secured by a Lien on the Term Loan Priority Collateral that will prime or be pari passu with the Lien thereon in favor of the Term Loan Secured Parties without the consent of Term Loan Agent), or ABL Agent or the ABL Secured Parties consent to the use of any ABL Priority Collateral constituting cash collateral under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (“ABL Cash Collateral”), until the Discharge of ABL Debt has occurred, Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, agrees that each Term Loan Secured Party (i) will raise no objection to, nor support any other Person objecting to, and will be deemed to have consented to, the use of any ABL Cash Collateral, or ABL DIP Financing, (ii) will not request or accept adequate protection or any other relief in connection with the use of such ABL Cash Collateral or such ABL DIP Financing except as set forth in Section 6.4 below, and (iii) will subordinate (and will be deemed hereunder to have subordinated) the Liens on ABL Priority Collateral granted to Term Loan Agent or any other Term Loan Secured Parties pursuant to such ABL DIP Financing on the same terms as such Liens are subordinated hereunder to the Liens granted with respect to such ABL DIP Financing (and such subordination will not alter in any manner the terms of this Agreement), to any adequate protection provided to the ABL Secured Parties and to any “carve-out” or other similar administrative priority expense or claim consented to in writing by ABL Agent to be paid prior to the Discharge of ABL Debt, provided, that:

(A) the aggregate principal amount of the ABL DIP Financing plus the aggregate outstanding principal amount of ABL Debt under the ABL Agreement plus the aggregate face amount of any letters of credit issued and not reimbursed under the ABL Agreement shall not exceed the ABL Cap;

(B) the Term Loan Secured Parties retain a Lien on the Collateral of the Term Loan Grantors (including Proceeds thereof arising after the commencement of such proceeding) with the same priority relative to the Liens on such Collateral of the ABL Secured Parties as existed prior to the commencement of the case under the Bankruptcy Code or other Bankruptcy Law (i.e., junior in priority to the Liens on the ABL Priority Collateral securing such ABL DIP Financing and the ABL Debt, but senior in priority to the Liens on the Term Loan Priority Collateral securing such ABL DIP Financing, ABL Debt and any Excess ABL Debt to the same extent as provided under Section 2.2);

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(C) Term Loan Agent receives additional or replacement Liens on all post-petition assets of any Term Loan Grantor which are subject to an additional or replacement Lien to secure the ABL DIP Financing with the same priority relative to the Liens of ABL Agent as existed prior to such Insolvency Proceeding to the extent Term Loan Agent seeks such Liens and is entitled to such additional or replacement Liens under the Bankruptcy Code or other applicable Bankruptcy Law as determined by the Bankruptcy Court having jurisdiction over the case;

(D) such ABL DIP Financing or use of ABL Cash Collateral is subject to the terms of this Agreement;

(E) Term Loan Agent retains the right to object to any agreements or arrangements regarding the use of ABL Cash Collateral or the ABL DIP Financing that require a specific treatment of a claim in respect of the Term Loan Debt for purposes of a plan of reorganization or contravene the terms of this Agreement; and

(F) as a condition of such ABL DIP Financing or use of ABL Cash Collateral, until the Discharge of Term Loan Debt, (1) all proceeds of the Term Loan Priority Collateral shall either (x) be remitted to Term Loan Agent for application in accordance with Section 4.1 hereof or (y) only be used by Term Loan Grantors subject to terms and conditions reasonably acceptable to Term Loan Agent, and (2) no portion of the Term Loan Priority Collateral shall be used to repay the ABL Debt outstanding as of the date of the commencement of any Insolvency Proceeding or any ABL Debt incurred thereafter pursuant to any such ABL DIP Financing or use of ABL Cash Collateral.

(b) If any Grantor becomes subject to any Insolvency Proceeding, and if Term Loan Agent or the Term Loan Secured Parties shall seek to provide a Grantor with, or consent to a third party providing, any post-petition financing under Section 364 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (a “Term Loan DIP Financing”) (it being agreed that Term Loan Agent and the Term Loan Secured Parties shall not propose or consent to any Term Loan DIP Financing that purports to be secured by a Lien on the ABL Priority Collateral that will prime or be pari passu with the Lien thereon in favor of the ABL Secured Parties without the consent of ABL Agent), or Term Loan Agent or the Term Loan Secured Parties consent to the use of any Term Loan Priority Collateral constituting cash collateral under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (“Term Loan Cash Collateral”), until the Discharge of Term Loan Debt has occurred, ABL Agent, for itself and on behalf of the other ABL Secured Parties, agrees that each ABL Secured Party (i) will raise no objection to, nor support any other Person objecting to, and will be deemed to have consented to, the use of any Term Loan Cash Collateral, or Term Loan DIP Financing, (ii) will not request or accept adequate protection or any other relief in connection with the use of such Term Loan Cash Collateral or such Term Loan DIP Financing except as set forth in Section 6.4 below, and (iii) will subordinate (and will be deemed hereunder to have subordinated) the Liens on Term Loan Priority Collateral granted to ABL Agent or any other ABL Secured Parties pursuant to such Term Loan DIP Financing on the same terms as such Liens are subordinated hereunder to the Liens granted with respect to such Term Loan DIP

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Financing (and such subordination will not alter in any manner the terms of this Agreement), to any adequate protection provided to the Term Loan Secured Parties and to any “carve-out” or other similar administrative priority expense or claim consented to in writing by Term Loan Agent to be paid prior to the Discharge of Term Loan Debt, provided, that:

(A) the aggregate principal amount of the Term Loan DIP Financing plus the aggregate outstanding principal amount of Term Loan Debt under the Term Loan Agreement shall not exceed the Term Loan Cap;

(B) the ABL Secured Parties retain a Lien on the Collateral (including Proceeds thereof arising after the commencement of such proceeding) with the same priority relative to the Liens on such Collateral of Term Loan Agent as existed prior to the commencement of the case under the Bankruptcy Code or other Bankruptcy Law (i.e., junior in priority to the Liens on the Term Loan Priority Collateral securing such Term Loan DIP Financing and the Term Loan Debt, but senior in priority to the Liens on the ABL Priority Collateral securing such Term Loan DIP Financing, the Term Loan Debt and any Excess Term Loan Debt to the same extent as provided under Section 2.2);

(C) ABL Agent receives additional or replacement Liens on all post-petition assets of any Grantor which are subject to an additional or replacement Lien to secure the Term Loan DIP Financing with the same priority relative to the Liens of Term Loan Agent as existed prior to such Insolvency Proceeding to the extent ABL Agent seeks such Liens and is entitled to such additional or replacement Liens under the Bankruptcy Code or other applicable Bankruptcy Law as determined by the Bankruptcy Court having jurisdiction over the case;

(D) such Term Loan DIP Financing or use of Term Loan Cash Collateral is subject to the terms of this Agreement;

(E) ABL Agent retains the right to object to any agreements or arrangements regarding the use of Term Loan Cash Collateral or the Term Loan DIP Financing that require a specific treatment of a claim in respect of the ABL Debt for purposes of a plan of reorganization or contravene the terms of this Agreement; and

(F) as a condition of such Term Loan DIP Financing or use of Term Loan Cash Collateral, until the Discharge of ABL Debt, (1) all proceeds of the ABL Priority Collateral shall either (x) be remitted to ABL Agent for application in accordance with Section 4.1 hereof or (y) only be used by Grantors subject to terms and conditions reasonably acceptable to ABL Agent, and (2) no portion of the ABL Priority Collateral shall be used to repay the Term Loan Debt outstanding as of the date of the commencement of any Insolvency Proceeding or any Term Loan Debt incurred thereafter pursuant to any such Term Loan DIP Financing or use of Term Loan Cash Collateral.

(c) No ABL Secured Party shall, directly or indirectly, provide, or seek to provide, or support any other Person providing or seeking to provide, the use of ABL Cash Collateral or ABL DIP Financing secured by Liens equal or senior in priority to the Liens on the Term Loan Priority Collateral (including any assets or property arising after the commencement of a case under the Bankruptcy Code) securing the Term Loan Debt, without the prior written consent of

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Term Loan Agent. No Term Loan Secured Party shall, directly or indirectly, provide, or seek to provide, or support any other Person providing or seeking to provide, the use of Term Loan Cash Collateral or Term Loan DIP Financing secured by Liens equal or senior in priority to the Liens on the ABL Priority Collateral (including any assets or property arising after the commencement of a case under the Bankruptcy Code) securing the ABL Debt, without the prior written consent of ABL Agent. For purposes hereof, all references to Collateral shall include any assets or property of Grantors arising after the commencement of any Insolvency Proceeding that are subject to the Liens of Agents.

6.3 Relief from the Automatic Stay.

(a) Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, agrees that, so long as the Discharge of ABL Debt has not occurred, no Term Loan Secured Party shall, without the prior written consent of ABL Agent, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency Proceeding in respect of any part of the ABL Priority Collateral, any Proceeds thereof or any Lien thereon securing any of the Term Loan Debt. Neither the Term Loan Agent nor any other Term Loan Secured Party shall, so long as the Discharge of ABL Debt has not occurred, oppose any relief from the automatic stay (or any other stay) in any Insolvency Proceeding sought by the ABL Agent or any ABL Secured Party in respect of any part of the ABL Priority Collateral.

(b) ABL Agent, for itself and on behalf of the other ABL Secured Parties, agrees that, so long as the Discharge of Term Loan Debt has not occurred, no ABL Secured Party shall, without the prior written consent of Term Loan Agent, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency Proceeding in respect of any part of the Term Loan Priority Collateral, any Proceeds thereof or any Lien thereon securing any of the ABL Debt. Neither the ABL Agent nor any other ABL Secured Party shall, so long as the Discharge of Term Loan Debt has not occurred, oppose any relief from the automatic stay (or any other stay) in any Insolvency Proceeding sought by the Term Loan Agent or any Term Loan Secured Party in respect of any part of the Term Loan Priority Collateral.

6.4 Adequate Protection.

(a) Term Loan Agent, on behalf of itself and the other Term Loan Secured Parties, agrees that none of them shall contest (or support any other Person contesting):

(i) any request by ABL Agent or the other ABL Secured Parties for adequate protection with respect to Liens on the ABL Priority Collateral; or

(ii) any objection by ABL Agent or the other ABL Secured Parties to any motion, relief, action or proceeding based on ABL Agent or the other ABL Secured Parties claiming a lack of adequate protection with respect to Liens on the ABL Priority Collateral to the extent not inconsistent with the other terms of this Agreement.

(b) ABL Agent, on behalf of itself and the other ABL Secured Parties, agrees that none of them shall contest (or support any other Person contesting):

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(i) any request by Term Loan Agent or the other Term Loan Secured Parties for adequate protection with respect to Liens on the Term Loan Priority Collateral; or

(ii) any objection by Term Loan Agent or the other Term Loan Secured Parties to any motion, relief, action or proceeding based on Term Loan Agent or the other Term Loan Secured Parties claiming a lack of adequate protection with respect to Liens on the Term Loan Priority Collateral to the extent not inconsistent with the other terms of this Agreement.

(c) Notwithstanding anything to the contrary in Sections 6.4(a) and 6.4(b), in any Insolvency Proceeding:

(i) if any or all of the ABL Secured Parties are granted adequate protection in the form of additional collateral or a super-priority claim in connection with any use of ABL Cash Collateral or an ABL DIP Financing or in connection with any Liens on the ABL Priority Collateral and such additional collateral is the type of asset or property that would constitute ABL Priority Collateral, then (A) Term Loan Agent, on behalf of itself or any of the Term Loan Secured Parties, may seek or request adequate protection in the form of a Lien or super-priority claim on such additional collateral, which Lien or claim will be subordinated to the Liens securing the ABL Debt and such use of ABL Cash Collateral or ABL DIP Financing (and all obligations relating thereto) on the same basis as the other Liens on ABL Priority Collateral securing the Term Loan Debt are so subordinated to the Liens on ABL Priority Collateral securing the ABL Debt under this Agreement and (B) subject to clause (ii) below, ABL Agent, on behalf of itself and the other ABL Secured Parties, agrees that none of them shall contest (or support any other Person contesting) (1) any request by Term Loan Agent or any other Term Loan Secured Party for adequate protection pursuant to the preceding clause (A) or (2) any motion, relief, action or proceeding in support of a request for adequate protection pursuant to the preceding clause (A);

(ii) in the event Term Loan Agent, on behalf of itself or any other Term Loan Secured Parties, seeks or requests adequate protection in respect of Term Loan Debt and such adequate protection is granted in the form of additional collateral or super-priority claims of a type of asset or property that would constitute ABL Priority Collateral, then Term Loan Agent, on behalf of itself and the other Term Loan Secured Parties, agrees that it will support any request by ABL Agent to also be granted a Lien or super-priority claim on such additional collateral as security for the ABL Debt and for any use of ABL Cash Collateral or ABL DIP Financing and that any Lien or claim on such additional collateral securing the applicable Term Loan Debt shall be subordinated to the Lien on such collateral securing the ABL Debt and any such use of ABL Cash Collateral or ABL DIP Financing (and all obligations relating thereto) and to any other Liens granted to the ABL Secured Parties as adequate protection on the same basis as the other Liens on ABL Priority Collateral securing the Term Loan Debt are so subordinated to the Liens on ABL Priority Collateral securing the ABL Debt under this Agreement;

(iii) if any or all of the Term Loan Secured Parties are granted adequate protection in the form of additional collateral or a super-priority claim in connection with any use of Term Loan Cash Collateral or a Term Loan DIP Financing or in connection with any Liens on the Term Loan Priority Collateral and such additional collateral is the type of asset or property that would constitute Term Loan Priority Collateral, then (A) ABL Agent, on behalf of itself or any

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of the ABL Secured Parties, may seek or request adequate protection in the form of a Lien or super-priority claim on such additional collateral, which Lien or claim will be subordinated to the Liens securing the Term Loan Debt and such use of Term Loan Cash Collateral or Term Loan DIP Financing (and all obligations relating thereto) on the same basis as the other Liens on Term Loan Priority Collateral securing the ABL Debt are so subordinated to the Liens on Term Loan Priority Collateral securing the Term Loan Debt under this Agreement and (B) subject to clause (iv) below, Term Loan Agent, on behalf of itself and the other Term Loan Secured Parties, agrees that none of them shall contest (or support any other Person contesting) (1) any request by ABL Agent or any other ABL Secured Party for adequate protection pursuant to the preceding clause (A) or (2) any motion, relief, action or proceeding in support of a request for adequate protection pursuant to the preceding clause (A);

(iv) in the event ABL Agent, on behalf of itself or any other ABL Secured Parties, seeks or requests adequate protection in respect of ABL Debt and such adequate protection is granted in the form of additional collateral or super-priority claims of a type of asset or property that would constitute Term Loan Priority Collateral, then ABL Agent, on behalf of itself and the other ABL Secured Parties, agrees that it will support any request by Term Loan Agent to also be granted a Lien or super-priority claim on such additional collateral as security for the Term Loan Debt and for any use of Term Loan Cash Collateral or Term Loan DIP Financing and that any Lien or claim on such additional collateral securing the applicable ABL Debt shall be subordinated to the Lien on such collateral securing the Term Loan Debt and any such use of Term Loan Cash Collateral or Term Loan DIP Financing (and all obligations relating thereto) and to any other Liens granted to the Term Loan Secured Parties as adequate protection on the same basis as the other Liens on Term Loan Priority Collateral securing the ABL Debt are so subordinated to the Liens on Term Loan Priority Collateral securing the Term Loan Debt under this Agreement; and

(v) except as otherwise expressly set forth in Section 6.2 or in connection with the exercise of remedies with respect to the ABL Priority Collateral, nothing herein shall limit the rights of Term Loan Agent or the other Term Loan Secured Parties from seeking adequate protection with respect to their rights in the Term Loan Priority Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise). Except as otherwise expressly set forth in Section 6.2 or in connection with the exercise of remedies with respect to the Term Loan Priority Collateral, nothing herein shall limit the rights of ABL Agent or the other ABL Secured Parties from seeking adequate protection with respect to their rights in the ABL Priority Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).

(d) Except as otherwise provided in this Section 6.4, (i) no ABL Secured Party may seek or assert any right it may have for adequate protection of its interest in the Term Loan Priority Collateral without the prior written consent of the Term Loan Secured Parties, and (ii) no Term Loan Secured Party may seek or assert any right it may have for adequate protection of its interest in the ABL Priority Collateral without the written consent of the ABL Secured Parties.

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6.5 Reorganization Securities. If, in any Insolvency Proceeding, debt obligations of any reorganized Grantor secured by Liens upon any property of such reorganized Grantor are distributed, pursuant to a plan of reorganization, on account of both the ABL Debt and the Term Loan Debt, then, to the extent the debt obligations distributed on account of the ABL Debt and on account of the Term Loan Debt are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.6 Separate Grants of Security and Separate Classes. Each of the parties hereto irrevocably acknowledges and agrees that (a) the claims and interests of the ABL Secured Parties and the Term Loan Secured Parties are not “substantially similar” within the meaning of Section 1122 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, (b) the grants of the Liens to secure the ABL Debt and the grants of the Liens to secure the Term Loan Debt constitute two separate and distinct grants of Liens, (c) the ABL Secured Parties’ rights in the Collateral are fundamentally different from the Term Loan Secured Parties’ rights in the Collateral and the Term Loan Secured Parties’ rights in the Collateral are fundamentally different from the ABL Secured Parties’ rights in the Collateral and (d) as a result of the foregoing, among other things, the ABL Debt and the Term Loan Debt must be separately classified in any plan of reorganization proposed or adopted in any Insolvency Proceeding.

6.7 Asset Dispositions.

(a) Until the Discharge of ABL Debt has occurred, Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, agrees that, in the event of any Insolvency Proceeding, the Term Loan Secured Parties will not object or oppose (or support any Person in objecting or opposing) a motion for any Disposition of any ABL Priority Collateral free and clear of the Liens of Term Loan Agent and the other Term Loan Secured Parties or other claims under Sections 363, 365 or 1129 of the Bankruptcy Code, or any comparable provision of any Bankruptcy Law (and including any motion for bid procedures or other procedures related to the Disposition that is the subject of such motion), and shall be deemed to have consented to any such Disposition of any ABL Priority Collateral under Section 363(f) of the Bankruptcy Code or any comparable provision of other Bankruptcy Law that has been consented to by ABL Agent; provided, that, the junior Lien of Term Loan Agent shall remain in place with respect to any proceeds of any such Disposition that are not applied to the repayment of ABL Debt.

(b) Until the Discharge of Term Loan Debt has occurred, ABL Agent, for itself and on behalf of the other ABL Secured Parties, agrees that, in the event of any Insolvency Proceeding, the ABL Secured Parties will not object or oppose (or support any Person in objecting or opposing) a motion for any Disposition of any Term Loan Priority Collateral free and clear of the Liens of ABL Agent and the other ABL Secured Parties or other claims under Sections 363, 365 or 1129 of the Bankruptcy Code, or any comparable provision of any Bankruptcy Law (and including any motion for bid procedures or other procedures related to the Disposition that is the subject of such motion), and shall be deemed to have consented to any such Disposition of any Term Loan Priority Collateral under Section 363(f) of the Bankruptcy Code or any comparable provision of any other Bankruptcy Law that has been consented to by Term Loan Agent; provided, that, the junior Lien of ABL Agent shall remain in place with respect to any proceeds of any such Disposition that are not applied to the repayment of Term Loan Debt.

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(c) The Term Loan Secured Parties agree that the ABL Secured Parties shall have the right to credit bid under Section 363(k) of the Bankruptcy Code or otherwise under any applicable Bankruptcy Law with respect to any Disposition of the ABL Priority Collateral and the ABL Secured Parties agree that the Term Loan Secured Parties shall have the right to credit bid under Section 363(k) of the Bankruptcy Code or otherwise under any applicable Bankruptcy Law with respect to any Disposition of the Term Loan Priority Collateral; provided, that, the Secured Parties shall not be deemed to have agreed to any credit bid by other Secured Parties in connection with the Disposition of Collateral including both Term Loan Priority Collateral and ABL Priority Collateral. Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, agrees that, so long as the Discharge of ABL Debt has not occurred, no Term Loan Secured Party shall, without the prior written consent of ABL Agent, credit bid under Section 363(k) of the Bankruptcy Code or otherwise under any applicable Bankruptcy Law with respect to the ABL Priority Collateral. ABL Agent, for itself and on behalf of the other ABL Secured Parties, agrees that, so long as the Discharge of Term Loan Debt has not occurred, no ABL Secured Party shall, without the prior written consent of Term Loan Agent, credit bid under Section 363(k) of the Bankruptcy Code or otherwise under any applicable Bankruptcy Law with respect to the Term Loan Priority Collateral.

6.8 Certain Waivers as to Section 1111(b)(2) of Bankruptcy Code. Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, waives any claim any Term Loan Secured Party may hereafter have against any ABL Secured Party arising out of the election by any ABL Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law. ABL Agent, for itself and on behalf of the other ABL Secured Parties, waives any claim any ABL Secured Party may hereafter have against any Term Loan Secured Party arising out of the election by any Term Loan Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code or any comparable provision of any other Bankruptcy Law.

6.9 Avoidance Issues. If any ABL Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor or any other person any amount (a “Recovery”), then the ABL Debt shall be reinstated to the extent of such Recovery and the ABL Secured Parties shall be entitled to a Discharge of ABL Debt with respect to all such recovered amounts. If any Term Loan Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor or any other person any Recovery, then the Term Loan Debt shall be reinstated to the extent of such Recovery and the Term Loan Secured Parties shall be entitled to a Discharge of Term Loan Debt with respect to all such recovered amounts. If this Agreement shall have been terminated prior to any Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.10 Other Bankruptcy Laws. In the event that an Insolvency Proceeding is filed in a jurisdiction other than the United States or is governed by any Bankruptcy Law other than the Bankruptcy Code, each reference in this Agreement to a section of the Bankruptcy Code shall be deemed to refer to the substantially similar or corresponding provision of the Bankruptcy Law applicable to such Insolvency Proceeding, or, in the absence of any specific similar or corresponding provision of Bankruptcy Law, such other general Bankruptcy Law as may be applied in order to achieve substantially the same result as would be achieved under each applicable section of the Bankruptcy Code.

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6.11 Post-Petition Claims. Neither ABL Agent nor any other ABL Secured Party shall oppose or seek to challenge any claim by Term Loan Agent or any other Term Loan Secured Party for allowance in any Insolvency Proceeding of Term Loan Debt consisting of post-petition interest, fees, costs, charges or expenses to the extent of the value of any Term Loan Secured Party’s Lien. Neither Term Loan Agent nor any other Term Loan Secured Party shall oppose or seek to challenge any claim by ABL Agent or any other ABL Secured Party for allowance in any Insolvency Proceeding of ABL Debt consisting of post-petition interest, fees, costs, charges or expenses to the extent of the value of any ABL Secured Party’s Lien.

6.12 Plan Support.

(a) Until the Discharge of Term Loan Debt has occurred, ABL Agent, for itself and on behalf of the other ABL Secured Parties, agrees that, in the event of any Insolvency Proceeding, the ABL Secured Parties will not propose, support or vote for any plan of reorganization, without the prior consent of the Term Loan Agent, that would result in the receipt by ABL Secured Parties of any Proceeds of Term Loan Priority Collateral prior to the payment of such Proceeds to the Term Loan Secured Parties and the Discharge of Term Loan Debt or for any plan of reorganization that is inconsistent with the terms of this Agreement.

(b) Until the Discharge of ABL Debt has occurred, Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, agrees that, in the event of any Insolvency Proceeding, the Term Loan Secured Parties will not propose, support or vote for any plan of reorganization, without the prior consent of the ABL Agent, that would result in the receipt by Term Loan Secured Parties of any Proceeds of ABL Priority Collateral prior to the payment of such Proceeds to the ABL Secured Parties and the Discharge of ABL Debt or for any plan of reorganization that is inconsistent with the terms of this Agreement.

Section 7. Term Loan Lenders’ Purchase Option

7.1 Exercise of Option. On or after the occurrence and during the continuance of an ABL Event of Default and the acceleration of all of the ABL Debt, including the commencement of an Insolvency Proceeding as to the Grantors that constitutes an ABL Event of Default (each a “Term Loan Purchase Event”), one or more of the Term Loan Secured Parties (the “Purchasing Term Loan Secured Parties”) shall have the option, subject to Section 7.2, for a period of ten (10) Business Days after a Term Loan Purchase Event to purchase all (but not less than all) of the ABL Debt from the ABL Secured Parties. Notice of the exercise of such option shall be sent by Term Loan Agent to ABL Agent within such ten (10) Business Day period and shall be irrevocable. The obligations of ABL Secured Parties hereunder to sell the ABL Debt owing to them are several and not joint and several. Each Grantor irrevocably consents to such sale.

7.2 Pro Rata Offer. The Term Loan Secured Parties agree, solely as among themselves, that upon the occurrence of any Term Loan Purchase Event, Term Loan Agent shall send a notice to all Term Loan Secured Parties giving each Term Loan Secured Party the option to

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purchase at least its pro rata share (calculated based on the aggregate Term Loan Debt) of the ABL Debt. No Term Loan Secured Party shall be required to participate in any purchase offer hereunder, and a purchase offer may be made by any or all of the Term Loan Secured Parties, subject to the requirements of the preceding sentence. The provisions of this Section 7.2 are intended solely for the benefit of the Term Loan Secured Parties and may be modified, amended or waived by them without the approval of any Grantor, any ABL Secured Party, or otherwise.

7.3 Purchase and Sale. On the date specified by Term Loan Agent in such notice (which shall not be less than five (5) Business Days, nor more than ten (10) Business Days, after the receipt by ABL Agent of the notice from Term Loan Agent of the election of the Term Loan Secured Parties to exercise such option), ABL Secured Parties shall, subject to any required approval of any court or other regulatory or governmental authority then in effect, if any, sell to such of the Purchasing Term Loan Secured Parties as are specified in the notice from Term Loan Agent of the election of the Term Loan Secured Parties to exercise such option, and such Purchasing Term Loan Secured Parties shall purchase from ABL Secured Parties, all of the ABL Debt. Notwithstanding anything to the contrary contained herein, in connection with any such purchase and sale, ABL Secured Parties shall retain all rights, if any, under the ABL Documents to be indemnified or held harmless by Grantors in accordance with the terms thereof. In connection with any such purchase and sale, each ABL Secured Party and each Purchasing Term Loan Secured Party shall execute and deliver an assignment and acceptance agreement, in form reasonably acceptable to all parties thereto (but with respect to representations and warranties therein, subject to the provisions of Section 7.5), pursuant to which, among other things, each ABL Lender shall assign to the Purchasing Term Loan Secured Parties such ABL Lender’s pro rata share of the commitments and ABL Debt. Upon the consummation of such purchase and sale, ABL Agent shall resign as the “Collateral Agent” and “Administrative Agent” under the ABL Documents and upon the written request of Term Loan Agent, and at the expense of the Purchasing Term Loan Secured Parties, shall execute and deliver all such documents and instruments reasonably requested by Term Loan Agent and/or Purchasing Term Loan Secured Parties to assign and transfer any Collateral, together with any and all rights under deposit account control agreements and collateral access agreements related to Collateral, to the applicable successor Agent under the ABL Documents.

7.4 Payment of Purchase Price.

(a) Upon the date of such purchase and sale, the Purchasing Term Loan Secured Parties shall (i) pay to ABL Agent for the account of the ABL Secured Parties as the purchase price therefor the full amount of all of the ABL Debt then outstanding and unpaid (including principal at par and interest) and (ii) furnish cash collateral to ABL Agent in such amounts as are required by the ABL Documents in connection with any issued and outstanding letters of credit, banker’s acceptances or similar or related instruments issued under the ABL Documents (but not in any event in an amount greater than one hundred five percent (105%) of the aggregate undrawn face amount of such letters of credit, banker’s acceptances and similar or related instruments, ABL Hedge Obligations, ABL Bank Product Obligations (or at the option of the ABL Secured Party to whom such ABL Hedge Obligations or ABL Bank Product Obligations are owing, terminate the applicable Hedge Agreements or cash management or other arrangements and make all payments pursuant thereto, as applicable), and in respect of

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indemnification obligations of Grantors under the ABL Documents as to matters or circumstances known to ABL Secured Parties and disclosed in writing to Term Loan Agent (unless such disclosure is not permitted under applicable law) at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to ABL Secured Parties.

(b) Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of ABL Agent as ABL Agent may designate in writing to Term Loan Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the Purchasing Term Loan Secured Parties to the bank account designated by ABL Agent are received in such bank account prior to 12:00 noon, New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by the Purchasing Term Loan Secured Parties to the bank account designated by ABL Agent are received in such bank account later than 12:00 noon, New York City time.

7.5 Representations Upon Purchase and Sale. Such purchase and sale shall be expressly made without representation or warranty of any kind by ABL Agent or any other ABL Secured Party as to the ABL Debt or otherwise and without recourse to the ABL Secured Parties; except, that, each ABL Secured Party that is transferring such ABL Debt shall represent and warrant, severally as to it: (a) the amount of the ABL Debt being purchased from it is as reflected in the books and records of such ABL Secured Party (but without representation or warranty as to the collectability, validity or enforceability thereof), (b) that such ABL Secured Party owns the ABL Debt being sold by it free and clear of any liens or encumbrances and (c) such ABL Secured Party has the right to assign the ABL Debt being sold by it and the assignment is duly authorized.

7.6 Notice from ABL Agent Prior to Enforcement Action. In the absence of Exigent Circumstances, ABL Agent, for itself and on behalf of the ABL Secured Parties, agrees that it will give Term Loan Agent five (5) Business Days’ prior written notice of its intention to commence any foreclosure or other action to sell or otherwise realize upon the ABL Priority Collateral. In the event that during such five (5) Business Day period, Term Loan Agent shall send to ABL Agent the irrevocable notice of the Term Loan Secured Parties’ intention to exercise the purchase option given by the ABL Secured Parties to the Term Loan Secured Parties under this Section 7, the ABL Secured Parties shall not commence any foreclosure or other action to sell or otherwise realize upon the Collateral, provided, that, the purchase and sale with respect to the ABL Debt provided for herein shall have closed within five (5) Business Days after the receipt by ABL Agent of the irrevocable notice from Term Loan Agent.

Section 8. ABL Lenders’ Purchase Option

8.1 Exercise of Option. On or after the occurrence and during the continuance of a Term Loan Event of Default and the acceleration of all of the Term Loan Debt, including the commencement of an Insolvency Proceeding as to the Grantors that constitutes a Term Loan Event of Default (each an “ABL Purchase Event”), one or more of the ABL Secured Parties (the “Purchasing ABL Secured Parties”) shall have the option, subject to Section 8.2, for a period of ten (10) Business Days after an ABL Purchase Event to purchase all (but not less than all) of the

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Term Loan Debt from the Term Loan Secured Parties. Notice of the exercise of such option shall be sent by ABL Agent to Term Loan Agent within such ten (10) Business Day period and shall be irrevocable. The obligations of Term Loan Secured Parties hereunder to sell the Term Loan Debt owing to them are several and not joint and several. Each Grantor irrevocably consents to such sale.

8.2 Pro Rata Offer. The ABL Secured Parties agree, solely as among themselves, that upon the occurrence of any ABL Purchase Event, ABL Agent shall send a notice to all ABL Secured Parties giving each ABL Secured Party the option to purchase at least its pro rata share (calculated based on the aggregate ABL Debt) of the Term Loan Debt. No ABL Secured Party shall be required to participate in any purchase offer hereunder, and a purchase offer may be made by any or all of the ABL Secured Parties, subject to the requirements of the preceding sentence. The provisions of this Section 8.2 are intended solely for the benefit of the ABL Secured Parties and may be modified, amended or waived by them without the approval of any Grantor, any Term Loan Secured Party, or otherwise.

8.3 Purchase and Sale. On the date specified by ABL Agent in such notice (which shall not be less than five (5) Business Days, nor more than ten (10) Business Days, after the receipt by Term Loan Agent of the notice from ABL Agent of the election of the ABL Secured Parties to exercise such option), Term Loan Secured Parties shall, subject to any required approval of any court or other regulatory or governmental authority then in effect, if any, sell to such of the Purchasing ABL Secured Parties as are specified in the notice from ABL Agent of the election of the ABL Secured Parties to exercise such option, and such Purchasing ABL Secured Parties shall purchase from Term Loan Secured Parties, all of the Term Loan Debt. Notwithstanding anything to the contrary contained herein, in connection with any such purchase and sale, Term Loan Secured Parties shall retain all rights under the Term Loan Documents to be indemnified or held harmless by Grantors in accordance with the terms thereof. In connection with any such purchase and sale, each Term Loan Secured Party and each Purchasing ABL Secured Party shall execute and deliver an assignment and acceptance agreement, in form reasonably acceptable to all parties thereto (but with respect to representations and warranties therein, subject to the provisions of Section 8.5), pursuant to which, among other things, each Term Loan Lender shall assign to the Purchasing ABL Secured Parties such Term Loan Lender’s pro rata share of the commitments and Term Loan Debt. Upon the consummation of such purchase and sale, Term Loan Agent shall resign as the “Collateral Agent” and “Administrative Agent” under the Term Loan Documents and upon the written request of ABL Agent, and at the expense of the Purchasing ABL Secured Parties, shall execute and deliver all such documents and instruments reasonably requested by ABL Agent and/or Purchasing ABL Secured Parties to assign and transfer any Collateral, together with any and all rights under deposit account control agreements and collateral access agreements related to Collateral, to the applicable successor Agent under the Term Loan Documents.

8.4 Payment of Purchase Price.

(a) Upon the date of such purchase and sale, the Purchasing ABL Secured Parties shall (i) pay to Term Loan Agent for the account of the Term Loan Secured Parties as the purchase price therefor the full amount of all of the Term Loan Debt then outstanding and unpaid (including principal at par and interest) and (ii) furnish cash collateral to Term Loan Agent in

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such amounts as are required by the Term Loan Documents in respect of indemnification obligations of Grantors under the Term Loan Documents as to matters or circumstances known to Term Loan Secured Parties and disclosed in writing to ABL Agent (unless such disclosure is not permitted under applicable law) at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to Term Loan Secured Parties.

(b) Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of Term Loan Agent as Term Loan Agent may designate in writing to ABL Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the Purchasing ABL Secured Parties to the bank account designated by Term Loan Agent are received in such bank account prior to 12:00 noon, New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by the Purchasing ABL Secured Parties to the bank account designated by Term Loan Agent are received in such bank account later than 12:00 noon, New York City time.

8.5 Representations Upon Purchase and Sale. Such purchase and sale shall be expressly made without representation or warranty of any kind by Term Loan Agent or any Term Loan Secured Party as to the Term Loan Debt or otherwise and without recourse to the Term Loan Secured Parties; except, that, each Term Loan Secured Party that is transferring such Term Loan Debt shall represent and warrant, severally as to it: (a) the amount of the Term Loan Debt being purchased from it is as reflected in the books and records of such Term Loan Secured Party (but without representation or warranty as to the collectability, validity or enforceability thereof), (b) that such Term Loan Secured Party owns the Term Loan Debt being sold by it free and clear of any liens or encumbrances and (c) such Term Loan Secured Party has the right to assign the Term Loan Debt being sold by it and the assignment is duly authorized.

8.6 Notice from Term Loan Agent Prior to Enforcement Action. In the absence of Exigent Circumstances, Term Loan Agent, for itself and on behalf of the Term Loan Secured Parties, agrees that it will give ABL Agent five (5) Business Days’ prior written notice of its intention to commence any foreclosure or other action to sell or otherwise realize upon the Term Loan Priority Collateral. In the event that during such five (5) Business Day period, ABL Agent shall send to Term Loan Agent the irrevocable notice of the ABL Secured Parties’ intention to exercise the purchase option given by the Term Loan Secured Parties to the ABL Secured Parties under this Section 8, the Term Loan Secured Parties shall not commence any foreclosure or other action to sell or otherwise realize upon the Collateral, provided, that, the purchase and sale with respect to the Term Loan Debt provided for herein shall have closed within five (5) Business Days after the receipt by Term Loan Agent of the irrevocable notice from ABL Agent.

Section 9. Access and Use of Term Loan Priority Collateral

9.1 Access and Use Rights of ABL Agent.

(a) In the event that Term Loan Agent shall acquire control or possession of any of the Term Loan Priority Collateral or shall, through the exercise of remedies under the Term Loan Documents or otherwise, sell any of the Term Loan Priority Collateral to any third party (a

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“Third Party Purchaser”), Term Loan Agent shall permit ABL Agent (and require as a condition of such sale to the Third Party Purchaser that the Third Party Purchaser agree to permit ABL Agent), at ABL Agent’s option and in accordance with applicable law and subject to the rights of any landlords under any real property leases, and at the expense of the ABL Secured Parties: (i) to enter and use any or all of the Term Loan Priority Collateral under such control or possession (or sold to a Third Party Purchaser) consisting of real property and the improvements, structures, buildings thereon and all related rights during normal business hours in order to inspect, remove or take any action with respect to the ABL Priority Collateral or to enforce ABL Agent’s rights with respect thereto, including the examination and removal of ABL Priority Collateral and the examination and duplication of the books and records of any Grantor related to the ABL Priority Collateral, or to otherwise handle, deliver, ship, transport, deal with or dispose of any ABL Priority Collateral, such right to include, without limiting the generality of the foregoing, the right to conduct one or more public or private sales or auctions thereon and (ii) use any of the Term Loan Priority Collateral under such control or possession (or sold to a Third Party Purchaser) consisting of equipment (including computers or other data processing equipment related to the storage or processing of records, documents or files pertaining to the ABL Priority Collateral) and intellectual property to handle, deal with or dispose of any ABL Priority Collateral pursuant to the rights of ABL Agent and the other ABL Secured Parties as set forth in the ABL Documents, the UCC of any applicable jurisdiction and other applicable law. In furtherance of the foregoing in this clause (a) but subject to the terms of the Term Loan Documents and clause (b) below, Term Loan Agent hereby grants to ABL Agent (and Term Loan Agent shall require as a condition of the sale to any Third Party Purchaser of any of the Term Loan Priority Collateral consisting of intellectual property that such Third Party Purchaser grant to ABL Agent), a nonexclusive, irrevocable, royalty-free, worldwide license to use, license or sublicense any and all such intellectual property except to the extent such grant is prohibited by any rule of law, statute or regulation (and including in such license access to all media in which any of the licensed terms may be recorded or stored and to all computer software and programs used for the compilation or printout thereof) as is or may be necessary or advisable in ABL Agent’s reasonable judgment for ABL Agent to realize upon the ABL Priority Collateral.

(b) The rights of ABL Agent set forth in clause (a) above as to the Term Loan Priority Collateral shall be irrevocable and without charge and shall continue at ABL Agent’s option for a period of one hundred eighty (180) days as to any such Term Loan Priority Collateral from the earlier of (i) the date on which Term Loan Agent has notified ABL Agent that Term Loan Agent has acquired possession or control of such Term Loan Priority Collateral and (ii) the date of commencement by ABL Agent of enforcement actions against the ABL Priority Collateral using such Term Loan Priority Collateral. The time periods set forth herein shall be tolled during the pendency of any proceeding of a Grantor under the Bankruptcy Code or any other Bankruptcy Law or other Insolvency Proceedings if and for so long as ABL Agent is effectively stayed from enforcing its rights against the ABL Priority Collateral. In no event shall Term Loan Agent or any of the Term Loan Secured Parties take any action to interfere, limit or restrict the rights of ABL Agent set forth above or the exercise of such rights by ABL Agent pursuant to this Section 9.1 prior to the expiration of such periods. The one hundred eighty (180) day period described above, as it may be extended as provided for above, is referred to herein as the “Access Period”.

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(c) Nothing contained in this Agreement shall restrict the Disposition by Term Loan Agent of any Term Loan Priority Collateral prior to the expiration of the Access Period, subject to the provisions above regarding a Third Party Purchaser.

9.2 Responsibilities of ABL Secured Parties. ABL Agent shall repair at its expense any physical damage to any Term Loan Priority Collateral used by ABL Agent as a direct result of the actions of ABL Agent (or its representatives) in exercising its access and use rights as provided in Section 9.1 above (but shall not be responsible for any diminution in value of the Term Loan Priority Collateral resulting from ABL Agent so dealing with any ABL Priority Collateral so long as ABL Agent and the other ABL Secured Parties leave the Term Loan Priority Collateral in substantially the same condition as it was prior to their actions with respect to the ABL Priority Collateral, except for ordinary wear and tear resulting from the actions of ABL Agent and the other ABL Secured Parties contemplated by, and for the time periods specified under, Section 9.1). ABL Agent and the other ABL Secured Parties shall indemnify and hold harmless Term Loan Agent and the other Term Loan Secured Parties from any claim, loss, damage, cost or liability arising from any claim by a third party against Term Loan Agent and the other Term Loan Secured Parties as a direct result of any action by ABL Agent (or its representatives). Term Loan Agent shall not have any responsibility or liability for the acts or omissions of ABL Agent or any of the other ABL Secured Parties, and ABL Agent and the other ABL Secured Parties shall not have any responsibility or liability for the acts or omissions of Term Loan Agent, in each case arising in connection with such other Person’s use and/or occupancy of any of the Term Loan Priority Collateral. If ABL Agent conducts a public auction or private sale of the ABL Priority Collateral at any of the real property constituting Term Loan Priority Collateral, ABL Agent shall provide Term Loan Agent with reasonable advance notice and use reasonable efforts to hold such auction or sale in a manner that would not unduly disrupt Term Loan Agent’s use of such real property. Without limiting the rights granted herein, to the extent such rights have been exercised under this Agreement, ABL Agent and the other ABL Secured Parties shall reasonably cooperate with Term Loan Agent and the other Term Loan Secured Parties in connection with any Disposition efforts made by the Term Loan Secured Parties with respect to the Term Loan Priority Collateral.

9.3 Grantor Consent. The Grantors consent to the performance by Term Loan Agent of the obligations set forth in Section 9.1 and acknowledge and agree that neither Term Loan Agent (nor any other Term Loan Secured Party) shall ever be accountable or liable for any action taken or omitted to be taken by ABL Agent or any other ABL Secured Party or its or any of their officers, employees, agents, successors, assigns or representatives in connection therewith or incidental thereto or in consequence thereof, except to the extent resulting from such Person’s own gross negligence or willful misconduct as determined pursuant to a final, non-appealable order of a court of competent jurisdiction.

Section 10. Reliance; Waivers; Etc.

10.1 Reliance.

(a) The consent by the ABL Secured Parties to the execution and delivery of the Term Loan Documents and the grant to Term Loan Agent on behalf of the Term Loan Secured Parties of a Lien on the Collateral of the Term Loan Grantors and all loans and other extensions of credit made or deemed made on and after the date hereof by the ABL Secured Parties to any Grantor shall be deemed to have been given and made in reliance upon this Agreement.

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(b) The consent by the Term Loan Secured Parties to the execution and delivery of the ABL Documents and the grant to ABL Agent on behalf of the ABL Secured Parties of a Lien on the Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the Term Loan Secured Parties to any Grantor shall be deemed to have been given and made in reliance upon this Agreement.

10.2 No Warranties or Liability.

(a) Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, acknowledges and agrees that each of ABL Agent and the other ABL Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the ABL Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Term Loan Agent agrees, for itself and on behalf of the other Term Loan Secured Parties, that the ABL Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the ABL Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the ABL Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that Term Loan Agent or any of the other Term Loan Secured Parties have in the Collateral or otherwise, except as otherwise provided in this Agreement. Neither ABL Agent nor any of the other ABL Secured Parties shall have any duty to Term Loan Agent or any of the other Term Loan Secured Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the Term Loan Documents), regardless of any knowledge thereof which they may have or with which they may be charged.

(b) ABL Agent, for itself and on behalf of the other ABL Secured Parties, acknowledges and agrees that each of Term Loan Agent and the other Term Loan Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Term Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. ABL Agent agrees, for itself and on behalf of the other ABL Secured Parties, that the Term Loan Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Term Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Term Loan Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that ABL Agent or any of the other ABL Secured Parties have in the Collateral or otherwise, except as otherwise provided in this Agreement. Neither Term Loan Agent nor any of the other Term Loan Secured Parties shall have any duty to ABL Agent or any of the other ABL Secured Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the ABL Documents), regardless of any knowledge thereof which they may have or with which they may be charged.

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10.3 No Waiver of Lien Priorities.

(a) No right of ABL Agent or any of the other ABL Secured Parties to enforce any provision of this Agreement or any of the ABL Documents shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by ABL Agent or any other ABL Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the ABL Documents or any of the Term Loan Documents, regardless of any knowledge thereof which ABL Agent or any of the other ABL Secured Parties may have or be otherwise charged with.

(b) No right of Term Loan Agent or any of the other Term Loan Secured Parties to enforce any provision of this Agreement or any of the Term Loan Documents shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by Term Loan Agent or any other Term Loan Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Term Loan Documents or any of the ABL Documents, regardless of any knowledge thereof which Term Loan Agent or any of the other Term Loan Secured Parties may have or be otherwise charged with.

(c) Term Loan Agent agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

(d) ABL Agent agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

10.4 Obligations Unconditional. All rights, interests, agreements and obligations of ABL Agent, the ABL Secured Parties, Term Loan Agent and the Term Loan Secured Parties hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any ABL Document or Term Loan Document;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Debt or Term Loan Debt, or any amendment or waiver or other modification of the terms of any ABL Document or Term Loan Document;

(c) any exchange of any security interest in any Collateral or any other collateral or any amendment, waiver or other modification of all or any of the ABL Debt or Term Loan Debt or any guarantee thereof;

(d) the commencement of any Insolvency Proceeding in respect of any Grantor; or

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(e) any other circumstance that otherwise might constitute a defense available to (i) any Grantor (other than the Discharge of ABL Debt or Discharge of Term Loan Debt, as applicable, subject to Sections 6.9 and 11.3) or (ii) a junior lienholder.

10.5 Amendments to ABL Documents. The ABL Documents may be amended, supplemented or otherwise modified in accordance with their terms and the ABL Agreement may be refinanced, in each case, without notice to, or the consent of Term Loan Agent or the other Term Loan Secured Parties, all without affecting the lien subordination or other provisions set forth in this Agreement (even if any right of subrogation or other right or remedy of Term Loan Agent or any other Term Loan Secured Party is affected, impaired or extinguished thereby); provided, that:

(a) the holders of the ABL Debt as so Refinanced bind themselves in a writing addressed to Term Loan Agent to the terms of this Agreement, and

(b) without the prior written consent of Term Loan Agent, any such amendment, supplement, modification or refinancing shall not:

(i) increase the maximum amount of the aggregate commitments under the ABL Agreement to an amount greater than the ABL Cap;

(ii) shorten the scheduled maturity of any loans under the ABL Agreement to a date prior to the scheduled maturity date of the loans under the ABL Agreement as in effect on the date hereof;

(iii) add or modify any restriction on payment or prepayment of the Term Loan Debt;

(iv) add any restriction on amendments, waivers or other modifications to the Term Loan Documents;

(v) shorten the weighted average life to maturity of the ABL Debt from the weighted average life to maturity as in effect on the date hereof; or

(vi) contravene the provisions of this Agreement.

10.6 Amendments to Term Loan Documents. The Term Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms and the Term Loan Agreement may be refinanced, in each case, without notice to, or the consent of ABL Agent or the other ABL Secured Parties, all without affecting the lien subordination or other provisions set forth in the this Agreement (even if any right of subrogation or other right or remedy of ABL Agent or any other ABL Secured Party is affected, impaired or extinguished thereby); provided, that:

(a) the holders of the Term Loan Debt as so Refinanced bind themselves in a writing addressed to ABL Agent to the terms of this Agreement, and

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(b) without the prior written consent of ABL Agent, any such amendment, supplement, modification or refinancing shall not:

(i) increase the sum of the then outstanding aggregate principal amount of the loans under the Term Loan Agreement in excess of the Term Loan Cap;

(ii) shorten the scheduled maturity of any loans under the Term Loan Agreement to a date prior to the scheduled maturity date of the loans under the Term Loan Agreement as in effect on the date hereof;

(iii) add or modify any restriction on payment or prepayment of the ABL Debt;

(iv) add any restriction on amendments, waivers or other modifications to the ABL Documents;

(v) shorten the weighted average life to maturity of any Term Loan Debt to a period less than the weighted average life to maturity of the Term Loan Debt as of the date hereof; or

(vi) contravene the provisions of this Agreement.

Section 11. Miscellaneous

11.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the ABL Documents or the Term Loan Documents, the provisions of this Agreement shall govern. The parties hereto acknowledge that the terms of this Agreement are not intended to waive or modify any specific rights granted to, or obligations of, Borrowers or any other Grantor in the ABL Documents or the Term Loan Documents, but subject to the agreements of the Grantors set forth herein.

11.2 Continuing Nature of this Agreement; Severability. This Agreement shall continue to be effective until the first to occur of (a) the Discharge of ABL Debt and the payment in full in cash of the Excess ABL Debt or (b) the Discharge of Term Loan Debt and the payment in full in cash of the Excess Term Loan Debt. This is a continuing agreement of lien subordination and the Secured Parties may continue, at any time and without notice to the other Secured Parties, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor constituting ABL Debt and/or Term Loan Debt (as applicable) in reliance hereof. Each of Term Loan Agent, for itself and on behalf of the Term Loan Secured Parties, and ABL Agent, for itself and on behalf of the ABL Secured Parties, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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11.3 Refinancing.

(a) Refinancing Permitted. Without prejudice to any rights of the Secured Parties under the ABL Documents and Term Loan Documents, as applicable and subject to the provisions of Section 10.5 and 10.6, the ABL Debt and/or Term Loan Debt may be refinanced in whole or in part if the holders of such indebtedness, or a duly authorized agent on their behalf, agree in writing to be bound by the terms of this Agreement. ABL Agent, for itself and on behalf of the ABL Secured Parties, and Term Loan Agent, for itself and on behalf of the Term Loan Secured Parties, agree, in connection with any refinancing of the ABL Debt and/or the Term Loan Debt, promptly to enter into such documents and agreements (including amendments or supplements to this Agreement) as Grantors may reasonably request to reflect such refinancing; provided, that, the rights and powers of the Secured Parties contemplated hereby shall not be affected thereby.

(b) Effect of Refinancing.

(i) If substantially contemporaneously with the Discharge of ABL Debt, Grantors refinance in full the indebtedness outstanding under the ABL Documents in accordance with the provisions of Section 11.3(a), then after written notice to Term Loan Agent, (A) the indebtedness and other obligations arising pursuant to such refinancing of the then outstanding indebtedness under the ABL Documents shall automatically be treated as ABL Debt for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (B) the credit agreement and the other loan documents evidencing such new indebtedness shall automatically be treated as the ABL Agreement and the ABL Documents for all purposes of this Agreement and (C) the agent under the new ABL Agreement shall be deemed to be ABL Agent for all purposes of this Agreement. Upon receipt of notice of such refinancing (including the identity of the new ABL Agent), Term Loan Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as Grantors or the new ABL Agent or it may reasonably request in order to provide to the new ABL Agent the rights and obligations of ABL Agent contemplated hereby.

(ii) If substantially contemporaneously with the Discharge of Term Loan Debt, Grantors refinance in full the indebtedness outstanding under the Term Loan Documents in accordance with the provisions of Section 11.3(a), then after written notice to ABL Agent, (A) the indebtedness and other obligations arising pursuant to such refinancing of the then outstanding indebtedness under the Term Loan Documents shall automatically be treated as Term Loan Debt for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (B) the credit agreement and the other loan documents evidencing such new indebtedness shall automatically be treated as the Term Loan Agreement and the Term Loan Documents for all purposes of this Agreement and (C) the agent under the new Term Loan Agreement shall be deemed to be Term Loan Agent for all purposes of this Agreement. Upon receipt of notice of such refinancing (including the identity of the new Term Loan Agent), ABL Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as Grantors or the new Term Loan Agent or it may reasonably request in order to provide to the new Term Loan Agent the rights and obligations of Term Loan Agent contemplated hereby.

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11.4 Amendments; Waivers.

(a) No amendment or modification of any of the provisions of this Agreement by Term Loan Agent or ABL Agent shall be deemed to be made unless the same shall be in writing signed on behalf of both of Term Loan Agent and ABL Agent (each acting in accordance with the applicable Term Loan Documents or ABL Documents, as the case may be). No waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed by the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provisions of this Agreement except to the extent their express rights or obligations hereunder are directly adversely affected and any such amendment, modification or waiver of provisions of this Agreement shall not be effective as to a Grantor unless agreed to in writing by such Grantor.

(b) ABL Agent and Term Loan Agent, without the consent of any other ABL Secured Party or Term Loan Secured Party, may determine that a supplemental agreement (which may take the form of an amendment or an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional indebtedness or other obligations of any of the Grantors become Term Loan Debt under this Agreement (such indebtedness or other obligations, “Additional Term Debt”); provided, that, (i) such Additional Term Debt and the Liens securing such Additional Term Debt are permitted under the ABL Agreement and the Term Loan Agreement, (ii) the Liens securing such Additional Term Debt shall in no event have any higher priority or have any greater rights than the Liens securing the Term Loan Debt have in relation to the Liens securing the ABL Debt as of the date hereof and (iii) such supplemental agreement may contain additional intercreditor terms applicable solely to the holders of such Additional Term Debt, subject to the terms of clause (ii) above. ABL Agent and Term Loan Agent shall, upon the request of Term Loan Agent or Grantors, execute and deliver such supplemental agreement reasonably acceptable to Grantors, ABL Agent and Term Loan Agent and consistent with the terms of this Agreement in order to give effect to the matters described in this clause (b) above.

11.5 Subrogation.

(a) Term Loan Agent, for itself and on behalf of the Term Loan Secured Parties, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of ABL Debt has occurred.

(b) ABL Agent, for itself and on behalf of the ABL Secured Parties, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Term Loan Debt has occurred.

11.6 Notices. All notices to the Term Loan Secured Parties and the ABL Secured Parties permitted or required under this Agreement may be sent to Term Loan Agent and ABL Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, electronically mailed or sent by courier service, facsimile or other electronic transmission or U.S. mail and shall be deemed to have been given when delivered in person or by courier service,

46

upon receipt of a facsimile or other electronic transmission or four (4) Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

ABL Agent:

Wells Fargo Bank, National Association

One South Broad Street

Third Floor, PA 4812

Philadelphia, Pennsylvania 19107

Attention: Portfolio Manager—Beacon

Fax No.: (267) 321-6741

Email: john.brady@wellsfargo.com

with a copy to	Otterbourg P.C. 230 Park Avenue New York, New York 10169 Attention: David W. Morse Fax No.: (212) 682-6104 Email: dmorse@otterbourg.com

Term Loan Agent:	Citibank, N.A. 1615 Brett Road, Ops III New Castle, DE 19720 Attention: Bank Loan Syndications Fax No.: (646) 274-5080 Email: Global.Loans.Support@Citi.com

(a) Unless the parties agree otherwise, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

11.7 Further Assurances.

(a) Term Loan Agent agrees that it shall, for itself and on behalf of the Term Loan Secured Parties, take such further action and shall execute and deliver to ABL Agent such additional documents and instruments (in recordable form, if requested) as ABL Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

47

(b) ABL Agent agrees that it shall, for itself and on behalf of the ABL Secured Parties, take such further action and shall execute and deliver to Term Loan Agent such additional documents and instruments (in recordable form, if requested) as Term Loan Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

11.8 Consent to Jurisdiction; Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND CONSENTS THAT ALL SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL OR BY COURIER SERVICE DIRECTED TO SUCH PARTY AS PROVIDED IN SECTION 11.6 ABOVE FOR SUCH PARTY. THE PARTIES HERETO WAIVE ANY OBJECTION TO ANY ACTION INSTITUTED HEREUNDER BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO THE VENUE OF ANY ACTION INSTITUTED HEREUNDER. EACH OF THE PARTIES HERETO WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO IN RESPECT THEREOF. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT TERM LOAN AGENT, ANY OTHER TERM LOAN SECURED PARTY, ABL AGENT OR ANY OTHER ABL SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY GRANTOR OR ANY OF ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

11.9 Governing Law. The validity, construction and effect of this Agreement shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or any other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.

11.10 Binding on Successors and Assigns. This Agreement shall be binding upon ABL Agent, the other ABL Secured Parties, Term Loan Agent, the other Term Loan Secured Parties and their respective permitted successors and assigns.

11.11 Specific Performance.

(a) ABL Agent may demand specific performance of this Agreement. Term Loan Agent, for itself and on behalf of the Term Loan Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by ABL Agent.

(b) Term Loan Agent may demand specific performance of this Agreement. ABL Agent, for itself and on behalf of the ABL Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by Term Loan Agent.

48

11.12 Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

11.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile transmission or other electronic transmission (in pdf or tif format) shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

11.14 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

11.15 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of the holders of ABL Debt and Term Loan Debt. No other Person shall have or be entitled to assert rights or benefits hereunder.

11.16 Additional Grantors. Promptly upon the written request of ABL Agent or Term Loan Agent, Grantors shall cause each of their Subsidiaries that becomes a Grantor to acknowledge and consent to the terms of this Agreement by causing such Subsidiary to execute and deliver to the parties hereto a Grantor Joinder, substantially in the form of Annex C hereto, pursuant to which such Subsidiary shall agree to be bound by the terms of the attached Acknowledgment and Agreement to the same extent as if it had executed and delivered same as of the date hereof.

[SIGNATURE PAGE FOLLOWS]

49

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ABL AGENT	TERM LOAN AGENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as ABL Agent	CITIBANK, N.A., as Term Loan Agent

By:	By:
Name:	Name:
Title:	Title:

[Signature Page to Intercreditor Agreement]

ACKNOWLEDGMENT AND AGREEMENT

Each of the undersigned hereby acknowledges and agrees to the terms and provisions of the Intercreditor Agreement, dated as of January 2, 2018 (the “Intercreditor Agreement”), between Wells Fargo Bank, National Association, in its capacity as administrative and collateral agent for the ABL Secured Parties (in such capacity, the “ABL Agent”), and Citibank, N.A., in its capacity as administrative agent and collateral agent for the Term Loan Secured Parties (in such capacity, “Term Loan Agent”), of which this Acknowledgment and Agreement is a part. By its signature below, the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof and of the Intercreditor Agreement to the extent they purport to bind any Grantor. Capitalized terms used herein without definition shall have the meaning assigned thereto in the Intercreditor Agreement.

Each of the undersigned agrees that (a) if either ABL Agent or Term Loan Agent holds Collateral it does so as gratuitous bailee (under the UCC) for the other and is hereby authorized to and may turn over to such other Secured Party upon request therefor any such Collateral, after all obligations and indebtedness of the undersigned to the bailee Secured Party have been fully paid and performed, or as otherwise provided in the Intercreditor Agreement, and (b) it will execute any and all further documents, agreements and instruments, and take all such further actions, that may be required under any applicable law, or which any Secured Party may reasonably request, to carry out the terms and conditions of the foregoing Intercreditor Agreement. Each of the undersigned further agrees to provide to Term Loan Agent and ABL Agent a copy of each Grantor Joinder hereto executed and delivered pursuant to Section 11.16 of the Intercreditor Agreement.

Each of the undersigned acknowledges and agrees that, although it may sign this Acknowledgment and Agreement, it is not a party to the Intercreditor Agreement and does not and will not receive any right, benefit, priority or interest under the Intercreditor Agreement because of the existence of this Acknowledgment and Agreement (other than the right to approve any amendment, modification or waiver of any provision of the Intercreditor Agreement to the extent the rights or obligations of the undersigned are directly adversely affected).

This Acknowledgment and Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed counterpart of a signature page of this Acknowledgment and Agreement or any document or instrument delivered in connection herewith by facsimile transmission or other electronic transmission (in pdf or tif format) shall be effective as delivery of a manually executed counterpart of this Acknowledgment and Agreement or such other document or instrument, as applicable.

[SIGNATURE PAGE FOLLOWS]

By:
Name:
Title:

By:
Name:
Title:

Annex A

to

Intercreditor Agreement

ABL Priority Collateral

ABL Priority Collateral means (i) accounts and other receivables, (ii) chattel paper, (iii) deposit accounts (and all cash, checks and other negotiable instruments, funds and other evidences of payment held therein, but excluding the Term Loan Priority Collateral Pledged Account) and all securities accounts, security entitlements and securities (other than equity interests in any Subsidiary of Holdings), (iv) inventory, (v) to the extent evidencing, governing, securing or otherwise related to any of the foregoing and the other ABL Priority Collateral, all documents, general intangibles (excluding equity interests in any Subsidiary of Holdings and all intellectual property but including loans or advances payable by a Grantor to any other Grantor), instruments, investment property (but not equity interests in any Subsidiary of Holdings), commercial tort claims, letters of credit, supporting obligations and letter of credit rights, (vi) all books, records and documents related to the foregoing (including databases, customer lists and other records, whether tangible or electronic, which contain any information relating to any of the foregoing) and (vii) all proceeds and products of any or all of the foregoing in whatever form received, including proceeds of business interruption and other insurance and claims against third parties; provided, that, notwithstanding anything to the contrary contained in this paragraph, in no event shall any of the ABL Priority Collateral include any Excluded Assets.

Extraordinary receipts solely to the extent constituting proceeds of judgments relating to any of the ABL Priority Collateral, insurance proceeds and condemnation awards in respect of any ABL Priority Collateral, indemnity payments in respect of any ABL Priority Collateral and purchase price adjustments in connection with any ABL Priority Collateral shall constitute ABL Priority Collateral; it being understood and agreed that to the extent such receipts constitute proceeds of both ABL Priority Collateral and Term Loan Priority Collateral, only that portion attributable to ABL Priority Collateral shall constitute ABL Priority Collateral. Proceeds of Excluded Assets that would otherwise constitute ABL Priority Collateral shall be deemed to be ABL Priority Collateral.

Annex A-1

Annex B

to

Intercreditor Agreement

Term Loan Priority Collateral

Term Loan Priority Collateral means all Collateral (other than the ABL Priority Collateral, including identifiable proceeds of ABL Priority Collateral) now owned or hereafter acquired by any Term Loan Grantor.

Extraordinary receipts solely to the extent constituting proceeds of judgments relating to any of the Term Loan Priority Collateral, insurance proceeds and condemnation awards in respect of any Term Loan Priority Collateral, indemnity payments in respect of any Term Loan Priority Collateral and purchase price adjustments in connection with any Term Loan Priority Collateral shall constitute Term Loan Priority Collateral; it being understood and agreed that to the extent such receipts constitute proceeds of both Term Loan Priority Collateral and ABL Priority Collateral, only that portion attributable to Term Loan Priority Collateral shall constitute Term Loan Priority Collateral. Proceeds of Excluded Assets of a Term Loan Grantor that would otherwise constitute Term Loan Priority Collateral shall be deemed to be Term Loan Priority Collateral.

Annex B-1

Annex C

to

Intercreditor Agreement

Form of Grantor Joinder

Reference is made to that certain Intercreditor Agreement, dated as of January 2, 2018 (as amended, amended and restated, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Intercreditor Agreement”), among Wells Fargo Bank, National Association, in its capacity as administrative and collateral agent for the ABL Secured Parties (in such capacity, the “ABL Agent”), and Citibank, N.A., in its capacity as administrative and collateral agent for the Term Loan Secured Parties (in such capacity, “Term Loan Agent”). Capitalized terms used herein without definition shall have the meaning assigned thereto in the Intercreditor Agreement.

This Grantor Joinder, dated as of                     , 20     (this “Grantor Joinder”), is being delivered pursuant to Section 11.16 of the Intercreditor Agreement.

The undersigned,                     , a                      (the “Additional Grantor”), hereby agrees to become a party to the Acknowledgment and Agreement attached to the Intercreditor Agreement, as fully as if the Additional Grantor had executed and delivered the Acknowledgment and Agreement attached to the Intercreditor Agreement as of the date thereof.

This Grantor Joinder may be executed in one or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

THIS GRANTOR JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

Annex C-1

IN WITNESS WHEREOF, the Additional Grantor has caused this Grantor Joinder to be duly executed by its authorized representative as of the day and year first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex C-2

Exhibit A

to

Intercreditor Agreement

Subsidiary Borrowers (ABL Facility)

Beacon Sales Acquisition, Inc.

Beacon Roofing Supply Canada Company

Allied Building Products Corp.

Allied Building Products LLC

Exhibit A-1

Exhibit B

to

Intercreditor Agreement

Subsidiary Guarantors

Term Loan Facility Guarantors

Beacon Sales Acquisition, Inc.

Allied Building Products Corp.

A. L. Kilgo Company, Inc.

Kapalama Kilgos Acquisition Corp.

PacSource, LLC

RME Acquisition LLC

Tri-Built Materials Group, LLC

Allied Building Products LLC

ABL Facility Guarantors

Beacon Roofing Supply, Inc.

Beacon Canada, Inc.

A. L. Kilgo Company, Inc.

Kapalama Kilgos Acquisition Corp.

PacSource, LLC

RME Acquisition LLC

Tri-Built Materials Group, LLC

Exhibit B-1

SCHEDULE 7.3(a)(i)

MORTGAGED PROPERTY

1.	Owner: Allied Building Products Corp.

Address: 1978 Moreland Parkway, Annapolis, Anne Arundel County, Maryland.

Market Value: $5,798,400.

Legal description:

BEGINNING FOR THE FIRST, BEING KNOWN AND DESIGNATED AS LOT 2-A (2.5 ACRES) AS SHOWN ON THE PLAT ENTITLED “AMENDED PLAT, SECTION ONE, LOTS 2-A & 2-B, ANNAPOLIS BUSINESS CENTER”, WHICH PLAT IS RECORDED AMONG THE LAND RECORDS OF ANNE ARUNDEL COUNTY IN PLAT BOOK NO. 59, FOLIO 35.

BEGINNING FOR THE SECOND, BEING KNOWN AND DESIGNATED AS LOT 1 (0.849 ACRES) ON THE PLAT ENTITLED “SECTION ONE, ANNAPOLIS BUSINESS CENTER”, WHICH PLAT IS RECORDED AMONG THE LAND RECORDS OF ANNE ARUNDEL COUNTY IN PLAT BOOK 57, FOLIO 26, AND ON THAT PLAT ENTITLED “AMENDED PLAT, SECTION ONE, LOTS 2-A & 2-B, ANNAPOLIS BUSINESS CENTER”, WHICH PLAT IS RECORDED AMONG THE LAND RECORDS OF ANNE ARUNDEL COUNTY IN PLAT BOOK 59, FOLIO 35.

TOGETHER WITH THE RIGHT TO USE IN COMMON WITH OTHERS THE MUNICIPAL EASEMENT (26’) AND SERVICE ROAD FOR ACCESS BY ADJACENT OWNERS AS SHOWN ON THE PLAT ENTITLED, “AMENDED PLAT, SECTION ONE, LOTS 2-A & 2-B, ANNAPOLIS BUSINESS CENTER”, WHICH PLAT IS RECORDED AMONG THE LAND RECORDS OF ANNE ARUNDEL COUNTY AT PLAT BOOK 59, PAGE 35.

Schedule 7.3(a)(i) – Page 1

SCHEDULE 7.3(e)

POST-CLOSING OBLIGATIONS

The Borrower shall, within ninety (90) days (which time period may be extended by the Administrative Agent in its sole discretion) after the Closing Date, provide evidence that is reasonably satisfactory to the Administrative Agent that each of the liens listed below (other than any such lien that constitutes a Permitted Lien under Section 10.2(c) or Section 10.2(i) of the Agreement) have been discharged and released:

Debtor	Office	File Number	File Date
Beacon Sales Acquisition, Inc.	DE – New Castle County	N16J-09816	12/16/2016
Beacon Sales Acquisition, Inc.	WV – Kanawha County	Bk 317 Pg 246	06/26/2014

Schedule 7.3(e) – Page 1

SCHEDULE 8.1

JURISDICTIONS OF ORGANIZATION AND QUALIFICATION

Credit Party	Jurisdiction of Organization	Foreign Qualifications
Beacon Roofing Supply, Inc.	Delaware	Massachusetts Virginia

Beacon Sales Acquisition, Inc.	Delaware

Alabama

Arizona

Arkansas

California

Colorado

Connecticut

Florida

Georgia

Illinois

Indiana

Iowa

Kansas

Kentucky

Louisiana

Maine

Maryland

Massachusetts

Michigan

Minnesota

Mississippi

Missouri

Montana

Nebraska

Nevada

New Hampshire

New Jersey

New Mexico

New York

North Carolina

Ohio

Oklahoma

Pennsylvania

Rhode Island

South Carolina

South Dakota

Tennessee

Schedule 8.1 – Page 1

SCHEDULE 8.1

JURISDICTIONS OF ORGANIZATION AND QUALIFICATION

Credit Party	Jurisdiction of Organization	Foreign Qualifications
Texas Utah Vermont West Virginia Wyoming Idaho

Allied Building Products Corp.	New Jersey

Alaska

Arizona

California

Colorado

Connecticut

Delaware

District of Columbia

Florida

Georgia

Hawaii

Idaho

Illinois

Indiana

Kansas

Kentucky

Maryland

Massachusetts

Michigan

Minnesota

Missouri

Montana

Nebraska

Nevada

New Mexico

New York

North Carolina

North Dakota

Ohio

Oregon

Pennsylvania

Schedule 8.1 – Page 2

SCHEDULE 8.1

JURISDICTIONS OF ORGANIZATION AND QUALIFICATION

Credit Party	Jurisdiction of Organization	Foreign Qualifications
Rhode Island South Dakota Tennessee Texas Utah Virginia Washington West Virginia Wisconsin Wyoming

Tri-Built Materials Group, LLC	Delaware

Alabama

Alaska

Arizona

Arkansas

California

Colorado

Connecticut

Delaware

District Of Columbia

Florida

Georgia

Hawaii

Idaho

Illinois

Indiana

Iowa

Kansas

Kentucky

Louisiana

Maine

Maryland

Massachusetts

Michigan

Minnesota

Mississippi

Missouri

Schedule 8.1 – Page 3

SCHEDULE 8.1

JURISDICTIONS OF ORGANIZATION AND QUALIFICATION

Credit Party	Jurisdiction of Organization	Foreign Qualifications

Montana

Nebraska

Nevada

New Hampshire

New Jersey

New Mexico

New York

North Carolina

North Dakota

Ohio

Oklahoma

Oregon

Pennsylvania

Rhode Island

South Carolina

South Dakota

Tennessee

Texas

Utah

Vermont

Virginia

Washington

West Virginia

Wisconsin

Wyoming

Kapalama Kilgos Acquisition Corp.	Delaware	Hawaii

A.L. Kilgo Company, Inc.	Hawaii	None.

PacSource, LLC	Delaware	Hawaii Washington

RME Acquisition LLC	Delaware	Hawaii

Allied Building Products LLC	Delaware	Alaska Arizona California Colorado Connecticut Delaware

Schedule 8.1 – Page 4

SCHEDULE 8.1

JURISDICTIONS OF ORGANIZATION AND QUALIFICATION

Credit Party	Jurisdiction of Organization	Foreign Qualifications

District of Columbia

Florida

Georgia

Hawaii

Idaho

Illinois

Indiana

Kansas

Kentucky

Maryland

Massachusetts

Michigan

Minnesota

Missouri

Montana

Nebraska

Nevada

New Mexico

New York

North Carolina

North Dakota

Ohio

Oregon

Pennsylvania

Rhode Island

South Dakota

Tennessee

Texas

Utah

Virginia

Washington

West Virginia

Wisconsin

Wyoming

Schedule 8.1 – Page 5

SCHEDULE 8.1

JURISDICTIONS OF ORGANIZATION AND QUALIFICATION

Non-Credit Party Restricted Subsidiary	Jurisdiction of Organization	Foreign Qualifications
Beacon Canada, Inc.	Delaware	None

Beacon Roofing Supply Canada Company	Nova Scotia, Canada	British Columbia Manitoba New Brunswick Newfoundland Labrador Ontario Prince Edward Island Quebec Saskatchewan

Schedule 8.1 – Page 6

SCHEDULE 8.2

SUBSIDIARIES AND CAPITALIZATION

Name of Subsidiary	Credit Party Holding Outstanding Shares of such Subsidiary	Class and Series	Percentage of Ownership Interests of such Class and Series	Certificate Number, if applicable
Beacon Sales Acquisition, Inc.	Beacon Roofing Supply, Inc.	Common	100%	No. 2
Beacon Canada, Inc.	Beacon Sales Acquisition, Inc.	Common	100%	No.1/No.2
Allied Building Products Corp.	Beacon Sales Acquisition, Inc.	Class A Common (497 shares) Class B Common (4,095 shares) Preferred (3,465 shares)	100%	N/A
RME Acquisition LLC	Allied Building Products Corp.	N/A	100%	N/A
PacSource, LLC	Allied Building Products Corp.	N/A	100%	N/A
Tri-Built Materials Group, LLC	Allied Building Products Corp.	N/A	100%	N/A
Kapalama Kilgos Acquisition Corp.	Beacon Sales Acquisition, Inc.	Common	100%	No. 1
A.L. Kilgo Company, Inc.	Kapalama Kilgos Acquisition Corp.	Common	100%	No. 5
Allied Building Products LLC	Beacon Sales Acquisition, Inc.	N/A	100%	N/A

Schedule 8.2 – Page 1

SCHEDULE 8.6

AUDIT MATTERS

Legal Entity	Auditing Entity	Audit Type
AB California Acquisition Corp.	Orange County (California)	Sales Tax
Allied Building Products Corp.	City of Los Angeles (Business Tax) (California)	Sales Tax
Gypsum	Denver, Colorado	Sales Tax
Allied Building Products Corp.	Denver, Colorado	Sales Tax
Allied Building Products Corp.	State of Florida	Sales Tax
Las Vegas Roofing Supply, LLC	Idaho State Tax Commission	Sales & Use Tax
Las Vegas Roofing Supply, LLC dba Roofing Supply Group - Idaho	Idaho State Tax Commission	Sales & Use Tax
Roofing Supply of Utah, LLC	Idaho State Tax Commission	Sales & Use Tax
Roofing Supply of Utah, LLC dba Roofing Supply Group Utah Ogden	Idaho State Tax Commission	Sales & Use Tax
Roofing Supply Group - Washington, LLC dba Intermountain Supply Inc.	Idaho State Tax Commission	Sales & Use Tax
Roofing Supply of Arizona, LLC	California BOE	Sales & Use Tax
Roofing Supply of Arizona - Tucson, LLC	California BOE	Sales & Use Tax
Roofing Supply Group Bay Area, LLC	California BOE	Sales & Use Tax
Roofing Supply of Fresno, LLC	California BOE	Sales & Use Tax
Roofing Supply Group, LLC	California BOE	Sales & Use Tax
Roofing Supply Group - Southern California, LLC	California BOE	Sales & Use Tax
Roofing Supply Group – San Diego, LLC	California BOE	Sales & Use Tax
Roofing Supply, LLC	California BOE	Sales & Use Tax
Las Vegas Roofing Supply, LLC	California BOE	Sales & Use Tax
Roofing Supply Group Utah LLC	California BOE	Sales & Use Tax
Austin Roofer’s Supply, LLC	California BOE	Sales & Use Tax
Beacon Sales Acquisition, Inc.	California BOE	Sales & Use Tax
Dallas - Fort Worth Roofing Supply, LLC	Texas Department of Revenue	Sales & Use Tax
Austin Roofer’s Supply, LLC	Texas Department of Revenue	Sales & Use Tax
Fort Worth Roofing Supply, LLC	Texas Department of Revenue	Sales & Use Tax
Roofing Supply LLC	Texas Department of Revenue	Sales & Use Tax
Beacon Sales Acquisition, Inc. dba West End Roofing	Texas Department of Revenue	Sales & Use Tax

Schedule 8.6 – Page 1

SCHEDULE 8.6

AUDIT MATTERS

Legal Entity	Auditing Entity	Audit Type
Beacon Sales Acquisition, Inc. dba Roof Depot	Missouri	Sales & Use Tax and Withholding Tax
Beacon Sales Acquisition, Inc.	New Jersey	Sales & Use and Income Tax
Beacon Sales Acquisition, Inc.	South Dakota	Sales & Use Tax
Beacon Sales Acquisition, Inc. dba The Roof Center & Best Distribution	Virginia	Sales & Use Tax

Schedule 8.6 – Page 2

SCHEDULE 8.9

ERISA PLANS

Beacon Sales Acquisition, Inc. contributes to the following Multiemployer Plans:

1.	Suburban Teamsters of Northern Illinois Pension Fund.

2.	International Union of Operating Engineers Central Pension Fund.

3.	New England Teamsters and Trucking Industry Pension Fund.

Allied Building Products Corp. contributes to the Multiemployer Plans referenced in the collective bargaining agreements set forth below:

1.	Agreement, dated February 1, 2015, between Allied Building Products Corp. (East Rutherford, Jersey City, Elizabeth and Bergenfield, NJ) and Local No. 11, affiliated with International Brotherhood of Teamsters.

2.	Agreement, dated December 1, 2016, between United Builders Supply Company, a division of Allied Building Products Corp. (Framingham, MA) and International Union of Operating Engineers Local 4 and its Branches.

3.	Collective Bargaining Agreement, dated December 1, 2016, between Allied Building Products Corp. (Grand Rapids, MI) and General Teamsters Local Union No. 406.

4.	Labor Agreement, dated February 1, 2015, between Tri-State Wholesale, a division of Allied Building Products Corp. (Hickory Hills, West Chicago and Wauconda, IL), and Building Material, Lumber, Box, Shaving, Roofing and Insulating Chauffeurs, Teamsters, Warehousemen and Helpers, and Regulated Industry Employees, Watchmen, and Security Guards, Recycled and Recyclable Building Materials and Green Building Products, Chicago and Vicinity, Illinois; as well as Notions, Candies, Cigar, Tobacco and Cigarette Salesmen, Drivers, Helpers, and Inside Workers and Vending Machine Drivers, Servicemen and Inside Workers, Chicago, Illinois Union Local No. 786.

5.	Agreement, dated May 1, 2015, between Allied Building Products Corp. (Levittown, PA (Ivan Supply)) and General Teamsters, Chauffeurs, Warehousemen and Helpers Local No. 107.

6.	Agreement, dated February 1, 2015, between Allied Building Products Corp. (Levittown, PA) and General Teamsters, Chauffeurs, Warehousemen and Helpers Local No. 107.

7.	Supplemental Agreement, dated January 21, 2015, between Allied Building Products Corp. (Flushing, Brooklyn, Seaford and Lynbrook, NY) and Local No. 11, affiliated with International Brotherhood of Teamsters.

8.	Agreement, dated July 26, 2016, between Allied Building Products Corp. (Manassas, VA) and Laborers’ Local Union 572, and Memorandum of Understanding, dated August 5, 2016.

9.	Regional Master Agreement, dated December 15, 2014, between Allied Building Products Corp. and Teamsters Local Union No. 11, affiliated with the International Brotherhood of Teamsters.

10.	Agreement, effective January 1, 2017, between Allied Building Products Corp. (Merillville, IN) and Teamsters Local Union No. 142, an affiliate of the International Brotherhood of Teamsters.

11.	Supplemental Agreement, dated January 21, 2015, between Allied Building Products Corp. (Mineola, Hicksville, Jamaica, Ozone Park, Ronkonkoma, Long Island City and Riverhead, NY) and Local No. 11, affiliated with the International Brotherhood of Teamsters.

Schedule 8.9 – Page 1

SCHEDULE 8.9

ERISA PLANS

12.	Collective Agreement, dated May 4, 2015, between Allied Building Products Corp. (New Haven, CT) and International Union of Operating Engineers Local 478.

13.	Agreement, dated April 1, 2016, between Allied Building Products Corp. (as successor-in-interest to Norge Building Supply) (Totowa, NJ) and Teamsters Local Union No. 560.

14.	Agreement, dated February 1, 2014, between Allied Building Products Corp. (Philadelphia, PA – Tioga Street, Horsham and Glenolden PA) and Teamsters Local 107

15.	Agreement, effective January 1, 2017, between Allied Building Products Corp. (Richmond, VA) and Teamsters Local Union No. 592.

16.	Agreement, dated July 26, 2016, between Allied Building Products Corp. (Rockville, MD) and Laborers’ Local Union 572, Liuna.

17.	Agreement, dated January 1, 2015, between Allied Building Products Corp. (South Boundbrook, NJ) and Local No. 11, affiliated with International Brotherhood of Teamsters.

18.	Agreement, effective February 1, 2013, between Allied Building Products Corp. (Staten Island, NY) and Local 522, Lumber Drivers, Warehousemen and Handlers of New Jersey and the Greater Metropolitan Area, affiliated with the International Brotherhood of Teamsters.

19.	Agreement, dated January 29, 2016, between Allied Building Products Corp. (Toledo, OH) and Local Union No. 20, International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America.

20.	Supplemental Agreement, dated January 1, 2015, between Allied Building Products Corp. (Toms River, Wall, Burlington and Pleasantville, NJ) and Local No. 11, affiliated with the International Brotherhood of Teamsters.

21.	Agreement, dated September 1, 2016, between Allied Building Products Corp. (Tullytown, PA) and General Teamsters, Chauffeurs, Warehousemen and Helpers Local No. 107, affiliated with the International Brotherhood of Teamsters.

22.	Agreement, dated December 16, 2013, between Allied Building Products Corp. (Annapolis, MD) and Laborers’ Local Union 572, Liuna.

23.	Agreement, dated December 16, 2013, between Allied Building Products Corp. (Baltimore & Woodlawn, MD) and Laborers’ Local Union 572, Liuna.

24.	Agreement, dated February 1, 2015, between Allied Building Products Corp. (Arlington Heights, IL) and Building Material, Lumber, Box, Shaving, Roofing and Insulating Chauffeurs, Teamsters, Warehousemen and Helpers, and Related Industry Employees, Watchmen, and Security Guards, Recycled and Recyclable Building Materials and Green Building Products, Chicago and Vicinty, Illinois; as well as Notions, Candies, Cigar, Tobacco and Cigarette Salesmen, Drivers, Helpers, and Inside Workers and Vending Machine Drivers, Servicemen and Inside Workers, Chicago, Illinois Union Local No. 786.

25.	Agreement, dated March 18, 2015, between Allied Building Products Corp. (Blandon and Allentown, PA) and Local No. 11, affiliated with the International Brotherhood of Teamsters.

26.	Agreement, effective January 1, 2017, between Allied Building Products Corp. (as successor-in-interest to Arzee Supply Corp.) (Cedar Knolls, Elizabeth, Mahwah and Middletown, NJ) and the Teamsters Chauffeurs Warehousemen and Helpers, Local 560, affiliated with the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America.

Schedule 8.9 – Page 2

SCHEDULE 8.9

ERISA PLANS

27.	Labor Agreement, dated June 1, 2016, between Allied Building Products Corp. (Chicago, IL) and Building Material, Lumber, Box, Shaving, Roofing and Insulating Chauffeurs, Teamsters, Warehousemen and Helpers, and Related Industry Employees, Watchmen, and Security Guards, Recycled and Recyclable Building Materials and Green Building Products, Chicago and Vicinty, Illinois; as well as Notions, Candies, Cigar, Tobacco and Cigarette Salesmen, Drivers, Helpers, and Inside Workers and Vending Machine Drivers, Servicemen and Inside Workers, Chicago, Illinois Union Local No. 786.

28.	Agreement, effective February 1, 2015, between Allied Building Products Corp. (Cincinnati, OH) and Truck Drivers, Chauffeurs and Helpers, Public Employees, Construction Division, Airlines – Greater Cincinnati, Ohio Local Union No. 100, an affiliate of the International Brotherhood of Teamsters.

29.	Collective Bargaining Agreement, dated April 1, 2017, between Allied Building Products Corp. (Fraser, MI) and Teamsters Local Union No. 247.

30.	Agreement, dated December 1, 2016, between Allied Building Products Corp. (as successor-in-interest to Arzee Mid-State Supply Corporation) (East Brunswick, NJ) and Teamster Union Local No. 560.

31.	Agreement, dated December 1, 2016, between Allied Building Products Corp. (as successor-in-interest to Arzee Mid-State Supply Corporation) (Lakewood, NJ) and Teamster Union Local No. 560.

32.	Agreement, dated February 1, 2017, between Allied Building Products Corp. (Philadelphia, PA – Tioga St., Horsham and Glenolden, PA) and General Teamsters, Chauffeurs, Warehousemen and Helpers Local No. 107, affiliated with the International Brotherhood of Teamsters.

Schedule 8.9 – Page 3

SCHEDULE 8.12

LABOR AND COLLECTIVE BARGAINING AGREEMENTS

Beacon Sales Acquisition, Inc. is a party to the following collective bargaining agreements:

1.	Elgin, IL – General Chauffeurs, Salesdrivers, and Helpers Local Union No. 330 an affiliate of the International Brotherhood of Teamsters.

2.	North Wales, PA, Yeadon PA, Eddystone PA, and Pennsauken, NJ – Local 542, International Union of Operating Engineers.

3.	Somerville, MA – Local 25, International Brotherhood of Teamsters.

4.	New Castle, PA – Teamsters Local Union No. 261.

Allied Building Products Corp. is a party to the following collective bargaining agreements:

1.	Agreement, dated February 1, 2015, between Allied Building Products Corp. (East Rutherford, Jersey City, Elizabeth and Bergenfield, NJ) and Local No. 11, affiliated with International Brotherhood of Teamsters.

2.	Agreement, dated December 1, 2016, between United Builders Supply Company, a division of Allied Building Products Corp. (Framingham, MA) and International Union of Operating Engineers Local 4 and its Branches.

3.	Collective Bargaining Agreement, dated December 1, 2016, between Allied Building Products Corp. (Grand Rapids, MI) and General Teamsters Local Union No. 406.

4.	Labor Agreement, dated February 1, 2015, between Tri-State Wholesale, a division of Allied Building Products Corp. (Hickory Hills, West Chicago and Wauconda, IL), and Building Material, Lumber, Box, Shaving, Roofing and Insulating Chauffeurs, Teamsters, Warehousemen and Helpers, and Regulated Industry Employees, Watchmen, and Security Guards, Recycled and Recyclable Building Materials and Green Building Products, Chicago and Vicinity, Illinois; as well as Notions, Candies, Cigar, Tobacco and Cigarette Salesmen, Drivers, Helpers, and Inside Workers and Vending Machine Drivers, Servicemen and Inside Workers, Chicago, Illinois Union Local No. 786.

5.	Agreement, dated May 1, 2015, between Allied Building Products Corp. (Levittown, PA (Ivan Supply)) and General Teamsters, Chauffeurs, Warehousemen and Helpers Local No. 107.

6.	Agreement, dated February 1, 2015, between Allied Building Products Corp. (Levittown, PA) and General Teamsters, Chauffeurs, Warehousemen and Helpers Local No. 107.

7.	Supplemental Agreement, dated January 21, 2015, between Allied Building Products Corp. (Flushing, Brooklyn, Seaford and Lynbrook, NY) and Local No. 11, affiliated with International Brotherhood of Teamsters.

8.	Agreement, dated July 26, 2016, between Allied Building Products Corp. (Manassas, VA) and Laborers’ Local Union 572, and Memorandum of Understanding, dated August 5, 2016.

9.	Regional Master Agreement, dated December 15, 2014, between Allied Building Products Corp. and Teamsters Local Union No. 11, affiliated with the International Brotherhood of Teamsters.

10.	Agreement, effective January 1, 2017, between Allied Building Products Corp. (Merillville, IN) and Teamsters Local Union No. 142, an affiliate of the International Brotherhood of Teamsters.

Schedule 8.12 – Page 1

SCHEDULE 8.12

LABOR AND COLLECTIVE BARGAINING AGREEMENTS

11.	Supplemental Agreement, dated January 21, 2015, between Allied Building Products Corp. (Mineola, Hicksville, Jamaica, Ozone Park, Ronkonkoma, Long Island City and Riverhead, NY) and Local No. 11, affiliated with the International Brotherhood of Teamsters.

12.	Collective Agreement, dated May 4, 2015, between Allied Building Products Corp. (New Haven, CT) and International Union of Operating Engineers Local 478.

13.	Agreement, dated April 1, 2016, between Allied Building Products Corp. (as successor-in-interest to Norge Building Supply) (Totowa, NJ) and Teamsters Local Union No. 560.

14.	Agreement, dated February 1, 2014, between Allied Building Products Corp. (Philadelphia, PA – Tioga Street, Horsham and Glenolden PA) and Teamsters Local 107

15.	Agreement, effective January 1, 2017, between Allied Building Products Corp. (Richmond, VA) and Teamsters Local Union No. 592.

16.	Agreement, dated July 26, 2016, between Allied Building Products Corp. (Rockville, MD) and Laborers’ Local Union 572, Liuna.

17.	Agreement, dated January 1, 2015, between Allied Building Products Corp. (South Boundbrook, NJ) and Local No. 11, affiliated with International Brotherhood of Teamsters.

18.	Agreement, effective February 1, 2013, between Allied Building Products Corp. (Staten Island, NY) and Local 522, Lumber Drivers, Warehousemen and Handlers of New Jersey and the Greater Metropolitan Area, affiliated with the International Brotherhood of Teamsters.

19.	Agreement, dated January 29, 2016, between Allied Building Products Corp. (Toledo, OH) and Local Union No. 20, International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America.

20.	Supplemental Agreement, dated January 1, 2015, between Allied Building Products Corp. (Toms River, Wall, Burlington and Pleasantville, NJ) and Local No. 11, affiliated with the International Brotherhood of Teamsters.

21.	Agreement, dated September 1, 2016, between Allied Building Products Corp. (Tullytown, PA) and General Teamsters, Chauffeurs, Warehousemen and Helpers Local No. 107, affiliated with the International Brotherhood of Teamsters.

22.	Agreement, dated December 16, 2013, between Allied Building Products Corp. (Annapolis, MD) and Laborers’ Local Union 572, Liuna.

23.	Agreement, dated December 16, 2013, between Allied Building Products Corp. (Baltimore & Woodlawn, MD) and Laborers’ Local Union 572, Liuna.

24.	Agreement, dated February 1, 2015, between Allied Building Products Corp. (Arlington Heights, IL) and Building Material, Lumber, Box, Shaving, Roofing and Insulating Chauffeurs, Teamsters, Warehousemen and Helpers, and Related Industry Employees, Watchmen, and Security Guards, Recycled and Recyclable Building Materials and Green Building Products, Chicago and Vicinty, Illinois; as well as Notions, Candies, Cigar, Tobacco and Cigarette Salesmen, Drivers, Helpers, and Inside Workers and Vending Machine Drivers, Servicemen and Inside Workers, Chicago, Illinois Union Local No. 786.

25.	Agreement, dated March 18, 2015, between Allied Building Products Corp. (Blandon and Allentown, PA) and Local No. 11, affiliated with the International Brotherhood of Teamsters.

Schedule 8.12 – Page 2

SCHEDULE 8.12

LABOR AND COLLECTIVE BARGAINING AGREEMENTS

26.	Agreement, effective January 1, 2017, between Allied Building Products Corp. (as successor-in-interest to Arzee Supply Corp.) (Cedar Knolls, Elizabeth, Mahwah and Middletown, NJ) and the Teamsters Chauffeurs Warehousemen and Helpers, Local 560, affiliated with the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America.

27.	Labor Agreement, dated June 1, 2016, between Allied Building Products Corp. (Chicago, IL) and Building Material, Lumber, Box, Shaving, Roofing and Insulating Chauffeurs, Teamsters, Warehousemen and Helpers, and Related Industry Employees, Watchmen, and Security Guards, Recycled and Recyclable Building Materials and Green Building Products, Chicago and Vicinty, Illinois; as well as Notions, Candies, Cigar, Tobacco and Cigarette Salesmen, Drivers, Helpers, and Inside Workers and Vending Machine Drivers, Servicemen and Inside Workers, Chicago, Illinois Union Local No. 786.

28.	Agreement, effective February 1, 2015, between Allied Building Products Corp. (Cincinnati, OH) and Truck Drivers, Chauffeurs and Helpers, Public Employees, Construction Division, Airlines – Greater Cincinnati, Ohio Local Union No. 100, an affiliate of the International Brotherhood of Teamsters.

29.	Collective Bargaining Agreement, dated April 1, 2017, between Allied Building Products Corp. (Fraser, MI) and Teamsters Local Union No. 247.

30.	Agreement, dated December 1, 2016, between Allied Building Products Corp. (as successor-in-interest to Arzee Mid-State Supply Corporation) (East Brunswick, NJ) and Teamster Union Local No. 560.

31.	Agreement, dated December 1, 2016, between Allied Building Products Corp. (as successor-in-interest to Arzee Mid-State Supply Corporation) (Lakewood, NJ) and Teamster Union Local No. 560.

32.	Agreement, dated February 1, 2017, between Allied Building Products Corp. (Philadelphia, PA – Tioga St., Horsham and Glenolden, PA) and General Teamsters, Chauffeurs, Warehousemen and Helpers Local No. 107, affiliated with the International Brotherhood of Teamsters.

Schedule 8.12 – Page 3

SCHEDULE 8.17

REAL PROPERTY

Grantor	Mailing Address	County
Beacon Sales Acquisition, Inc.	730 Wellington Avenue Cranston, RI 02910	Providence

Beacon Sales Acquisition, Inc.	251 Locust Street Hartford, CT 06114	Hartford

Beacon Sales Acquisition, Inc.	10024 South Willow St. Manchester, NH 03013	Hillsborough

Beacon Sales Acquisition, Inc.	737 Flory Mill Rd. Lancaster, PA 17601	Lancaster

Beacon Sales Acquisition, Inc.	530 Morgantown Rd. Reading, PA 19611	Berks

Beacon Sales Acquisition, Inc.	7891 Notes Drive Manassas, VA 20109	Prince William County

Beacon Sales Acquisition, Inc.	505 Marvel Road Salisbury, MD 21801	Wicomico

Beacon Sales Acquisition, Inc.	500 Dover Road Easton, MD 21601	Talbot

Allied Building Products Corp.	3240 Mirror Avenue Pueblo, CO 81004	Pueblo

Allied Building Products Corp.	73-4278 Hulikoa Drive Kailua-Kona, HI 96740	Hawaii

Allied Building Products Corporation	438 South Devils Glen Rd Bettendorf, IA 52722	Scott

Allied Building Products Corp.	1978 Moreland Parkway Annapolis, MD 21401	Anne Arundel

Allied Building Products Corp.	32800 Groesbeck Hwy Fraser, MI 48026	Macomb

Allied Building Products Corp.[15]	30 Columbia Avenue Bergenfield, NJ 07621	Bergen

Allied Building Products Corp.	2815 Hill Avenue Toledo, OH 43607	Lucas

Allied Building Products Corp.	11305 NE Marx St PO Box 30239 Portland, OR 97220	Multnomah

[15]	Bergenfield Acquisition Corp. merged into Allied Building Products Corp. on December 19, 2006.

Schedule 8.17 – Page 1

SCHEDULE 8.17

REAL PROPERTY

Grantor	Mailing Address	County
Allied Building Products Corp.	2701 Bells Road Richmond, VA 23234	Chesterfield

The locations set forth on Schedules 2(c), 2(d), 2(e) and 2(f) of the perfection certificate delivered to the Administrative Agent on the Closing Date are incorporated herein by cross-reference.

Schedule 8.17 – Page 2

SCHEDULE 10.1

EXISTING INDEBTEDNESS

Equipment Loans of Beacon Roofing Supply, Inc. set forth below:

	Holder	Balance
Equipment Financing of tractors, trailers, trucks and other freightliners	[***] - ##########	1,609,687.67
Equipment Financing of tractors, trailers, trucks and other freightliners	[***] - ##########	2,015,761.05
Equipment Financing of tractors, trailers, trucks and other freightliners	[***] - ##########	1,677,858.78
Equipment Financing of tractors, trailers, trucks and other freightliners	[***] - ##########	1,711,625.71
Equipment Financing of tractors, trailers, trucks and other freightliners	[***] - ##########	2,359,282.17
Equipment Financing of tractors, trailers, trucks and other freightliners	[***] - ##########	6,070,769.43

		$15,444,984.81

Equipment Leases set forth below:

Vendor	Equipment	Total Amount
Penske	Lease of certain motor vehicles	$7,019,917
Toyota/DLL	Lease of forklifts and industrial machinery	$748,334
D&M	Lease of certain motor vehicles	$1,865,689
Element	Lease of certain motor vehicles	$2,434,895
Daimler	Lease of certain motor vehicles	$5,308,558

Total		$17,377,393

Schedule 10.1 – Page 1

SCHEDULE 10.2

EXISTING LIENS

1.	Lease Agreement for the billboard located at 730 Wellington Avenue, Cranston, Rhode Island, dated June 5, 1985, by and between Marlen Building Products Corporation and Tri-State Displays, Inc. (“Tenant”), as amended by that certain Addendum to Lease dated June 5, 1985 by and between Marlen Building Products Corporation and Tenant, as modified by that certain Second Addendum to Lease dated April 12, 1994 by and between Beacon Sales Company, Inc. (successor in interest to Marlen Building Products Corporation) and Tenant, as modified by that certain Third Addendum to Lease dated February 14, 2000 by and between Beacon Sales Company, Inc. and Tenant, as modified by that certain Fourth Amendment to Lease Agreement dated September 21, 2004 by and between Beacon Sales Company, Inc. and Tenant, as modified by that certain Letter Agreement dated May 26, 2010 by and between Beacon Sales Acquisition, Inc. (successor in interest to Beacon Sales Company, Inc.) (“Landlord”) and Tenant, as modified by that certain Letter Agreement dated June 30, 2015 by and between Landlord and Tenant.

Schedule 10.2 – Page 1

SCHEDULE 10.2

EXISTING LIENS

2.	Without limiting the requirements of Section 7.3(e), each of the liens set forth on Schedule 7.3(e).

Jurisdiction	Debtor	Secured Party	Filing Info	Collateral

California Secretary of State	ALLIED BUILDING PRODUCTS CORP. 162 SOUTH MAPLE AVENUE MONTEBELLO, CA 90640	SOUTH COAST AIR QUALITY MANAGEMENT DISTRICT 21865 COPLEY DRIVE DIAMOND BAR, CA 91765	13-7360935562 05/16/2013	11 Forklifts

Delaware Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 E UNION AVENUE EAST RUTHERFORD, NJ 07073	Konica Minota [sic] Business Solutions USA Inc 10201 Centurion Parkway North, Suite 100 Jacksonville, FL 32256	2014 0509323 01/30/2014	Lease of equipment

New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 E Union Avenue East Rutherford, NJ 07073	KONICA MINOLTA BUSINESS SOLUTIONS USA, INC. 10201 Centurion Parkway North Suite 100 Jacksonville, FL 32256	50456161 02/27/13	Lease of Konica Minolta copiers

New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 E Union Ave E Rutherford, NJ 07073	KONICA MINOLTA BUSINESS SOLUTIONS USA INC. 10201 Centurion Parkway North Suite 100 Jacksonville, FL 32256	26380773 2013 JUN -3	Lease of equipment

New Jersey Secretary of State	Allied Building Products Corp. 15 East Union Avenue East Rutherford, NJ 07073	SMA America, LLC 6020 West Oaks Blvd. Ste. 300 Rocklin, CA 95765	50556052 06/24/13	Purchase money security interest in products including but not limited to solar equipment and solar panels until all charges are paid in full

Schedule 10.2 – Page 2

SCHEDULE 10.2

EXISTING LIENS

Jurisdiction	Debtor	Secured Party	Filing Info	Collateral

New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 E Union Avenue East Rutherford, NJ 07073	KONICA MINOLTA BUSINESS SOLUTIONS USA, INC. 10201 Centurion Parkway North, Suite 100 Jacksonville, FL 32256	26437705 2013 SEP 10	Lease of equipment

New Jersey Secretary of State	Allied Building Products, Corp. 15 East Union Avenue East Rutherford, NJ 07073	1st Constitution Bank 2650 Route 130 Cranbury, NJ 08512	26586366 2014 AUG -8	Lease of equipment

New Jersey Secretary of State	Allied Building Products, Corp. 15 East Union Avenue East Rutherford, NJ 07073	BankFinancial FSB 15W060 North Frontage Road Burr Ridge, IL 60527 Assignor Secured Party: Trilogy Leasing Co., LLC 2551 Route 130 Cranbury, NJ 08512	26636320 2014 DEC -5	Lease of Konica Minolta equipment

New Jersey Secretary of State	Allied Building Products, Corp. 15 East Union Avenue East Rutherford, NJ 07073	Trilogy Leasing Co., LLC 2551 Route 130 Cranbury, NJ 08512	26699233 MAY -1 2015	Lease of office equipment

New Jersey Secretary of State	Allied Building Products, Corp. 15 East Union Avenue East Rutherford, NJ 07073	Trilogy Leasing Co., LLC 2551 Route 130 Cranbury, NJ 08512	26699240 MAY -1 2015	Lease of office equipment

Schedule 10.2 – Page 3

SCHEDULE 10.2

EXISTING LIENS

Jurisdiction	Debtor	Secured Party	Filing Info	Collateral

New Jersey Secretary of State	Allied Building Products, Corp. 15 East Union Avenue East Rutherford, NJ 07073	Trilogy Leasing Co., LLC 2551 Route 130 Cranbury, NJ 08512	51223221 06/29/15 Amendment 04/28/16	Lease of office equipment Restate collateral: Lease of office equipment

New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 East Union Ave East Rutherford, NJ 07073	Les Schwab Warehouse Center, Inc. PO Box 5350 Bend, OR 97708	51275091 08/06/15	Tires, wheels and batteries purchased by Debtor

New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 East Union Avenue East Rutherford, NJ 07073	1ST SOURCE BANK P.O. Box 783 South Bend, IN 46624	51437002 12/02/15	Lease of F150 Crew Cab 4x2 SS Truck

New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 East Union Avenue East Rutherford, NJ 07073	1ST SOURCE BANK P.O. Box 783 South Bend, IN 46624	51444624 12/08/15	Lease of 2016 Ford K8D2 113 Explorer XLT 4WD

New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 East Union Avenue East Rutherford, NJ 07073	1ST SOURCE BANK P.O. Box 783 South Bend, IN 46624	51444655 12/08/15	Lease of 2016 Ford K8D2 113 Explorer XLT 4WD

New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 East Union Avenue East Rutherford, NJ 07073	1ST SOURCE BANK P.O. Box 783 South Bend, IN 46624	51450144 12/10/15	Lease of 2016 Ford K8D2 113 Explorer XLT 4WD SUV

Schedule 10.2 – Page 4

SCHEDULE 10.2

EXISTING LIENS

Jurisdiction	Debtor	Secured Party	Filing Info	Collateral

New Jersey Secretary of State	Allied Building Products Corp. 15 East Union Avenue East Rutherford, NJ 07073	Canadian Solar (USA) Inc. 2420 Camino Ramon Suite 125 San Ramon, CA 94583-4207	51465432 12/21/15	All goods including solar modules purchased by debtor

New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 East Union Avenue East Rutherford, NJ 07073	1ST SOURCE BANK P.O. Box 783 South Bend, IN 46624	51467661 12/22/15	Lease of 2016 Ford K8D2 113 Explorer XLT 4WD SUV

New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 East Union Avenue East Rutherford, NJ 07073	1ST SOURCE BANK P.O. Box 783 South Bend, IN 46624	51473532 12/28/15	Lease of 2016 Ford W1E6 145 F150 crew cab 4x4 truck

New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 East Union Avenue East Rutherford, NJ 07073	1ST SOURCE BANK P.O. Box 783 South Bend, IN 46624	51492931 01/08/16	Lease of 2016 Ford F350 truck

New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 East Union Avenue East Rutherford, NJ 07073	1ST SOURCE BANK P.O. Box 783 South Bend, IN 46624	51499570 01/13/16	Lease of 2016 Ford K8D2 113 Explorer XLT 4WD SUV

New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 East Union Avenue East Rutherford, NJ 07073	1ST SOURCE BANK P.O. Box 783 South Bend, IN 46624	51547325 02/18/16	Lease of 2016 Ford F150 truck

Schedule 10.2 – Page 5

SCHEDULE 10.2

EXISTING LIENS

Jurisdiction	Debtor	Secured Party	Filing Info	Collateral

New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 East Union Avenue East Rutherford, NJ 07073	1ST SOURCE BANK P.O. Box 783 South Bend, IN 46624	51577582 03/10/16	Lease of 2016 Cadillac SRX 4-door AWD SUV

New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 East Union Avenue East Rutherford, NJ 07073	1ST SOURCE BANK P.O. Box 783 South Bend, IN 46624	51607366 03/30/16	Lease of 2016 Ford F150 truck

New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 East Union Avenue East Rutherford, NJ 07073	1ST SOURCE BANK P.O. Box 783 South Bend, IN 46624	51607371 03/30/16	Lease of 2016 Ford F150 truck

New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 East Union Avenue East Rutherford, NJ 07073	1ST SOURCE BANK P.O. Box 783 South Bend, IN 46624	51634452 04/15/16	Lease of 2016 Ford Explorer SUV

New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 East Union Avenue East Rutherford, NJ 07073	1ST SOURCE BANK P.O. Box 783 South Bend, IN 46624	51659301 05/02/16	Lease of 2016 Ford K4JD 112 Edge SEL AWD SUV

New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 E Union Ave East Rutherford, NJ 07073	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	51679798 05/13/16	Equipment financed by or leased to debtor by secured party

Schedule 10.2 – Page 6

SCHEDULE 10.2

EXISTING LIENS

Jurisdiction	Debtor	Secured Party	Filing Info	Collateral

New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 E Union Avenue East Rutherford, NJ 07073	KONICA MINOLTA PREMIER FINANCE 10201 Centurion Parkway North, Suite 100 Jacksonville, FL 32256	51809720 08/09/16	Lease of equipment

New Jersey Secretary of State	Allied Building Products Corp. 1324 E Ind. Ave Ft Worth, TX 76131	Wells Fargo Bank, N.A. 300 Tri-State International Ste 400 Lincolnshire, IL 60069	52002191 12/20/16	2016 Clark forklift

New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 E. Union Avenue East Rutherford, NJ 07073	KONICA MINOLTA PREMIER FINANCE 10201 Centurion Parkway North, Suite 100 Jacksonville, FL 32256	52022203 01/03/17	Lease of equipment

New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 E Union Avenue East Rutherford, NJ 07073	KONICA MINOLTA PREMIER FINANCE 10201 Centurion Parkway North, Suite 100 Jacksonville, FL 32256	52052774 01/24/17	Lease of office equipment

New Jersey Secretary of State	Allied Building Products Corp. 15 East Avenue East Rutherford, NJ 07073	Wells Fargo Bank, N.A. 300 Tri-State International Ste 400 Lincolnshire, IL 60069	52118786 03/10/17	Clark C50S forklift

New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 E Union Avenue East Rutherford, NJ 07073	KONICA MINOLTA PREMIER FINANCE 10201 Centurion Parkway North, Suite 100 Jacksonville, FL 32256	52150562 03/31/17	Lease of office equipment

Schedule 10.2 – Page 7

SCHEDULE 10.2

EXISTING LIENS

Jurisdiction	Debtor	Secured Party	Filing Info	Collateral

New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 E Union Ave E Rutherford, NJ 07073	KONICA MINOLTA PREMIER FINANCE 10201 Centurion Parkway North, Suite 100 Jacksonville, FL 32256	52227224 05/18/17	Lease of office equipment

New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 E Union Ave E Rutherford, NJ 07073	KONICA MINOLTA PREMIER FINANCE 10201 Centurion Parkway North, Suite 100 Jacksonville, FL 32256	52297663 06/30/17	Lease of office equipment

New Jersey Secretary of State	Allied Building Products Corp. 15 East Union Avenue East Rutherford, NJ 07073	Wells Fargo Bank, N.A. 300 Tri-State International Ste 400 Lincolnshire, IL 60069	52359224 08/11/17	Lease of equipment

New Jersey Secretary of State	Allied Building Products Corp. 2234 S Arlington Rd Akron, OH 44319	Wells Fargo Bank, N.A. 300 Tri-State International Ste 400 Lincolnshire, IL 60069	52493733 11/07/17	One forklift

New Jersey Secretary of State	Allied Building Products Corp. 2445 NW 76th St Miami, FL 33147	Wells Fargo Bank, N.A. 300 Tri-State International Ste 400 Lincolnshire, IL 60069	52494042 11/07/17	One forklift

New Jersey Secretary of State	Allied Building Products Corp. 15 East Union Ave East Rutherford, NJ 07073	Wells Fargo Bank, N.A. 300 Tri-State International Ste 400 Lincolnshire, IL 60069	52499104 11/09/17	Lease of equipment

Schedule 10.2 – Page 8

SCHEDULE 10.2

EXISTING LIENS

Jurisdiction	Debtor	Secured Party	Filing Info	Collateral

Delaware Secretary of State	BEACON ROOOFING SUPPLY, INC. One Lakeland Park Drive Peabody, MA 01960	GELCO CORPORATION DBA GE FLEET SERVICES 3 Capital Drive Eden Prairie, MN 55344	2007 3812731 09/04/2007 Continuation 2012 2138438 06/05/2012 Continuation 2017 5214439 08/07/2017	Several trailers and forklifts

Delaware Secretary of State	BEACON ROOOFING SUPPLY, INC. One Lakeland Park Drive Peabody, MA 01960	GELCO CORPORATION DBA GE FLEET SERVICES 3 Capital Drive Eden Prairie, MN 55344	2007 4104625 10/19/2007 Continuation 2012 2998153 08/03/2012 Continuation 2017 6073446 09/13/2017	Lease of several forklifts

Ontario Personal Property Security Act	Beacon Roofing Supply Canada Company 13145 Prince Arthur Montreal, QC H1A 1A9	Kal Tire a Corporate Partnership 2825 Sheffield Road Ottawa, ON K1B 3V8 Kal Tire a Corporate Partnership 1540 Kalamalka Lake Road Vernon, BC V1T 6V2	733962339 2017-11-14 1 year	Repair and Storage Lien Act Motor Vehicle

Schedule 10.2 – Page 9

SCHEDULE 10.2

EXISTING LIENS

Jurisdiction	Debtor	Secured Party	Filing Info	Collateral

Ontario Personal Property Security Act	Beacon Roofing Supply Canada Company 13145 Prince Arthur Montreal, QC H1A 1A9	Kal Tire a Corporate Partnership 1290 Hopkins Street Whitby, ON L1N 6A9 Kal Tire a Corporate Partnership 1540 Kalamalka Lake Road Vernon, BC V1T 6V2	733962393 2017-11-14 1 year	Repair and Storage Lien Act Motor Vehicle

Delaware Secretary of State	BEACON SALES ACQUISITION, INC. One Lakeland Park Dr Peabody, MA 01960	KEY EQUIPMENT FINANCE INC. 1000 South McCaslin Blvd. Superior, CO 80027	2013 2449362 06/26/2013	Trailers, tractors, trucks, cranes

Delaware Secretary of State	BEACON SALES ACQUISITION, INC. 505 Huntmar Dr, Ste 300 Herndon, VA 20170	WELLS FARGO FINANCIAL LEASING, INC. 800 Walnut Street MAC N0005-044 Des Moines, IA 50309	2013 3199263 08/15/2013	Lease of copiers

Delaware Secretary of State	BEACON SALES ACQUISITION, INC. 5244 River Rd Bethesda, MO 20816	WELLS FARGO FINANCIAL LEASING, INC. 800 Walnut Street MAC N0005-044 Des Moines, IA 50309	2013 4426566 11/11/2013	Lease of copier

Delaware Secretary of State	BEACON SALES ACQUISITION, INC. One Lakeland Park Dr Peabody, MA 01960	KEY EQUIPMENT FINANCE INC. 1000 South McCaslin Blvd. Superior, CO 80027	2013 4885647 12/11/2013 Amendment 2013 5029773 12/19/2013	Several trucks Restate Collateral: Several trucks

Delaware Secretary of State	BEACON SALES ACQUISITION, INC. One Lakeland Park Dr Peabody, MA 01960	KEY EQUIPMENT FINANCE INC. 1000 South McCaslin Blvd. Superior, CO 80027	2013 4885662 12/11/2013	Several trucks

Schedule 10.2 – Page 10

SCHEDULE 10.2

EXISTING LIENS

Jurisdiction	Debtor	Secured Party	Filing Info	Collateral

Delaware Secretary of State	BEACON SALES ACQUISITION, INC. One Lakeland Park Dr Peabody, MA 01960	KEYBANK NATIONAL ASSOCIATION 1000 S. McCaslin Blvd Superior, CO 80027	2014 0754499 02/26/2014	Tractors, trailers, cranes, conveyors

Delaware Secretary of State	Beacon Sales Acquisition, Inc. 505 Huntmar Park Dr Herndon, VA 20170	Key Equipment Finance, a division of KeyBank NA 1000 S. McCaslin Blvd Superior, CO 80027	2014 2608461 06/23/2014	Several trucks

Delaware Secretary of State	BEACON SALES ACQUISITION, INC. One Lakeland Park Dr Peabody, MA 01960	KEY EQUIPMENT FINANCE, A DIVISION OF KEYBANK NA 1000 S. McCaslin Blvd Superior, CO 80027	2014 3840352 09/25/2014	Several trucks

Delaware Secretary of State	BEACON SALES ACQUISITION, INC. 1111 East Main Street Richmond, VA 23219	MERCEDES-BENZ FINANCIAL SERVICES USA LLC 13650 Heritage Parkway Ft. Worth, TX 76177 Additional Secured Party: DAIMLER TRUST 13650 Heritage Parkway Ft. Worth, TX 76177	2016 7937129 12/21/2016	Cranes and conveyers

Delaware Secretary of State	BEACON SALES ACQUISITION, INC. 505 Huntmar Park Drive Herndon, VA 20170	WESTERN PACIFIC CRANE & EQUIPMENT, LLC 3111 W. 167th Street Hazel Crest, IL 60429	2017 4476559 07/07/2017	Lease of power lift

Delaware Secretary of State	BEACON SALES ACQUISITION, INC. 505 Huntmar Park Drive Herndon, VA 20170	WESTERN PACIFIC CRANE & EQUIPMENT, LLC 3111 W. 167th Street Hazel Crest, IL 60429	2017 5166217 08/04/2017	Lease of power lift

Schedule 10.2 – Page 11

SCHEDULE 10.3

EXISTING LOANS, ADVANCES AND INVESTMENTS

None.

Schedule 10.3 – Page 1

SCHEDULE 10.7

TRANSACTIONS WITH AFFILIATES

1.	Service Agreement, dated December 1, 2014, between Tri-Built Materials Group, LLC and Allied Building Products Corp.

2.	Allied Building Products Corp. leverages group procurement programs for the purchase of goods and services, including IT hardware, tools, plant and maintenance supplies, uniforms, office supplies, temporary employee and staffing services, freight and carrier transportation services, waste removal services, and business charge account and corporate card programs.

Schedule 10.7 – Page 1